As filed with the Securities and Exchange Commission on July 10, 2013

Registration No. 333-169533

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Cole Credit Property Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(602) 778-8700

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Kirk McAllaster, Jr.

Executive Vice President, Chief Financial Officer and Treasurer

Cole Credit Property Trust IV, Inc.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(602) 778-8700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Heath D. Linsky, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public:    As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

This Post-Effective Amendment No. 6 consists of the following:

1.	The Registrant’s final prospectus dated May 1, 2013.

2.	Supplement No. 8 dated July 10, 2013 to the Registrant’s prospectus dated May 1, 2013 included herewith, which supersedes and replaces all prior supplements to the prospectus dated May 1, 2013, and which will be delivered as an unattached document along with the prospectus dated May 1, 2013.

3.	Part II, included herewith.

4.	Signatures, included herewith.

PROSPECTUS

Cole Credit Property Trust IV, Inc.

Maximum Offering of 300,000,000 Shares of Common Stock

Cole Credit Property Trust IV, Inc. is a Maryland corporation that intends to invest primarily in income-producing necessity retail properties that are single-tenant or multi-tenant “power centers” subject to long-term triple net or double net leases with national or regional creditworthy tenants. We intend to qualify as a real estate investment trust (REIT) for federal income tax purposes, and we are externally managed by our advisor, Cole REIT Advisors IV, LLC, an affiliate of our sponsor, Cole Real Estate Investments.

We are offering up to 250,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering under this prospectus up to 50,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share. We will offer these shares until January 26, 2014, which is two years after the effective date of this offering, unless the offering is extended. We may need to renew the registration of this offering annually with certain states in which we expect to offer and sell shares. In no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date, and we may terminate this offering at any time. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan.

See “Risk Factors” beginning on page 25 for a description of the principal risks you should consider before buying shares of our common stock. These risks include the following:

•

The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We are a “blind pool,” as we have not identified all of the properties we intend to purchase, and we have a limited operating history.

•

This investment has limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•

You should consider an investment in our common stock a long-term investment. If we do not successfully implement our exit strategy, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•

The offering price for our shares is not intended to reflect the book value or net asset value of our investments, or our expected cash flow. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect the net asset value of our shares.

•

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

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This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

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There are substantial conflicts of interest between us and our advisor and its affiliates. Key persons associated with our advisor perform similar duties for other programs sponsored by Cole Real Estate Investments that may use investment strategies similar to ours creating potential conflicts of interest when allocating investment opportunities. In addition, our advisor and its affiliates have substantial discretion in managing our operations, and we pay them substantial fees.

•

Although you will be provided with information about our investments after the investments have been made, you will be unable to evaluate the economic merit of future investments, including how the proceeds from this offering will be invested. This makes an investment in our shares speculative.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We may suffer from delays in our advisor locating suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

•	If we fail to qualify as a REIT, cash available for distributions to be paid to you could decrease materially.

•

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator, has approved or disapproved of our common stock, nor determined if this prospectus is truthful or complete or passed on or endorsed the merits or demerits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$2,500,000,000	$175,000,000	$50,000,000	$2,275,000,000
Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50
Total Maximum	$475,000,000	$—	$—	$475,000,000

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc. (FINRA), is an affiliate of our advisor and will offer the shares on a “best efforts” basis. The minimum investment generally is 250 shares. See the “Plan of Distribution” section of this prospectus for a description of such compensation. We expect that up to 10% of our gross offering proceeds, excluding proceeds from our distribution reinvestment plan, will be used to pay selling commissions, dealer manager fees and other expenses considered to be underwriting compensation.

The date of this prospectus is May 1, 2013

SUITABILITY STANDARDS

An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of seven years). The value of your investment may decline significantly. In addition, the investment will have limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

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California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Iowa and New Mexico — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

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Kansas and Massachusetts — It is recommended by the office of the Kansas Securities Commissioner and the Massachusetts Securities Division that investors in Kansas and Massachusetts not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.

•	Maine — The investment in us (plus any investments in our affiliates) by an investor must not exceed 10% of the net worth of the investor.

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Nebraska — Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

•	North Dakota — Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

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Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of this limitation, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Because the minimum offering of our common stock was less than $297,500,000 Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

i

In the case of sales to fiduciary accounts, the minimum suitability standards must be met by either the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

Our sponsor and our dealer manager, which is an affiliate of our sponsor, are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and our dealer manager will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

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a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

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a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	pays distributions to investors of at least 90% of its taxable income;

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

Q:	How are you different from your competitors who offer non-listed finite-life public REIT shares or real estate limited partnership units?

A:	We believe that our sponsor’s disciplined investment focus on core commercial real estate and experience in managing such properties will distinguish us from other non-listed REITs. We use the term “core” to describe existing properties currently operating and generating income, that are leased to national and regional creditworthy tenants under long-term net leases and are strategically located. In addition, core properties typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value).

We invest primarily in income-producing necessity retail properties that are single-tenant or multi-tenant “power centers,” which are leased to national and regional creditworthy tenants under long-term leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers. We expect that most of our properties will be subject to triple net and double net leases, whereby the tenant is obligated to pay for most of the expenses of maintaining the property. Through our investments in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for investors in our common stock, and the potential for capital appreciation in the value of our real estate assets.

For over three decades, our sponsor has developed and utilized this investment approach in acquiring and managing core commercial real estate assets in the retail sector. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term net leases, will provide us with a competitive advantage. In addition, our sponsor has built a business of over 350 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and that our access to these resources also will provide us with an advantage.

Q:	Will you invest in anything other than retail commercial properties?

A:

Yes. We also may invest in other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. Our sponsor’s disciplined investment focus on core commercial real estate historically has included office and industrial properties. To the extent that we invest in office and industrial properties, we will focus on core properties that are essential to the business operations of the tenant. We believe investments in these properties are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation. Our portfolio also may include other income-producing real estate, as well as real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, provided that such investments do not cause us to lose our REIT status or cause us to be an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which will provide attractive and reasonably stable returns to our investors. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what are the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants before or at the time we acquire a property. We expect that many of our leases will be what is known as triple net or double net leases. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. This helps ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. Our leases generally have terms of ten or more years and include renewal options. We may, however, enter into leases that have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:	Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy. We may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of the tenant. We consider the reports produced by these services along with the relevant financial and other data relating to the proposed tenant before acquiring a property subject to an existing lease or entering into a new lease.

Q:	What is the experience of your sponsor and your advisor?

A:

References to our sponsor throughout this prospectus refer to a group of affiliated entities that, prior to April 5, 2013, were directly or indirectly controlled by Christopher H. Cole. On April 5, 2013, Cole Credit Property Trust III, Inc. (CCPT III) acquired our sponsor pursuant to a transaction whereby Cole Holdings Corporation (Cole Holdings) merged with and into CREInvestments, LLC (CREInvestments), a wholly-owned subsidiary of CCPT III. Prior to the merger, Cole Holdings was wholly owned by Mr. Christopher H. Cole, our chairman of the board, chief executive officer and president. Cole Holdings was also an affiliate of our sponsor, the parent company and indirect owner of Cole REIT Advisors IV, LLC (CR IV Advisors), our advisor, and the indirect owner of Cole Capital Corporation, our dealer manager. As a result of the merger, our advisor and dealer manager are now wholly-owned by CREInvestments. Also in connection with the merger, the property management services previously performed for us by Cole Realty Advisors, Inc. (Cole

Realty Advisors) have been assigned to CREI Advisors, LLC (CREI Advisors), a wholly-owned subsidiary of CREInvestments. Despite the indirect change in control of our advisor and dealer manager, and the assignment of these property management services to CREI Advisors, we expect that the advisory, dealer manager and property management services we receive will continue without any changes in personnel or service procedures. From January 1, 2003 to December 31, 2012, our sponsor and its affiliates sponsored 66 prior programs, including 61 privately offered programs and five publicly offered REITs, which are comprised of Cole Credit Property Trust II, Inc. (CCPT II), CCPT III, Cole Corporate Income Trust, Inc. (CCIT), Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy) and this program (CCPT IV). These prior programs had raised approximately $8.1 billion from over 155,000 investors and had purchased 2,090 properties located in 47 states and the U.S. Virgin Islands at an acquisition cost of $12.5 billion as of December 31, 2012. Our program, CCIT and Cole Income NAV Strategy are each currently raising capital pursuant to their respective initial public offerings of shares of their common stock.

For over three decades, our sponsor has developed and utilized a conservative investment approach that focuses on single-tenant commercial properties, which are leased to name-brand creditworthy tenants, subject to long-term “net” leases. While our sponsor has used this investment strategy primarily in the retail sector, our sponsor has also used the same investment strategy (single-tenant commercial properties subject to long-term net leases with creditworthy tenants) in the office and industrial sector. We expect that our sponsor’s prior experience in applying this conservative and disciplined investment strategy in both the retail and corporate sectors will provide us with a competitive advantage, as our advisor, an affiliate of our sponsor, acquires and manages, on our behalf, a portfolio of necessity retail properties. In addition, our sponsor has built an organization of over 350 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will also provide us with a competitive advantage. A summary of the real estate programs managed over the last ten years by our sponsor, including adverse business and other developments, is set forth in the section of this prospectus captioned “Prior Performance Summary.”

Our advisor is CR IV Advisors, an affiliate of our sponsor that was formed solely for the purpose of managing our company. The chief executive officer and president of our advisor, and other key personnel of our advisor, have been associated with Cole Real Estate Investments for several years. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.”

Q:	What will be the source of your distributions?

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions from sources other than cash flows from operations. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes.

Q:	Do you expect to acquire properties in transactions with affiliates of your advisor?

A:

Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. First, from time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction.

Second, from time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Finally, our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.

Notwithstanding any of the foregoing, none of these restrictions would preclude us from paying our advisor or its affiliates fees or other compensation in connection with internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders. See the section of this prospectus captioned “Management Compensation — Becoming Self-Administered.”

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as borrowings in anticipation of future operating cash flows or proceeds of this offering, which would not be currently taxed. The portion of your distribution that is not currently taxable is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. We may not be able to invest the proceeds from this offering in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his or her broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in our shares be appropriate?

A:	An investment in our shares may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than seven years. An investment in our shares has limited liquidity and therefore is not appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA) or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).

Q:	Is there any minimum investment required?

A:	The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign a subscription agreement, similar to the one contained in this prospectus as Appendix B (Appendix E for investors in Alabama), for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C (Appendix F for investors in Alabama).

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

DST Systems, Inc.

P.O. Box 219312

Kansas City, Missouri 64121-9312

(866) 907-2653

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•	a annual Form 1099;

•	supplements to the prospectus during the offering period; and

•

notification to Maryland residents regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail in connection with every third monthly distribution statement and/or check, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email and/or CD-ROM; or

•	posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation

2325 E. Camelback Road, Suite 1100

Phoenix, Arizona 85016

(866) 907-2653

Attn: Investor Services

www.colecapital.com

PROSPECTUS SUMMARY

This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Credit Property Trust IV, Inc.

Cole Credit Property Trust IV, Inc. is a Maryland corporation, formed on July 27, 2010, which intends to qualify as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2012. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of core commercial real estate investments primarily consisting of necessity retail properties located throughout the United States, including U.S. protectorates. Our retail properties primarily have been and will be single-tenant properties and multi-tenant “power centers” anchored by large, creditworthy national or regional retailers. Our retail properties typically are and we expect that they will continue to be subject to long-term triple net or double net leases, which means the tenant will be obligated to pay for most of the expenses of maintaining the property. Frequently, our leases will be guaranteed by the tenant’s corporate parent. Through our investments in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, and the potential for capital appreciation in the value of our real estate assets.

We also may invest in other income-producing properties, such as office and industrial properties which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. We believe investments in these types of office and industrial properties are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation.

In addition, we may further diversify our portfolio by making and investing in mortgage, mezzanine, bridge and other loans secured, directly or indirectly, by the same types of properties that we may acquire directly. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term leases, will provide us with a competitive advantage. We believe that another competitive advantage is our ability to purchase properties for cash and to close transactions quickly. Cole Capital Corporation, the broker-dealer affiliate of our sponsor, raised approximately $4.9 billion on behalf of CCPT III in CCPT III’s public offerings, and we expect that, through its well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in raising capital on our behalf in this offering.

Our offices are located at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 877-616-1118, and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor and our Advisor

Our sponsor is Cole Real Estate Investments, a trade name we use to refer to a group of affiliated entities, including Cole Capital Advisors, Inc. (Cole Capital Advisors), Cole Capital Partners, LLC (Cole Capital Partners) and other affiliates of our advisor. Our advisor, CR IV Advisors, a Delaware limited liability company, is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions and investments on our behalf, and recommending to our board of directors an approach for providing our investors with liquidity. See “— Summary of Prior Offerings” below. Our advisor will use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio. Management of our portfolio will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our advisor is responsible for identifying and acquiring potential real estate investments of our behalf. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations; provided, however, that our board of directors will exercise its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

Our Dealer Manager

Cole Capital Corporation, which we refer to as our dealer manager, is an affiliate of our sponsor and a member of FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a “best efforts” basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have three directors, Christopher H. Cole, Lawrence S. Jones and J. Marc Myers. Two of our directors, Messrs. Jones and Myers, are each independent directors. Our charter requires that a majority of our directors be independent of our advisor. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and determining the compensation paid to our advisor and its affiliates is reasonable. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Investment Objectives

Our primary investment objectives are:

•	to acquire quality commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives. See “— Summary Risk Factors” below.

Summary Risk Factors

Following are some of the risks relating to your investment:

•

The amount of distributions we may pay is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We are a “blind pool,” as we have not identified all of the properties we intend to purchase with the proceeds of this offering, and we have a limited operating history.

•

This investment has limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•

You should consider an investment in our common stock a long-term investment. If we do not successfully implement our exit strategy, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•

The offering price for our shares is not intended to reflect the book value or net asset value of our investments, or our expected cash flow. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect the net asset value of our shares.

•

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•

There are substantial conflicts of interest between us and our advisor and its affiliates. Key persons associated with our advisor perform similar duties for other programs sponsored by Cole Real Estate Investments that may use investment strategies similar to ours creating potential conflicts of interest when allocating investment opportunities. In addition, our advisor and its affiliates have substantial discretion in managing our operations, and we pay them substantial fees.

•

Although you will be provided with information about our investments after the investments have been made, you will be unable to evaluate the economic merit of future investments, including how the proceeds from this offering will be invested. This makes an investment in our shares speculative.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval.

•

We have incurred, and expect to continue to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We may suffer from delays in our advisor locating suitable investments, which could adversely affect our ability to pay distributions and the value of your investment.

•	If we fail to qualify as a REIT, cash available for distributions to be paid to you could decrease materially.

•

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA, you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

As of April 4, 2013, our investment portfolio consisted of 121 properties located in 29 states, consisting of approximately 3.5 million gross rentable square feet of commercial space. Our properties as of April 4, 2013 are listed below in order of their date of acquisition.

Property Description	Type	Number of Tenants	Tenant(s)	Rentable Square Feet(1)	Purchase Price
Advance Auto Parts – North Ridgeville, OH(2)	Automotive	1	Advance Stores Company, Inc.	6,000	$1,673,000
PetSmart – Wilkesboro, NC(2)	Specialty Retail	1	PetSmart Inc.	12,259	2,650,000
Nordstrom Rack – Tampa, FL	Department Store	1	Nordstrom, Inc.	44,925	11,998,039
Walgreens – Blair, NE	Drugstore	1	Walgreens Co.	14,820	4,242,424
CVS – Corpus Christi, TX	Drugstore	1	CVS EGL South Alameda TX, LP	11,306	3,400,000
CVS – Charleston, SC	Drugstore	1	South Carolina CVS Pharmacy, LLC	10,125	2,137,778
CVS – Asheville, NC	Drugstore	1	North Carolina CVS Pharmacy, LLC	10,125	2,365,249
O’Reilly Auto Parts – Brownfield, TX	Automotive	1	O’Reilly Automotive Stores, Inc.	6,365	965,447
O’Reilly Auto Parts – Columbus, TX	Automotive	1	O’Reilly Automotive Stores, Inc.	6,047	1,130,213
Walgreens – Suffolk, VA	Drugstore	1	Walgreen, Co.	14,820	4,925,000
Walgreens – Springfield, IL	Drugstore	1	Walgreen, Co.	14,820	5,223,000
Walgreens – Montgomery, AL	Drugstore	1	Walgreen, Co.	14,820	4,477,000
Tractor Supply – Cambridge, MN	Home Improvement	1	Tractor Supply Company	18,000	2,245,000
HEB Center – Waxahachie, TX	Shopping Center	6	Various	82,458	13,000,000
CVS – Bainbridge, GA	Drugstore	1	Georgia CVS Pharmacy, LLC	10,125	2,650,000
Advance Auto – Starkville, MS	Automotive	1	Advance Stores Company, Inc.	6,129	1,344,964
AutoZone – Philipsburg, PA	Automotive	1	AutoZone Northeast, Inc.	7,380	1,620,000
Benihana Portfolio – Various(3)	Restaurant	4	Various	36,911	17,335,757
Wawa – Cape May, NJ	Convenience Store	1	Wawa, Inc.	5,594	7,639,896
Wawa – Galloway, NJ	Convenience Store	1	Wawa, Inc.	5,605	8,123,926
Stripes Portfolio I – Various(4)	Convenience Store	3	Stripes LLC	14,208	8,228,130
Stripes Portfolio II – Various(5)	Convenience Store	3	Town & Country Food Stores, Inc.	11,433	16,936,887
Pick’n Save – Sheboygan, WI	Grocery	1	Roundy’s Supermarkets, Inc.	70,072	14,122,000
The Marquis – Williamsburg, VA	Shopping Center	2	Kohl’s Department Stores, Inc./Dick’s Sporting Goods, Inc.	134,911	14,260,000
Golden Corral – Garland, TX	Restaurant	1	Golden Corral Corporation	12,763	3,903,000
Ross – Ft. Worth, TX	Discount Store	1	Ross Dress for Less, Inc.	32,400	4,900,000
CVS – Irving, TX	Drugstore	1	CVS Pharmacy, Inc.	10,908	3,917,557
Mattress Firm – Jonesboro, AR	Furniture Store	1	Mattress Firm, Inc.	6,000	2,189,000

Property Description	Type	Number of Tenants	Tenant(s)	Rentable Square Feet(1)	Purchase Price
PetSmart – Baton Rouge, LA	Pet Supply	1	PetSmart, Inc.	25,265	$4,100,000
Walgreens – Lubbock (82nd), TX	Drugstore	1	Walgreens Co.	15,120	4,240,500
Walgreens – Lubbock (Indiana), TX	Drugstore	1	Walgreens Co.	13,905	3,698,500
Kohl’s – Hutchinson, KS	Department Store	1	Kohl’s Illinois, Inc.	55,459	3,385,000
CVS – Cartersville, GA	Drugstore	1	Georgia CVS Pharmacy, LLC	13,225	2,616,000
Logan’s Roadhouse – Lancaster, TX	Restaurant	1	Logan’s Roadhouse, Inc.	6,555	3,165,000
Logan’s Roadhouse – Opelika, AL	Restaurant	1	Logan’s Roadhouse, Inc.	8,140	2,959,813
Logan’s Roadhouse – Sanford, FL	Restaurant	1	Logan’s Roadhouse, Inc.	8,670	3,625,744
Logan’s Roadhouse – Troy, OH	Restaurant	1	Logan’s Roadhouse, Inc.	6,533	3,105,000
Advance Auto – Corydon, IN	Automotive	1	Advance Stores Company, Incorporated	6,895	1,513,393
Mattress Firm – Pineville, NC	Furniture Store	1	Mattress Firm, Inc.	10,837	3,389,000
Tractor Supply – Newnan, GA	Home and Garden	1	Tractor Supply Company	19,097	3,943,000
Cost Plus Shopping Center – Kansas City, MO	Discount Store	1	Cost Plus, Inc.	26,967	3,865,000
Michael’s – Bowling Green, KY	Sports and Hobby	1	Michaels Stores, Inc.	18,391	3,110,000
Tractor Supply – Spencer, WV	Home and Garden	1	Tractor Supply Company	19,127	2,945,000
Dollar General – Hanceville, AL	Discount Store	1	Dolgencorp, LLC	20,707	3,310,312
Dollar General – Piedmont, AL	Discount Store	1	Dolgencorp, LLC	20,707	3,234,688
Kirkland’s – Jonesboro, AR	Home Furnishings	1	Kirkland’s Stores, Inc.	9,000	2,903,226
Dollar General – Maynardville, TN	Discount Store	1	Dolgencorp, LLC	9,026	1,227,464
Dollar General – Lima, OH	Discount Store	1	Dolgen Midwest, LLC	9,002	1,341,781
Dollar General – Whitwell, TN	Discount Store	1	Dolgencorp, LLC	12,406	1,441,315
Dollar General – Cleveland, TX	Discount Store	1	Dolgencorp of Texas, Inc.	9,026	1,130,795
Dollar General – Brownsville, TX	Discount Store	1	Dolgencorp of Texas, Inc.	9,026	1,359,521
Dollar General – Greenwell Springs, LA	Discount Store	1	Dolgencorp, LLC	9,026	1,437,205
Dollar General – Breaux Bridge, LA	Discount Store	1	Dolgencorp, LLC	9,100	1,385,918
Tire Kingdom – Tarpon Springs, FL	Automotive	1	Tire Kingdom, Inc.	6,100	2,087,325
Tractor Supply – Canon City, CO	Home and Garden	1	Tractor Supply Company	21,924	3,717,186
Hobby Lobby – Mooresville, NC	Sports and Hobby	1	Hobby Lobby Stores, Inc.	55,000	5,500,000
Canarsie Plaza – Brooklyn, NY	Shopping Center	15	Various	274,094	124,000,000
Kohl’s – Cedar Falls, IA	Department Store	1	Kohl’s Department Stores, Inc.	86,584	8,050,000
Big Lots – Waco, TX	Discount Store	1	PNS Stores, Inc.	28,526	2,600,000

Property Description	Type	Number of Tenants	Tenant(s)	Rentable Square Feet(1)	Purchase Price
Costco – Tallahassee, FL	Warehouse Club	1	Costco Wholesale Corporation	150,896	$9,710,000
Wal-Mart – Tallahassee, FL	Discount Store	1	Wal-Mart Stores East, LP	196,812	15,390,000
Golden Corral – Houston, TX	Restaurant	1	Golden Corral Corporation	14,284	3,944,000
Old Navy & PetSmart – Reynoldsburg, OH	Apparel/Pet Supply	2	Old Navy, LLC/PetSmart, Inc.	28,970	6,050,286
National Tire & Battery – Cedar Hill, TX	Automotive	1	NTW, Incorporated	6,912	2,624,000
Hickory Flat Commons – Canton, GA	Shopping Center	15	Various	114,751	19,000,000
Dollar General – Independence, MO	Discount Store	1	Dolgencorp, LLC	9,100	1,368,151
Dollar General – Rayne, LA	Discount Store	1	Dolgencorp, LLC	9,026	1,157,589
Dollar General – Conroe, TX	Discount Store	1	Dolgencorp of Texas, Inc.	9,026	1,249,973
Dollar General – Houston, TX	Discount Store	1	Dolgencorp of Texas, Inc.	9,026	1,600,767
Dollar General – Lubbock, TX	Discount Store	1	Dolgencorp of Texas, Inc.	9,026	1,229,863
Big Lots – San Angelo, TX	Discount Store	1	PNS Stores, Inc.	35,584	3,250,000
Home Depot – North Canton, OH	Home and Garden	1	Home Depot U.S.A, Inc.	111,803	14,450,000
Walgreens – Danville, VA	Drugstore	1	Walgreen Co.	14,820	5,890,625
Dollar General – Ashville, AL	Discount Store	1	Dolgencorp, LLC	9,026	1,122,742
Dollar General – Geneva, AL	Discount Store	1	Dolgencorp, LLC	9,026	1,249,378
Dollar General – Harvest, AL	Discount Store	1	Dolgencorp, LLC	9,002	1,151,081
Dollar General – Huntsville, AL	Discount Store	1	Dolgencorp, LLC	9,026	1,253,906
Dollar General – Kinston, AL	Discount Store	1	Dolgencorp, LLC	9,026	1,081,206
Fairview Village – Cary, NC	Shopping Center	6	Various	49,121	6,626,044
Dick’s – Oklahoma City (3rd Street), OK	Sports and Hobby	1	Dick’s Sporting Goods, Inc.	50,018	8,972,306
Wallace Commons – Salisbury, NC	Shopping Center	9	Various	98,509	12,000,000
Dick’s – Oklahoma City, OK	Sports and Hobby	1	Dick’s Sporting Goods, Inc.	60,500	12,100,000
Dollar General – Park Hill, OK	Discount Store	1	Dolgencorp, LLC	9,026	1,087,000
Dollar General – Pueblo, CO	Discount Store	1	DG Retail, LLC	9,026	1,274,000
National Tire & Battery – Montgomery, IL	Automotive	1	NTW LLC	7,964	3,421,000
PetSmart – Edmond, OK	Pet Supply	1	PetSmart, Inc.	26,040	4,100,000
Spinx – Simpsonville, SC	Convenience Store	1	The Spinx Company, Inc.	5,404	2,000,000
Logan’s Roadhouse – Bristol, VA	Restaurant	1	Logan’s Roadhouse, Inc.	7,936	3,939,000
Dollar Tree/Petco – Humble, TX	Discount Store/Pet Supply	2	Dollar Trees Stores, Inc./Petco Southwest, Inc.	22,385	3,780,000
Advance Auto – Lake Geneva, WI	Automotive	1	Advance Stores Company, Incorporated	6,895	1,720,300

Property Description	Type	Number of Tenants	Tenant(s)	Rentable Square Feet(1)	Purchase Price
Dollar General – Clay, AL	Discount Store	1	Dolgencorp, LLC	9,026	$1,310,274
Dollar General – Woodville, OH	Discount Store	1	Dolgen Midwest, LLC	9,026	1,298,630
Walgreens – Cullman, AL	Drugstore	1	Walgreen Co.	14,550	6,400,000
Dollar General – Bokchito, OK	Discount Store	1	Dolgencorp, LLC	9,026	1,026,000
Walgreens – Hickory, NC	Drugstore	1	Walgreen Co.	14,820	6,796,875
Earth Fare – Huntersville, NC	Grocery	1	Earth Fare, Inc.	24,989	5,247,693
Dollar General – Nashville, GA	Discount Store	1	Dolgencorp, LLC	20,707	3,413,608
Gold’s Gym – Corpus Christi, TX	Fitness	1	Gold’s Texas Holding, LP	47,395	8,750,000
Bed Bath & Beyond/Golfsmith – Schaumburg, IL	Home and Garden/Sports and Hobby	2	Bed Bath & Beyond Inc./ Golfsmith USA, LLC	100,773	12,400,000
Walgreens – Huntsville, AL	Drugstore	1	Walgreen Co.	15,120	5,400,000
Dollar General – Newark, OH	Discount Store	1	Dolgen Midwest, LLC	9,100	1,312,932
Dollar General – Groveport, OH	Discount Store	1	Dolgen Midwest, LLC	9,026	1,335,616
CVS – Chicago (Central Ave), IL	Drugstore	1	Highland Park CVS, LLC	12,066	6,960,181
Dollar General – Toney, AL	Discount Store	1	Dolgencorp, LLC	9,100	1,080,028
Walgreens – Phoenix, AZ	Drugstore	1	Walgreen Arizona Drug Co.	15,120	3,900,000
University Marketplace – Marion, IN	Shopping Center	3	Various	86,224	8,070,459
Dollar General – Yatesville, GA	Discount Store	1	Dolgencorp, LLC	9,026	1,128,958
Fourth Creek Landing – Statesville, NC	Shopping Center	4	Various	67,547	10,285,300
CVS – Florence, AL	Drugstore	1	Alabama CVS Pharmacy, LLC	10,125	2,973,484
Canton Marketplace – Canton, GA	Shopping Center	38	Various	352,216	61,075,000
PetSmart – Commerce, MI	Pet Supply	1	PetSmart, Inc.	26,034	2,789,627
Buffalo Wild Wings – Warrenville, IL	Restaurant	1	Blazin Wings, Inc.	6,400	2,911,724
Buffalo Wild Wings – Woodridge, IL	Restaurant	1	Blazin Wings, Inc.	6,400	2,911,724
Trader Joe’s – Columbia, SC	Grocery	1	Trader Joe’s East, Inc.	13,800	6,037,500

				3,490,351	$700,599,783

(1)	Includes square feet of buildings that are on land subject to ground leases.
(2)

These properties were acquired by purchasing 100% of the membership interests in Cole AA North Ridgeville OH, LLC (AA North Ridgeville) and Cole PM Wilkesboro NC, LLC (PM Wilkesboro), respectively, each a Delaware limited liability company, from Series C, LLC (Series C), an affiliate of our advisor. AA North Ridgeville and PM Wilkesboro owned, as their only asset, single tenant retail buildings located in North Ridgeville, OH and Wilkesboro, NC, respectively. Series C had acquired these properties for the purpose of holding them temporarily until we were able to raise sufficient proceeds in our public offering to acquire them from Series C at its acquisition cost (including acquisition related expenses). A majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transactions approved the acquisitions as being fair and reasonable to us and determined that the cost to us of each property was equal to the cost of the respective property to Series C (including acquisition related expenses). In addition, the purchase price of each property, exclusive of closing costs, was less than the current appraised value of the respective property as determined by an independent third party appraiser.
(3)	The Benihana Portfolio consists of four single-tenant commercial properties located in Florida, Illinois, Minnesota and Texas, which were purchased under individual sale-leaseback agreements with Benihana National of Florida Corp., Benihana Lombard Corp., The Samurai, Inc. and Benihana Woodlands Corp., respectively, as tenants. The properties are subject to individual lease agreements with identical terms.
(4)	The Stripes Portfolio I consists of three single-tenant commercial properties located in Texas, which are subject to individual lease agreements with identical terms.
(5)	The Stripes Portfolio II consists of three single-tenant commercial properties located in Texas, which are subject to individual lease agreements with identical terms.

Borrowing Policy

Our charter limits our aggregate borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. There is no limitation on the amount we may borrow against any single improved property.

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that between approximately 88.1% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 86.7% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. We have paid, and may continue to pay, distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of net proceeds we may use to pay distributions. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Offering (Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses	59,500,000	2.0%	50,000,000	2.0%

Amount Available for Investment	2,690,500,000	90.4%	2,225,000,000	89.0%
Acquisition and Development:
Acquisition Fee	52,446,394	1.8%	43,372,320	1.8%
Acquisition Expenses	13,111,598	0.4%	10,843,080	0.4%
Initial Working Capital Reserve	2,622,320	0.1%	2,168,616	0.1%

Amount Invested in Assets	$2,622,319,688	88.1%	$2,168,615,984	86.7%

Conflicts of Interest

Our advisor will experience potential conflicts of interest in connection with the management of our business affairs, including the following:

•

Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees are approved on an annual basis by our independent directors, the approval process may be impacted by the fact that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor;

•

The management personnel of our advisor, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture, many of which have investment objectives similar to ours, and such persons must determine how to allocate their time and other resources among us and the other Cole-sponsored programs; and

•	We have retained CREI Advisors, an affiliate of our advisor, to manage and lease some or all of our properties.

Our executive officers and the chairman of our board of directors also will face conflicts similar to those described above because of their affiliation with our advisor and other Cole-sponsored programs. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Cole entities that are affiliated with our advisor.

(1)	CREInvestments, LLC, an affiliate of our sponsor, currently owns 20,000 shares of our common stock, which represents less than 0.1% of the outstanding shares of common stock, as of April 10, 2013. Pursuant to our charter, CREInvestments, LLC is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that CREInvestments, LLC may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Cole Real Estate Investments from January 1, 2003 through December 31, 2012. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

Concurrent Offerings

Our sponsor, Cole Real Estate Investments, is sponsoring CCIT and Cole Income NAV Strategy, both of which are currently raising capital pursuant to initial public offerings of shares of their common stock and one additional real estate investment program that currently is in registration for its initial public offering. For additional information regarding concurrent offerings sponsored by Cole Real Estate Investments, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

The Offering

We are offering up to 250,000,000 shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. We also are offering under this prospectus up to 50,000,000 additional shares of common stock under our distribution reinvestment plan at a purchase price of $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors as described in the “Summary of Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We will offer shares of common stock in our primary offering until the earlier of January 26, 2014, which is two years from the effective date of this offering, or the date we sell 300,000,000 shares; provided, however, that our board of directors may terminate this offering at any time or extend the offering. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 50,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Pursuant to the Securities Act, and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state.

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on January 26, 2012. On April 13, 2012, we satisfied the general conditions of our escrow agreement and issued 308,206 shares of our common stock in the offering, resulting in gross proceeds of approximately $3.1 million. As of April 4, 2013, we had accepted investors’ subscriptions for, and issued, approximately 46.0 million shares of our common stock in the offering (including shares issued pursuant to our distribution reinvestment plan), resulting in gross proceeds to us of approximately $459.0 million.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment, management and disposition of our assets. All of the items of compensation are summarized in the table below. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Offering Stage
Selling Commissions	We generally will pay to our dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of the selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000,000
Dealer Manager Fee	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000
Reimbursement of Other Organization and Offering Expenses	Our advisor, CR IV Advisors, will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 2.0% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.

$59,500,000

Of the $59,500,000, we expect to reimburse our advisor up to $25,000,000 (1.0% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses.

Acquisition and Operations Stage

Acquisition Fee	We will pay to our advisor 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$52,446,394 assuming no debt or $209,785,575 assuming leverage of 75% of the contract purchase price.

Type of Compensation	Determination of Amount		Estimated Amount for Maximum Offering
Acquisition and Operations Stage

Advisory Fee

We will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly advisory fee will be based upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors.

The advisory fee will be calculated according to the following fee schedule:

			The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:
			Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
			$1 billion	0.75%	$ 7,500,000
			$2 billion	0.75%	$15,000,000
			$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

	Monthly Average Invested Assets Range	Annualized Fee Rate for Each Range
	$0 — $2 billion	0.75%
	over $2 billion —$4 billion	0.70%
	over $4 billion	0.65%
Operating Expenses

We will reimburse our advisor for acquisition expenses incurred in acquiring each property or in the origination or acquisition of a loan. We expect these expenses to be approximately 0.5% of the purchase price of each property or the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

We will also reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.

			$13,111,598 estimated for reimbursement of acquisition expenses assuming no debt or $43,048,000 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Liquidation/Listing Stage

Disposition Fee	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of the property sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the disposition fee is based on a fixed percentage of the contract price for sold properties the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation. We will pay a subordinated fee under only one of the following events: (i) if our shares are listed on a national securities exchange; (ii) if our company is sold or our assets are liquidated; or (iii) upon termination of the advisory agreement.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Distributions

To qualify as a REIT for federal income tax purposes, we are required to, among other things, make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions are paid to our stockholders as of the record date or dates selected by our board of directors. We expect that our board of directors will continue to declare distributions with a daily record date, and pay distributions monthly in arrears. In the event we do not have sufficient cash flow from operations to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our current operating cash flow.

Liquidity Opportunities

Following the completion of our public offering and the investment of the proceeds, we expect that our board of directors will consider potential strategic options to provide our stockholders with liquidity in connection with its oversight of our investment portfolio and operations. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interests of our stockholders. As we are unable to determine what macro- or micro-economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, or the sale or merger of our company.

Distribution Reinvestment Plan

Our board of directors has approved a distribution reinvestment plan, pursuant to which you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $9.50 per share during this offering and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No sales commissions or dealer manager fees are paid with respect to shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.

Share Redemption Program

Our board of directors has adopted a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section captioned “Description of Shares — Share Redemption Program.”

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case we will give priority to the redemption of deceased stockholders’ shares, then to requests for full redemption of accounts with a balance of 250 shares or less, and then the remaining redemption requests will be honored on a pro rata basis. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the amount you paid for each share. After such time as our board of directors has determined a reasonable estimate of the value of our shares, the per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the most recent estimated value of each share.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days notice to our stockholders.

Cole Operating Partnership IV, LP

We are structured as an “umbrella partnership real estate investment trust” (UPREIT). As such, we expect to own substantially all of our assets through Cole Operating Partnership IV, LP (CCPT IV OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCPT IV OP or through other entities. We are the sole general partner of, and own, directly or indirectly, 100% of the partnership interest in, CCPT IV OP.

ERISA Considerations

You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Under our charter, we are authorized to issue shares of our common stock without certificates unless our board of directors determines otherwise. Therefore, we do not intend to issue shares of common stock in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned

“Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 6 of this prospectus and in the application for transfer.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

Investment Company Act Considerations

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Risks Related to an Investment in Cole Credit Property Trust IV, Inc.

We have a limited operating history. Further, we are considered to be a “blind pool,” as we currently have not identified all of the properties we intend to purchase. For this and other reasons, an investment in our shares is speculative.

We have a limited operating history. Since we currently have not identified all of the properties we intend to purchase with future offering proceeds, we are considered to be a “blind pool.” You will not be able to evaluate the economic merit of our future investments until after such investments have been made. As a result, an investment in our shares is speculative.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Credit Property Trust IV, Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

An investment in our shares will have limited liquidity. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should purchase our shares only as a long-term investment.

There currently is no public market for our common stock and there may never be one. In addition, we do not have a fixed date or method for providing stockholders with liquidity. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to your purchase price. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (more than seven years) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon 30 days prior written notice, and our management may reject any request for redemption. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

Three prior real estate programs sponsored by Cole Real Estate Investments have suspended redemptions under their respective share redemption programs. The board of directors of Cole Credit Property Trust, Inc. (CCPT I) determined that there was an insufficient amount of cash available for CCPT I to fulfill redemption requests during the years ended December 31, 2008, 2009, 2010, 2011 and 2012, and the year ending December 31, 2013. CCPT I continues to accept redemption requests which are considered for redemption if and when sufficient cash is available for CCPT I to fund redemptions. The board of directors of CCPT I will determine, at the beginning of each fiscal year, the maximum amount of shares that CCPT I may redeem during that year. Requests relating to approximately 261,000 shares remained unfulfilled as of December 31, 2012, representing approximately $2.0 million in unfulfilled requests, based on the most recent estimated value of CCPT I’s common stock of $7.75 per share. On November 10, 2009, the board of directors of CCPT II voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder, which it continued to accept. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. On December 6, 2012, CCPT II again suspended its share redemption program in anticipation of a potential liquidity event. During the year ended December 31, 2012 CCPT II received valid redemption requests relating to approximately 19.5 million shares, including requests that were unfulfilled and resubmitted from a previous period, and requests relating to approximately 6.1 million shares were redeemed for $56.9 million at an average price of $9.32 per share. Subsequent to December 31, 2012, CCPT II redeemed approximately 13,000 shares for $121,000 pursuant to redemption requests received on or before December 6, 2012. The remaining redemption requests relating to approximately 13.4 million shares went unfulfilled including those requests unfulfilled and resubmitted from a previous period. On April 12, 2013, CCPT III announced that its board of directors had voted to suspend its share redemption program in anticipation of a listing of CCPT III’s shares on the New York Stock Exchange.

The offering price for our shares is not based on the book value or net asset value of our investments or our expected cash flow.

The offering price for our shares is not based on the book value or net asset value of our investments or our expected cash flow. Our board of directors does not intend to provide a reasonable estimate of the value of our shares until 18 months after the end of the offering period, which could include a possible follow-on offering. Until such time as our board of directors determines a reasonable estimate of the value of our shares, the price of our shares is not intended to reflect our per share net asset value.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash from operations to make a distribution required to maintain our REIT status.

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment.

To the extent that cash flow from operations is insufficient to fully cover our distributions to you, we have paid, and may continue to pay, distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flows from operations.

We commenced principal operations on April 13, 2012, and began paying distributions on April 14, 2012. As of December 31, 2012, cumulative since inception, we have declared approximately $3.9 million in distributions, all of which was paid using proceeds from the issuance of common stock. As of December 31, 2012, cumulative since inception, net cash used in operating activities was $8.7 million, and reflects a reduction for real estate acquisition fees and related costs incurred and expensed of $14.4 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section, we treat our real estate acquisition related expenses as funded by the proceeds from the offering of our shares. Therefore, for consistency, real estate acquisition related expenses are treated in the same manner (i.e., as funded by the proceeds of the offering of our shares) in describing the sources of distributions above, to the extent that acquisition expenses have reduced net cash flows from operating activities. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution.

Because we have paid, and may continue to pay, distributions from sources other than our cash flows from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of your investment and could reduce your basis in our stock. A reduction in a stockholder’s basis in our stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which in turn could result in greater taxable income to such stockholder.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly if the capital we raise in this offering outpaces our advisor’s ability to identify potential investments and/or close on acquisitions. Delays we encounter in the selection and/or acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and the value of your overall returns. The large size of our offering, coupled with competition from other real estate investors, increase the risk of delays in investing our net offering proceeds. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property. If our advisor is unable to identify suitable investments, we will hold the proceeds we raise in this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our investments in real estate.

In the event we are not able to raise a substantial amount of capital in the near term, we may have difficulty investing the proceeds of this offering in properties, and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

This offering is being made on a “best efforts” basis, which means that the dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to accomplish this goal, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected. In addition, subject to our investment policies, we are not limited in the number or size of our investments or the percentage of net proceeds that we may dedicate to a single investment. If we use all or substantially all of the proceeds from this offering to acquire one or a few investments, the likelihood of our profitability being affected by the performance of any one of our investments will increase, and an investment in our shares will be subject to greater risk.

You will not have the opportunity to evaluate our future investments before we make them, which makes an investment in our common stock more speculative.

While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. Since we have not identified all of the properties that we intend to purchase with the proceeds from this offering, we are considered a “blind pool,” which makes your investment in our common stock speculative. We have established policies relating to the types of investments we will make and the creditworthiness of tenants of our properties, but our advisor will have wide discretion in implementing these policies, subject to the oversight of our board of directors. Additionally, our advisor has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

We are dependent upon the net proceeds of this offering to conduct our proposed business activities. If we are unable to raise substantial proceeds from this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and an investment in our shares will be subject to greater risk.

We are dependent upon the net proceeds of this offering to conduct our proposed activities. As such, our ability to implement our business strategy is dependent, in part, upon our dealer manager and participating broker-dealers to successfully conduct this offering and you, rather than us, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. In addition, the broker-dealers participating in this offering also may be participating in the offerings of competing REIT products, some of which may have a focus that is nearly identical to our focus, and the participating broker-dealers could emphasize such competing products to their retail clients. As a result, we do not know the amount of proceeds that will be raised in this offering, which may be substantially less than the amount we would need to achieve a broadly diversified portfolio of real estate and real estate-related investments.

If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering and invest in a diverse portfolio of real estate and real estate-related investments.

The purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. See the section of this prospectus captioned “Investment Objectives and Policies — Dilution of the Net Tangible Book Value of Our Shares” for further discussion.

There is no fixed date or method for providing our stockholders with liquidity, and your shares may have limited liquidity for an indefinite period of time.

Due to the unpredictable nature of future macro- and micro- economic and market conditions, we have not set a fixed time period or method for providing our stockholders with liquidity. We expect that our board of directors will make that determination in the future based, in part, upon advice from our advisor. As a result, your shares may continue to have limited liquidity for an indefinite period of time and should be purchased only as a long-term investment.

Our success depends to a significant degree upon certain key personnel of our advisor. If our advisor loses or is unable to obtain key personnel, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of our advisor, each of whom would be difficult to replace. We cannot guarantee that all of these key personnel, or any particular person, will remain affiliated with us, our sponsor and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we currently do not separately maintain key person life insurance on Mr. Cole or any other person and we may not do so in the future. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our sponsor or advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our board of directors elects to internalize our management functions in connection with a listing of our shares of common stock on an exchange or other liquidity event, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

In the future, we may undertake a listing of our common stock on an exchange or other liquidity event that may involve internalizing our management functions. If our board of directors elects to internalize our management functions, we may negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment. Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available to operate our business and to pay distributions.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, including Securities and Exchange Commission reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not remain with our advisor, but instead will remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or have a negative effect on our results of operations.

Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives;

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the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

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the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under the mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;

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the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

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the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that our financial results, operations, business relationships or confidential information will not be negatively impacted by such an incident.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including our dealer manager, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager, receive substantial fees from us under the terms of the advisory agreement and dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and asset management fees;

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property acquisitions from other Cole-sponsored real estate programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and advisory fees;

•	property dispositions, which may entitle our advisor or its affiliates to disposition fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor;

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whether and when we seek to sell our company, liquidate our assets or list our common stock on a national securities exchange, which liquidation or listing could entitle our advisor to the payment of fees; and

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how and when to recommend to our board of directors a proposed strategy to provide our investors with liquidity, which proposed strategy, if implemented, could entitle our advisor to the payment of fees.

Our advisor’s fee structure is principally based on the cost or book value of investments and not on performance, which could result in our advisor taking actions that are not necessarily in the long-term best interests of our stockholders.

The acquisition fee and the advisory fee we pay to our advisor are both based on the cost or book value of such investments. As a result, our advisor receives these fees regardless of the quality of such investments, the performance of such investments or the quality of our advisor’s services rendered to us in connection with such investments. This creates a potential conflict of interest between us and our advisor, as the interests of our advisor in receiving the acquisition fee and the advisory fee is not well aligned with our interest of acquiring real estate that is likely to produce the maximum risk adjusted returns.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to a subordinated performance fee that is structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. Furthermore, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to how and when our board of directors elects to provide liquidity to our investors, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement under certain circumstances that could result in our advisor earning a performance fee, which could have the effect of delaying, deferring or preventing a change of control.

A number of other Cole-sponsored real estate programs use investment strategies that are similar to ours, therefore our executive officers and the officers and key personnel of our advisor and its affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Our sponsor currently has simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms. As a result, we may be seeking to acquire properties and other real estate-related investments at the same time as one or more of the other Cole-sponsored programs managed by officers and key personnel of our advisor and/or its affiliates, and these other Cole-sponsored programs may use investment strategies and have investment objectives that are similar to ours. Our executive officers and the executive officers of our advisor also are the executive officers of other Cole-sponsored REITs and/or their advisors, the general partners of Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. There is a risk that our advisor’s allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by another Cole-sponsored program. In addition, we have acquired, and may continue to acquire, properties in geographic areas where other Cole-sponsored programs own properties. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other Cole-sponsored programs may be competing with us for these investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Mr. Cole, who also serves as the chairman of our board of directors, also is an officer of other Cole-sponsored real estate programs and of one or more entities affiliated with our advisor. As a result, these individuals have fiduciary duties to us and our stockholders, as well as to these other entities and their stockholders, members and limited partners. These fiduciary duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor and its affiliates, and (vii) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets and our operating cash flows and ability to pay distributions could be adversely affected.

Our advisor and its officers and key personnel face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to pay distributions.

Our advisor and its officers and key personnel are officers, key personnel and partners of other real estate programs that have investment objectives, targeted assets, and legal and financial obligations similar to ours and/or the advisors to such programs, and they may have other business interests as well. In addition, we have only two executive officers, each of whom also is an officer, director and/or key person of other real estate programs that have investment objectives, targeted assets and legal and financial obligations similar to ours, and may also have other business interests. As a result, these individuals have fiduciary duties to both us and our stockholders and these other entities and their stockholders, members and limited partners. These fiduciary duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities.

Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor and its affiliates, and (vii) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets and our operating cash flows and ability to pay distributions could be adversely affected. Even if these persons do not violate their fiduciary duties to us and our stockholders, they will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources between our business and these other entities. Should such persons devote insufficient time or resources to our business, returns on our investments may suffer.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor and sell or lease our assets to affiliates of our advisor, and any such transaction could result in conflicts of interest.

Under our charter, we are permitted to acquire properties from affiliates of our advisor, provided, that any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor, unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us. In addition, under our charter, we are permitted to borrow funds from affiliates of our advisor, including our sponsor, provided, that any such loans from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Under our charter, we are also permitted to sell and lease our assets to affiliates of our advisor, and we have not established a policy that specifically addresses how we will determine the sale or lease price in any such transaction. Any such sale or lease transaction would be subject to our general policy that governs all transactions with entities affiliated with our advisor. To the extent that we acquire any properties from affiliates of our advisor, borrow funds from affiliates of our advisor or sell or lease our assets to affiliates of our advisor, such transactions could result in a conflict of interest.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other Cole-sponsored programs, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real-estate related investments. Officers and key persons of our advisor also are officers and key persons of other Cole-sponsored REITs and/or their advisors, the general partners of other Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. These officers and key persons may face conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with another Cole-sponsored program, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from a Cole-affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with a Cole-sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and another Cole-sponsored program grant us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Cole and his affiliates control our advisor and the advisors to other Cole-sponsored programs, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Risks Related to This Offering and Our Corporate Structure

The dealer manager is an affiliate of our advisor, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available for investment.

We pay Cole Capital Corporation, our dealer manager, up to 9% of the gross proceeds of our primary offering in the form of selling commissions and a dealer manager fee, most of which is reallowed to participating broker-dealers. We also reimburse our advisor and its affiliates for up to 2.0% of our gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses. Such payments will reduce the amount of cash we have available to invest in properties and result in a lower total return to you than if we were able to invest 100% of the gross proceeds from this offering in properties. Moreover, dealer manager fees and selling commissions are included in the $10 per share offering price, therefore our offering price does not, and is not intended to, reflect our net asset value. In addition, we intend to pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees reduces the amount of cash available for investment in properties. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 500,000,000 shares of stock, including 10,000,000 shares of preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Securities Exchange Act of 1934, as amended (the Exchange Act). The offering person must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, we will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act, we could not continue our current business plan, which may significantly reduce the value of your investment.

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as our board of directors may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•

any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series of shares and to establish the terms of such shares, and to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any amendment that would materially and adversely affect the rights, preferences and privileges of the stockholders must be approved by the stockholders;

•	our dissolution; and

•	a merger or consolidation of the sale or other disposition of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Subject to certain limits set forth in our charter and as may be required to avoid meeting the definition of an “investment company” under the Investment Company Act, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders, unless otherwise provided in our organizational documents. As a result, the nature of your investment could change without your consent.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we may not be able to collect the full amount of any claims we may have against our advisor. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These risk and other factors may prevent us from being profitable, or from maintaining or growing the value of our real estate properties.

Many of our properties may depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

Many of our properties may be occupied by only one tenant or derive a majority of its rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Such tenants face competition within their industries and other factors that could reduce their ability to make rent payments. For example, our retail tenants face competition from other retailers, as well as competition from other retail channels, such as factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various developing forms of e-commerce. In addition, our retail properties will be located in public places, where crimes, violence and other incidents may occur. Such incidents could reduce the amount of business conducted by the tenants at our properties, thus reducing the tenants’ abilities to pay rent, and such incidents could also expose us to civil liability, as the property owner. Furthermore, if we invest in industrial properties, a general reduction in U.S. manufacturing activity could reduce our manufacturing tenants’ abilities to pay rent. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenants. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

•	revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations.

All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its leases, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flows from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flows from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Some of our leases will not contain rental increases over time. When that is the case, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our property leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our returns and profitability.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

•	poor economic conditions may result in tenant defaults under leases;

•	poor economic conditions may result in lower revenue to us from retailers who pay us a percentage of their revenues under percentage rent leases;

•	re-leasing may require concessions or reduced rental rates under the new leases;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	constricted access to credit may result in tenant defaults or non-renewals under leases; and

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increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slow down or downturn is prolonged or becomes more severe.

The United States’ armed conflicts in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our tenants, our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad.

Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. The continuing impact of the recent global economic recession has the potential to materially affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

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Debt Markets - Although there are signs of a recovery, the real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

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Real Estate Markets - The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

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Government Intervention - The disruptions in the global financial markets have led to extensive and unprecedented government intervention. It is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the global financial markets and/or the effect of such intervention on the U.S. economy.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We have diversified, and expect to continue to diversify, our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, our tenants are responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple net basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties will be contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with other Cole-sponsored programs or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We typically will acquire properties located in developed areas. Therefore, there likely will be numerous other retail properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash flow from operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally will be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we may not be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations of lessees under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board (the FASB) and the International Accounting Standards Board (the IASB) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively, the Boards) recently issued exposure drafts (the Exposure Drafts), which propose substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation would be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Drafts will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to you.

The Exposure Drafts do not include a proposed effective date, are still being deliberated, and are subject to change. The Boards intend to complete their deliberations and publish a revised exposure draft during the first half of 2013; however, a final standard is not expected to be issued until 2013 or 2014.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We likely will acquire real estate and other real estate-related investments by borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we are required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. We expect that from time to time during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flow is sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating cash flows and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating cash flows and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We may incur indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our operating cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CR IV Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in commercial mortgage backed securities (CMBS).

Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor determines that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, CMBS, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in retail and other income-producing properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

The value of any CMBS in which we invest may be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Morris, Manning & Martin, LLP, our legal counsel, has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2012 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ended December 31, 2012. This opinion is based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review our operations or compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, the legal opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the commencement of this offering. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. The Internal Revenue Service could challenge our characterization of certain leases in any such sale-leaseback transactions as “true leases,” which allows us to be treated as the owner of the property for federal income tax purposes. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax free return of capital. In addition, you will be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, amended in 2005 and extended by the Tax Relief Unemployment Insurance Reauthorization, and Job Creation Act of 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% prior to 2013. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Our distributions will be taxed as ordinary income at the non-preferential rate, to the extent they are from our current or accumulated earnings and profits. To the extent distributions exceed our current or accumulated earnings and profits, they will be treated first as a tax free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero), then the distributions will be taxed as gain from the sale of shares. You should discuss the difference in treatment of REIT distributions and regular corporate distributions with your tax advisor.

If our operating partnership fails to maintain its status as a disregarded entity or partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

Our operating partnership is a disregarded entity for U.S. federal income tax purposes. Our operating partnership would lose its status as a disregarded entity for U.S. federal income tax purposes if it issues interests to a person other than us or any subsidiary we establish that is disregarded for tax purposes. If our operating partnership issues interests to a person other than us or any subsidiary we establish that is disregarded for tax purposes, we would characterize our operating partnership as a partnership for federal income tax purposes. As a disregarded entity or partnership, our operating partnership is not subject to U.S. federal income tax on its income. However, if the Internal Revenue Service were to successfully challenge the status of our operating partnership as a disregarded entity or partnership, CCPT IV OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment.

If any of the partnerships or limited liability companies through which CCPT IV OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect their taxation. Such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and an extension of that legislation by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act

of 2010. One of the changes effected by that legislation generally reduced the maximum tax rate on qualified dividends paid by corporations to individuals to 15.0% through 2012. On January 3, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending such 15.0% qualified dividend rate for 2013 and subsequent taxable years for those unmarried individuals with income under $400,000 and for married couples with income under $450,000. For those with income above such thresholds, the qualified dividend rate is 20.0%. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 39.6%. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to you, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our stockholders’ best interest.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Complying with the REIT requirements may cause us to forego otherwise attractive opportunities. In addition, we may be required to liquidate otherwise attractive investments in order to comply with the REIT requirements. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA) on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of Our Shares by a Non-U.S. Stockholder” section of this prospectus.

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 300,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 88.1% of the money that stockholders invest (86.7% if no shares are sold pursuant to our distribution reinvestment plan) will be used to purchase real estate or other real estate-related investments, while the remaining approximately 11.9% (13.3% if no shares are sold pursuant to our distribution reinvestment plan) will be used for working capital, and to pay costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases. We have paid, and may continue to pay, distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of net proceeds we may use to pay distributions.

	Maximum Offering (Including Distribution Reinvestment Plan)(1)		Maximum Offering (Not Including Distribution Reinvestment Plan)(2)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(3)	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses(4)	59,500,000	2.0%	50,000,000	2.0%

Amount Available for Investment(5)	2,690,500,000	90.4%	2,225,000,000	89.0%
Acquisition and Development:
Acquisition Fee(6)	52,446,394	1.8%	43,372,320	1.8%
Acquisition Expenses(7)	13,111,598	0.4%	10,843,080	0.4%
Initial Working Capital Reserve(8)	2,622,320	0.1%	2,168,616	0.1%

Amount Invested in Assets(9)	$2,622,319,688	88.1%	$2,168,615,984	86.7%

(1)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and 50,000,000 shares at $9.50 per share pursuant to the distribution reinvestment plan. In the event that stockholders redeem shares pursuant to our share redemption program, the redemptions will be paid using proceeds from the sale of shares pursuant to our distribution reinvestment plan. Accordingly, the amount of proceeds from the maximum offering, including the distribution reinvestment plan, that is used to purchase real estate and other real estate-related assets, and to pay acquisition-related fees and expenses, will be reduced to the extent that proceeds from our distribution reinvestment plan are used to pay redemptions.

(2)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(3)

Includes selling commissions equal to 7% of the gross proceeds of our primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of the gross proceeds of our primary offering, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager will reallow 100% of the selling commissions to participating broker-dealers. In addition, the dealer-manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee as marketing fees and due diligence expense allowance based on such factors as the number of shares sold by the participating broker-dealer, the participating broker-dealer’s level of marketing support, and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. We will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. Furthermore, we may increase the dealer manager fee to 3% of the gross proceeds of our primary offering for purchases made through certain selected dealers, in which event the selling commission would be reduced to 6% of the gross proceeds of our primary offering for those purchases. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(4)	Assuming we raise the maximum offering amount, we expect to reimburse our advisor up to $25,000,000 (0.8% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses. These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) the dealer-manager’s wholesaling commissions, salaries and expense reimbursements, (c) the dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses to educational conferences and retail seminars described in (ii) above, expenses relating to our dealer-manager’s wholesaling costs and payments to participating broker-dealers described in (iii) above and expenses described in (iii)(b) and (iii)(c) above will constitute underwriting compensation, subject to the underwriting limit of 10% of the gross proceeds of our primary offering.

In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(5)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(6)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. With respect to a development or a redevelopment project, we will pay our advisor an acquisition fee of 2% of the amount expended on such project. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees or points, or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(7)

Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Acquisition expenses are not included in the contract purchase price of an asset. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees paid by any party to any party, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or point or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(8)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be triple net or double net leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(9)	Includes amounts anticipated to be invested in properties net of organization and offering expenses, acquisition fees and expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained CR IV Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor fewer than three. Our charter provides, in general, that a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. We currently have a total of three directors, including a majority of independent directors.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, nor our advisor, nor any of their affiliates, may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Any vacancy created by an increase in the number of directors must be filled by an affirmative vote of the board of directors, including a majority of the independent directors. Independent directors shall nominate replacements for vacancies in the independent director positions or to fill newly-created independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

In addition, our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors also will be responsible for reviewing the performance of our advisor and determining, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. The independent directors will consider such factors as they deem relevant, including:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and to investors other than REITs by advisors performing similar services;

•

additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, and servicing, engineering, inspection and other fees, whether such amounts are paid by us or others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.

The advisory agreement has a one-year term and may be renewed for an unlimited number of successive one-year periods. Either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Management Compensation.”

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of our Board of Directors

Our entire board of directors will be responsible for supervising our entire business. However, our bylaws provide that our board of directors may establish such committees as our board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in our board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, currently consisting of Lawrence S. Jones and J. Marc Myers, our independent directors. Mr. Jones serves as chairman of the audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Our board of directors has elected Christopher H. Cole to serve as our chief executive officer and president and D. Kirk McAllaster, Jr. to serve as our executive vice president, chief financial officer and treasurer. Although most of the services Mr. McAllaster provides to our company are in his role as an executive officer of our advisor, both Messrs. Cole and McAllaster have certain duties in their capacities as executive officers of our company arising from Maryland corporate law, our charter and bylaws. We do not directly compensate Messrs. Cole or McAllaster for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Christopher H. Cole	60	Chairman of the Board of Directors, Chief Executive Officer and President

D. Kirk McAllaster, Jr.	46	Executive Vice President, Chief Financial Officer and Treasurer

Lawrence S. Jones	66	Independent Director

J. Marc Myers	66	Independent Director

*	As of April 10, 2013.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in July 2010. He served as the chief executive officer of CR IV Advisors, our advisor, from its formation in July 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of CCPT I since its formation in March 2004. He served as the chief executive officer of Cole REIT Advisors, LLC (CCPT I Advisors) from its formation in April 2004 until June 2011, and as its president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of CCPT II since its formation in September 2004. He served as the chief executive officer of Cole REIT Advisors II, LLC (CCPT II Advisors) from its formation in September 2004 until June 2011, and as its president from September 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the executive chairman of the board of CCPT III since April 2013, and previously served as its chief executive officer and president from its formation in January 2008 until April 2013. He served as the chief executive officer of Cole REIT Advisors III, LLC (CCPT III Advisors) from its formation in January 2008 until June 2011, and as its president from January 2008 until April 2010 and as its treasurer from January 2008 until September 2008. He has served as the chairman, chief executive officer and president of CCIT since its formation in April 2010. He served as the chief executive officer of Cole Corporate Income Advisors, LLC (Cole Corporate Income Advisors) from its formation in April 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Income NAV Strategy since its formation in July 2010. He served as the chief executive officer of Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (Cole Income NAV Strategy

Advisors) from its formation in July 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) since March 2013.

Mr. Cole was the sole shareholder of Cole Holdings from its formation in August 2004 until April 2013 and previously served as its chairman from October 2007 until April 2013, as its chief executive officer from August 2004 until June 2011, as its president and treasurer from August 2004 until April 2010 and as its secretary from October 2007 to April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole previously served as the treasurer of Cole Realty Advisors from its formation in November 2002 until September 2009, as its chief executive officer from December 2002 until June 2011, as its president from November 2002 until March 2007 and from October 2007 until September 2009, and as its secretary from November 2002 until December 2002. Mr. Cole previously served as the treasurer of Cole Capital Partners from January 2003 until April 2010, as its chief executive officer from January 2003 until June 2011, and as its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole previously served as the treasurer of Cole Capital Advisors from its formation in November 2002 until April 2010, as its chief executive officer from December 2002 until June 2011, as its president from November 2002 until March 2007 and from October 2007 until April 2010, and as its secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director of our company because he is the chief executive officer of our company, and Mr. Cole’s experience and relationships in the non-traded REIT and real estate industries, along with his knowledge of the Cole Real Estate Investments organization, are believed to provide significant value to the board of directors.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in July 2010. He also has served as executive vice president and chief financial officer (REITs and real estate funds) of CR IV Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in July 2010 until January 2012. Mr. McAllaster has also served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, as the treasurer of each since May 2011, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT I Advisors and CCPT II Advisors since January 2012, and previously served as executive vice president and chief financial officer of each from March 2007 until January 2012, and as vice president, finance of each from December 2005 until March 2007. He has served as executive vice president, chief financial officer and treasurer of CCPT III since its formation in January 2008, and served as its secretary from January 2008 to November 2010. He also has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT III Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in January 2008 until January 2012. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer if CCIT since its formation in April 2010 and served as its secretary from April 2010 until August 2010 and from January 2011 until March 2011. He has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Corporate Income Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in April 2010 until January 2012. He has served as the executive vice president, chief financial officer and treasurer of Cole Income NAV Strategy since its formation in July 2010. He has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Income NAV Strategy Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in July 2010 until January 2012. Mr. McAllaster has served as the executive vice president, chief financial officer and treasurer of CCIT II since March 2013. He has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Corporate Income Advisors II, LLC (CCIT II Advisors) since its formation in February 2013. Mr. McAllaster has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Realty Advisors since

January 2012 and as its treasurer since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until January 2012. Mr. McAllaster has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Capital Partners and Cole Capital Advisors since January 2012, and previously served as executive vice president and chief financial officer of each from March 2007 until January 2012 and as vice president, finance of each from December 2005 until March 2007. Prior to joining Cole Real Estate Investments in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Lawrence S. Jones has served as an independent director and as the chairman of our audit committee since March 2012. Mr. Jones served as the managing director of Encore Enterprises, Inc. — Equity Funds, a real estate development company, from August 2008 to April 2010. Previously, he served as a senior audit partner with PricewaterhouseCoopers LLP from September 1999 to July 2007, where he was the financial services industry leader for the Dallas and Houston markets from September 1999 to July 2006, and the firm’s representative to the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) from 1999 to 2007. Prior to joining PricewaterhouseCoopers LLP, Mr. Jones served from March 1998 to June 1999 as executive vice president and treasurer of Wyndham International, Inc., an upscale and luxury hotel operating company. Mr. Jones began his career in 1972 at Coopers & Lybrand, a predecessor of PricewaterhouseCoopers LLP, and served as the partner in charge of Coopers & Lybrand’s national REIT practice from 1992 until March 1998. From July 1982 to June 1984, Mr. Jones served as a professional accounting fellow with the Office of the Chief Accountant of the Securities and Exchange Commission in Washington, D.C. Mr. Jones has previously served as a director of the Dallas Arts District Alliance and is currently a member of the Dallas Park and Recreation Board, the National Association of Corporate Directors, NAREIT, the Urban Land Institute (ULI) and the American Institute of Certified Public Accountants. Mr. Jones is a past-president of the Haas School of Business Alumni Association (University of California at Berkeley). He served as an independent director of Moody National REIT I, Inc. from March 2010 to February 2012. Mr. Jones received a B.A. degree in Economics and Corporate Finance from the University of California at Berkeley and a Master’s Degree in Corporate Finance from the UCLA Anderson School of Management. Mr. Jones was selected to serve as a director of our company because of his extensive experience as a certified public accountant and as a real estate industry executive, with strong leadership, management and technical skills, all of which are expected to bring valuable insight to our board of directors.

J. Marc Myers has served as an independent director since January 2012. Mr. Myers co-founded Myers & Crow Company, Ltd., a real estate development company, in 1994, and is a partner of that firm. Prior to that, Mr. Myers spent 22 years with Trammell Crow Company, where he was chief executive officer of the Dallas Industrial Division and a member of its management board. Mr. Myers is active in a number of real estate organizations and is a member of the Dallas Real Estate Developer Hall of Fame. In addition, Mr. Myers serves on the board of directors for the Baylor Health Care System Foundation and is currently chairman of the board of Special Camps for Special Kids. He is a recent past chairman of the McCombs School of Business Advisory Council. He also has served on the boards of the Children’s Medical Center of Dallas and was a member of the University of Texas at Austin’s Commission of 125. Mr. Myers received a B.B.A and an M.B.A. from the University of Texas at Austin. After receiving his degrees, Mr. Myers served in the U.S. Army Reserves as a Second Lieutenant. Mr. Myers was selected to serve as a director of our company because of his significant leadership experience in the real estate industry, which is expected to bring valuable insight to the board of directors.

Duties of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•

any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•

the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and its affiliates;

•

fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.

Compensation of Directors

We pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of our board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Independent directors are not reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Cole for his service to us on the board of directors.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, officers, our advisor and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines. To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us or for a judgment of liability on the basis that personal benefit was improperly received (although in either case a court may order indemnification solely for expenses).

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We also will agree to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates and any persons acting as a broker-dealer participating in the sale of our securities will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

The Advisor

Our advisor is CR IV Advisors, a Delaware limited liability company that was formed on July 27, 2010, and is an affiliate of our sponsor, Cole Real Estate Investments. Whereas CR IV Advisors was formed solely for the purpose of managing our company and has a limited operating history, certain employees within the Cole Real Estate Investments organization, which employed over 350 persons as of the date of this prospectus, perform the services required to manage our operations. These employees include the members of our advisor’s real estate management team. Our advisor has contractual and fiduciary responsibility to us and our stockholders.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)
Marc T. Nemer	40	Chief Executive Officer and President
Jeffrey C. Holland	41	Executive Vice President and Head of Capital Markets
Chong P. Huan	55	Executive Vice President and Head of Technology & Infrastructure
Stephan Keller	45	Executive Vice President and Chief Financial Officer
David J. Lynn	51	Executive Vice President and Chief Investment Strategist
D. Kirk McAllaster, Jr.	46	Executive Vice President and Chief Financial Officer (REITs and Real Estate Funds)
John M. Pons	49	Executive Vice President, Secretary and General Counsel, Real Estate
Thomas W. Roberts	54	Executive Vice President and Head of Real Estate Investments
Mitchell A. Sabshon	61	Executive Vice President and Chief Operating Officer

*	As of April 10, 2013.

The background of Mr. McAllaster is described in the “— Executive Officers and Directors” section above. Below is a brief description of the other executive officers and key employees of CR IV Advisors.

Marc T. Nemer served as a director from March 2012 until April 2013. He has served as chief executive officer of CR IV Advisors since June 2011 and as its president since its formation in July 2010. Mr. Nemer has served as chief executive officer and president of CCPT III since April 2013 and previously served as chief executive officer of Cole Holdings from June 2011 until April 2013 and as its president from April 2010 until April 2013. He has served as president, secretary and treasurer of Cole Capital Corporation since January 2008. Mr. Nemer has served as a member of the boards of directors of CCPT I and CCPT III since May 2010, as a member of the board of directors of Cole Income NAV Strategy since January 2012 and as a member of the board of directors of CCIT from January 2011 until April 2013. Mr. Nemer has served as chief executive officer of CCPT I Advisors and CCPT II Advisors since June 2011 and as president of each since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 until April 2010, and as executive vice president, securities and regulatory affairs of each from October 2007 until March 2008. He has served as chief executive officer of CCPT III Advisors since June 2011 and its president since April 2010, and previously served as executive vice president and managing director of capital markets from September 2008 until April 2010, and as executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. He has served as chief executive officer and president of CCIT II Advisors since its formation in February 2013. Mr. Nemer has served as chief executive officer of Cole Corporate Income Advisors since June 2011 and as its president since its formation in April 2010. Mr. Nemer has served as the chief executive officer of Cole Income NAV Strategy Advisors since June 2011 and as its president since its formation in July 2010. Mr. Nemer has served as chief executive officer for Cole Realty Advisors since June 2011, and previously served as its executive vice president and managing director of capital markets from March 2008 to June 2011, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. He has served as chief executive officer of Cole Capital Advisors and Cole Capital Partners since June 2011 and as president of each since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 to April 2010, as executive vice president, securities and regulatory affairs of each from October 2007 until March 2008 and as vice president, legal services and compliance of each from March 2007 until October 2007. Mr. Nemer also served as legal counsel to Cole Capital Advisors from February 2006 to March 2007. Prior to joining Cole Real Estate Investments, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

Jeffrey C. Holland has served as executive vice president and head of capital markets of CR IV Advisors since January 2011. In this role, he provides strategic direction and oversees external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. He also serves as executive vice president and head of capital markets of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in December 2010, Mr. Holland held several roles at BlackRock, Inc.’s U.S. retail division, an asset management business focused on financial advisor-intermediated distribution channels, including chief operating officer from 2008 to 2010 and co-head of product development and management from 2006 to 2008. Prior to joining BlackRock, Mr. Holland served as vice president, consulting services, for Raymond James & Associates from 2003 to 2006. Mr. Holland served at Capital Resource Advisors from 1999 to 2003, most recently as director in the Business Strategies Group. From 1996 to 1999, he worked as an engagement manager for McKinsey & Company, Inc. Mr. Holland earned a J.D. from Harvard Law School and a B.A. from the University of Puget Sound.

Chong P. Huan has served as executive vice president and head of technology & infrastructure of CR IV Advisors since January 2012, and previously served as executive vice president and chief technology officer of CR IV Advisors from January 2011 to January 2012. In this role, he is responsible for oversight of all facilities and technology operations, including facilities management, technology infrastructure and application development, strategic planning and information management. He also serves as executive vice president and head of technology & infrastructure of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments, Mr. Huan served as principal and founder of CIR Solutions LLC, an information technology consulting firm, from 2009 to 2010. Mr. Huan served as chief technology officer and managing director for Citi Global Investment Research from 2007 to 2009. Prior to joining Citi Global Investment Research, he served as senior information officer and vice president of AIG Investment in 2007, chief information officer and senior managing director of New York Life Investment Management from 2000 to 2006, and head of information technology in the Americas with UBS Private Banking and Asset Management from 1996 to 2000. Mr. Huan holds an Executive Masters in technology management from The Wharton School, University of Pennsylvania and an M.B.A. from Northeastern University, and received a B.S. in engineering with honors from Oxford, U.K. He is also a Moore Fellow at the University of Pennsylvania’s School of Engineering and Applied Sciences.

Stephan Keller has served as executive vice president and chief financial officer of our advisor since January 2012. In this role, he is responsible for leading our advisor’s accounting and reporting functions. He also focuses on corporate strategy, corporate business planning, treasury, controls and corporate financing activities. Mr. Keller also serves as executive vice president and chief financial officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments as executive vice president and chief financial officer in November 2011, Mr. Keller worked for UBS AG from 1992 to 2011, including serving as vice chairman, investment banking of the Financial Institutions Group from 2010 to 2011, group treasurer from 2006 to 2010, chief risk officer of UBS Investment Bank from 2004 to 2006 and chief risk officer for the U.S. Wealth Management business from 2002 to 2004. Mr. Keller received his M.B.A. from the University of St. Gallen, Switzerland.

David J. Lynn has served as executive vice president and chief investment strategist of CR IV Advisors since January 2013. In this role, he is responsible for leading our advisor’s real estate investment strategy and continually enhancing Cole Real Estate Investments’ product offerings. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including serving as the firm’s economist. Dr. Lynn also serves as executive vice president and chief investment strategist of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in January 2013, Dr. Lynn was the chief executive officer and founder of LCM, LLC, a real estate investment management firm, during 2012, and a managing director, partner, global head and founder of the Investment Strategy and Research Group, and generalist portfolio manager with Clarion Partners, a commercial real estate investment manager, from 2007 to 2012. Prior to joining Clarion Partners, Dr. Lynn was managing director, global head of strategy and research and portfolio manager with AIG Global Real Estate from 2005 to 2007; senior director, development with Avalonbay, Inc., a REIT specializing in Class A multifamily and mixed-use properties, from 2002 to 2005; and vice president of GE Capital Real Estate/Bidcom.com JV, a real estate technology firm, from 1999 to 2001. Dr. Lynn also previously served as vice president, investment and development, of Keppel Corporation, a real estate investment firm based in Singapore, from 1995 to 1999; national development manager for the property development and management division of Target Corporation from 1991 to 1994; and development manager for The Boston Redevelopment Authority from 1988 to 1991. Dr. Lynn earned a Ph.D. from the London School of Economics, with a specialization in financial economics; an MBA from the MIT Sloan School of Business; an MA in City and Regional Planning and Real Estate from Cornell University; and a BA from the University of California at Berkeley.

John M. Pons has served as the executive vice president and general counsel, real estate of CR IV Advisors since its formation in July 2010, and as its secretary since January 2011. Mr. Pons served as secretary for CCPT I from March 2004 to January 2011, and was a member of its board of directors from March 2004 until May 2010. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons served as secretary of CCPT II from its formation in September 2004 until November 2010. He served as a member of CCPT II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president and general counsel of CCPT II Advisors since September 2008 and as its secretary since January 2011, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons has served as executive vice president and general counsel of CCPT III Advisors since its formation in January 2008 and as its secretary since January 2011, and previously served as its chief operating officer from January 2008 until May 2008. He has served as executive vice president and general counsel, real estate of Cole Corporate Income Advisors since its formation in April 2010 and as its secretary since January 2011. Mr. Pons has served as executive vice president and general counsel, real estate of Cole Income NAV Strategy Advisors since July 2010, and as its secretary since January 2011. He has served as executive vice president, secretary and general counsel, real estate of CCIT II Advisors since its formation in February 2013. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Partners and Cole Capital Advisors since September 2008, and previously served for each as executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as senior vice president and general counsel from December 2005 until March 2007, as senior vice president and counsel from August 2005 until December 2005, and as vice president and counsel from September 2003 until August 2005. Prior to joining Cole Real Estate Investments in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation from December 2001. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Thomas W. Roberts has served as executive vice president and head of real estate investments of CR IV Advisors since January 2013, and previously served as executive vice president and managing director of real estate of CR IV Advisors from July 2010 to January 2013. He has served as president of Cole Realty Advisors since September 2009. He has served as executive vice president and managing director of real estate or, since January 2013, head of real estate investments, of CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCIT II Advisors, Cole Capital Partners and Cole Capital Advisors since September 2009. He has served as executive vice president and managing director of real estate or, since January 2013, head of real estate investments, of Cole Corporate Income Advisors since its formation in April 2010, and of Cole Income NAV Strategy Advisors since July 2010. Prior to joining Cole Real Estate Investments, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State

University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office Properties, Young Presidents Organization, ULI, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Mitchell A. Sabshon has served as executive vice president and chief operating officer of CR IV Advisors since January 2011. In this role, he is responsible for corporate finance, asset management, property management, leasing and high yield portfolio management. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to corporate and portfolio strategy, product development and systems. He also serves as executive vice president and chief operating officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, Cole Corporate Income Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, most recently as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Real Estate Structured Finance group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his J.D. from Hofstra University School of Law and a B.A. from George Washington University.

In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of our operating partnership.

The Advisory Agreement

CR IV Advisors is an entity created by our sponsor for the sole purpose of managing the day-to-day operations of our company. We entered into an advisory agreement with CR IV Advisors on January 20, 2012. Many of the services performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement, along with the duties owed to other real estate programs managed by affiliates of our advisor. This summary is provided to illustrate the material functions that CR IV Advisors will perform for us as our advisor, and it is not intended to include additional services that may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third party will be compensated by the advisor out of its advisory fee.

Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, CR IV Advisors, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with, and provide information to, our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•

enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

•

dispose of properties on our behalf in compliance with our investment objectives and policies, and at the appropriate time, advise our board of directors on the timing and method of providing our investors with liquidity.

It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation shall be reflected in the minutes of the board of directors’ meeting at which such evaluation was conducted. Our board of directors has approved the renewal of our advisory agreement with CR Advisors IV for a term ending November 30, 2013. The advisory agreement may be renewed for an unlimited number of successive one-year periods thereafter. Additionally, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. After termination of the advisory agreement, our advisor will not be entitled to any further compensation, however it will be entitled to receive all unpaid reimbursements of expenses, subject to certain limitations, and all fees payable to the advisor that accrued prior to the termination of the advisory agreement. A subordinated performance fee also may be payable, as discussed below. Our charter does not permit us to enter into an advisory agreement that includes terms that would impose a penalty, such as a termination fee, on the party that elects to terminate the agreement. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We pay our advisor a monthly advisory fee based upon our monthly average invested assets, equal to the following amounts: (i) an annualized rate of 0.75% will be paid on our average invested assets that are between $0 and $2 billion; (ii) an annualized rate of 0.70% will be paid on our average invested assets that are between $2 billion and $4 billion; and (iii) an annualized rate of 0.65% will be paid on our average invested assets that are over $4 billion. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the average invested assets will be based upon the aggregate valuation of our invested assets, as reasonably estimated by our board of directors. Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement of us and our advisor.

We also pay our advisor acquisition fees equal to 2% of: (i) the contract purchase price of each property or asset that we acquire; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate. Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement of us and our advisor. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as commercially competitive, fair and reasonable to us, although we intend to limit such payments below 6%.

If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliate a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.

Additionally, we will be required to pay to our advisor, in cash, a non-interest bearing promissory note or shares of our common stock (or any combination thereof), at our election, subordinated fees based on a percentage of proceeds or stock value in the event of our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may incur an obligation to pay to our advisor a subordinated performance fee, in cash, a non-interest bearing promissory note or our shares, at our election, similar to that which our advisor would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for managing or leasing our properties.

We reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, such as the portion of the salaries paid to employees of Cole Real Estate Investments who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers, or for personnel costs in connection with services for which the advisor receives acquisition fees.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. The Cole Real Estate Investments organization has over 350 full-time employees, many of whom may dedicate a portion of their time to providing services on behalf of our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor.

Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, advisory and administrative services, and payments made by our advisor to third parties in connection with potential acquisitions.

Our advisor’s principal assets will be its cash balances and its advisory agreement with our company, and the revenues associated with such agreement. In addition, we expect that our advisor will be covered by an errors and omissions insurance policy. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we expect that the liability would be paid by our advisor from its cash balances or by the insurance policy. However, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. In such event, and if insurance proceeds are insufficient, we may not be able to collect the full amount of any claims we may have against our advisor.

Affiliated Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Real Estate Investments, its affiliates and its predecessors.

Cole Capital Corporation provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is an indirect wholly-owned subsidiary of CCPT III. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “— The Advisor” section above.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with Marc T. Nemer and the other executive officers and key personnel of our advisor. The backgrounds of the officers of our advisor are described in the “— The Advisor” section above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)
Offering Stage

Selling Commissions — Cole Capital Corporation(3)	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000,000

Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000

Reimbursement of Other Organization and Offering Expenses — CR IV Advisors(4)	Our advisor will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 2.0% of gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.

$59,500,000

Of the $59,500,000, we expect to reimburse our advisor up to $25,000,000 (1.0% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses.

Acquisition and Operations Stage

Acquisition Fee — CR IV Advisors(5)	In consideration for finding, evaluating, structuring and negotiating our real estate acquisitions, we will pay to our advisor up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$52,446,394 assuming no debt or $209,785,575 assuming leverage of 75% of the contract purchase price.

Type of Compensation(1)	Determination of Amount		Estimated Amount for Maximum Offering(2)

Advisory Fee — CR IV Advisors(6)

In consideration for the day-to-day management of our company, we will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly advisory fee will be based upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors.

The advisory fee will be calculated according to the following fee schedule:

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

			Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
			$1 billion	0.75%	$ 7,500,000
			$2 billion	0.75%	$15,00,000
			$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

	Monthly Average Invested Assets Range	Annualized Fee Rate for Each Range
	$0 — $2 billion	0.75%
	over $2 billion — $4 billion	0.70%
	over $4 billion	0.65%

Operating Expenses — CR IV Advisors(7)

We will reimburse our advisor for acquisition expenses incurred in the process of acquiring each property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the purchase price of each property or of the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.

			$13,111,598 estimated for reimbursement of acquisition expenses assuming no debt or $43,048,000 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)

Liquidity/Listing Stage

Disposition Fee — CR IV Advisors or its affiliates(8)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the disposition fee is based on a fixed percentage of the contract price for sold properties the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee — CR IV Advisors(9)	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation. We will pay a subordinated fee under only one of the following events: (i) if our shares are listed on a national securities exchange; (ii) if our company is sold or our assets are liquidated; or (iii) upon termination of the advisory agreement.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated performance fee, which we may pay in cash, common stock, a non-interest bearing promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated maximum dollar amounts are based on the sale to the public of 250,000,000 shares at $10.00 per share and 50,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	These payments are underwriting compensation. Underwriting compensation paid from any source in connection with this offering may not exceed 10% of the gross proceeds of the primary offering. Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See the “Plan of Distribution” section of this prospectus.

(4)	These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including: (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) the dealer-manager’s wholesaling commissions, salaries and expense reimbursements, (c) the dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses relating to educational conferences and retail seminars described in (ii) above, expenses relating to our dealer-manager’s wholesaling costs and payments to participating broker-dealers described in (iii) above and expenses described in (iii)(b) and (iii)(c) above will constitute underwriting compensation, subject to the underwriting limit of 10% of the gross proceeds of our primary offering.

The estimated maximum reimbursement for other organization and offering expenses, $59,500,000, is calculated based upon gross offering proceeds including proceeds from our distribution reinvestment plan. The $25,000,000 portion of the estimated maximum reimbursement for other organization and offering expenses that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan. However, because we do not take proceeds from the sale of shares under our distribution reinvestment plan into account when we calculate the maximum amount we will pay for underwriting compensation, the table also indicates that the $25,000,000 that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 1.0% of the gross offering proceeds of our offering, excluding proceeds from our distribution reinvestment plan (which we refer to in this prospectus as our primary offering). In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(5)	Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement of us and our advisor. Pursuant to our charter, in accordance with the NASAA REIT Guidelines, our total of all acquisition fees and expenses relating to any purchase, including fees and expenses paid to third parties, shall not exceed 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, development fee, construction fee, non-recurring management fee, loan fees or points, or any fee of a similar nature. On a quarterly basis, we will review the total acquisition fees and expenses relating to each purchase to ensure that such fees and expenses do not exceed 6% of the contract purchase price. For a description of the duties of our advisor pursuant to the advisory agreement, including acquisition services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(6)	Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement of us and our advisor. An asset’s book value typically will equal its cost. However, in the event that an asset suffers an impairment, we will reduce the real estate and related intangible assets and liabilities to their estimated fair market value. See the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Application of Critical Accounting Policies — Investment in and Valuation of Real Estate and Related Assets” in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference into this prospectus for additional information. For a description of the duties of our advisor pursuant to the advisory agreement, including day-to-day advisory services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(7)	We reimburse our advisor for the portion of the salaries paid to employees of Cole Real Estate Investments who are dual employees of our advisor, including executive officers and key personnel of our advisor who are not also executive officers of our company, that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services.

Additional services may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third parties will be compensated by the advisor out of its advisory fee.

We will not reimburse our advisor for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. We will perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations. Acquisition expenses are accounted for separately.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(8)	Although we are most likely to pay disposition fees to CR IV Advisors or its affiliates at the time of our liquidation, these fees may be earned during our operational state if we sell properties prior to our liquidation.

(9)	We will pay a subordinated performance fee under only one of the following alternative events: (i) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated performance fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors; (ii) if our company is sold or our assets are liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their capital invested and an 8% annual cumulative, non-compounded return; or (iii) upon termination of the advisory agreement, our advisor may be entitled to a subordinated performance fee similar to that to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds or such net market value remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

The subordinated performance fee likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such non-interest bearing promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated performance fee that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated performance fee payable upon listing. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated performance fee payable in respect of net sale proceeds that is not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause our operating partnership to pay the subordinated performance fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof. In the event the subordinated performance fee is earned by our advisor, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated performance fee, and we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

The following table summarizes the compensation, fees and reimbursements paid to our advisor and its affiliates related to the offering stage during the following periods:

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Offering Stage:
Selling commissions	$20,107,376	$—
Selling commissions reallowed by Cole Capital Corporation	$20,107,376	$—
Dealer manager fee	$5,943,769	$—
Dealer manager fee reallowed by Cole Capital Corporation	$3,104,306	$—
Other organization and offering expenses	$4,321,974	$—

As of December 31, 2012, $1.7 million had been incurred, but not yet paid, for services provided by our advisor or its affiliates in connection with the offering stage and is a liability to us. As of December 31, 2012, our advisor had paid organization and offering costs in connection with our ongoing public offering, which were not included in our financial statements because such costs were not a liability to us as they exceeded 2% of gross proceeds from our ongoing public offering. As we raise additional proceeds from our ongoing public offering, those costs may become payable.

The following table summarizes any compensation, fees and reimbursements paid to our advisor and its affiliates related to the acquisition and operations stage during the respective periods reflected below.

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Acquisition and Operations Stage:
Acquisition fees and expenses	$10,341,657	$—
Advisory fees and expenses	$544,038	$—
Operating expenses	$137,573	$—

As of December 31, 2012, $268,000 had been incurred, but not yet paid, for services provided by our advisor or its affiliates in connection with the acquisition and operations stage and is a liability to us. CR IV Advisors agreed to waive its rights to advisory fees for the first two months of operations and to expense reimbursements for five of the months between April 13, 2012, when we commenced operations, and December 31, 2012. During the year ended December 31, 2012 and for the year ended December 31, 2011, no compensation, fees or reimbursements were incurred for services provided by our advisor and its affiliates related to the liquidity/listing stage.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of the company will not exceed, in any four consecutive fiscal quarters, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors that the independent directors deem relevant, including the factors listing in the “Management — General” section of this prospectus.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because our advisor manages our day-to-day operations, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed, therefore we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CR IV Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of our advisor on an as needed basis rather than having to hire similar individuals on a full-time basis.

If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not become employed by us, but instead will remain employees of our sponsor or its affiliates. However, such personnel do not have restrictions by contract or otherwise that may affect their ability to be employed by us, or otherwise provide services to us.

We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other liquidity event, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board of directors likely will not consider listing our shares on a national exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board of directors reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor through a business combination. At this time, we cannot be sure of the form or amount of consideration or other terms relating to such acquisition, however, we expect that we would not acquire our advisor if we could not retain key personnel of our advisor. If we pursue a business combination with our advisor, our board of directors will have a fiduciary duty to act in our best interests, which will be adverse to the interests of our advisor. To fulfill its fiduciary duty, our board of directors will take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust IV, Inc.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CR IV Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of CR IV Advisors as our advisor, the fees payable to CR IV Advisors in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of, CCPT I, CCPT II, CCPT III, CCIT, Cole Income NAV Strategy and one additional real estate investment program that currently is in registration for its initial public offering, all of which are REITs distributed and managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which focuses on single-tenant corporate properties subject to long term net leases to creditworthy tenants. CCPT I, CCPT II and CCPT III, like us, focus primarily on the retail sector, while CCIT focuses primarily on the office and industrial sector and Cole Income NAV Strategy focuses primarily on commercial properties in the retail, office and industrial sectors. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that also may be suitable for our portfolio.

CCPT I and CCPT II are no longer offering shares for investment and are not currently pursuing the acquisition of additional properties. In the event CCPT I or CCPT II sells one or more of its assets, either company may seek to acquire additional properties, which may be similar to properties in which we invest. On January 22, 2013, CCPT II entered into an Agreement and Plan of Merger with Spirit Realty Capital, Inc., a publicly listed REIT. The transaction is expected to close during the third quarter of 2013. CCPT III is no longer offering shares for investment to the public; however, CCPT III continues to invest in real estate. CCPT III is an active investor in real estate and real estate-related investments, and the investment objective and strategy of CCPT III overlaps with our investment objective and strategy, thereby increasing the likelihood of potential acquisitions being appropriate for CCPT III and for us. CCIT commenced an initial public offering of up to $2.975 billion of shares of common stock in February 2011. Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion of shares of common stock in December 2011. CCIT and Cole Income NAV Strategy are active investors in real estate and real estate-related investments, and, although CCIT focuses primarily on the office and industrial sector, and Cole Income NAV Strategy focuses on commercial properties in the retail, office and industrial sectors, we anticipate that many investments that will be appropriate for investment by us also will be appropriate for investment by CCIT and Cole Income NAV Strategy. The additional real estate investment program sponsored by Cole Real Estate Investments that is currently seeking registration for its initial public offering is seeking to register up to $2.975 billion in shares of its common stock. See “— Certain Conflict Resolution Procedures” below.

In addition, during the period from January 1, 2003 to December 31, 2012, an affiliate of our advisor had issued approximately $114.2 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single and multi-tenant properties in various states. In addition, during the same period, Cole Real Estate Investments sponsored 53 tenant-in-common and Delaware Statutory Trust real estate programs, 52 of which are still in operation as of December 31, 2012. Cole Real Estate Investments also sponsored Cole Growth Opportunity Fund I, L.P. (CGOF), which is currently operating. CGOF does not have similar investment objectives to this program. Affiliates of our advisor may, from time to time, sponsor additional tenant-in-common and/or Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. During the period from January 1, 2003 to December 31, 2012, affiliates of our advisor and of our executive officers also served as officers and directors of general partners of two limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund, LP (CCPF) and Cole Credit Property Fund II, LP (CCPF II). See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs.

Any Cole-sponsored real estate program, whether or not currently existing, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that such programs own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the other program’s property for tenants or purchasers.

Although our board of directors adopted a policy limiting the types of transactions that we may enter into with our advisor, its affiliates, and other Cole-sponsored real estate programs, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor or other Cole-sponsored programs also gives rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

In addition, we will rely on Cole Capital Corporation, our affiliated dealer manager, for the distribution of our shares of common stock to investors in this offering. Cole Capital Corporation currently distributes shares of common stock of CCIT and Cole Income NAV Strategy. We anticipate that Cole Capital Corporation may be required to hire additional personnel to manage our offering as well as any future concurrent offering. If our dealer manager is unable to sufficiently hire personnel to manage concurrent offerings, our dealer manager will face conflicts of interest allocating resources to our offering, which may have a negative effect on our ability to raise capital in this offering. Moreover, if the compensation our dealer manager or its personnel receive in the connection with concurrent offerings differs, our dealer manager and/or its personnel may have an incentive to devote more effort to the offering that results in a higher level of compensation.

Other Activities of Our Advisor and its Affiliates

We rely on our advisor, CR IV Advisors, for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also is an executive officer or director of our advisor, our dealer manager and/or other affiliated entities. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

Transactions with Our Advisor and its Affiliates

Our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor, other than as set forth below. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction. Moreover, our advisor will not receive an acquisition fee if an affiliated entity will receive a disposition fee in connection with such transaction. Conversely, an affiliated entity will not receive an acquisition fee if our advisor will receive a disposition fee in connection with the sale of a property to an affiliate.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan. Notwithstanding any of the foregoing, none of these restrictions would preclude us from internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders.

Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor and the advisors of the other programs will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that the advisors will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. However, in such event, our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will determine which program will be first presented with the opportunity. See “— Certain Conflict Resolution Procedures” for details of the factors used to make that determination. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

Our properties are, and we anticipate that properties we acquire in the future will be, managed and leased by our property manager, CREI Advisors, an affiliate of our advisor, pursuant to property management and leasing agreements. We expect CREI Advisors to also serve as property manager for properties owned by other real estate programs sponsored by Cole Real Estate Investments, some of which may be in competition with our properties.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related investment, will likely result in the receipt of fees and other compensation by our advisor and its affiliates, including acquisition and advisory fees, disposition fees, and the possibility of subordinated performance fees. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that acquisition fees will generally be based on the cost of the investment and payable to our advisor and its affiliates regardless of the quality of the properties acquired. Similarly, until such time as our board of directors provides an estimate of the value of our shares, the advisory fees will be based on the cost of our investment, regardless of the quality of the properties acquired or services provided to us. Basing acquisition fees and advisory fees on the cost or estimated value of the investment may influence our advisor’s decisions relating to property acquisitions.

In advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fees and other consideration they may receive under alternative liquidity events, such as the listing of our shares of common stock on a national exchange, the sale of our company or the liquidation of our assets. In each event, a subordinated performance fee would be paid to our advisor only after our investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return. However, in the event our shares of common stock are listed on a national exchange, we may internalize our management functions. One method for internalizing our management functions would be for us to acquire our advisor through a business combination, which could result in significant payments to our advisor or its affiliates. Such payments would be made irrespective of whether our investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return. Therefore, our advisor may have an incentive to recommend a listing transaction rather than a liquidation transaction. See the “Management Compensation” section of this prospectus.

In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to Cole Capital Corporation, our dealer manager and an affiliate of our advisor.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we may enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among Cole-sponsored programs. Conflict resolution provisions in our charter and policies adopted by our board of directors include, among others, the following:

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We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property from such persons or entities at an amount in excess of its current appraised value as determined by an independent appraiser. In addition, we will not sell or lease a property to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, who are not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and either the sale price is greater than the cost of the property to us, including acquisition-related expenses, or a majority of the independent directors determines that there is substantial justification for any amount below such cost and that such difference is reasonable. In no event will we sell any such property to such persons or entities at an amount less than its current appraised value as determined by an independent appraiser.

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We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such year.

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In the event that an investment opportunity becomes available that may be suitable for both us and one or more other Cole-sponsored program, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that another Cole-sponsored program will make the investment. Our board of directors, including the independent directors, has a duty to ensure that the method used for the allocation of the acquisition of properties by two or more programs seeking to acquire similar types of properties is applied fairly to us.

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We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to acquire quality commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our Potential Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators and acquirers of retail and other income-producing properties. We believe our long-term success will be supported through the following potential competitive strengths:

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Cole’s Disciplined Investment Approach.    Mr. Cole began investing in commercial real estate in 1979, focusing primarily on retail and office properties, and raw land in the metropolitan Phoenix area. From 1979 until the end of 1999, Mr. Cole, together with various investment partners, acquired 78 commercial properties and raw land. During that time, Mr. Cole founded what is now Cole Real Estate Investments. From 2003 until the end of 2012, our sponsor’s real estate programs acquired 2,090 commercial properties, predominantly in the retail sector. See the section of this prospectus captioned “Prior Performance Summary” for a discussion of the historical experience of the real estate programs managed over the last ten years by our sponsor. Under Mr. Cole’s leadership, our sponsor developed an investment approach that focuses on acquiring single-tenant necessity corporate properties subject to long-term net leases to creditworthy tenants. In addition, our sponsor’s investment strategy targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). While our sponsor historically has applied its investment approach predominantly in the retail sector, our sponsor has utilized this investment approach in the office and industrial sectors as well. We expect that our advisor will apply this disciplined investment approach to our investments in necessity retail and other income-producing properties.

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Experienced Advisor.    Mr. Roberts, our advisor’s executive vice president and head of real estate investments, has more than 25 years of commercial real estate experience, and leads a team of experienced real estate industry professionals. Additionally, our advisor’s executive management team has extensive public company operating experience, with several of its senior executives having held senior positions at publicly held REITs.

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Successful Credit Underwriting Experience.    Our sponsor has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of Cole-sponsored real estate programs. The combined portfolios of CCPT I, CCPT II, CCPT III, CCPT IV, CCIT and Cole Income NAV Strategy had a 98% occupancy rate as of December 31, 2012.

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Strong Industry Relationships.    We believe that our advisor’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our advisor’s ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our advisor’s strong relationships with the tenant and leasing brokerage communities are expected to aid in attracting and retaining tenants.

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Ability to Purchase Properties for Cash.    We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties. While we have not yet raised a substantial amount of capital, Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for other Cole-sponsored real estate programs, and we expect that, through its well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

While we believe that these factors will help distinguish us from our competitors and contribute to our long-term success, there is no guarantee that they will provide us with any actual competitive advantages.

Liquidity Opportunities

Following the completion of our public offering and the investment of the proceeds, we expect that our board of directors will consider potential strategic options to provide our stockholders with liquidity in connection with its oversight of our investment portfolio and operations. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interests of our stockholders. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, or the sale or merger of our company.

Acquisition and Investment Policies

Types of Investments

We invest primarily in income-producing necessity retail properties that are single-tenant or multi-tenant “power centers,” which are leased to national and regional creditworthy tenants under long-term leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing core commercial real estate assets primarily in the retail sector but in the office and industrial sectors as well. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term leases, will provide us with a competitive advantage. In addition, our sponsor has built a business of over 350 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and that our access to these resources also will provide us with an advantage.

We also may invest in other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. We believe investments in these types of office and industrial properties, which are essential to the business operations of the tenant, are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation.

We may further diversify our portfolio by making and investing in mortgage, bridge or mezzanine loans, or in participations in such loans, secured directly or indirectly by the same types of commercial properties that we may acquire directly, and we may invest in other real estate-related securities. We may acquire properties under development or that require substantial refurbishment or renovation. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Many of our properties are and we anticipate that future properties will be leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties, as well as leased to large national retailers as stand alone properties or as part of so-called “power centers,” which are comprised of big box national, regional and local retailers. Our advisor will monitor industry trends and identify properties on our behalf that serve to provide a favorable return balanced with risk. Our management is expected primarily to target regional or national name brand retail businesses with established track records. We generally intend to hold each property for a period in excess of seven years.

We believe that our general focus on the acquisition of a large number of single-tenant and multi-tenant necessity retail properties net leased to creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. By acquiring a large number of single-tenant and multi-tenant retail properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objective of cash flow from our overall portfolio. We believe this approach can result in less risk to investors than an investment approach that targets other asset classes. In addition, we believe that retail properties under long-term triple net and double net leases offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets. Our management believes that a portfolio consisting of both freestanding, single-tenant retail properties and multi-tenant retail properties anchored by large national retailers will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age and lease maturities of the various properties. We will pursue properties leased to tenants representing a variety of retail industries to avoid concentration in any one industry. These industries may include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. We also will seek to diversify our tenants among national, regional and local brands. We generally expect to target properties with lease terms in excess of ten years. We may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We currently expect that substantially all of our acquisitions will be in the United States, including U.S. protectorates.

Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to investments in corporate properties. We will not forego a high quality investment because it does not precisely fit our expected portfolio composition. See “— Other Possible Investments” below for a description of other types of real estate and real estate-related investments we may make.

We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process

In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply a well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties are and we expect will continue to be national or regional retail chains that are creditworthy entities having high net worth and operating income. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies that, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of

AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objectives. Our advisor’s underwriting process also will consider information provided by other debt or credit rating agencies, such as Dun & Bradstreet, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of the acquisition. These factors may cause us to consider a prospective tenant to be creditworthy even if it does not have an investment grade rating.

Description of Leases

We expect, in most instances, to continue to acquire tenant properties with existing double net or triple net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. We expect that double net and triple net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. Not all of our leases will be net leases. In respect of multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that multi-tenant office space is likely to be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred as a result of our owning the property. Not all of our leases will be net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases.

Typically, we expect to enter into leases that have terms of ten years or more. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases may require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Investment Decisions

Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, and our policies are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor will procure and review an independent valuation estimate on the proposed investment. In addition, our advisor, to the extent such information is available, will consider the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patters and economic conditions;

•	presence of nearby properties that may positively or negatively impact store sales at the subject property; and

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lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor will review the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Our board of directors has adopted a policy to prohibit acquisitions from affiliates of our advisor except in limited circumstances. See the section of this prospectus captioned “Conflicts of Interest — Transactions with Our Advisor and its Affiliates.”

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence that title to the property can be freely sold or otherwise transferred to us, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	certificates of the tenant attesting that the tenant believes that, among other things, the lease is valid and enforceable.

In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of this prospectus captioned “— Environmental Matters” below.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

Our investments in real estate generally take the form of holding fee title or a long-term leasehold estate. We have acquired, and expect to continue to acquire, such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisors, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy is to invest in joint ventures only when we will have an option or contract to purchase, or a right of first refusal to purchase, the property held by the joint venture or the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Our advisor’s officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.
We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Our general policy is to structure them as follows:

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we may enter into a joint venture with third parties who have an executed lease with the developer who has an executed lease in place with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

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consistent with our general policy regarding joint venture investments, we would have an option or contract to purchase, or a right of first refusal to purchase, the property or co-investor’s interest.

It is possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.

In the event that we elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

In addition, we may invest in unimproved properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the presence and release of hazardous substances and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary because there is an existing recent Phase I site assessment. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property interviewing the key site manager and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

In the event the Phase I site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a “Phase II” environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II site assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I environmental site assessment, and (viii) whether any party (i.e. surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case by case basis.

We expect that some of the properties that we acquire may contain, at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Other Possible Investments

Although we expect to invest primarily in real estate, our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate sector, to the extent such assets do not cause us to lose our REIT status or cause us to be an investment company under the Investment Company Act. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code and do not cause us, our operating partnership, or any other subsidiaries to meet the definition of an “investment company” under the Investment Company Act, our portfolio composition may vary from what we initially expect. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Investing in and Originating Loans.    The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring properties for our portfolio. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of seven years, we expect that the average duration of loans will typically be one to five years.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities.    To the extent permitted by Section V.D.2 of the NASAA REIT Guidelines, and subject to the limitations set forth in this prospectus and in our charter, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Our board of directors (including all of our independent directors) has authorized us to invest in preferred real estate-related equity securities, provided that such investments do not exceed the limitations contained in any credit facility or other agreement to which we are a party. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS to the extent permitted by the NASAA REIT Guidelines. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes. Our board of directors has adopted a policy to limit any investments in non-investment grade CMBS to not more than 10% of our total assets.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. While there is no limitation on the amount we may borrow against any single improved property, our charter limits our aggregate borrowings to 75% of the cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. For example, our independent directors may find that we are justified in exceeding these limitations on borrowings during the offering stage, as we will be in the process of raising our equity capital to build our portfolio. Higher debt levels during the offering stage may enable us to acquire properties earlier than we might otherwise be able to acquire them if we were to adhere to these debt levels, which could yield returns that are accretive to the portfolio. In addition, as we will be in the offering stage, more equity could be raised in the future to reduce the debt levels to within the limitations described herein. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Our advisor will have substantial discretion with respect to the financing we obtain, subject to our borrowing policies, which will be approved by our board of directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of seven years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations, in General

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we:

•

will not borrow in excess of 75% of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	will not make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•

will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	will not invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	will not issue equity securities on a deferred payment basis or other similar arrangement;

•	will not issue debt securities in the absence of adequate cash flow to cover debt service;

•	will not issue shares that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

will not issue equity securities redeemable solely at the option of the holder (which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests);

•

will not issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant;

•

will not make any investment that we believe will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•

will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where the amount of the subordinated debt, plus the amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of our company (as shown on our books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets (and the value of all investments in this type of subordinated debt will be limited to 10% of our tangible assets);

•	will not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

•

will not acquire interests in any entity holding investments or engaging in activities prohibited by Article IX of our charter, except for investments in which we hold a non-controlling interest or investments in publicly-traded entities; and

•	will continually review our investment activity to ensure that we are not classified as an “investment company” under the Investment Company Act.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described in the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will continue to be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

We believe that neither we nor our operating partnership will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because neither of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, through our operating partnership, will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we and our operating partnership will be able to conduct our respective operations such that neither entity will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed.

Generally, our board of directors may revise our investment policies without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in retail and other income-producing commercial properties located throughout the United States.

As of April 4, 2013 we, through separate wholly-owned limited liability companies and limited partnerships, owned 121 properties located in 29 states, consisting of approximately 3.5 million gross rentable square feet of commercial space. The properties generally were acquired through the use of proceeds from our initial public offering and proceeds from our revolving credit facility. Our properties as of April 4, 2013 are listed below in order of date of acquisition.

Property Description	Date Acquired	Year Built	Purchase Price	Fees Paid to Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy
Advance Auto Parts – North Ridgeville, OH(4)	April 13, 2012	2008	$1,673,000	$33,460	8.30%	8.30%	100%
PetSmart – Wilkesboro, NC(4)	April 13, 2012	2011	2,650,000	53,000	8.10%	8.33%	100%
Nordstrom Rack – Tampa, FL	April 16, 2012	2010	11,998,039	239,961	7.41%	7.41%	100%
Walgreens – Blair, NE	April 18, 2012	2008	4,242,424	84,848	6.60%	6.60%	100%
CVS – Corpus Christi, TX	April 19, 2012	1998	3,400,000	68,000	6.75%	6.75%	100%
CVS – Charleston, SC	April 26, 2012	1998	2,137,778	42,756	6.75%	6.75%	100%
CVS – Asheville, NC	April 26, 2012	1998	2,365,249	47,305	6.75%	6.75%	100%
O’Reilly Auto Parts – Brownfield, TX	May 8, 2012	2012	965,447	19,309	7.05%	7.19%	100%
O’Reilly Auto Parts – Columbus, TX	May 8, 2012	2011	1,130,213	22,604	7.05%	7.38%	100%
Walgreens – Suffolk, VA	May 14, 2012	2007	4,925,000	98,500	6.70%	6.70%	100%
Walgreens – Springfield, IL	May 14, 2012	2007	5,223,000	104,460	6.70%	6.70%	100%
Walgreens – Montgomery, AL	May 14, 2012	2006	4,477,000	89,540	6.70%	6.70%	100%
Tractor Supply – Cambridge, MN	May 14, 2012	2012	2,245,000	44,900	8.02%	8.85%	100%
HEB Center – Waxahachie, TX	June 27, 2012	1997	13,000,000	260,000	7.19%	7.26%	99%
CVS – Bainbridge, GA	June 27, 2012	1998	2,650,000	53,000	7.00%	7.00%	100%
Advance Auto – Starkville, MS	June 29, 2012	2011	1,344,964	26,899	7.60%	7.60%	100%
AutoZone – Philipsburg, PA	July 27, 2012	2010	1,620,000	32,400	6.85%	6.85%	100%
Benihana Portfolio – Various (5)	August 21, 2012	Various	17,335,757	346,715	7.85%	7.85%	100%
Wawa – Cape May, NJ	August 29, 2012	2005	7,639,896	152,798	6.75%	6.75%	100%
Wawa – Galloway, NJ	August 29, 2012	2005	8,123,926	162,479	6.75%	6.75%	100%
Stripes Portfolio I – Various (6)	August 30, 2012	Various	8,228,130	164,563	7.14%	7.14%	100%
Stripes Portfolio II – Various (7)	August 30, 2012	Various	16,936,887	338,738	7.14%	7.14%	100%
Pick’n Save – Sheboygan, WI	September 6, 2012	2012	14,122,000	282,440	7.67%	8.05%	100%
The Marquis – Williamsburg, VA	September 21, 2012	2007	14,260,000	285,200	7.02%	7.11%	100%
Golden Corral – Garland, TX	September 21, 2012	2012	3,903,000	78,060	8.00%	8.41%	100%
Ross – Ft. Worth, TX	October 4, 2012	2010	4,900,000	98,000	7.27%	7.27%	100%
CVS – Irving, TX	October 5, 2012	2000	3,917,557	78,351	6.55%	6.55%	100%
Mattress Firm – Jonesboro, AR	October 5, 2012	2012	2,189,000	43,780	8.20%	8.85%	100%
PetSmart – Baton Rouge, LA	October 11, 2012	1999	4,100,000	82,000	8.21%	8.21%	100%
Walgreens – Lubbock (82nd), TX	October 11, 2012	2000	4,240,500	84,810	7.11%	7.11%	100%
Walgreens – Lubbock (Indiana), TX	October 11, 2012	1998	3,698,500	73,970	7.17%	7.17%	100%
Kohl’s – Hutchinson, KS	October 19, 2012	N/A(8)	3,385,000	67,700	6.50%	6.50%	100%
CVS – Cartersville, GA	October 22, 2012	N/A(8)	2,616,000	52,320	6.25%	6.25%	100%

Property Description	Date Acquired	Year Built	Purchase Price	Fees Paid to Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy
Logan’s Roadhouse – Lancaster, TX	October 23, 2012	2011	$3,165,000	$63,300	7.70%	8.97%	100%
Logan’s Roadhouse – Opelika, AL	October 23, 2012	2005	2,959,813	59,196	7.86%	8.96%	100%
Logan’s Roadhouse – Sanford, FL	October 23, 2012	1999	3,625,744	72,515	7.86%	8.97%	100%
Logan’s Roadhouse – Troy, OH	October 23, 2012	2011	3,105,000	62,100	7.70%	8.98%	100%
Advance Auto – Corydon, IN	October 26, 2012	2012	1,513,393	30,268	7.75%	7.75%	100%
Mattress Firm – Pineville, NC	October 29, 2012	2000	3,389,000	67,780	8.25%	8.78%	100%
Tractor Supply – Newnan, GA	November 6, 2012	2009	3,943,000	78,860	7.10%	8.04%	100%
Cost Plus Shopping Center – Kansas City, MO	November 13, 2012	2001	3,865,000	77,300	7.66%	7.80%	93%
Michael’s – Bowling Green, KY	November 20, 2012	2012	3,110,000	62,200	7.70%	8.01%	100%
Tractor Supply – Spencer, WV	November 20, 2012	2012	2,945,000	58,900	7.13%	7.88%	100%
Dollar General – Hanceville, AL	November 21, 2012	2012	3,310,312	66,206	7.40%	7.47%	100%
Dollar General – Piedmont, AL	November 21, 2012	2012	3,234,688	64,694	7.40%	7.48%	100%
Kirkland’s – Jonesboro, AR	November 27, 2012	2012	2,903,226	58,065	7.75%	8.13%	100%
Dollar General – Maynardville, TN	November 30, 2012	2012	1,227,464	24,549	7.65%	7.73%	100%
Dollar General – Lima, OH	November 30, 2012	2012	1,341,781	26,836	7.30%	7.38%	100%
Dollar General – Whitwell, TN	November 30, 2012	2012	1,441,315	28,826	7.30%	7.38%	100%
Dollar General – Cleveland, TX	November 30, 2012	2012	1,130,795	22,616	7.30%	7.37%	100%
Dollar General – Brownsville, TX	November 30, 2012	2012	1,359,521	27,190	7.30%	7.37%	100%
Dollar General – Greenwell Springs, LA	November 30, 2012	2012	1,437,205	28,744	7.30%	7.37%	100%
Dollar General – Breaux Bridge, LA	November 30, 2012	2012	1,385,918	27,718	7.30%	7.37%	100%
Tire Kingdom – Tarpon Springs, FL	November 30, 2012	2003	2,087,325	41,747	7.35%	8.18%	100%
Tractor Supply – Canon City, CO	November 30, 2012	2012	3,717,186	74,344	7.25%	7.81%	100%
Hobby Lobby – Mooresville, NC	November 30, 2012	2012	5,500,000	110,000	7.50%	8.00%	100%
Canarsie Plaza – Brooklyn, NY	December 5, 2012	2011	124,000,000	2,480,000	6.50%	7.40%	96%
Kohl’s – Cedar Falls, IA	December 7, 2012	2001	8,050,000	161,000	7.29%	7.29%	100%
Big Lots – Waco, TX	December 10, 2012	2012	2,600,000	52,000	7.68%	7.95%	100%
Costco – Tallahassee, FL	December 11, 2012	N/A(8)	9,710,000	194,200	6.20%	6.20%	100%
Wal-Mart – Tallahassee, FL	December 11, 2012	N/A(8)	15,390,000	307,800	6.20%	6.20%	100%
Golden Corral – Houston, TX	December 12, 2012	2012	3,944,000	78,880	8.00%	8.57%	100%
Old Navy & PetSmart – Reynoldsburg, OH	December 14, 2012	2012	6,050,286	121,006	7.47%	7.68%	100%
National Tire & Battery – Cedar Hill, TX	December 18, 2012	2006	2,624,000	52,480	6.85%	6.85%	100%
Hickory Flat Commons – Canton, GA	December 18, 2012	2008	19,000,000	380,000	6.13%	6.84%	96%
Dollar General – Independence, MO	December 18, 2012	2012	1,368,151	27,363	7.30%	7.37%	100%
Dollar General – Rayne, LA	December 18, 2012	2012	1,157,589	23,152	7.30%	7.37%	100%
Dollar General – Conroe, TX	December 18, 2012	2012	1,249,973	24,999	7.30%	7.37%	100%
Dollar General – Houston, TX	December 18, 2012	2012	1,600,767	32,015	7.30%	7.37%	100%
Dollar General – Lubbock, TX	December 18, 2012	2012	1,229,863	24,597	7.30%	7.37%	100%
Big Lots – San Angelo, TX	December 19, 2012	2012	3,250,000	65,000	7.66%	8.04%	100%
Home Depot – North Canton, OH	December 20, 2012	1998	14,450,000	289,000	6.62%	6.88%	100%
Walgreens – Danville, VA	December 21, 2012	2012	5,890,625	117,813	6.40%	6.40%	100%
Dollar General – Ashville, AL	December 21, 2012	2012	1,122,742	22,455	7.40%	7.40%	100%
Dollar General – Geneva, AL	December 21, 2012	2012	1,249,378	24,988	7.40%	7.47%	100%
Dollar General – Harvest, AL	December 21, 2012	2012	1,151,081	23,022	7.40%	7.47%	100%
Dollar General – Huntsville, AL	December 21, 2012	2012	1,253,906	25,078	7.40%	7.40%	100%
Dollar General – Kinston, AL	December 21, 2012	2012	1,081,206	21,624	7.40%	7.47%	100%

Property Description	Date Acquired	Year Built	Purchase Price	Fees Paid to Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy
Fairview Village – Cary, NC	December 21, 2012	2010	$6,626,044	$132,521	8.93%	9.07%	90%
Dick’s – Oklahoma City (3rd Street), OK	December 21, 2012	2012	8,972,306	179,446	7.11%	7.11%	100%
Wallace Commons – Salisbury, NC	December 31, 2012	2009	12,000,000	240,000	6.52%	8.02%	100%
Dick’s – Oklahoma City, OK	December 31, 2012	2012	12,100,000	242,000	7.25%	7.36%	100%
Dollar General – Park Hill, OK	January 4, 2013	2012	1,087,000	21,740	7.40%	7.47%	100%
Dollar General – Pueblo, CO	January 4, 2013	2012	1,274,000	25,480	7.41%	7.48%	100%
National Tire & Battery – Montgomery, IL	January 15, 2013	2007	3,421,000	68,420	7.00%	7.00%	100%
PetSmart – Edmond, OK	January 23, 2013	1998	4,100,000	82,000	8.40%	8.40%	100%
Spinx – Simpsonville, SC	January 24, 2013	2012	2,000,000	40,000	8.50%	10.07%	100%
Logan’s Roadhouse – Bristol, VA	January 29, 2013	2001	3,939,000	78,780	8.58%	9.64%	100%
Dollar Tree/Petco – Humble, TX	January 31, 2013/February 11, 2013	2011	3,780,000	75,600	8.44%	8.44%	100%
Advance Auto – Lake Geneva, WI	February 6, 2013	2012	1,720,300	34,406	7.10%	7.10%	100%
Dollar General – Clay, AL	February 8, 2013	2012	1,310,274	26,205	7.30%	7.37%	100%
Dollar General – Woodville, OH	February 8, 2013	2013	1,298,630	25,973	7.30%	7.37%	100%
Walgreens – Cullman, AL	February 22, 2013	2012	6,400,000	128,000	6.25%	6.25%	100%
Dollar General – Bokchito, OK	February 27, 2013	2013	1,026,000	20,520	7.40%	7.40%	100%
Walgreens – Hickory, NC	February 28, 2013	2009	6,796,875	135,938	6.40%	6.40%	100%
Earth Fare – Huntersville, NC	February 28, 2013	2011	5,247,693	104,954	7.50%	7.91%	100%
Dollar General – Nashville, GA	March 1, 2013	2013	3,413,608	68,272	7.40%	7.47%	100%
Gold’s Gym – Corpus Christi, TX	March 6, 2013	2006	8,750,000	175,000	8.65%	9.10%	100%
Bed Bath & Beyond/Golfsmith – Schaumburg, IL	March 8, 2013	1997	12,400,000	248,000	7.57%	8.02%	100%
Walgreens – Huntsville, AL	March 15, 2013	2001	5,400,000	108,000	7.47%	7.47%	100%
Dollar General – Newark, OH	March 15, 2013	2012	1,312,932	26,259	7.30%	7.37%	100%
Dollar General – Groveport, OH	March 15, 2013	2012	1,335,616	26,712	7.30%	7.37%	100%
CVS – Chicago (Central Ave), IL	March 20, 2013	2008	6,960,181	139,204	6.32%	6.32%	100%
Dollar General – Toney, AL	March 21, 2013	2012	1,080,028	21,601	7.40%	7.47%	100%
Walgreens – Phoenix, AZ	March 22, 2013	2001	3,900,000	78,000	7.34%	7.34%	100%
University Marketplace – Marion, IN	March 22, 2013	2012	8,070,459	161,409	7.68%	7.98%	100%
Dollar General – Yatesville, GA	March 25, 2013	2013	1,128,958	22,579	7.40%	7.40%	100%
Fourth Creek Landing – Statesville, NC	March 26, 2013	2012	10,285,300	205,706	7.50%	7.65%	100	% (9)
CVS – Florence, AL	March 27, 2013	1998	2,973,484	59,470	6.60%	6.60%	100%
Canton Marketplace – Canton, GA	March 28, 2013	2009	61,075,000	1,221,500	8.67%	8.92%	91%
PetSmart – Commerce, MI	March 28, 2013	1996	2,789,627	55,793	7.95%	8.42%	100%
Buffalo Wild Wings – Warrenville, IL	March 28, 2013	2004	2,911,724	58,234	7.25%	7.53%	100%
Buffalo Wild Wings – Woodridge, IL	March 28, 2013	2005	2,911,724	58,234	7.25%	7.53%	100%
Trader Joe’s – Columbia, SC	March 28, 2013	2012	6,037,500	120,750	6.80%	6.80%	100%

			$700,599,783	$14,011,998

(1)	Fees paid to sponsor are payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 79 of the prospectus.

(2)	Initial yield is calculated as the current annualized rental income, adjusted for any rent concessions or abatements, if any, for the in-place leases at the respective property divided by the property purchase price, exclusive of acquisition costs and acquisition fees paid to our advisor or its affiliates. In general, our properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties to be subject to triple net leases. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent concessions or abatements, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price, exclusive of acquisition costs and acquisition fees paid to our advisor or its affiliates. In general, our properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties to be subject to triple net leases. Accordingly our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
(4)	These properties were acquired by purchasing 100% of the membership interests in AA North Ridgeville and PM Wilkesboro, respectively, from Series C. Series C had acquired these properties for the purpose of holding them temporarily until we were able to raise sufficient proceeds in our public offering to acquire them from Series C at its acquisition cost (including acquisition related expenses). A majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transactions approved the acquisitions as being fair and reasonable to us and determined that the cost to us of each property was equal to the cost of the respective property to Series C (including acquisition related expenses). In addition, the purchase price of each property, exclusive of closing costs, was less than the current appraised value of the respective property as determined by an independent third party appraiser.
(5)	The Benihana Portfolio consists of four single-tenant commercial properties located in Florida, Illinois, Minnesota and Texas, which were purchased under individual sale-leaseback agreements with Benihana National of Florida Corp., Benihana Lombard Corp., The Samurai, Inc. and Benihana Woodlands Corp., respectively, as tenants. The properties are subject to individual lease agreements with identical terms.
(6)	The Stripes Portfolio I consists of three single-tenant commercial properties located in Texas, which are subject to individual lease agreements with identical terms.
(7)	The Stripes Portfolio II consists of three single-tenant commercial properties located in Texas, which are subject to individual lease agreements with identical terms.
(8)	Subject to ground lease and therefore year built is not applicable.
(9)	Physical occupancy includes approximately 16,000 rentable square feet leased by Staples the Office Superstore East, Inc. The lease will not commence until August 2013.

The following tables set forth the principal provisions of the lease term for the major tenants at each of the properties listed above:

Property	Major Tenants(1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options(2)	Effective Annual Base Rent(3)	Effective Base Rent per Square Foot(3)	Lease Term(4)
Advance Auto Parts – North Ridgeville, OH	Advance Stores Company, Inc.	6,000	100%	3/5 yr.	$138,845	$23.14	4/13/2012	–	2/29/2024
PetSmart – Wilkesboro, NC	PetSmart Inc.	12,259	100%	4/5 yr.	214,533	17.50	4/13/2012	–	1/31/2017
					226,791	18.50	2/1/2017	–	1/31/2022
Nordstrom Rack – Tampa, FL	Nordstrom, Inc.	44,925	100%	4/5 yr.	889,515	19.80	4/16/2012	–	10/31/2020
Walgreens – Blair, NE	Walgreens Co.	14,820	100%	(5)	280,000	18.89	4/18/2012	–	9/30/2033
CVS – Corpus Christi, TX	CVS EGL South. Alameda TX, LP	11,306	100%	5/5 yr.	229,500	20.30	4/19/2012	–	4/30/2037
CVS – Charleston, SC	South Carolina CVS Pharmacy, LLC	10,125	100%	5/5 yr.	144,300	14.25	4/26/2012	–	4/30/2037
CVS – Asheville, NC	North Carolina CVS Pharmacy, LLC	10,125	100%	5/5 yr.	159,700	15.77	4/26/2012	–	4/30/2037
O’Reilly Auto Parts – Brownfield, TX	O’Reilly Automotive Stores, Inc.	6,365	100%	5/5 yr.	68,064	10.69	5/8/2012	–	1/20/2022
					72,144	11.33	1/21/2022	–	1/20/2027

Property	Major Tenants(1)	Total Square Feet Leased		% of Total Rentable Square Feet	Renewal Options(2)	Effective Annual Base Rent(3)		Effective Base Rent per Square Foot(3)	Lease Term(4)
O’Reilly Auto Parts – Columbus, TX	O’Reilly Automotive Stores, Inc.	6,047		100%	4/5 yr.	$79,680		$13.18	5/8/2012	–	9/30/2021
						84,456		13.97	10/1/2021	–	9/30/2026
						89,520		14.80	10/1/2026	–	9/30/2031
Walgreens – Suffolk, VA	Walgreen, Co.	14,820		100%	(5)	330,000		22.27	5/14/2012	–	8/31/2032
Walgreens – Springfield, IL	Walgreen, Co.	14,820		100%	10/5 yr.	350,000		23.62	5/14/2012	–	10/31/2032
Walgreens – Montgomery, AL	Walgreen, Co.	14,820		100%	10/5 yr.	300,000		20.24	5/14/2012	–	3/31/2032
Tractor Supply – Cambridge, MN	Tractor Supply Company	18,000		100%	4/5 yr.	180,000		10.00	5/14/2012	–	3/31/2017
						198,000		11.00	4/1/2017	–	3/31/2022
						217,800		12.10	4/1/2022	–	3/31/2027
HEB Center – Waxahachie, TX	HEB Grocery Company, LP	70,458		85%	8/5 yr.	762,356		10.82	6/27/2012	–	6/30/2027
CVS – Bainbridge, GA	Georgia CVS Pharmacy, LLC	10,125		100%	5/5 yr.	185,500		18.32	6/27/2012	–	6/30/2037
Advance Auto – Starkville, MS	Advance Stores Company, Inc.	6,129		100%	3/5 yr.	102,182		16,67	6/29/2012	–	5/31/2026
AutoZone – Philipsburg, PA	AutoZone Northeast, Inc.	7,380		100%	1/5 yr., 1/4 yr. and 6 months	111,000		15.04	7/27/2012	–	7/31/2030
Benihana Portfolio – Various	Various	36,911		100%	6/5 yr.	1,360,857	(6)	36.87	8/21/2012	–	8/31/2032
Wawa – Cape May, NJ	Wawa, Inc.	5,594		100%	6/5 yr.	515,693		92.19	8/29/2012	–	5/31/2026
Wawa – Galloway, NJ	Wawa, Inc.	5,605		100%	6/5 yr.	548,366		97.84	8/29/2012	–	5/31/2026
Stripes Portfolio I – Various	Stripes LLC	14,216		100%	5/5 yr.	587,190	(7)	41.30	8/30/2012	–	9/27/2027
Stripes Portfolio II – Various	Town & Country Food Stores, Inc.	11,433		100%	5/5 yr.	1,208,678	(7)	105.72	8/30/2012	–	11/12/2027
Pick’n Save – Sheboygan, WI	Roundy’s Supermarkets, Inc	70,072		100%	4/5 yr.	1,082,900	(8)	15.45	9/6/2012	–	12/31/2031
The Marquis – Williamsburg, VA	Kohl’s Department Stores, Inc.	89,911		67%	6/5 yr.	731,500		8.14	9/21/2012	–	1/31/2028
	Dick’s Sporting Goods, Inc.	45,000		33%	4/5 yr.	270,000		6.00	9/21/2012	–	1/31/2017
						292,500		6.50	2/1/2017	–	1/31/2022
Golden Corral – Garland, TX	Golden Corral Corporation	12,763		100%	4/5 yr.	312,240		24.46	9/21/2012	–	9/30/2017
						327,852		25.69	10/21/2017	–	9/30/2022
						344,245		26.97	10/1/2022	–	9/30/2027
Ross – Ft. Worth, TX	Ross Dress for Less, Inc.	32,400		100%	3/5 yr.	356,400		11.00	10/5/2012	–	1/31/2023
CVS – Irving, TX	CVS Pharmacy, Inc.	10,908		100%	5/5 yr.	256,600		23.52	10/5/2012	–	10/31/2037
Mattress Firm – Jonesboro, AR	Mattress Firm, Inc.	6,000		100%	3/5 yr.	179,500	(9)	29.92	10/5/2012	–	5/31/2024
Petsmart – Baton Rouge, LA	Petsmart, Inc.	25,265		100%	5/5 yr.	336,518		13.32	10/11/2012	–	4/30/2024
Walgreens – Lubbock (82nd), TX	Walgreens Co.	15,120		100%	8/5 yr.	301,500		19.94	10/11/2012	–	10/31/2032
Walgreens – Lubbock (Indiana), TX	Walgreens Co.	13,905		100%	7/5 yr.	265,307		19.08	10/11/2012	–	10/31/2032
Kohl’s – Hutchinson, KS	Kohl’s Illinois, Inc.	—	(10)	100%	8/5 yr.	220,000		3.97	10/19/2012	–	1/31/2033
CVS – Cartersville, GA	Georgia CVS Pharmacy, LLC	—	(10)	100%	3/5 yr.	163,500		3.11	10/22/2012	–	1/31/2035
Logan’s Roadhouse – Lancaster, TX	Logan’s Roadhouse, Inc.	6,555		100%	3/5 yr.	243,560	(11)	37.16	10/23/2012	–	1/31/2032
Logan’s Roadhouse – Opelika, AL	Logan’s Roadhouse, Inc.	8,140		100%	5/5 yr.	232,618	(12)	28.58	10/23/2012	–	11/29/2026
Logan’s Roadhouse – Sanford, FL	Logan’s Roadhouse, Inc.	8,670		100%	5/5 yr.	285,030	(12)	32.88	10/23/2012	–	11/29/2026
Logan’s Roadhouse – Troy, OH	Logan’s Roadhouse, Inc.	6,533		100%	3/5 yr.	239,040	(11)	36.59	10/23/2012	–	1/31/2032
Advance Auto – Corydon, IN	Advance Stores Company, Incorporated	6,895		100%	3/5 yr.	117,258		17.01	10/26/2012	–	7/31/2027
Mattress Firm –Pineville, NC	Mattress Firm, Inc.	10,837		100%	2/5 yr.	279,595	(9)	25.80	10/29/2012	–	10/31/2023
Tractor Supply – Newnan, GA	Tractor Supply Company	19,097		100%	4/5 yr.	279,996	(9)	14.66	11/6/2012	–	7/31/2024
Cost Plus Shopping Center – Kansas City, MO	Cost Plus, Inc.	24,989		93%	1/5 yr.	295,870		11.88	11/13/2012	–	1/31/2018
						309,365		12.43	2/1/2018	–	1/31/2023

Property	Major Tenants(1)	Total Square Feet Leased		% of Total Rentable Square Feet	Renewal Options(2)	Effective Annual Base Rent(3)		Effective Base Rent per Square Foot(3)	Lease Term(4)
Michael’s – Bowling Green, KY	Michaels Stores, Inc.	18,391		100%	4/5 yr.	$239,450		$13.02	11/20/2012	–	9/30/2017
						257,474		14.00	10/1/2017	–	2/28/2023
Tractor Supply – Spencer, WV	Tractor Supply Company	19,127		100%	4/5 yr.	210,000		10.98	11/20/2012	–	8/31/2017
						231,000		12.08	9/1/2017	–	8/31/2022
						254,100		13.28	9/1/2022	–	8/31/2027
Dollar General – Hanceville, AL	Dolgencorp, LLC	20,707		100%	5/5 yr.	244,963		11.83	11/21/2012	–	8/31/2022
						252,312		12.18	9/1/2022	–	8/31/2027
Dollar General – Piedmont, AL	Dolgencorp, LLC	20,707		100%	5/5 yr.	239,367		11.56	11/21/2012	–	5/31/2022
						246,548		11.91	6/1/2022	–	5/31/2027
Kirkland’s – Jonesboro, AR	Kirkland’s Stores, Inc.	9,000		100%	2/5 yr.	225,000		25.00	11/27/2012	–	1/31/2018
						247,500		27.50	2/1/2018	–	1/31/2023
Dollar General – Maynardville, TN	Dolgencorp, LLC	9,026		100%	5/5 yr.	93,901		10.40	11/30/2012	–	10/31/2022
						96,718		10.72	11/1/2022	–	10/31/2027
Dollar General – Lima, OH	Dolgen Midwest, LLC	9,002		100%	4/5 yr.	97,950		10.88	11/30/2012	–	7/31/2022
						100,889		11.21	8/1/2022	–	7/31/2027
Dollar General – Whitwell, TN	Dolgencorp, LLC	12,406		100%	5/5 yr.	105,216		8.48	11/30/2012	–	4/30/2022
						108,373		8.74	5/1/2022	–	4/30/2027
Dollar General – Cleveland, TX	Dolgencorp of Texas, Inc.	9,026		100%	4/5 yr.	82,548		9.15	11/30/2012	–	8/31/2022
						85,032		9.42	9/1/2022	–	8/31/2027
Dollar General – Brownsville, TX	Dolgencorp of Texas, Inc.	9,026		100%	4/5 yr.	99,245		11.00	11/30/2012	–	8/31/2022
						102,222		11.33	9/1/2022	–	8/31/2027

Dollar General – Greenwell Springs, LA	Dolgencorp, LLC	9,026		100%	4/5 yr.	104,916		11.62	11/30/2012	–	9/30/2022
						108,060		11.97	10/1/2022	–	9/30/2027
Dollar General – Breaux Bridge, LA	Dolgencorp, LLC	9,100		100%	4/5 yr.	101,172		11.12	11/30/2012	–	10/31/2022
						104,208		11.45	11/1/2022	–	10/31/2027
Tire Kingdom – Tarpon Springs, FL	Tire Kingdom, Inc.	6,100		100%	2/5 yr.	153,480	(13)	25.16	11/30/2012	–	4/30/2023
Tractor Supply – Canon City, CO	Tractor Supply Company	21,924		100%	4/5 yr.	269,496		12.29	11/30/2012	–	11/30/2017
						289,716		13.21	12/1/2017	–	11/30/2022
						311,442		14.21	12/1/2022	–	11/30/2027
Hobby Lobby – Mooresville, NC	Hobby Lobby Stores, Inc.	55,000		100%	3/5 yr.	412,500		7.50	11/30/2012	–	10/31/2017
						440,000		8.00	11/1/2017	–	10/31/2022
						467,500		8.50	11/1/2022	–	10/31/2027
Canarsie Plaza – Brooklyn, NY	BJ’s Wholesale	172,770		63%	2/10 yr.	5,100,000		29.52	12/5/2012	–	11/30/2015
	Club, Inc.				& 1/5 yr.	5,508,000		31.88	12/1/2015	–	11/30/2020
						5,948,640		34.43	12/1/2020	–	11/30/2025
						6,543,504		37.87	12/1/2025	–	11/30/2030
	The City of New York	33,048		12%	2/5 yr.	991,440		30.00	12/5/2012	–	1/25/2016
						1,090,584		33.00	1/26/2016	–	1/25/2021
						1,199,642		36.30	1/26/2021	–	1/25/2026
						1,319,607		39.93	1/26/2026	–	1/25/2031
Kohl’s – Cedar Falls, IA	Kohl’s Department Stores, Inc.	86,584		100%	5/5 yr.	587,040		6.78	12/7/2012	–	1/31/2022
Big Lots – Waco, TX	PNS Stores, Inc.	28,526		100%	2/5 yr.	199,682	(14)	7.00	12/10/2012	–	1/31/2017
						219,650		7.70	2/1/2017	–	1/31/2022
Costco – Tallahassee, FL	Costco Wholesale Corporation	—	(10)	100%	5/5 yr.	602,000		1.11	12/11/2012	–	4/30/2033
Wal-Mart – Tallahassee, FL	Wal-Mart Stores East, LP	—	(10)	100%	16/5 yr.	954,000		1.16	12/11/2012	–	9/6/2027
Golden Corral – Houston, TX	Golden Corral	14,284		100%	4/5 yr.	315,520		22.09	12/12/2012	–	12/31/2017
	Corporation					331,296		23.19	1/1/2018	–	12/31/2022
						347,861		24.35	1/1/2023	–	12/31/2027
Old Navy & PetSmart – Reynoldsburg, OH	Old Navy, LLC	15,112		52%	3/5 yr.	219,124		14.50	12/14/2012	–	10/31/2017
						230,458		15.25	11/1/2017	–	10/31/2022
	PetSmart, Inc.	13,858		48%	5/5 yr.	232,814		16.80	12/14/2012	–	9/30/2017
						246,672		17.80	10/1/2017	–	9/30/2022
National Tire & Battery – Cedar Hill, TX	NTW, Incorporated	6,912		100%	3/5 yr.	179,755	(15)	26.01	12/18/2012	–	9/30/2031

Property	Major Tenants(1)	Total Square Feet Leased		% of Total Rentable Square Feet	Renewal Options(2)	Effective Annual Base Rent(3)		Effective Base Rent per Square Foot(3)	Lease Term(4)
Hickory Flat Commons – Canton, GA	The Kroger Co.	78,846		69%	6/5 yr.	$644,701		$8.18	12/18/2012	–	11/30/2028
Dollar General – Independence, MO	Dolgencorp, LLC	9,100		100%	4/5 yr.	99,875		10.98	12/18/2012	–	9/30/2022
						102,871		11.30	10/1/2022	–	9/30/2027
Dollar General – Rayne, LA	Dolgencorp, LLC	9,026		100%	4/5 yr.	84,504		9.36	12/18/2012	–	10/31/2022
						87,036		9.64	11/1/2022	–	10/31/2027
Dollar General – Conroe, TX	Dolgencorp of	9,026		100%	4/5 yr.	91,248		10.11	12/18/2012	–	9/30/2022
	Texas, Inc.					93,984		10.41	10/1/2022	–	9/30/2027
Dollar General – Houston, TX	Dolgencorp of	9,026		100%	4/5 yr.	116,856		12.95	12/18/2012	–	10/31/2022
	Texas, Inc.					120,360		13.33	11/1/2022	–	10/31/2027
Dollar General – Lubbock, TX	Dolgencorp of	9,026		100%	4/5 yr.	89,780		9.95	12/18/2012	–	10/31/2022
	Texas, Inc.					92,473		10.25	11/1/2022	–	10/31/2027
Big Lots – San Angelo, TX	PNS Stores, Inc.	35,584		100%	4/5 yr.	249,088		7.00	12/19/2012	–	1/31/2018
						273,997		7.70	2/1/2018	–	1/31/2023
Home Depot – North Canton, OH	Home Depot U.S.A,	111,803		100%	4/5 yr.	955,942		8.55	12/20/2012	–	12/31/2019
	Inc.					1,027,638		9.19	1/1/2020	–	12/31/2027
Walgreens – Danville, VA	Walgreen Co.	14,820		100%	10/5 yr.	377,000		25.44	12/21/2012	–	10/31/2037
Dollar General – Ashville, AL	Dolgencorp, LLC.	9,026		100%	5/5 yr.	83,083		9.20	12/21/2012	–	12/31/2027
Dollar General – Geneva, AL	Dolgencorp, LLC.	9,026		100%	5/5 yr.	92,454		10.24	12/21/2012	–	12/31/2022
						95,227		10.55	1/1/2023	–	12/31/2027
Dollar General – Harvest, AL	Dolgencorp, LLC	9,002		100%	5/5 yr.	85,180		9.46	12/21/2012	–	12/31/2022
						87,735		9.75	1/1/2023	–	12/31/2027
Dollar General – Huntsville, AL	Dolgencorp, LLC	9,026		100%	5/5 yr.	92,789		10.28	12/21/2012	–	12/31/2027
Dollar General – Kinston, AL	Dolgencorp, LLC	9,026		100%	5/5 yr.	80,009		8.86	12/21/2012	–	12/31/2022
						82,410		9.13	1/1/2023	–	12/31/2027
Fairview Village – Cary, NC	Food Lion, LLC	—	(10)	75%	6/5 yr.	460,216		12.11	12/21/2012	–	12/8/2034
Dick’s – Oklahoma City (3rd Street), OK	Dick’s Sporting Goods, Inc.	50,018		100%	4/5 yr.	637,730		12.75	12/21/2012	–	1/31/2023

Wallace Commons – Salisbury, NC	Kohl’s Department Stores, Inc.	68,639		77%	8/5 yr.	497,632		7.25	12/31/2012	–	1/31/2029

Dick’s – Oklahoma City, OK	Dick’s Sporting	60,500		100%	4/5 yr.	877,250		14.50	12/31/2012	–	1/31/2018
	Goods, Inc.					907,500		15.00	2/1/2018	–	1/31/2023
Dollar General – Park Hill, OK	Dolgencorp, LLC	9,026		100%	3/5 yr.	80,393		8.91	1/4/2013	–	10/31/2022
						82,804		9.17	11/1/2022	–	10/31/2027
Dollar General – Pueblo, CO	DG Retail, LLC	9,026		100%	3/5 yr.	94,372		10.46	1/4/2013	–	10/31/2022
						97,204		10.77	11/1/2022	–	10/31/2027
National Tire & Battery – Montgomery, IL	NTW LLC	7,964		100%	3/5 yr.	239,473	(16)	30.07	1/15/2013	–	12/31/2032
PetSmart – Edmond, OK	PetSmart, Inc.	26,040		100%	5/5 yr.	344,249		13.22	1/23/2013	–	1/31/2024
Spinx – Simpsonville, SC	The Spinx Company, Inc.	5,404		100%	6/5 yr.	170,000	(17)	31.46	1/24/2013	–	1/24/2033
Logan’s Roadhouse – Bristol, VA	Logan’s Roadhouse, Inc.	7,936		100%	5/5 yr.	338,019	(18)	42.59	1/29/2013	–	11/30/2026

Dollar Tree/Petco – Humble, TX	Dollar Tree Stores, Inc.	9,800		100%	2/5 yr.	117,600		12.00	1/31/2013	–	1/31/2022
	Petco Southwest, Inc.	12,585		100%	4/5 yr.	201,360		16.00	2/11/2013	–	1/31/2022
Advance Auto – Lake Geneva, WI	Advance Stores Company, Incorporated	6,895		100%	3/5 yr.	122,142		17.71	2/6/2013	–	10/31/2027
Dollar General – Clay, AL	Dolgencorp, LLC	9,026		100%	4/5 yr.	95,650		10.60	2/8/2013	–	10/31/2022
						98,520		10.92	11/1/2022	–	10/31/2027
Dollar General – Woodville, OH	Dolgen Midwest,	9,026		100%	4/5 yr.	94,800		10.50	2/8/2013	–	12/31/2022
	LLC					97,644		10.82	1/1/2023	–	12/31/2027
Walgreens – Cullman, AL	Walgreen Co.	14,550		100%	(5)	400,000		27.49	2/22/2013	–	9/30/2037

Property	Major Tenants(1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options(2)	Effective Annual Base Rent(3)		Effective Base Rent per Square Foot(3)	Lease Term(4)
Dollar General – Bokchito, OK	Dolgencorp, LLC	9,026	100%	3/5 yr.	$75,891		$8.41	2/27/2013	–	2/29/2028
Walgreens – Hickory, NC	Walgreen Co.	14,820	100%	(5)	435,000		29.35	2/28/2013	–	4/30/2033
Earth Fare – Huntersville, NC	Earth Fare, Inc.	24,989	100%	2/5 yr.	393,577		15.75	2/28/2013	–	12/31/2015
					406,071		16.25	1/1/2016	–	12/31/2020
					418,566		16.75	1/1/2021	–	12/31/2025
					431,060		17.25	1/1/2026	–	8/31/2031
Dollar General – Nashville, GA	Dolgencorp, LLC	20,707	100%	5/5 yr.	252,661	(19)	12.20	3/1/2013	–	2/29/2028
Gold’s Gym – Corpus Christi, TX	Gold’s Texas Holding, LP	47,395	100%	2/5 yr.	756,989	(20)	15.97	3/6/2013	–	10/31/2022

Bed Bath & Beyond/Golfsmith –Schaumburg, IL	Bed Bath & Beyond Inc.	70,737	70%	4/5 yr.	548,212	(21)	7.75	3/8/2013	–	1/31/2023
	Golfsmith USA, LLC	30,036	30%	2/5 yr.	390,468		13.00	3/8/2013	–	9/30/2018
Walgreens – Huntsville, AL	Walgreen Co.	15,120	100%	8/5 yr.	403,300		26.67	3/15/2013	–	5/31/2021
Dollar General – Newark, OH	Dolgen Midwest, LLC	9,100	100%	4/5 yr.	95,844		10.53	3/15/2013	–	1/31/2023
					98,712		10.85	2/1/2023	–	1/31/2028
Dollar General – Groveport, OH	Dolgen Midwest, LLC	9,026	100%	5/5 yr.	97,500		10.80	3/15/2013	–	1/31/2023
					100,425		11.13	2/1/2023	–	1/31/2028
CVS – Chicago (Central Ave), IL	Highland Park CVS, LLC	12,066	100%	8/5 yr.	439,975		36.46	3/20/2013	–	1/31/2035

Dollar General – Toney, AL	Dolgencorp, LLC	9,100	100%	5/5 yr.	79,922	(19)	8.78	3/21/2013	–	1/31/2028
Walgreens – Phoenix, AZ	Walgreen Arizona Drug Co.	15,120	100%	8/5 yr.	286,206		18.93	3/22/2013	–	6/30/2021
University Marketplace – Marion, IN	Hobby Lobby Stores, Inc.	50,000	58%	3/5 yr.	275,000		5.50	3/22/2013	–	9/30/2017
					287,500		5.75	10/1/2017	–	9/30/2022
					312,500		6.25	10/1/2022	–	9/30/2027
	The TJX Companies, Inc.	24,000	28%	4/5 yr.	192,000		8.00	3/22/2013	–	3/31/2023
	PetSmart, Inc.	12,224	14%	5/5 yr.	152,800		12.50	3/22/2013	–	1/31/2018
					165,024		13.50	2/1/2018	–	1/31/2023
Dollar General – Yatesville, GA	Dolgencorp, LLC	9,026	100%	5/5 yr.	83,543		9.26	3/25/2013	–	2/29/2028
Fourth Creek Landing – Statesville, NC	The TJX Companies, Inc.	23,600	35%	4/5 yr.	200,600		8.50	3/26/2013	–	9/30/2022
	Staples the Office Superstore East, Inc.	15,764	23%	4/5 yr.	202,567	(22)	12.85	8/1/2013	–	7/31/2023
	Michaels Stores, Inc.	14,293	21%	4/5 yr.	152,935		10.70	3/26/2013	–	2/28/2023
	PetSmart, Inc.	13,890	21%	5/5 yr.	215,295	(22)	15.50	3/26/2013	–	7/31/2022
CVS – Florence, AL	Alabama CVS Pharmacy, LLC	10,125	100%	5/5 yr.	196,250		19.38	3/27/2013	–	1/31/2038
Canton Marketplace – Canton, GA	Dick’s Sporting Goods, Inc.	50,750	14%	4/5 yr.	583,625	(23)	11.50	3/28/2013	–	1/31/2020

PetSmart – Commerce, MI	PetSmart, Inc.	26,034	100%	4/5 yr.	221,775		8.52	3/28/2013	–	3/31/2018
					243,953		9.37	4/1/2018	–	3/31/2023
Buffalo Wild Wings – Warrenville, IL	Blazin Wings, Inc.	6,400	100%	3/5 yr.	211,200		33.00	3/28/2013	–	11/30/2017
					227,072		35.48	12/1/2017	–	11/30/2022
Buffalo Wild Wings – Woodridge, IL	Blazin Wings, Inc.	6,400	100%	3/5 yr.	211,200		33.00	3/28/2013	–	11/30/2017
					227,072		35.48	12/1/2017	–	11/30/2022
Trader Joe’s – Columbia, SC	Trader Joe’s East, Inc.	13,800	100%	4/5 yr.	410,550	(7)	29.75	3/28/2013	–	3/31/2023

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)	Represents number of renewal options and the term of each option.
(3)	Effective annual base rent and effective base rent per square foot includes adjustments for rent concessions or abatements, if any.

(4)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term, assuming no renewals are exercised. In general, these properties are subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.
(5)	Lease continues for 50 years following the end of the non-cancellable portion of the lease term, provided that the tenant has the right to terminate the lease as of the last day of any month during such 50-year period upon 12 months’ prior notice.
(6)	The annual base rent under the leases increases every two years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding two-year period or 4% of the then-current annual base rent.
(7)	The annual base rent under the leases increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 10% of the then-current annual base rent.
(8)	The annual base rent under the lease increases every five years by $35,000.
(9)	The annual base rent under the lease increases every five years by approximately 10% of the then-current annual base rent.
(10)	Subject to a ground lease.
(11)	The annual base rent under the lease increases every five years by the lesser of one and a half times the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 10% of the then-current annual base rent.
(12)	The annual base rent under the lease increases every year by the lesser of one and a quarter times the cumulative percentage increase in the Consumer Price Index over the preceding annual period or 1.75% of the then-current annual base rent.
(13)	The annual base rent under the lease increases every year by 2% of the then-current annual base rent.
(14)	Lease term beginning December 10, 2012 through April 18, 2013 includes an adjustment for a rent incentive received on the purchase date.
(15)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 11% of the then-current annual base rent.
(16)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 12% of the then-current annual base rent.
(17)	The annual base rent under the lease increases every year by 1.75% of the then-current annual base rent.
(18)	The annual base rent under the lease increases every year by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding year or 1.75% of the then-current annual base rent.
(19)	The annual base rent under the lease increases every ten years by 3% of the then-current annual base rent.
(20)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.
(21)	The annual base rent under the lease increases every five years by 3.2% of the then-current annual base rent.
(22)	The annual base rent under the lease increases every five years by $1.00 per square foot.
(23)	The annual base rent under the lease increases every five years by $0.50 per square foot.

Tenant Lease Expirations

The following table sets forth the lease expirations for each of our properties acquired as of April 4, 2013 for each of the next ten years and thereafter assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight-line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2013	1	1,200	$36,840	*
2014	12	33,713	833,099	2%
2015	11	23,861	484,627	1%
2016	9	19,622	382,586	1%
2017	10	25,521	494,362	1%
2018	4	45,561	574,607	1%
2019	12	103,267	2,106,701	4%
2020	8	214,200	3,172,443	6%
2021	10	43,399	1,297,134	2%
2022	16	340,525	4,428,272	8%
2023	18	430,143	5,434,995	10%
Thereafter	101	2,153,594	33,715,358	64%

	212	3,434,606	$52,961,024	100%

*	Represents less than 1% of the total annual base rent.

Depreciable Tax Basis

For federal income tax purposes, the aggregate depreciable basis in the properties described in this prospectus is approximately $535.9 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. The preliminary depreciable basis in these properties is estimated, as of April 4, 2013, as follows:

Wholly-owned Property	Depreciable Tax Basis
Advance Auto Parts – North Ridgeville, OH	$1,454,746
PetSmart – Wilkesboro, NC	2,202,687
Nordstrom Rack – Tampa, FL	8,626,924
Walgreens – Blair, NE	3,906,948
CVS – Corpus Christi, TX	2,752,223
CVS – Charleston, SC	1,268,905
CVS – Asheville, NC	1,257,283
O’Reilly Auto Parts – Brownfield, TX	943,673
O’Reilly Auto Parts – Columbus, TX	870,191
Walgreens – Suffolk, VA	3,664,037
Walgreens – Springfield, IL	4,393,205
Walgreens – Montgomery, AL	3,366,967
Tractor Supply – Cambridge, MN	1,437,724
HEB Center – Waxahachie, TX	9,434,791
CVS – Bainbridge, GA	2,160,621
Advance Auto – Starkville, MS	897,523
AutoZone – Philipsburg, PA	1,328,400

Wholly-owned Property	Depreciable Tax Basis
Benihana Portfolio – Various	$14,215,321
Wawa – Cape May, NJ	6,264,715
Wawa – Galloway, NJ	6,661,619
Stripes Portfolio I – Various	6,747,067
Stripes Portfolio II – Various	13,888,247
Pick’n Save – Sheboygan, WI	11,580,040
The Marquis – Williamsburg, VA	11,693,200
Golden Corral – Garland, TX	3,200,460
Ross – Ft. Worth, TX	4,018,000
CVS – Irving, TX	3,212,397
Mattress Firm – Jonesboro, AR	1,794,980
Petsmart – Baton Rouge, LA	3,362,000
Walgreens – Lubbock (82nd), TX	3,477,210
Walgreens – Lubbock (Indiana), TX	3,032,770
Kohl’s – Hutchinson, KS	—	(1)
CVS – Cartersville, GA	—	(1)
Logan’s Roadhouse – Lancaster, TX	2,595,300
Logan’s Roadhouse – Opelika, AL	2,427,047
Logan’s Roadhouse – Sanford, FL	2,973,110
Logan’s Roadhouse – Troy, OH	2,546,100
Advance Auto – Corydon, IN	1,240,982
Mattress Firm – Pineville, NC	2,778,980
Tractor Supply – Newnan, GA	3,233,260
Cost Plus Shopping Center – Kansas City, MO	3,169,300
Michael’s – Bowling Green, KY	2,550,200
Tractor Supply – Spencer, WV	2,414,900
Dollar General – Peidmont, AL	2,714,456
Dollar General – Hanceville, AL	2,652,444
Kirkland’s – Jonesboro, AR	2,380,645
Dollar General – Maynardville, TN	1,006,520
Dollar General – Lima, OH	1,100,260
Dollar General – Whitwell, TN	1,181,878
Dollar General – Cleveland, TX	927,252
Dollar General – Brownsville, TX	1,114,807
Dollar General – Greenwell Springs, LA	1,178,508
Dollar General – Breaux Bridge, LA	1,136,453
Tire Kingdom – Tarpon Springs, FL	1,711,607
Tractor Supply – Canon City, CO	3,048,093
Hobby Lobby – Mooresville, NC	4,510,000
Canarsie Plaza – Brooklyn, NY	101,680,000
Kohl’s – Cedar Falls, IA	6,601,000
Big Lots – Waco, TX	2,132,000
Costco – Tallahassee, FL	—	(1)
Wal-Mart – Tallahassee, FL	—	(1)
Golden Corral – Houston, TX	3,234,080
Old Navy & PetSmart – Reynoldsburg, OH	4,961,235
National Tire & Battery – Cedar Hill, TX	2,151,680
Hickory Flat Commons – Canton, GA	15,580,000
Dollar General – Independence, MO	1,121,884
Dollar General – Rayne, LA	949,223
Dollar General – Conroe, TX	1,024,978
Dollar General – Houston, TX	1,312,629
Dollar General – Lubbock, TX	1,008,488

Wholly-owned Property	Depreciable Tax Basis
Big Lots – San Angelo, TX	2,665,000
Home Depot – North Canton, OH	11,849,000
Walgreens – Danville, VA	4,830,313
Dollar General – Ashville, AL	920,648
Dollar General – Geneva, AL	1,024,490
Dollar General – Harvest, AL	943,886
Dollar General – Huntsville, AL	1,028,203
Dollar General – Kinston, AL	886,589
Fairview Village – Cary, NC	1,354,611	(1)
Dick’s – Oklahoma City (3rd Street), OK	7,357,291
Wallace Commons – Salisbury, NC	2,427,311	(1)
Dick’s – Oklahoma City, OK	9,922,000
Dollar General – Park Hill, OK	891,340
Dollar General – Pueblo, CO	1,044,680
National Tire & Battery – Montgomery, IL	2,805,220
PetSmart – Edmond, OK	3,362,000
Spinx – Simpsonville, SC	1,640,000
Logan’s Roadhouse – Bristol, VA	3,229,980
Dollar Tree/Petco – Humble, TX	3,099,600
Advance Auto – Lake Geneva, WI	1,410,646
Dollar General – Clay, AL	1,074,425
Dollar General – Woodville, OH	1,064,877
Walgreens – Cullman, AL	5,248,000
Dollar General – Bokchito, OK	841,320
Walgreens – Hickory, NC	5,573,438
Earth Fare – Huntersville, NC	4,303,108
Dollar General – Nashville, GA	2,799,159
Gold’s Gym – Corpus Christi, TX	7,175,000
Bed Bath & Beyond/Golfsmith – Schaumburg, IL	10,168,000
Walgreens – Huntsville, AL	4,428,000
Dollar General – Newark, OH	1,076,604
Dollar General – Groveport, OH	1,095,205
CVS – Chicago (Central Ave), IL	5,707,348
Dollar General – Toney, AL	885,623
Walgreens – Phoenix, AZ	3,198,000
University Marketplace – Marion, IN	6,617,775
Dollar General – Yatesville, GA	925,746
Fourth Creek Landing – Statesville, NC	8,433,946
CVS – Florence, AL	2,238,885
Canton Marketplace – Canton, GA	50,081,500	(1)
PetSmart – Commerce, MI	2,287,494
Buffalo Wild Wings – Warrenville, IL	2,387,614
Buffalo Wild Wings – Woodridge, IL	2,387,614
Trader Joe’s – Columbia, SC	4,950,750

	$533,106,412

(1)	Depreciable basis excludes any ground leases.

We currently have no plan for any renovations, improvements or development of the properties listed above, and we believe all of our properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

Placement of Debt on Certain Real Property Investments

Revolving Credit Facility

On April 13, 2012, our operating partnership entered into a secured revolving credit facility providing for up to $50.0 million of borrowings pursuant to a credit agreement (the Credit Agreement) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (JPMorgan Chase) as administrative agent, and other lending institutions that may become parties to the Credit Agreement (collectively, with JPMorgan Chase, the Lenders). Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility could be increased up to a maximum of $250.0 million (the Accordion Feature). Pursuant to the Credit Agreement, our operating partnership exercised the Accordion Feature and, on July 13, 2012, entered into an amended and restated secured revolving credit agreement (the Amended Credit Agreement), which amended and restated the Credit Agreement in its entirety (the Credit Facility).

The Credit Facility allows our operating partnership to borrow up to $250.0 million in revolving loans (the Revolving Loans), with the maximum amount outstanding not to exceed the lesser of (i) 65% of the appraised value of qualified properties as determined by the administrative agent or (ii) 65% of the acquisition costs of qualified properties as reasonably determined by the administrative agent (the Borrowing Base). The Revolving Loans will bear interest at rates depending upon the type of loan specified by our operating partnership. For a Eurodollar rate loan, as defined in the Amended Credit Agreement, the interest rate will be equal to the LIBOR for the interest period, plus 2.35%. For floating rate loans, the interest rate will be a per annum amount equal to 1.35% plus the greatest of (a) the Federal Funds Rate plus 0.5%; (b) JPMorgan Chase’s Prime Rate; or (c) the one-month LIBOR plus 1.0%. The Credit Facility matures on July 13, 2015 and may be prepaid in whole or in part without any premium or penalty upon satisfying the notification requirements to the Lenders. In addition, the Amended Credit Agreement modified the terms of the Accordion Feature, allowing the amount of the Credit Facility to be increased up to a maximum of $400.0 million, subject to meeting certain conditions described in the Amended Credit Agreement and the payment of certain fees.

As of April 4, 2013, the Borrowing Base under the Credit Facility was approximately $176.9 million based on the underlying collateral pool for qualified properties. As of April 4, 2013, we had $60.4 million outstanding under the Credit Facility.

Bridge Facility

On December 14, 2012, our operating partnership, CCPT IV OP, entered into an unsecured bridge facility (the Bridge Facility) providing for up to $75.0 million of borrowings pursuant to a credit agreement (the Bridge Credit Agreement) with J.P. Morgan Securities LLC, as lead arranger and sole book manager, JPMorgan Chase as administrative agent and syndication agent, and other lending institutions that may become parties to the Bridge Credit Agreement.

On March 8, 2013, CCPT IV OP entered into a first modification and lender joinder agreement (the Modified Bridge Credit Agreement) with JP Morgan Chase and Bank of America, N.A., which modified the Bridge Credit Agreement and added Bank of America, N.A. as a party to the Bridge Credit Agreement. The Modified Bridge Credit Agreement allows CCPT IV OP to borrow up to $150.0 million in revolving loans (the Bridge Revolving Loans), with the maximum amount outstanding not to exceed the lesser of (a) 50% of the aggregate value allocated to each qualified unencumbered property comprising the borrowing base and (b) the aggregate mortgageability of each qualified unencumbered property, as defined in the Bridge Credit Agreement, comprising the borrowing base (the Bridge Borrowing Base). Up to 15% of the total amount available may be used for issuing letters of credit and up to $15.0 million may be used for issuing swing line loans (the Swing Line Loans). The Bridge Facility matures on June 14, 2013.

The Bridge Revolving Loans will bear interest at rates depending upon the type of loan specified by CCPT IV OP. For a Eurodollar rate loan, as defined in the Bridge Credit Agreement, the interest rate will be equal to the one-month LIBOR for the interest period multiplied by the statutory reserve rate, as defined in the Bridge Credit Agreement (the Adjusted LIBO Rate), plus 2.75%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of (a) JPMorgan Chase’s Prime Rate (b) the Federal Funds Effective Rate plus 0.50%; or (c) the Adjusted LIBO Rate plus 1.0% (the Base Rate) plus 1.75%. The Swing Line Loans will bear interest at a rate equal to the Base Rate plus 2.75%.

CCPT IV OP has the right to prepay the Eurodollar rate loans and base rate committed loans, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of Eurodollar Rate loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate committed loans must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or in each case, if less, the entire principal amount then outstanding. CCPT IV OP also has the right to prepay the Swing Line Loans, in whole or part, without premium or penalty provided that (i) prior written notice is received by the lender and administrative agent and (ii) any such prepayment shall be in a minimum principal amount of $100,000.

The Bridge Credit Agreement and Modified Bridge Credit Agreement contain customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and dividend payout requirements. The Bridge Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the base rate committed loans and Swing Line Loans will bear interest payable at an interest rate equal to the Base Rate plus 3.75% per annum and the Eurodollar rate loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at the time, until such default is cured. Similarly, the letter of credit fees described above will be increased to a rate of 4.75% above the letter of credit fee that would otherwise be applicable at that time. Under the Modified Bridge Credit Agreement, CCPT IV paid certain fees, including an up-front fee.

As of April 4, 2013, CCPT IV OP had approximately $86.6 million outstanding under the Bridge Facility and, based on the underlying collateral pool for qualified unencumbered properties, approximately $17.4 million available for borrowing.

Mortgage Loan

CCPT IV OP, through one of its wholly-owned subsidiaries, entered into a mortgage loan agreement on December 5, 2012 with PNC Bank, National Association (PNC Bank), as lender, in the principal amount of $75.0 million (the PNC Loan) which matures on January 1, 2023 (the Maturity Date). The PNC Loan is secured by the Canarsie Plaza property. CCPT IV OP will make interest payments to PNC Bank based on a fixed rate of 3.69% per annum, with interest only payments due monthly through the Maturity Date.

The PNC Loan may not be prepaid in whole or in part prior to December 31, 2014. Subsequent to December 31, 2014, but prior to June 30, 2022, it may be prepaid in whole but not in part, upon payment of applicable prepayment consideration. There is no prepayment consideration due if the Company prepays the PNC Loan subsequent to June 30, 2022. The PNC Loan is non-recourse to us, but we are liable for customary non-recourse carve-outs.

Upon the occurrence of an event of default, interest on the PNC Loan would accrue at an annual default interest rate equal to the lesser of the then-current interest rate plus 5.00%, or the maximum rate permitted by the state law governing the PNC Loan and any outstanding principal and interest would be payable on demand.

Dilution of the Net Tangible Book Value of Our Shares

Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe will reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of the real estate portfolio we intend to acquire or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, after we begin acquiring real estate assets, net tangible book value will reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (iii) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (iv) the funding of distributions from sources other than cash flow from operations, if any. Accordingly, investors in this offering will experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price. As of December 31, 2012, our net tangible book value per share was $8.26. The offering price for our common stock was $10.00 per share in our primary offering as of December 31, 2012 (ignoring purchase price discounts for certain categories of purchasers). Accordingly, investors in this offering will experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate after we break escrow, but before the end of the offering period.

SELECTED FINANCIAL DATA

The following data should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference into this prospectus.

The selected financial data presented below has been derived from our audited consolidated financial statements as of and for the year ended December 31, 2012 and the period ended December 31, 2011, respectively.

	December 31, 2012	December 31, 2011
Balance Sheet Data:
Total investment in real estate assets, net	$520,083,451	$—
Cash and cash equivalents	$13,895,153	$200,000
Total assets	$542,200,907	$—
Borrowing facilities and note payable	$274,593,794	$—
Acquired below market lease intangibles, net	$7,809,544	$—
Total liabilities	$294,721,269	$—
Stockholders’ equity	$245,515,786	$200,000

Operating Data:
Total revenue	$7,836,972	$—
General and administrative expenses	$1,502,460	$—
Property operating expenses	$552,995	$—
Advisory fees and expenses	$812,322	$—
Acquisition related expenses	$14,370,555	$—
Depreciation and amortization	$2,614,371	$—
Operating loss	$(12,015,731)	$—
Interest expense	$(1,728,951)	$—
Net loss	$(13,743,823)	$—

Cash Flow Data:
Net cash used in operating activities	$(8,716,176)	$—
Net cash used in investing activities	$(511,223,309)	$—
Net cash provided by financing activities	$533,634,638	$—

Per Share Data:
Net loss – basic and diluted	$(1.60)	$—
Distributions declared per common share	$0.63	$—
Weighted average shares outstanding – basic and diluted	8,578,494	20,000

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, Cole Real Estate Investments, including certain officers and directors of our advisor. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, many of the prior programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Real Estate Investments. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding the prior programs subject to public reporting requirements, including (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); and (4) results of sales or disposals of properties (Table V). The Company has not included the results of completed programs (Table IV) since none of the prior public real estate programs sponsored by Cole Real Estate Investments have completed their operations during the five years ended December 31, 2012. Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, contains certain additional information relating to properties acquired by these prior real estate programs. We will furnish copies of such tables to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2012, approximately 98% of the prior real estate programs had investment objectives similar to those of this program, based on number of programs.

Summary Information

Prior Private Programs

During the period from January 1, 2003 to December 31, 2012, Cole Real Estate Investments sponsored 61 privately offered programs, including two limited partnerships, four debt offerings, 27 Delaware Statutory Trusts, 26 tenant-in-common programs and CCPT, a privately offered REIT, each with similar investment objectives to those of this program, and one limited partnership that did not have similar investment objectives to this program. As of December 31, 2012, such privately offered prior programs have raised approximately $637.8 million from approximately 5,500 investors.

With respect to the two privately offered limited partnerships, CCPF and CCPF II, sponsored by Cole Real Estate Investments during the period from January 1, 2003 to December 31, 2012, which had similar investment objectives to this program, affiliates of our advisor have been general partners in each limited partnership. In total, limited partnership interests were sold to approximately 1,000 investors, raising approximately $49.5 million of capital. The foregoing partnerships have purchased 23 single-tenant retail and commercial properties for an approximate acquisition cost of $117.0 million. The properties were located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Ohio; and one each in Alabama, Florida, Indiana, Iowa, Kentucky, Michigan, Missouri, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. As of

December 31, 2012, each of the limited partnerships has completed operations and all of the 23 properties have been sold, 22 of which were sold to CCPT II for $121.2 million. In accordance with CCPT II’s charter, CCPT II’s board of directors, including all of its independent directors, not otherwise interested in the transactions, approved these purchases as being fair and reasonable to CCPT II at a price in excess of the cost paid by the affiliated seller, and determined that there was substantial justification for the excess cost. In addition, the limited partners of the two privately offered limited partnerships approved the sales. CCPF and CCPF II achieved average annual returns of approximately 8.07% and 9.36%, respectively, during the life of the respective partnership through the date of liquidation.

With respect to the one privately offered limited partnership sponsored by Cole Real Estate Investments during the period from January 1, 2003 to December 31, 2012, CGOF, which did not have similar investment objectives to this program, an affiliate of our advisor serves as the general partner. Unlike the investment approach of our sponsor’s other programs, which were designed to provide current income through the payment of cash distributions, CGOF is designed to invest in properties located in high growth markets in the early stages of development, where value added investment strategies could be implemented with the objective of realizing appreciation through the sale or other form of disposition of properties. As of December 31, 2012, CGOF had raised approximately $26.3 million from approximately 400 investors and owned directly, or indirectly through investments in joint ventures, a total of four properties including three properties in Arizona and one property in Nevada for an aggregate cost of approximately $27.3 million, including development related costs. As of December 31, 2012, none of these properties had been sold.

In addition to the partnerships described above, as of December 31, 2012, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four privately offered debt programs and had acquired 123 single-tenant retail properties, 40 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 38 states for an aggregate acquisition cost of approximately $1.0 billion. The debt offerings are considered to be prior programs, as proceeds were primarily used to invest in single-tenant income-producing retail and commercial properties. One of the primary purposes of the note programs was to enable Cole Real Estate Investments to acquire assets that might be suitable for its tenant-in-common program and Delaware Statutory Trust program and for acquisition by one of its equity programs pending such time as the respective program had sufficient capital and/or corporate approval to acquire the asset. As of December 31, 2012, all of the properties had been sold, of which eight were sold to CCPT, one land parcel was sold to CGOF, 17 were sold to CCPT II, six were sold to CCPT III, one was sold to CCIT, 26 were sold to participants in Cole Real Estate Investment’s tenant-in-common program, 52 were sold to participants in Cole Real Estate Investment’s Delaware Statutory Trust program and the remaining 52 properties were sold to unrelated third parties. As of December 31, 2012, an affiliate of our advisor had redeemed at par all $114.2 million in collateralized senior notes.

In addition, Cole Real Estate Investments offered properties to Section 1031 exchange investors through the sale of tenant-in-common ownership interests in such properties. As of December 31, 2012, aggregate ownership interests in 26 properties of approximately $171.4 million had been sold in 26 private offerings of properties located in 15 states. The value of such tenant-in-common ownership interests was determined by the aggregate purchase price, including acquisition costs, of the properties. In addition, Cole Real Estate Investments offered properties through a Delaware statutory trust program whereby beneficial interests were offered in trusts that acquired real property. As of December 31, 2012, aggregate ownership interests in 52 properties of approximately $176.1 million had been sold in 27 private offerings of properties located in 21 states. The value of such beneficial interests was determined by the aggregate purchase price, including acquisition costs, of the real property acquired. As of December 31, 2012, one of the properties offered through a tenant-in-common ownership program had been sold; however, each of the remaining programs described in this paragraph were still in operation and have similar investment objectives to this program.

On April 6, 2004, CCPT commenced a private placement of shares of its common stock for $10.00 per share, subject to certain volume and other discounts. CCPT completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2012,

CCPT, which has similar investment objectives to this program, had approximately 1,400 investors, and had acquired 42 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $199.1 million. Additionally, as of December 31, 2012, CCPT had sold six properties for $42.2 million. CCPT disclosed in its private placement memorandum a targeted liquidity event by February 1, 2016. Such targeted date has not yet occurred, and CCPT has not had a liquidity event. See the Prior Performance Tables for additional information regarding this program.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT within the last 24 months. For a reasonable fee, CCPT will provide copies of any exhibits to such Form 10-K.

During the period from January 1, 2003 to December 31, 2012, the prior private programs purchased 227 properties located in 40 states. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	112	43.8%
Midwest	63	30.6%
West	29	19.4%
Northeast	23	6.2%

	227	100.0%

Based on the aggregate purchase price of the 227 properties, approximately 79.2% were single-tenant retail properties, approximately 10.2% were multi-tenant retail properties, 9.8% were single-tenant commercial properties, and approximately 0.8% was land. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs sponsored by Cole Real Estate Investments as of December 31, 2012:

Type of Property	New	Used	Construction
Retail/Commercial	29.1%	69.7%	1.2%
Land	—	100%	—

As of December 31, 2012, these private programs had sold 188, or 82.8% of the total 227 properties purchased, of which 39 properties were sold to CCPT II, six properties were sold to CCPT III, one property was sold to CCIT and 142 properties were sold to unrelated third parties. Of the 142 properties sold to unrelated third parties, 26 properties were sold to participants in Cole Real Estate Investment’s tenant-in-common program and 52 properties were sold to participants in Cole Real Estate Investment’s Delaware Statutory Trust program. The original purchase price of the properties that were sold was approximately $1.2 billion, and the aggregate sales price of such properties was approximately $1.3 billion.

During the three years ended December 31, 2012, the prior private real estate programs purchased one single-tenant commercial property located in San Antonio, Texas for $32.9 million.

Prior Public Programs

Cole Real Estate Investments sponsored five publicly offered REITs, CCPT II, CCPT III, CCIT, Cole Income NAV Strategy and CCPT IV, during the period from January 1, 2003 to December 31, 2012. Each of the publicly offered REITs have similar investment objectives to our program. As of December 31, 2012, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors, CCPT III had raised approximately $4.9 billion from approximately 102,000 investors, CCPT IV had raised approximately $298.4 million from approximately 7,500 investors, CCIT had raised approximately $167.8 million from approximately 5,000 investors and Cole Income NAV Strategy had raised approximately $13.7 million from approximately 100 investors. For more detailed information about the experience of our sponsor in raising and investing funds and compensation paid to the sponsors of CCPT II, CCPT III, CCPT IV, CCIT and Cole Income NAV Strategy, see Tables I and II of the Prior Performance Tables.

On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continued to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan. On December 6, 2012, the CCPT II board of directors voted to suspend the distribution reinvestment plan and the share redemption program. As of December 31, 2012, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors and had acquired 417 single-tenant retail properties, 314 single-tenant commercial properties, and 23 multi-tenant retail properties in 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.3 billion or a total of 754 properties. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit Reality Capital, Inc., a publicly listed REIT. The merger agreement provides for the merger of Spirit with and into CCPT II, with CCPT II continuing as the surviving corporation. The name of the surviving corporation is expected to be “Spirit Realty Capital, Inc.” The completion of the transactions contemplated by the merger agreement is subject to various conditions, including approval by the holders of a majority of the outstanding shares of CCPT II. The transaction is expected to close during the third quarter of 2013.

On October 1, 2008, CCPT III commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT III terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, CCPT III sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT III ceased issuing shares in its follow-on offering on April 27, 2012, although it continues to offer and sell shares pursuant to its distribution reinvestment plan. As of December 31, 2012, CCPT III had raised approximately $4.9 billion from approximately 102,000 investors and had acquired 825 single-tenant retail properties, 137 single-tenant commercial properties, 72 multi-tenant retail properties, seven office/industrial properties and two land parcels under construction in 47 states for an aggregate acquisition cost of approximately $7.2 billion, or a total of 1,043 properties, which includes three consolidated joint ventures. In addition, through seven unconsolidated joint venture arrangements as of December 31, 2012, CCPT III had interests in 12 properties comprising 2.3 million gross rentable square feet of commercial space. On April 5, 2013, CCPT III completed a transaction whereby Cole Holdings merged with and into CREInvestments, a wholly-owned subsidiary of CCPT III. Prior to the merger, Cole Holdings was wholly owned by Mr. Christopher H. Cole. CCPT III intends to list its shares of common stock on the New York Stock Exchange following its 2013 annual meeting of stockholders.

On January 26, 2012, CCPT IV commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. On April 13, 2012, the conditions of the escrow agreement were satisfied, and thereafter CCPT IV commenced principal operations. As of December 31, 2012, CCPT IV had raised approximately $298.4 million from approximately 7,500 investors and had acquired 81 single-tenant retail properties and eight multi-tenant properties in 27 states for an aggregate acquisition cost of approximately $513.6 million.

On February 10, 2011, CCIT commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. The board of directors of CCIT approved closing the primary offering in the third quarter of 2013 and intends to continue to sells shares of their common stock pursuant to CCIT’s distribution reinvestment plan. As of December 31, 2012, CCIT had raised approximately $167.8 million from approximately 5,000 investors and had acquired 12 single-tenant commercial properties and one office property in nine states for an aggregate acquisition cost of approximately $294.9 million.

On December 6, 2011, Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion in shares of its common stock at an initial offering price of $15.00 per share. The conditions of the escrow agreement were satisfied on December 7, 2011, and thereafter, the per share purchase price of Cole Income NAV Strategy’s common stock varies from day-to-day and, on any given business day, is equal to its net asset value (“NAV”) divided by the number of shares of its common stock outstanding as of the end of business on such day. The purchase price for shares under the distribution reinvestment program is equal to the NAV per share on the date that the distribution is payable, after giving effect to the distribution. As of December 31, 2012, Cole Income NAV Strategy had raised approximately $13.7 million from approximately 100 investors and had acquired nine single-tenant commercial properties and one multi-tenant retail property in eight states for an aggregate acquisition cost of approximately $32.7 million.

During the period from January 1, 2003 to December 31, 2012, the prior public real estate programs purchased 1,909 properties located in 47 states and the U.S. Virgin Islands as of December 31, 2012. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	1,087	48.1%
Midwest	495	21.3%
West	196	19.9%
Northeast	130	10.6%
U.S. Virgin Islands	1	0.1%

	1,909	100.0%

Based on the aggregate purchase price of the 1,909 properties, approximately 48.5% were single-tenant retail properties, approximately 25.1% were multi-tenant retail properties, approximately 21.4% were single-tenant commercial properties, 4.9% were office/industrial properties and approximately 0.1% was land.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior public real estate programs sponsored by Cole Real Estate Investments as of December 31, 2012:

Type of Property	New	Used	Construction
Retail/Commercial	10.9%	89.0%	0.1%
Land	—	99.6%	0.4%

As of December 31, 2012, two of the prior public programs had sold 30 properties for $581.3 million.

During the three years ended December 31, 2012, the prior public real estate programs had purchased 1,082 properties located in 47 states. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	574	45.9%
Midwest	301	18.6%
West	121	22.6%
Northeast	86	12.9%

	1,082	100.0%

Based on the aggregate purchase price of the 1,082 properties, approximately 42.6% were single-tenant retail properties, approximately 28.7% were multi-tenant retail properties, approximately 21.2% were single-tenant commercial properties, 7.4% were office/industrial properties, and approximately 0.1% was land. Each of the prior public programs used a combination of proceeds from the offering of common stock and debt financing, including mortgage notes payable, revolving lines of credit and mezzanine financing to acquire these properties.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT II, CCPT III, CCPT IV, CCIT and Cole Income NAV Strategy within the last 24 months. For a reasonable fee, CCPT II, CCPT III, CCPT IV, CCIT and Cole Income NAV Strategy will provide copies of any exhibits to such Form 10-K.

Liquidity Track Record

Prior Private Programs

Of the 61 prior private programs sponsored by Cole Real Estate Investments discussed above, 35 programs disclosed a targeted date or time frame for liquidation in their private placement memorandum. Of the 35 programs that made such disclosure, six programs liquidated by the date or within the time frame set forth in their private placement memorandum. With respect to the remaining 29 programs, the targeted date or time frame for liquidation has not yet occurred, and those programs were still in operation as of December 31, 2012.

Prior Public Programs

Of the five prior public programs sponsored by Cole Real Estate Investments discussed above, two programs, CCPT II and CCPT III, have publicly disclosed, subsequent to December 31, 2012, a time frame for liquidity events.

As noted above, on January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit. If the merger is completed pursuant to the merger agreement, each Spirit stockholder will receive 1.9048 shares of CCPT II common stock for each share of Spirit common stock held immediately prior to the effective time of the merger (which equates to an inverse exchange ratio of 0.525 shares of Spirit common stock for one share of CCPT II common stock). CCPT II stockholders will continue to hold their existing shares of CCPT II common stock. The exchange ratio is fixed and will not be adjusted to reflect changes in the value of CCPT II common stock or the stock price of Spirit common stock occurring prior to the completion of the merger. Based on the closing price of Spirit common stock on the New York Stock Exchange of $19.17 on March 25, 2013, the inverse exchange ratio represented approximately $10.06 in Spirit common stock for each share of CCPT II common stock. The shares of combined company common stock are expected to trade on the New York Stock Exchange under the symbol “SRC.” The completion of the merger and the transactions contemplated by the merger agreement is subject to various conditions, including approval by the holders of a majority of the outstanding shares of CCPT II. The transaction is expected to close during the third quarter of 2013.

As previously noted above, On April 5, 2013, CCPT III completed a transaction whereby Cole Holdings merged with and into CREInvestments. CCPT III intends to list its shares of common stock on the New York Stock Exchange following its 2013 annual meeting of stockholders.

CCIT disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method recommended by its advisor and determined by its independent directors to be in the best interests of its stockholders. CCIT’s board of directors approved closing of CCIT’s primary offering in the third quarter of 2013; however, the timing and method of any liquidity event for CCIT is undetermined as of December 31, 2012. Cole Income NAV Strategy is structured as a perpetual-life, non-exchange traded REIT, which means that, subject to regulatory approval of registrations for additional future offerings, it will be selling shares of its common stock on a continuous basis and for an indefinite period of time. Finally, CCPT IV has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method recommended by its advisor and determined by its independent directors to be in the best interests of its stockholders. Accordingly, the timing and method of any liquidity event for CCPT IV is undetermined as of December 31, 2012.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Real Estate Investment’s prior programs over the past ten years that may be material to investors in this offering.

Share Valuation

CCPT stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT’s shares of common stock. On January 15, 2013, CCPT announced that its board of directors approved an estimated value of CCPT’s common stock of $7.75 per share as of December 31, 2012. This is a decrease from the previously reported estimated value of CCPT’s common stock of $7.95 per share as of December 31, 2011, announced by CCPT on January 13, 2012, but an increase from the $7.65 per share estimated value as of December 31, 2010 and 2009, announced January 13, 2011 and February 1, 2010, respectively. The shares of CCPT’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and the general economic conditions. In determining an estimated value of CCPT’s shares of common stock in January 2012 and January 2013, the board of directors of CCPT relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services and information provided by CCPT Advisors. In determining an estimated value of CCPT’s shares of common stock in January 2011 and February 2010, the board of directors of CCPT relied on information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by CCPT Advisors. The statement of value was only an estimate and may not reflect the actual value of CCPT’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT’s stockholders if they were to attempt to sell their shares or upon liquidation.

In February 2009, FINRA informed broker dealers that sell shares of non-exchange traded REITs that broker dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker dealers in complying with the FINRA notice, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $9.35 per share as of July 27, 2011. This was an increase from the previously reported estimated share value of $8.05 per share announced on June 22, 2010. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and the general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94%. CCPT II’s occupancy rate increased to 96% as of December 31, 2012. In determining an estimated value of CCPT II’s shares of common stock in July 2011, the board of directors of CCPT II relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services and information provided by CCPT II Advisors. In determining an estimated value of CCPT II’s shares of common stock in June 2010, the board of directors of CCPT II relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies and information provided by CCPT II Advisors. On January 23, 2013, CCPT II’s board of directors established an estimated value of CCPT II’s common stock of $9.45 per share as of January 23, 2013. This is an increase from the $9.35 per share and $8.05 per share estimated values announced by the CCPT II board of directors on July 27, 2011 and June 22, 2010, respectively. The statements of value were only an estimate and may not reflect the actual value of CCPT II’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT II’s stockholders if they were to attempt to sell their shares or upon liquidation.

Distributions and Redemptions

From June 2005 through February 2010, CCPT paid a 7.00% annualized distribution rate based upon a purchase price of $10.00 per share. However, beginning in March 2010, CCPT reduced its annualized distribution rate to 5.00% based on a purchase price of $10.00 per share, or 6.50% based on the most recent estimated value of $7.75 per share. The principal reasons for the lower distribution rate were the approximately $50.0 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT to pay down a portion of the principal on a monthly basis over the life of the loan. As of December 31, 2012, CCPT had paid approximately $47.6 million in cumulative distributions since inception. These distributions were fully funded by net cash provided by operating activities.

Pursuant to CCPT’s share redemption program, the company may use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that CCPT may redeem during that year. CCPT’s board of directors determined that there was an insufficient amount of cash available for redemptions during the five years ended December 31, 2012 and the year ending December 31, 2013. CCPT continues to accept redemption requests which are considered for redemption if and when sufficient cash is available to fund redemptions. Requests relating to approximately 261,000 shares remained unfulfilled as of December 31, 2012.

From October 2005 through February 2006, CCPT II paid a 6.00% annualized distribution rate based upon a purchase price of $10.00 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2006 through June 2007, CCPT II paid a 6.50% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2007 through June 2009, CCPT II paid a 7.00% annualized distribution rate based upon a purchase price of $10.00 per share; and from July 2009 through the date of this prospectus, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share, or a 6.61% annualized distribution rate based on the most recent estimate of the value of $9.45 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008, to 95% at September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of December 31, 2012 was 96%.

As of December 31, 2012, CCPT II had paid approximately $667.5 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $603.0 million, offering proceeds of approximately $9.9 million, net sale proceeds in excess of CCPT II’s investment in marketable securities of approximately $21.5 million, net sale proceeds and return of capital in excess of CCPT II’s investment from CCPT II’s interest in joint ventures of approximately $5.9 million, principal payments from mortgage notes receivable and real estate under direct financing leases of $13.3 million and net borrowings of approximately $13.9 million. As of December 31, 2012, CCPT II had expensed approximately $9.9 million in cumulative real estate acquisition expenses, which reduced operating cash flows.

CCPT II treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The board considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II would redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter would be limited to the net proceeds received from the sale of shares, in the respective quarter, under CCPT II’s distribution reinvestment plan. During the year ended December 31, 2012, CCPT II received valid redemption requests pursuant to the share redemption program, as amended, relating to approximately 19.5 million shares, including those requests unfulfilled and resubmitted from a previous period, and requests relating to approximately 6.1 million shares were redeemed for $56.9 million at an average price of $9.32 per share. The remaining redemption requests relating to approximately 13.4 million shares went unfulfilled, including those requests unfulfilled and resubmitted from a previous period. Requests for redemption that are not fulfilled in a period may be resubmitted by stockholders in a subsequent period. Unfulfilled requests for redemption are not carried over automatically to subsequent redemption periods. A valid redemption request is one that complies with the applicable requirements and guidelines of the share redemption program, as amended. On December 6, 2012, CCPT II suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the fourth quarter of 2012 on or before December 6, 2012 and that were determined to be in good order on or before December 12, 2012 were honored in accordance with the terms, conditions and limitation of the share redemption program. CCPT II did not process or accept any requests for redemption received after December 6, 2012 and will not process or accept any future requests until such time as the CCPT II board of directors may approve resumption of the share redemption program.

CCPT III’s board of directors began declaring distributions in January 2009, after the company commenced business operations. CCPT III paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, CCPT III paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. CCPT III paid a 7.00% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. CCPT III paid a 6.50% annualized distribution rate to stockholders of record during the period commencing January 1, 2011 through the date of this prospectus. The principal reason for the reduction of the distribution rate was to align more closely the distribution rate with CCPT III’s present operating income.

As of December 31, 2012, CCPT III had paid approximately $624.9 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $424.0 million, offering proceeds of approximately $200.6 million and distributions received in excess of income from unconsolidated joint ventures of approximately $0.4 million. As of December 31, 2012, CCPT III had expensed approximately $200.6 million in cumulative real estate acquisition expenses which reduced operating cash flows. CCPT III treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

CCPT III’s share redemption program provides, in general, that the number of shares CCPT III may redeem is limited to 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the end of the fiscal quarter for which redemptions are paid. In addition, the cash available for redemption is limited to the proceeds from the sale of shares pursuant to CCPT III’s distribution reinvestment plan. As of December 31, 2012, CCPT III had redeemed in full all valid redemption requests received in good order. A valid redemption request is one that complies with the applicable requirements and guidelines of CCPT III’s share redemption program. On April 12, 2013, CCPT III announced that its board of directors had voted to suspend CCPT III’s share redemption program in anticipation of the listing of its shares. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the second quarter of 2013 and determined by CCPT III to be in good order on or before April 22, 2013 will be honored in accordance with the terms, conditions and limitations of the share redemption program; however, CCPT III will not process or accept any requests for redemption received after April 22, 2013, or which were not in good order before the close of business on April 22, 2013.

CCPT IV’s board of directors began declaring distributions in April 2012, after the company commenced business operations. CCPT IV paid a 6.25% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 14, 2012, through the date of this prospectus. As of December 31, 2012, CCPT IV had paid approximately $3.9 million in cumulative distributions since inception. These distributions were fully funded proceeds from the offering. As of December 31, 2012, CCPT IV had expensed approximately $14.4 million in cumulative real estate acquisition expenses which reduced operating cash flows. CCPT IV treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition costs are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

From October 2011 through the date of this prospectus, CCIT paid a 6.50% annualized distribution rate based on a purchase price of $10.00 per share. As of December 31, 2012, CCIT has paid approximately $4.1 million in cumulative distributions since inception. The distributions were funded by net cash provided by operating activities of approximately $433,000 and offering proceeds of approximately $3.7 million. As of December 31, 2012, CCIT had expensed approximately $6.9 million in cumulative real estate acquisition expenses which reduced operating cash flows. CCIT treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

The remaining programs sponsored by Cole Real Estate Investments have fulfilled all valid redemption requests and fully funded distributions with operating cash flows.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following is a summary of the material terms of our common stock as set forth in our charter and bylaws, and is qualified by reference to our charter and bylaws. Our charter and bylaws, along with any amendments thereto, are on file with the Securities and Exchange Commission as Exhibit 3.1 and 3.2, respectively, to our registration statement on Form S-11 and can be accessed over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Where You Can Find More Information” section of this prospectus.

Our charter authorizes us to issue up to 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of April 4, 2013, approximately 46.0 million shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust IV, Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock; subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to ensure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or by an officer upon the written request of stockholders holding at least 10% of our outstanding shares. Within ten days of receiving a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast requesting a special meeting and stating the purpose of such special meeting, our sponsor will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request, or, if a time and place are not specified in the request, at a time and place convenient to our stockholders. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us in writing that the list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.

The corporation will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Formation Transaction

In connection with our formation, a predecessor of CREInvestments invested $200,000 in exchange for 20,000 shares of our common stock. Pursuant to our charter, CREInvestments may not sell this investment in us while Cole Real Estate Investments remains our sponsor, but it may transfer this investment to its affiliates.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale), or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us

15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 6 of this prospectus and in the application for transfer.

Distribution Policy and Distributions

We currently pay regular monthly distributions to our stockholders and we intend to continue to pay monthly distributions to our stockholders. We anticipate that our board of directors will declare distributions to stockholders as of daily record dates with distributions aggregated and paid monthly in arrears. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCPT IV OP, our operating partnership, our ability to pay distributions depends in large part on CCPT IV OP’s ability to pay distributions to us. In the event we do not have enough cash flow from operations to fund distributions, we have paid, and may continue to pay, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. We expect that, from time to time, we will pay distributions in excess of our cash flows from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows. If you are a Maryland investor, you will receive from us on a quarterly basis a notice that discloses the sources of our distribution payments in both dollar and percentage amounts, consistent with similar disclosure that will be included in the prospectus and updated quarterly.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share (which equates to 6.25% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2013 and ending on June 30, 2013.

As of December 31, 2012, cumulative since inception, we have declared approximately $5.4 million of distributions and we have paid approximately $3.9 million, of which approximately $1.9 million was paid in cash and approximately $2.0 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was $13.7 million as of December 31, 2012, cumulative since inception.

The following table presents distributions and source of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Year Ended December 31, 2012
	Amount	Percent	Amount	Percent
Distributions paid in cash	$1,960,675	50%	$1,960,675	50%
Distributions reinvested	1,963,852	50%	1,963,852	50%

Total distributions	$3,924,527	100%	$3,924,527	100%

Source of distributions:
Proceeds from issuance of common stock	$3,924,527	100%	$3,924,527	100%

Net cash used in operating activities for the year ended December 31, 2012 was $8.7 million and reflects a reduction for real estate acquisition fees and related costs incurred and expensed of $14.4 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition related expenses as funded by proceeds from our offering. Therefore, for consistency, proceeds from the issuance of common stock for the year ended December 31, 2012 are considered a source of our distributions to the extent that acquisition expenses have reduced net cash flows from operating activities. As such, all of our 2012 distributions were funded from proceeds from our offering. For the year ended December 31, 2011, no distributions were paid as we had not commenced principal operations.

Although we intend to continue to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses, including fees and expenses paid to our advisor;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares;

•	the amount of cash used to repurchase shares under our share redemption program; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions in Kind

Distributions in kind shall not be permitted, except for distributions of readily marketable securities or our securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, our company will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors, or (3) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of $2,500, in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our sponsor, board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be the amount you paid for such shares. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Accordingly, the redemption price will reflect a stockholder’s reduced purchase price if such stockholder received discounted or waived selling commissions and/or a waived dealer manager fee. At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be equal to or lower than the applicable per share offering price.

After such time as our board of directors has determined a reasonable estimated value of our shares, the per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the Estimated Share Value (defined below); after two years from the purchase date, 97.5% of the Estimated Share Value; and after three years from the purchase date, 100% of the Estimated Share Value. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the Estimated Share Value. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). For purposes of establishing the redemption price per share, “Estimated Share Value” shall mean the most recently disclosed reasonable estimated value of our shares of common stock as determined by our board of directors, including a majority of our independent directors.

In determining the redemption price, we consider shares to have been redeemed from a stockholder’s account on a first in, first out basis. Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. In no event will the Estimated Share Value established for purposes of our share redemption program exceed the then-current estimated share value established for purposes of our distribution reinvestment plan.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan will be excluded from the one-year holding requirement. Also, for purposes of the one-year-holding period, limited partners of our operating partnership who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date the operating partnership units were issued. Shares redeemed in connection with a stockholder’s death, during the term of this offering and until such time as our board of directors determines a reasonable estimated value of our shares, will be redeemed at a purchase price equal to 100% of the amount actually paid for the shares. Shares redeemed in connection with a stockholder’s death, after such time as our board of directors has determined a reasonable estimated value of our shares, will be redeemed at a purchase price per share equal to 100% of the Estimated Share Value. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.

In the event that you request a redemption of all of your shares, and you are participating in our distribution reinvestment plan, you will be deemed to have notified us, at the time you submit your redemption request, that you are terminating your participation in our distribution reinvestment plan, and have elected to receive future distributions in cash. This election will continue in effect even if less than all of your shares are redeemed unless you notify us that you wish to resume your participation in our distribution reinvestment plan.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid; and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case quarterly redemptions will be made pro rata, except as described below. Our management also reserves the right, in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares in the month following the end of that fiscal quarter. You may withdraw your request to have your shares redeemed, but all such requests generally must be submitted prior to the last business day of the applicable fiscal quarter. Any redemption capacity that is not used as a result of the withdrawal or rejection of redemption requests may be used to satisfy the redemption requests of other stockholders received for that fiscal quarter, and such redemption payments may be made at a later time than when that quarter’s redemption payments are made.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will give priority to the redemption of deceased stockholders’ shares. (While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be redeemed in any annual or quarterly period, they will not be subject to the annual or quarterly percentage caps; therefore, if the volume of requests to redeem deceased stockholders’ shares in a particular quarter were large enough to cause the annual or quarterly percentage caps to be exceeded, even if no other redemption requests were processed, the redemptions of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our distribution reinvestment plan were available. If sufficient proceeds from the sale of shares under our distribution reinvestment plan were not available to pay all such redemptions in full, the requests to redeem deceased stockholders’ shares would be honored on a pro rata basis.) We next will give priority to requests for full redemption of accounts with a balance of 250 shares or less at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining redemption requests on a pro rata basis. Following such quarterly redemption period, if you would like to resubmit the unsatisfied portion of the prior request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend, suspend or terminate our share redemption program at any time upon 30 days notice. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of January 26, 2014, which is two years from the effective date of this offering, unless the distribution reinvestment plan offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (i) in our next annual or quarterly report or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide limited liquidity to our stockholders until a liquidity event occurs, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, an alternative strategy that will result in a significant increase in opportunities for stockholders to redeem their shares or the listing of the shares of common stock for trading on a national securities exchange. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

We will disclose, when available and applicable, the number of shares of common stock that we redeemed during the prior year ended, the aggregate redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions. During the year ended December 31, 2012, we received a valid redemption request upon the death of a stockholder for approximately 10,000 shares, which we redeemed in full for approximately $100,000 ($10.00 per share).

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of a corporation that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for that offering. Accordingly, we would be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in any such filed appraisal.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a)  remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)  receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our stockholders having an adverse change in their voting rights;

•

in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Valuation Policy

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. Although our board of directors may do so at any time in its discretion, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering. Furthermore, if we engage in a follow-on offering, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of the follow-on offering or for the 18-month period following the termination of such follow-on offering. However, during such periods, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering; or

•	our costs of acquiring assets.

No later than 18 months after the last sale in an offering as set forth above, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor, CR IV Advisors, or if we are no longer advised by CR IV Advisors, any successor advisor or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish our board of directors’ estimate of the reasonable value of our shares within 18 months after an offering, at a time to be determined by our board of directors.

Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. The estimated value will not necessary be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets (including any impairments);

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Our board of directors may rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. However, with respect to asset valuations, our board of directors will not be required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.

After first publishing our board of directors’ estimate of the per share value of our common stock, our board of directors will repeat the process of estimating the per value of our common stock periodically thereafter. However, our board of directors may suspend the publication of such estimates during any follow-on offering of our common stock and for a period of 18 months thereafter.

The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

•	any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.

This valuation policy may be amended by our board of directors at any time and, although the policy will express the intent of our board of directors at the time of its adoption, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

Reports We Provide to our Stockholders

Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The distribution reinvestment plan allows you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of our primary offering, which is anticipated to be on or before January 26, 2014, although our board of directors may extend the primary offering an additional year. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix H to this prospectus for the full text of the plan.

Pursuant to the distribution reinvestment plan, we generally intend to offer shares for sale at a price of $9.50 per share during the initial public offering of our shares and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recently disclosed per share value as determined in accordance with the valuation policy. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.

Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission) regarding the new price to each plan participant at least 30 days’ prior to the effective date of the new price. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Investment of Distributions

Our distribution reinvestment plan allows our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, REIT or other Cole-sponsored real estate program, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in the distribution reinvestment plan may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•

prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.

Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program. No dealer manager fees or sales commissions will be paid with respect to shares purchased in any subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received on or prior to the last day of the distribution period to which such distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received on or prior to the last day of the distribution period to which it relates. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent. Furthermore, in the event that a participant requests a redemption of all of the participant’s shares, the participant will be deemed to have given written notice to the reinvestment agent, at the time the redemption request is submitted, that the participant is terminating his or her participation in the distribution reinvestment plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the participant’s shares are redeemed unless the participant notifies the reinvestment agent that he or she elects to resume participation in the plan.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, and (ii) no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than $9.50 at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the $9.50 reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment, Suspension and Termination

We reserve the right to amend our distribution reinvestment plan, subject to certain limitations, upon ten days prior written notice. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

CCPT IV OP, our operating partnership, was formed in July 2010 to acquire, own and operate properties on our behalf. All of the limited partnership interests are owned by us or one of our wholly-owned subsidiaries. CCPT IV OP is structured to be an UPREIT if and when all or a portion of its limited partnership interests are held by persons other than us or any subsidiary we establish that is disregarded for tax purposes. A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. This enables us to acquire real property from owners who desire to defer taxable gain that would otherwise be recognized by such owners upon the disposition of their property. This structure may also be attractive for property owners that desire to diversify their investments and gain benefits afforded to owners of stock in a REIT. In addition, CCPT IV OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. A limited partner in CCPT IV OP may later exchange his or her limited partnership units in CCPT IV OP for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCPT IV OP, will be deemed to be assets and income of the REIT. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT whether our operating partnership is a disregarded entity or a partnership for federal income tax purposes.

The partnership agreement for CCPT IV OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCPT IV OP. In the event of such a merger, exchange or conversion, CCPT IV OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCPT IV OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through CCPT IV OP. We are the sole general partner of CCPT IV OP, and own, directly or indirectly, 100% of the partnership interest in CCPT IV OP. As the sole general partner of CCPT IV OP, we have the exclusive power to manage and conduct the business of CCPT IV OP. We will present our financial statements on a consolidated basis to include CCPT IV OP.

The following is a summary of certain provisions of the partnership agreement of CCPT IV OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCPT IV OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CCPT IV OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCPT IV OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCPT IV OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCPT IV OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCPT IV OP and us.

Operations

The partnership agreement requires that CCPT IV OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCPT IV OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCPT IV OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCPT IV OP will distribute cash flow from operations as follows:

•

first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code and to avoid any federal income or excise tax liability with respect to such fiscal year;

•

next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCPT IV OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCPT IV OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•

next, after the establishment of reasonable cash reserves for our expenses and obligations of CCPT IV OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCPT IV OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCPT IV OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in CCPT IV OP.

Similarly, the partnership agreement of CCPT IV OP provides that taxable income is allocated to the limited partners of CCPT IV OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCPT IV OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCPT IV OP.

Upon the liquidation of CCPT IV OP, after payment of debts and obligations, any remaining assets of CCPT IV OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCPT IV OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by CCPT IV OP in acquiring and operating real properties, CCPT IV OP will pay or reimburse us for all of our administrative costs and expenses. Such expenses will include the following, among others:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCPT IV OP.

All claims between the partners of CCPT IV OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of CCPT IV OP, including our advisor, have the right to cause their limited partnership units to be redeemed by CCPT IV OP for cash or purchased by us for cash or shares of our common stock, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. If we elect to purchase the limited partnership units with our shares, we will pay one share of our common stock for each limited partnership unit purchased. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of CCPT IV OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCPT IV OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCPT IV OP exercises its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of CCPT IV OP, is required for any amendment to the partnership agreement. We, as the general partner of CCPT IV OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCPT IV OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCPT IV OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, subject to certain exceptions as set forth in the partnership agreement.

Termination of the Partnership

CCPT IV OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or dissolve, are removed or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership units (other than any units held by us or our affiliates); and

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CCPT IV OP, (2) engage in any merger, consolidation or other business combination or sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), or (3) transfer our general partnership interest in CCPT IV OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCPT IV OP in return for an interest in CCPT IV OP and agrees to assume all obligations of the general partner of CCPT IV OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCPT IV OP, other than our advisor and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in CCPT IV OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2012 provided that we operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we will make concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ended December 31, 2012. In the opinion of Morris, Manning & Martin, LLP, commencing with such taxable year, we will be organized and will operate in such manner to qualify for taxation as a REIT under the Internal Revenue Code. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interests. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•

if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•

if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (this is known as the Built-In-Gains-Tax).

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT when we file our tax return with the Internal Revenue Service for the taxable year ending December 31, 2012. In addition, we are managed by a board of directors, we have transferable shares and we will not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ending December 31, 2012. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, for the year ending December 31, 2012, we expect to satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a “taxable REIT subsidiary” (TRS) under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code. Our operating partnership is currently a disregarded entity and will remain so unless and until it issues limited partnership interests to a person other than us or any subsidiary we establish that is disregarded for tax purposes.

Operational Requirements — Gross Income Tests

If we qualify for taxation as a REIT, to maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•

if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•

the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a TRS. Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class, except with respect to TRS and assets satisfying the 75% test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000.

•

If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

•

For violations of any of the asset tests due to reasonable cause that are larger than $10,000,000, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•

our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Certain taxable stock dividends may satisfy the 90% annual distribution requirement. The Internal Revenue Service has ruled that a distribution of stock by a REIT, whether publicly traded on an established securities market or not, may be treated as a distribution of property that qualifies for the 90% annual distribution requirement. Currently, these rulings require, among other things, that the distribution is declared on or before December 31, 2012, and with respect to a taxable year ending on or before December 31, 2011.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” which are distributions from domestic and certain qualifying foreign subchapter C corporations, may be taxed at lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. Because, however, we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero). This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his or her shares. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•

is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•

is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Cost Basis Reporting

The Energy Improvement and Extension Act of 2008 (the Act) imposed new customer reporting requirements on certain financial intermediaries (brokers). The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the Internal Revenue Service to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code Sec. 1222. Under IRC Sec. 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock that were acquired on or after January 1, 2011, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares that were purchased on or after January 1, 2011 will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of IRC Sec. 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the Internal Revenue Service.

When determining the adjusted basis of the shares sold, IRC Sec. 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section entitled “Description of Shares — Share Redemption Program” for additional information about our share redemption program.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, or has used the shares of stock in a trade or business.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential investor’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for U.S. federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning under FIRPTA, and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. investor’s business activities within the U.S. We recommend consultation with a qualified international tax advisor on this issue. With respect to potential taxation under FIRPTA of the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled” REIT.

A “domestically controlled” REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a “domestically controlled” REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a “domestically controlled” REIT. If we are not a “domestically controlled” REIT, it is possible that our common stock would constitute a U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA.

If sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a “domestically controlled” REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCPT IV OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws an their investment in our shares.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in CCPT IV OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of CCPT IV OP’s income and to deduct our distributive share of CCPT IV OP’s losses only if CCPT IV OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCPT IV OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though CCPT IV OP will be treated as a partnership for federal income tax purposes at such time, if any, that it has two or more “regarded” owners for tax purposes, it may be taxed as a corporation if it is deemed to be a publicly traded partnership (PTP). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (the 90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCPT IV OP qualifies for the Private Placement Exclusion. Moreover, even if CCPT IV OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCPT IV OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that CCPT IV OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCPT IV OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of CCPT IV OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCPT IV OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason CCPT IV OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in CCPT IV OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCPT IV OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCPT IV OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCPT IV OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in CCPT IV OP, we will be required to take into account our allocable share of CCPT IV OP’s income, gains, losses, deductions and credits for any taxable year of CCPT IV OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCPT IV OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes after the time, if any, at which the operating partnership becomes a partnership for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCPT IV OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations at such time, if any, that the operating partnership becomes a partnership for tax purposes.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for CCPT IV OP, depreciation or amortization deductions of CCPT IV OP generally will be allocated among the partners in accordance with their respective interests in CCPT IV OP, except to the extent that CCPT IV OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCPT IV OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in CCPT IV OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCPT IV OP by us, (2) increased by (a) our allocable share of CCPT IV OP’s income and (b) our allocable share of indebtedness of CCPT IV OP, and (3) reduced, but not below zero, by (a) our allocable share of CCPT IV OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCPT IV OP.

If the allocation of our distributive share of CCPT IV OP’s loss would reduce the adjusted tax basis of our partnership interest in CCPT IV OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from CCPT IV OP or a reduction in our share of CCPT IV OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCPT IV OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

CCPT IV OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCPT IV OP acquires properties for cash, CCPT IV OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCPT IV OP. CCPT IV OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCPT IV OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period.

To the extent that CCPT IV OP acquires properties in exchange for its partnership units, CCPT IV OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCPT IV OP. Although the law is not entirely clear, CCPT IV OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by CCPT IV OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCPT IV OP upon the disposition of a property acquired by CCPT IV OP for cash will be allocated among the partners in accordance with their respective interests in CCPT IV OP.

Our share of any gain realized by CCPT IV OP on the sale of any property held by CCPT IV OP as inventory or other property held primarily for sale to customers in the ordinary course of CCPT IV OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCPT IV OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCPT IV OP’s trade or business.

Medicare Tax on Unearned Income

For taxable years beginning after December 31, 2012, a U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. stockholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. stockholder that is an estate or trust that does not fall into a special class of trusts that is exempt from such tax is subject to the same 3.8% tax on the lesser of its undistributed net investment income and the excess of its adjusted gross income over a certain threshold. A U.S. stockholder’s net investment income will include, among other things, dividends on and capital gains from the sale or other disposition of our shares. Prospective U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this Medicare tax on their ownership and disposition of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are generally referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, investors such as plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•

whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	a need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable;

•	whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. During this offering, and unless determined otherwise by our board of directors in accordance with our valuation policy, until 18 months after the termination of this offering or the termination of any follow-on offering of our shares, we intend to use the most recent gross offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the offering price less the per share amount of the special distribution). Estimates based solely on the most recent offering price of our shares of common stock will not reflect the book value or net asset value of our investments, nor our operating cash flows. Such estimates most likely will not reflect the value per share that you would receive upon our sale or liquidation, and will be subject to other limitations as described in the section of this prospectus captioned “Description of Shares — Valuation Policy.”

Beginning no later than 18 months after the conclusion of this offering or any follow-on offering of our shares, at the determination by our board of directors, our board of directors will disclose a reasonable estimate of the per share value of our common stock that is not based solely on the offering price of our shares. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares. Further, there can be no assurance with respect to any estimate of value of our common stock that such estimated value would actually be realized by our stockholders upon liquidation, or that our stockholders would be able to realize such estimated value if they were to attempt to sell their shares, or that such estimated value would be related to any appraisals of our shares or assets.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Section 3(42) of ERISA defines “Plan Assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the Pension Protection Act of 2006, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The allowed restrictions in examples contained in the Plan Asset Regulation are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, generally 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, generally 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) ”directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. The term “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA and the Internal Revenue Code forbid Plans and IRAs from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 5%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 300,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering up to 250,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 50,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before January 26, 2014, which is two years after the effective date of this offering; provided, however, that our board of directors may extend the primary offering. If we decide to extend the primary offering beyond January 26, 2014, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. Our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Affiliated Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we generally will pay to our affiliated dealer manager, Cole Capital Corporation, selling commissions in the amount of 7% of the gross proceeds of our primary offering. We also will pay the dealer manager a fee in the amount of 2% of the gross proceeds of our primary offering as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering. Our dealer manager is responsible for monitoring the total underwriting compensation to ensure that such amounts do not exceed 10% of the gross proceeds of the primary offering.

The dealer manager will reallow to other broker-dealers participating in this offering all of the selling commissions paid to the dealer manager in respect of shares sold by such participating broker-dealers. In addition, the dealer manager may reallow to each of the participating broker-dealers all or a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon a number of factors including the number of shares sold by the participating broker-dealer in this offering, the broker-dealer’s level of marketing support, and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price generally will be $10.00 per share. Selling commissions and dealer manager fees generally will be paid in connection with such sales as set forth in the table below. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that we will not pay our dealer manager the 7% selling commission on such shares, as described in more detail below. All such sales must be made through a registered broker-dealer of record.

	Per Share	Total Maximum
Primary Offering
Price to Public	$10.00	$2,500,000,000
Selling Commissions(1)	0.70	175,000,000
Dealer Manager Fee(2)	0.20	50,000,000

Proceeds to Cole Credit Property Trust IV, Inc.(3)	$9.10	$2,275,000,000

Distribution Reinvestment Plan
Price to Public	$9.50	$475,000,000
Selling Commissions	—	—
Dealer Manager Fee	—	—

Proceeds to Cole Credit Property Trust IV, Inc.(3)	$9.50	$475,000,000

(1)	All selling commissions will be reallowed to participating broker-dealers.

(2)	All or a portion of the dealer manager fee will be reallowed to participating broker-dealers.

(3)	Before payment of other organization and offering expenses.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. In instances where the investment advisory representative is affiliated with a participating broker-dealer, investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the fixed or wrap fee feature, the dealer manager may pay to the investment advisor or other financial advisor or the company that sponsors the wrap account, marketing support, service or other denominated fees. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquired by such investors.

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

	Estimated Amount	Percent of Maximum Offering (Not Including Distribution Reinvestment Plan)
Selling commissions	$175,000,000	7.0%
Dealer manager fee(1)	326,973	0.0%*
Dealer manager fee reallowance to participating broker-dealers	33,750,000	1.4%
Dealer manager wholesaling commissions, salaries and expense reimbursement	33,470,214	1.3%
Broker-dealer conference fees, training and education meetings, business entertainment, logoed items and sales incentives	6,802,813	0.3%
Due diligence allowance	400,000	0.0%*
Legal fees of the dealer manager	250,000	0.0%*

Total(2)	$250,000,000	10.0%

*	0.01% or less.

(1)	Represents the estimated amount of the dealer manager fee that will remain for the dealer manager after allocation to certain expenses noted in the table, such as the dealer manager’s wholesaling compensation.

(2)	Of this total amount, $175,000,000 and $50,000,000 (7% and 2% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. The remaining $25,000,000 (approximately 1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) in expenses will be paid for reimbursements of other organization and offering expenses.

It is important to note that we are permitted to reimburse our advisor an amount up to 2.0% of gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses, which includes both underwriting and non-underwriting expenses. As shown in the “Management Compensation” table elsewhere in this prospectus, we expect to reimburse non-underwriting organization and offering expenses up to $34,500,000. In no event will the total amount of underwriting compensation paid by us in the form of organization and offering expense reimbursements exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of CR IV Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares in the primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CR IV Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote regarding the removal of our advisor or any director or any of their affiliates, or any transaction between us and any of them. Shares purchased by our executive officers, directors, advisor and any of their affiliates will not be subject to a lock-up agreement. With the exception of the 20,000 shares initially sold to a predecessor of CREInvestments in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock. Pursuant to our charter, CREInvestments is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that CREInvestments may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

Volume Discounts

We generally will pay to our affiliated dealer manager, Cole Capital Corporation, a selling commission equal to 7% of the gross proceeds of our primary offering. However, the selling commission we will pay in respect of purchases of $500,001 or more will be reduced with respect to the dollar volume of the purchase in excess of that amount. Volume discounts reduce the effective purchase price per share of common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full 7% selling commission was paid. Volume discounts will be made available to purchasers in accordance with the following table, based upon our $10.00 per share offering price:

Subscription Amount	Selling Commission Percent	Selling Commission per Share	Effective Purchase Price per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to $500,000	7.00%	$.70	$10.00	$0.20	$9.10
$500,001-$1,000,000	6.00%	$.60	$9.90	$0.20	$9.10
$1,000,001-$2,000,000	5.00%	$.50	$9.80	$0.20	$9.10
$2,000,001-$3,000,000	4.00%	$.40	$9.70	$0.20	$9.10
$3,000,001-$4,000,000	3.00%	$.30	$9.60	$0.20	$9.10
Over $4,000,000	2.00%	$.20	$9.50	$0.20	$9.10

For example, a purchaser who invests $600,000 will be entitled to a discounted selling commission of 6% on the shares purchased in excess of $500,000, reducing the effective purchase price per share on the shares purchased in excess of $500,000 from $10 per share to $9.90 per share. Thus, a $600,000 investment would purchase 60,601 shares. As another example, for a subscription amount of $1,500,000, the selling commission for the first $500,000 is 7%; the discounted selling commission for the next $500,000 (up to $1,000,000) is 6%; and the discounted selling commission for the remaining $500,000 of the subscription amount is 5%.

In its sole discretion, our sponsor may agree to pay a participating broker-dealer all or a portion of the difference between the 7% selling commission and the discounted selling commission.

In addition, in order to encourage investments of more than $4,000,000, Cole Capital Corporation, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.

The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below. Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate new or previous subscriptions in us and/or in other Cole-sponsored publicly offered programs that are not valued daily (collectively, Eligible Programs) for purposes of determining the dollar amount of shares purchased and any resulting volume discount. For example, if you previously purchased and still hold shares of our company or another Eligible Program with an aggregate purchase price of $500,000, and subsequently invest $100,000 in us and $100,000 in another Eligible Program, you may request a reduction in the selling commission on the $200,000 in new investments from 7% to 6%. Such requests may be made with respect to purchases by a single “purchaser” as defined above. For purposes of this paragraph, the dollar amount of new or previous subscriptions in Eligible Programs shall be the total purchase price paid for the shares before the deduction of selling commissions or dealer manager fees. Previous subscriptions will be counted only if the purchaser still holds the shares. Shares purchased pursuant to a distribution reinvestment plan (on which selling commissions and dealer manager fees are not paid) will not be counted toward the amount of previous subscriptions. Any request for a volume discount pursuant to this paragraph must be submitted with the order for which the discount is being requested, and will be subject to verification of the purchaser’s holdings.

Minimum Purchase Requirement

The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for a selling commission of up to 6% of the gross proceeds of the shares sold by such selected dealer, and a dealer manager fee of up to 3% of the gross proceeds of the shares sold by such selected dealer. The dealer manager may reallow up to all of the dealer manager fee to such selected dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross proceeds of the shares sold by such selected dealer. The aggregate amount of selling commissions and the dealer manager fee that an investor would pay would not be affected by this change. In addition or alternatively, our dealer manager may enter into selected dealer agreements that provide for a selling commission of less than 7% of the gross proceeds of the shares sold by such selected dealer, with no corresponding increase in the dealer manager fee. Under this arrangement, the aggregate amount of selling commissions and the dealer manager fee that an investor would pay would be less than 9% of the gross proceeds of the shares sold by such selected dealer, reducing the effective purchase price per share paid by such investor to an amount less than $10.00 per share. The net proceeds to us will not be affected by either of these arrangements. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7% of the gross proceeds of our primary offering and a dealer manager fee of 2% of the gross proceeds of our primary offering.

HOW TO SUBSCRIBE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by such persons’ broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

1) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B (residents of Alabama must use the form of subscription agreement included in this prospectus as Appendix E). After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, a specimen copy of which is included in this prospectus as Appendix C (residents of Alabama must use the form of additional investment subscription agreement included in this prospectus as Appendix F). A specimen copy of an alternative version of the subscription agreement for new investors is attached as Appendix D. A specimen copy of an alternative version of the additional investment subscription agreement to be used by existing stockholders to purchase additional shares is attached as Appendix G.

2) Deliver a check to Cole Capital Corporation, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “Cole Credit Property Trust IV, Inc.” or, alternatively, “Cole Credit Property Trust IV” or “Cole REIT.” Subscription funds must be accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix B or Appendix D (residents of Alabama must use the form of subscription agreement included in this prospectus as Appendix E). Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we have used, and may continue to utilize, certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CR IV Advisors, our advisor, as well as affiliates of CR IV Advisors, and may continue to do so in the future.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Cole Credit Property Trust IV, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain operating expenses of MT Brooklyn NY for the year ended December 31, 2011, incorporated in this Prospectus by reference from the Current Report on Form 8-K/A of Cole Credit Property Trust IV, Inc., filed with the Securities and Exchange Commission on February 20, 2013, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose and basis of presentation of the statement). Such financial statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-169533) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 29, 2013;

(2)	Current Report on Form 8-K filed with the SEC on January 25, 2013;

(3)	Current Report on Form 8-K/A filed with the SEC on February 20, 2013;

(4)	Current Report on Form 8-K filed with the SEC on March 13, 2013;

(5)	Current Report on Form 8-K filed with the SEC on March 14, 2013; and

(6)	Current Report on Form 8-K filed with the SEC on April 10, 2013.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona, 85016, Attention: Investor Relations, or contact our offices at (866) 907-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Credit Property Trust IV, Inc.

Attn: Investor Relations

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

Tel: (866) 907-2653

One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding certain real estate programs previously sponsored by entities affiliated with our sponsor, Cole Real Estate Investments, including this program. The Company has presented all prior programs subject to public reporting requirements (“Prior Public Real Estate Programs”) that have similar investment objectives to this offering. In determining which Prior Public Real Estate Programs have similar investment objectives to this offering, the Company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the purchase of our shares will not create any ownership interest in the programs included in these tables.

The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor;

•	Table III — Operating Results of Prior Programs; and

•	Table V — Sales or Disposals of Properties.

Table IV (Results of Completed Programs) has been omitted since none of the Prior Public Real Estate Programs sponsored by Cole Real Estate Investments have completed their operations and sold all of their properties during the five years ended December 31, 2012.

For information regarding the acquisitions of properties by Prior Public Real Estate Programs sponsored by Cole Real Estate Investments during the three years ended December 31, 2012, see Table VI contained in Part II of our registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Public Real Estate Programs for which offerings have been closed since January 1, 2010. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2012.

	Cole Credit Property Trust II, Inc.(5)	Cole Credit Property Trust III, Inc.(6)
Dollar amount offered	$2,270,000,000	$5,940,000,000
Dollar amount raised	2,266,234,296	4,892,799,511
Percentage amount raised	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.0%	6.5%
Organizational expenses(1)	0.7%	1.3%
Other(2)	1.6%	1.9%
Reserves	0.1%	0.1%
Percent available for investment	91.6%	90.2%
Acquisition costs:(3)
Prepaid items and fees related to purchase of property	1.1%	0.5%
Cash down payment	88.5%	87.7%
Acquisition fees(4)	2.0%	2.0%
Other	—	—

Total acquisition cost	91.6%	90.2%
Percent leverage	51%	45%
Date offering began	6/27/2005	10/15/2008
Length of offering (in months)	Ongoing	Ongoing
Months to invest 90% of amount available for investment	40	23

(1)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the program.

(2)	These amounts include fees paid to our dealer manager, an affiliate of our sponsor.

(3)	Acquisition costs expressed as a percentage represent the costs incurred to acquire real estate with the initial capital raised in the respective offerings and do not include the costs incurred to acquire additional real estate with the proceeds from financing transactions and excess working capital.

(4)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the prospectus.

(5)	These amounts include Cole Credit Property Trust II, Inc.’s initial, follow-on and distribution reinvestment plan offerings. Cole Credit Property Trust II, Inc. began its initial offering on June 27, 2005 and closed its initial offering on May 22, 2007. The total dollar amount registered and available to be offered in the initial offering was $552.8 million. The total dollar amount raised in the initial offering was $547.4 million. Cole Credit Property Trust II, Inc. began its follow-on offering on May 23, 2007 and closed its follow-on offering on January 2, 2009. The total dollar amount registered and available to be offered in the follow-on offering was $1.5 billion. The total dollar amount raised in the follow-on offering was $1.5 billion. It took Cole Credit Property Trust II, Inc. 40 months to invest 90% of the amount available for investment in its initial

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

and follow-on offerings. Cole Credit Property Trust II, Inc. began its distribution reinvestment plan offering on September 18, 2008 and suspended its distribution reinvestment plan offering on December 6, 2012. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $285.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $261.3 million.

(6)	These amounts include Cole Credit Property Trust III, Inc.’s initial and follow-on offerings. Cole Credit Property Trust III, Inc. began its initial offering on October 1, 2008 and closed its initial offering on October 1, 2010. The total dollar amount registered and available to be offered in the initial offering was $2.49 billion. The total dollar amount raised in the initial offering was $2.2 billion. Cole Credit Property Trust III, Inc. began its follow-on offering after the termination of its initial offering on October 1, 2010 and closed its follow-on offering on April 27, 2012. The total dollar amount registered and available to be offered in the follow-on offering was $2.7 billion. The total dollar amount raised in the follow-on offering was $2.6 billion. It took Cole Credit Property Trust III, Inc. 23 months to invest 90% of the amount available for investment in its initial and follow-on offerings. Cole Credit Property Trust III, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the Securities and Exchange Commission (the SEC) on March 14, 2012 and automatically became effective with the SEC upon filing. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $712.5 million. The total dollar amount raised in the distribution reinvestment plan offering was $118.0 million as of December 31, 2012. Cole Credit Property Trust III’s board of directors has suspended the distribution reinvestment plan beginning with the distributions previously authorized by the board for the month of May 2013.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)

This table sets forth the compensation paid to our sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Public Real Estate Programs that have similar investment objectives to this program, including this program. Prior Public Real Estate Programs whose offerings have closed since January 1, 2010 are shown separately with amounts as of December 31, 2012. All other Public Real Estate Programs, including this program, have been aggregated to show compensation paid during such period.

	Cole Credit Property Trust II, Inc.		Cole Credit Property Trust III, Inc.
Date offering commenced	6/27/2005		10/15/2008
Dollar amount raised	$2,266,234,296		$4,892,799,511
Amount paid to sponsor from proceeds of offering:
Underwriting fees	25,741,562		67,053,734
Acquisition fees and real estate commissions (1)	70,450,127		156,726,147
Advisory fees	—		—
Other (2)	40,899,993		98,945,850
Amount of cash generated from operations before deducting payments to sponsor	668,822,263		529,289,746
Amount paid to sponsor from operations:
Property management fees	27,358,496		22,696,636
Partnership management fees (3)	43,873,503		61,506,393
Reimbursements	12,610,645		21,150,394
Leasing commissions	546,695		—
Other (4)	125,260		26,829
Amount of property sales and refinancing before deducting payments to sponsor
Cash	129,590,077	(5)	598,722,000	(6)
Notes	—		24,250,000
Amount paid to sponsor from property sales and refinancing
Incentive fees	—		—
Real estate commissions	382,000		—
Other	—		—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

4 Other Programs (7)
Date offering commenced	N/A
Dollar amount raised	$479,935,130
Amount paid to sponsor from proceeds of offering:
Underwriting fees	40,678,189
Acquisition fees and real estate commissions (1)	16,187,387
Advisory fees	204,544
Other (2)	8,607,518
Amount of cash generated from operations before deducting payments to sponsor	13,970,952
Amount paid to sponsor from operations:
Property management fees	1,369,544
Partnership management fees (3)	—
Reimbursements	251,040
Leasing commissions	—
Other (4)	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash (8)	11,921,733
Notes	29,108,000
Amount paid to sponsor from property sales and refinancing
Incentive fees	—
Real estate commissions	191,000
Other	—

(1)	Properties are acquired with a combination of funds from offering proceeds, debt and proceeds from the sale of properties and other investments. The acquisition and real estate commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to asset management fees and expenses.

(4)	Amounts primarily relate to construction management fees.

(5)	Amounts herein include gross proceeds received in connection with the sale of marketable securities of $82.1 million, the sale of unconsolidated joint ventures of $39.9 million and the sale of properties of $7.3 million.

(6)	Amounts herein include gross proceeds received in connection with the sale of properties of $535.3 million and the sale of marketable securities of $63.4 million.

(7)	Four of the offerings of the prior programs that have similar investment objectives to this program, aggregated herein, including this program, were not closed within the past three years and therefore are not shown separately. Amounts presented represent aggregate payments to the sponsor in the most recent three years for Cole Credit Property Trust, Inc., Cole Corporate Income Trust, Inc., Cole Real Estate Income Strategy (Daily NAV), Inc. and Cole Credit Property Trust IV, Inc. The programs have similar investment objectives to this program.

(8)	Amounts herein include gross proceeds received in connection with the sale of five properties.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the operating results of Prior Public Real Estate Programs sponsored by the sponsor of our program, the offerings of which have been closed since January 1, 2008. The information relates only to public programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated.

	Cole Credit Property Trust II, Inc. June 2005 (Unaudited)
	2008	2009	2010		2011		2012
Gross Revenues	$202,282,667	$276,026,961	$269,274,321		$279,520,082		$282,892,655
Equity in income of unconsolidated joint venture	470,978	612,432	964,828		665,645		1,157,096
Profit (loss) on sale of properties	—	—	—		20,749,303	(7)	639,617	(8)
Less:
Operating expenses(1)	32,191,062	50,986,169	47,170,233		50,693,841		60,934,746
Interest expense	78,063,338	98,996,703	102,976,724		108,185,870		107,962,191
Depreciation and amortization(2)	63,858,422	90,750,170	85,162,219		88,246,266		89,239,450
Impairment of real estate assets	3,550,000	13,500,000	4,500,435		—		6,897,593

Net Income (loss) — GAAP Basis(3)	$25,090,823	$22,406,351	$30,429,538		$53,809,053		$19,655,388

Taxable income
— from operations(4)	$42,432,587	$53,168,771	$45,529,029		$47,403,410		$50,073,516	(5)
— from gain on sale	—	—	—		22,750,362		—
Cash generated
— from operations	96,073,918	116,871,698	105,627,000		114,449,000		118,371,000
— from sales	—	—	—		100,830,000		28,583,000
— from refinancing	—	—	—		—		—

Cash generated from operations, sales and refinancing	96,073,918	116,871,698	105,627,000		215,279,000		146,954,000
Less: Cash distributions to investors
— from operating cash flow	96,051,343	116,871,698	105,627,000		114,449,000		118,371,000
— from sales and refinancing	—	—	—		11,195,000		9,156,000
— from other(6)	—	18,111,554 (9)	23,623,894	(10)	5,359,000	(11)	3,851,000	(12)

Cash generated (deficiency) after cash distributions	22,575	(18,111,554)	(23,623,894)		84,276,000		15,576,000
Less: Special items (not including sales and refinancing)	—	—	—		—		—

Cash generated (deficiency) after cash distributions and special items	$22,575	$(18,111,554)	$(23,623,894)		$84,276,000		$15,576,000

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$21.02	$27.24	$22.03		$25.15		$26.56
— from recapture	—	—	—		—		—
Capital gain (loss)	—	—	—		12.07		—
Cash distributions to investors
Source (on a GAAP basis)
— Investment income	30.00	26.00	21.90		22.40		23.60
— Return of capital	36.00	41.00	40.50		29.20		38.50
— Capital gain	—	—	—		10.90		—
Source (on a cash basis)
— Sales	—	—	—		5.34		4.33
— Refinancing	—	—	—		—		—
— Operations	66.00	58.01	50.99		54.60		55.95
— Other(6)	—	8.99	11.41		2.56		1.82
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table							100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

Cole Credit Property Trust III, Inc. October 2008 (Unaudited)
2008	2009	2010	2011	2012
Gross Revenues	$3,621	$23,503,760	$144,833,874	$366,649,708	$581,042,087
Equity in income of unconsolidated joint venture	—	—	(206,200)	1,474,801	2,182,588
Profit (loss) on sale of properties	—	—	—	—	121,575,768	(13)
Less:
Operating expenses(1)	104,769	23,312,360	85,592,289	128,596,358	181,725,905
Interest expense	—	2,538,176	26,311,592	87,436,309	151,536,676
Depreciation and amortization(2)	—	5,474,070	39,326,534	106,322,593	168,099,550
Net (loss) income including noncontrolling interest	(101,148)	(7,820,846)	(6,602,741)	45,769,249	81,862,544
Net (loss) income allocated to noncontrolling interest	—	—	(309,976)	474,501	100,104

Net (loss) income attributable to company — GAAP Basis(3)	$(101,148)	$(7,820,846)	$(6,602,741)	$45,294,748	$81,762,440

Taxable income
— from operations(4)	$(101,148)	$(7,820,846)	$60,372,811	$121,091,397	$153,052,943	(5)
— from gain on sale	—	—	—	—	45,932,181
Cash generated
— from operations	(27,507)	74,038	35,790,000	145,681,000	242,464,000
— from sales	—	—	—	—	599,535,000
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	(27,507)	74,038	35,792,000	145,681,000	841,999,000
Less: Cash distributions to investors
— from operating cash flow	—	74,038	35,792,000	145,681,000	242,464,000
— from sales and refinancing	—	—	—	—	—
— from other(6)	—	21,689,962	(14)	76,821,000	(15)	49,196,000	(16)	53,188,000	(17)

Cash generated (deficiency) after cash distributions	(27,507)	(21,689,962)	(76,821,000)	(49,196,000)	546,347,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(27,507)	$(21,689,962)	$(76,821,000)	$(49,196,000)	$546,347,000

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(505.74)	$(9.02)	$27.86	$36.40	$37.58
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	11.28
Cash distributions to investors
Source (on a GAAP basis)
— Investment income	—	30.00	35.00	39.00	33.00
— Return of capital	—	24.00	29.00	24.00	21.00
— Capital gain	10.00
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	0.18	20.34	47.10	52.49
— Other(6)	—	53.82	43.66	15.90	11.51
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(2)	Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 40 years. Leasehold interests are amortized over the life of the lease.

(3)	Cole Credit Property Trust II, Inc. and Cole Credit Property Trust III, Inc. maintain their books on a GAAP basis of accounting rather than on a tax basis.

(4)	Cash generated from operation generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable.

(5)	Due to the timing of tax return filings, amounts shown represent estimates and may change when tax returns are filed at a future date.

(6)	Cash distributions to investors from other sources may include sources such as cash flows in excess of distributions from prior periods, borrowings, and proceeds from the issuance of common stock. We consider the real estate acquisition expenses, which reduce cash flow from operations, to have been funded with proceeds from our ongoing public offering of shares of common stock in the offering because the expenses were incurred to acquire real estate investments

(7)	Consists of gain on the sale of securities of $15.6 million and gain on the sale of unconsolidated joint venture interests of $5.2 million.

(8)	Consists of gain on the sale of real estate assets and property condemnation.

(9)	Consists of proceeds from the offerings of $3.2 million, cash flows from operations in excess of distributions from previous periods of $6.8 million and borrowings of $8.1 million.

(10)	Consists of distributions received in excess of income from unconsolidated joint ventures of $1.6 million, proceeds from the offerings of $3.4 million, and borrowings of $18.7 million.

(11)	Consists of distributions received in excess of income from unconsolidated joint ventures of $2.3 million and proceeds from the offerings of $3.0 million.

(12)	Consists of principal payments from mortgage notes receivable and real estate under direct financing leases of $3.6 million and proceeds from the issuance of common stock of $233,000.

(13)	Consists of gain on the sale and condemnation of real estate assets of $109.1 million and gain on the sale of marketable securities of $12.5 million.

(14)	Consists of proceeds from the issuance of common stock of $18.6 million and borrowings of $3.1 million.

(15)	Consists of proceeds from the issuance of common stock of $58.7 million and borrowings of $18.1 million.

(16)	Consists of distributions received in excess of income from unconsolidated joint ventures $1.1 million and proceeds from the issuance of common stock of $48.1 million.

(17)	Consists of distributions received in excess of income from unconsolidated joint ventures of $5.1 million and proceeds from the issuance of common stock of $48.1 million.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2010 by Prior Public Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2012.

			Selling Price, Net of Closing Costs and GAAP Adjustments						Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale (1)	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total (2)		Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs (3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Cole Credit Property Trust, Inc.
CarMax Merriam, KS	04/04	12/11	$4,660,866	$14,175,000	—	—	$18,835,866	(4)	$14,175,000	$5,237,436	$19,412,436	$4,262,437
Wawa Portfolio-Various	07/04	07/12	5,061,248	8,580,000	—	—	13,641,248	(5)	7,688,248	5,604,087	13,292,335	10,925,248	(6)
Walgreens Hutchinson, KS	07/05	09/12	1,215,771	3,462,000	—	—	4,677,771	(7)	3,462,000	2,121,134	5,583,134	835,402
Walgreens Newton, KS	07/05	09/12	1,013,121	2,891,000	—	—	3,904,121	(8)	2,891,000	1,779,402	4,670,402	712,887
Cole Credit Property Trust II, Inc.
LBUBS 2007-C2 AJ	09/08	05/11	29,282,000	—	—	—	29,282,000	(9)	—	26,921,503	26,921,503	5,215,399
JPMCC 2008-C2 A3	10/08	04/11	18,583,428	—	—	—	18,583,428	(9)	—	15,402,491	15,402,491	2,884,531
GCCFC 2007-GG11 AJ	11/08	05/11	8,675,000	—	—	—	8,675,000	(9)	—	5,119,125	5,119,125	1,501,086
BSCMS 2007-GG11 T28 AM	11/08	05/11	5,314,075	—	—	—	5,314,075	(9)	—	2,586,098	2,586,098	731,398
BSCMS 2005-T20 AJ	01/09	03/11	6,001,875	—	—	—	6,001,875	(9)	—	2,547,450	2,547,450	695,554
BSCMS 2005-PW10 AM	01/09	03/11	14,203,700	—	—	—	14,203,700	(9)	—	7,947,177	7,947,177	1,619,721
Cole/Spensa MS Portfolio AZ, LLC	04/09	09/11	18,769,000	—	—	—	18,769,000	(10)	—	16,758,494	16,758,494	2,062,493	(11)
Pep Boys New Hartford, NY	03/08	12/12	2,388,346	—	—	—	2,380,813	(12)	—	2,427,475	2,427,475	702,824
Pep Boys Redlands, CA	03/08	12/12	4,863,194	—	—	—	4,802,810	(13)	—	4,732,839	4,732,839	2,002,037
Cole Credit Property Trust III, Inc.
Walgreens/CVS Portfolio-Various	(15)	03/12	68,408,961	—	—	—	68,408,961	(14)	—	59,040,542	59,040,542	39,728,818	(15)
Home Depot San Jose, CA	04/09	10/12	11,775,416	—	—	—	11,775,416	(16)	—	8,402,164	8,402,164	9,334,505
City Center Plaza Bellevue, WA	07/10	11/12	364,088,989	—	—	—	364,088,989	(17)	—	323,127,590	323,127,590	165,323,250
Cracker Barrel Portfolio-Various	06/09	11/12	18,448,972	—	—	—	18,448,972	(18)	—	14,467,161	14,467,161	14,052,550	(19)
CarMax Garland, TX	01/10	11/12	16,559,682	—	—	—	16,559,682	(20)	—	14,594,240	14,594,240	10,043,245
Kum & Go Portfolio-Various	(22)	11/12	9,134,058	—	—	—	9,134,058	(21)	—	8,301,411	8,301,411	5,015,044	(22)
Manchester Highlands St. Louis, MO	08/10	12/12	28,632,508	24,250,000	—	—	52,882,508	(23)	—	50,551,109	50,551,109	18,183,996
On the Border Portfolio-Ramsey, NJ	06/10	12/12	6,557,415	—	—	—	6,557,415	(24)	—	4,548,509	4,548,509	5,610,544	(25)
Kohl’s Port Orange, FL	07/09	12/12	11,694,723	—	—	—	11,694,723	(26)	—	10,177,368	10,177,368	6,339,948
JPMCC 2011-C5 D	09/11	12/12	15,644,812	—	—	—	15,644,812	(27)	—	12,792,426	12,792,426	1,034,396
GSMS 2011-GC5 D	10/11	12/12	14,565,820	—	—	—	14,565,820	(27)	—	11,525,694	11,525,694	953,559
WFRBS 2011-C5 F	11/11	12/12	13,475,560	—	—	—	13,475,560	(27)	—	9,769,121	9,769,121	951,923
MSC 2011-C3 F	10/11	10/12	4,601,306	—	—	—	4,601,306	(27)	—	4,150,249	4,150,249	331,898
MSC 2012-C4 F	03/12	10/12	5,670,096	—	—	—	5,670,096	(27)	—	3,831,955	3,831,955	157,465
JPMCC 2012-C6 F	04/12	10/12	461,393	—	—	—	461,393	(27)	—	479,192	479,192	18,696
JPMCC 2012-C6 G	04/12	10/12	4,681,636	—	—	—	4,681,636	(27)	—	3,792,758	3,792,758	115,457
JPMCC 2012-C8 F	10/12	10/12	4,304,476	—	—	—	4,304,476	(27)	—	3,295,738	3,295,738	7,028

(1)	Mortgage balance represents face amount of assumed loans and does not represent discounted current value.

(2)	None of the amounts are being reported for tax purposes on the installment basis.

(3)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

(4)	Cole Credit Property Trust, Inc. recorded a taxable gain of $2.1 million related to the property sale, all of which was a capital gain.

(5)	Cole Credit Property Trust, Inc. recorded a taxable gain of $2.8 million related to the sale of three properties, of which $303,000 was a ordinary gain.

(6)	This sale represents the disposition of a three property convenience store portfolio that was owned by Cole Credit Property Trust Inc.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

(7)	Cole Credit Property Trust, Inc. recorded a taxable loss of $177,000 related to the property sale, all of which was a capital loss.

(8)	Cole Credit Property Trust, Inc. recorded a taxable loss of $126,000 related to the property sale, all of which was a capital loss.

(9)	Cole Credit Property Trust II, Inc. recorded a taxable gain of $21.5 million related to the sale of six CMBS, all of which was a capital gain.

(10)	Cole Credit Property Trust II, Inc. recorded a taxable gain of $1.2 million related to the unconsolidated joint venture sale, all of which was a capital gain.

(11)	This sale represents the disposition of a 10 property self-storage portfolio that was owned by Cole Credit Property Trust II Inc., through an unconsolidated joint venture. Amount included herein represents the distribution payments from the joint venture to Cole Credit Property Trust II, Inc.

(12)	Cole Credit Property Trust II, Inc. recorded a taxable gain of $103,000 related to the property sale, all of which was a capital gain.

(13)	Cole Credit Property Trust II, Inc. recorded a taxable gain of $534,000 related to the property sale, all of which was a capital gain.

(14)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $13.3 million related to the sale of 12 properties, all of which was a capital gain.

(15)	This sale represents the disposition of a 12 property drugstore store portfolio that was owned by Cole Credit Property Trust III, Inc. The acquisition of these properties by Cole Credit Property Trust III Inc. were between the months of May 2009 through September 2009.

(16)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $3.5 million related to the property sale, all of which was a capital gain.

(17)	Cole Credit Property Trust III, Inc. disposed of this property in a like-kind exchange under section 1031 of the Internal Revenue Code and thus, did not recognize a taxable gain on the disposal.

(18)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $5.2 million related to the sale of five properties, all of which was a capital gain.

(19)	This sale represents the disposition of a five property restaurant portfolio that was owned by Cole Credit Property Trust III, Inc.

(20)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $3.0 million related to the property sale, all of which was a capital gain.

(21)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $1.5 million related to the sale of four properties, all of which was a capital gain.

(22)	This sale represents the disposition of a four property convenience store portfolio that was owned by Cole Credit Property Trust III Inc. The acquisition of these properties were between the months of December 2009 through February 2010.

(23)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $6.0 million related to the property sale, all of which was a capital gain.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

(24)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $2.4 million related to the sale of two properties, all of which was a capital gain.

(25)	This sale represents the disposition of a two property restaurant portfolio that was owned by Cole Credit Property Trust III Inc.

(26)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $1.7 million related to the property sale, all of which was a capital gain.

(27)	Cole Credit Property Trust III, Inc. recorded a taxable gain of $12.5 million related to the sale of six CMBS and half of its investment in two CMBS, all of which was a capital gain.

Past performance is not necessarily indicative of future results.

APPENDIX B

NOT FOR USE IN ALABAMA

COLE CREDIT PROPERTY TRUST IV, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $                   ☐ Check if amount is estimated

☐	Initial Subscription (minimum $2,500)
☐	Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Investment Subscription Agreement)

     Existing Cole Account #

2. Payment will be made with:                ☐ Enclosed check                ☐ Funds wired                ☐ Funds to follow

    ☐ ACH

                                                                                                          ☐ Checking             ☐ Savings

Financial Institution

Routing/Transit #	Account #

3. For purchases without selling commissions, please designate below, as applicable:

     ☐ RIA/WRAP Account         ☐ Cole Employee, Affiliate, or their Family Member

IF A BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration	2. Qualified Registration (make check payable to the Custodian)
☐ Individual (one signature required)	☐ Traditional IRA
☐ Joint Tenants with Right of Survivorship (all parties must sign)	☐ Roth IRA
☐ Community Property (all parties must sign)	☐ Keogh Plan
☐ Tenants-in-Common (all parties must sign)	☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Transfer on Death (fill out TOD Form to effect designation)	☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required) State of Custodian for (minor’s name)	☐Non-custodial ☐ Custodial ☐ Other (specify) 3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform) Name
☐ Corporate (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)	Street/PO Box
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)	City State Zip
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)	Custodian Tax ID # (provided by Custodian)
Custodian or Clearing Firm/Platform Account #
Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)
Name of Trust
Date of Trust Tax ID # (if applicable)

☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	SSN or Tax ID Date of Birth

SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID
Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Custodian or Clearing Firm/Platform or Address of Record if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

    ☐ Custodian or Clearing Firm/Platform of Record

    ☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

    ☐ Mail to Address of Record

    ☐ Reinvest pursuant to Distribution Reinvestment Plan

    ☐ Direct Deposit

☐ Checking ☐ Savings
Financial Institution
Routing/Transit #	Account #

☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account #	City State Zip

By signing this agreement, I authorize Cole Credit Property Trust IV, Inc. (CCPT IV) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT IV to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURE (Investor(s) must initial each of sections 1-4 and those sections of 5-13 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT IV.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Arkansas residents: By signing below, you are not representing that you have read or understood this agreement.

|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	7. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	8. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	10. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	11. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	12. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	13. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

☐ By checking here I confirm I would like to go green and not receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCPT IV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT IV. In deciding to invest in CCPT IV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT IV and each person selling shares of CCPT IV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT IV will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date
Co-Investor’s Signature	Date

F FINANCIAL ADVISOR INFORMATION (please complete A or B)

A) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.		2.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID #		Representative CRD ID #

	Mailing Address		Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No

City State Zip

Phone Email Address

☐      Please check the box if the purchase is being made in the Registered Representative’s or Broker Dealer’s personal account, in the account of one of their immediate family members or in the account of any licensed employee of the Broker-Dealer.

IF THE BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B) REGISTERED INVESTMENT ADVISOR REPRESENTATIVE (to be completed by selling RIA Representative)

1.		2.
	Name of Registered Representative		Name of RIA Office

SEC Registered ☐ Yes ☐ No
	Mailing Address		State Registered ☐ Yes ☐ No
States Registered

City State Zip

	Phone Email Address		RIA IARD ID #

	Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No		Name of Clearing Firm

Name of Broker-Dealer

G REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and Cole Credit Property Trust IV, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in Cole Credit Property Trust IV, Inc. is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCPT IV	CCPT IV
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCPT4-AGMT-05(10-12)

APPENDIX C

NOT FOR USE IN ALABAMA

COLE CREDIT PROPERTY TRUST IV, INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV), who desires to purchase additional shares of CCPT IV and who purchased their shares directly from CCPT IV. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each initial investment)

1. This subscription is in the amount of $             (minimum $1,000)

                                                               ☐ Check if amount is estimated

2. Payment will be made with:            ☐ Enclosed check                                        ☐ Funds wired                                        ☐ Funds to follow

    ☐ ACH

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID #

Existing Cole Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-13 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT IV.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Arkansas residents: By signing below, you are not representing that you have read or understood this agreement.

|	6. For California residents: I (we) either: (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (i) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	7. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

C-1

INVESTOR | CO-INVESTOR

|	8. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	9. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	10. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	11. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	12. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	13. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

☐  By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 866.907.2653.

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCPT IV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT IV. In deciding to invest in CCPT IV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT IV and each person selling shares of CCPT IV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT IV will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature	Date
Co-Investor’s Signature	Date

D REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #

E REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

Name of RIA Representative	RIA IARD ID #

F REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT IV that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT IV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCPT IV	CCPT IV
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCPT IV-AI-AGMT-04(06-12)

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE CORPORATE INCOME TRUST, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (an Initial Subscription Agreement is required for all initial investments)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ COLE CREDIT PROPERTY TRUST IV, INC.	☐ Initial Subscription (Minimum is $2,500)
☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number
☐ Check if amount is estimated

b. $ COLE CORPORATE INCOME TRUST, INC.	☐ Initial Subscription (Minimum is $2,500)
☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number
☐ Check if amount is estimated

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow ☐ Checking ☐ Savings ☐ ACH

Financial Institution	Account #

Routing/Transit #

3.	For purchases without selling commissions, please designate below, as applicable:
☐ RIA/WRAP Account ☐ Cole Employee, Affiliate, or their Family Member

IF A BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration	2. Qualified Registration (make check payable to the Custodian)
☐ Individual (one signature required)	☐ Traditional IRA
☐ Joint Tenants with Right of Survivorship (all parties must sign)	☐ Roth IRA
☐ Community Property (all parties must sign)	☐ Keogh Plan
☐ Tenants-in-Common (all parties must sign)	☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Transfer on Death (fill out TOD Form to effect designation)	☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act	☐ Non-custodial ☐ Custodial
(UGMA/UTMA adult custodian signature required)	☐ Other (specify)
State of
Custodian for (minor’s name)

   ☐ Corporate (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)

        ☐ S-corp    ☐ C-corp (will default to S-corp if nothing is marked)

   ☐ Partnership (authorized signature and Partnership paperwork or Cole

Corporate Resolution Form required)

   ☐ Limited Liability Company (authorized signature and LLC paperwork or Cole

Corporate Resolution Form required)

   ☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

   ☐ Trust (trustee or grantor signatures and trust documents or Cole

Trustee Certification of Investment Power required)

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)
Name
Street/PO Box
City State Zip
Custodian Tax ID # (provided by Custodian)
Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)	Custodian or Clearing Firm/Platform Account #

Name of Trust
Date of Trust Tax ID # (if applicable)
☐ Other (specify)

D-1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name			Co-Investor Name (if applicable)

Mailing Address			Mailing Address

City	State	Zip	City	State	Zip

Phone	Business Phone		Phone	Business Phone

Email Address			SSN or Tax ID	Date of Birth

SSN or Tax ID	Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City	State	Zip

☐ By checking here I confirm I would like to go green and not receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in this section. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Custodian or Clearing Firm/Platform or Address of Record if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐	Custodian or Clearing Firm/Platform of Record
☐	Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐	Mail to Address of Record
☐	Reinvest pursuant to Distribution Reinvestment Plan
☐	Direct Deposit

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #
☐ Check if banking information is same as provided in Section A-2
☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account #	City		State	Zip

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

D-2

E INVESTOR(S) ACKNOWLEDGEMENT AND SIGNATURE (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following: For Investors in Either or Both Offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT).

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Corporate Income Trust, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT.

|	9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT and its affiliates.

D-3

E INVESTOR(S) SIGNATURES (continued)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodian Signature Date

Co-Investor’s Signature Date

F FINANCIAL ADVISOR INFORMATION (please complete A or B)

A) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)
1.				2.
	Name of Registered Representative				Name of Broker-Dealer

	Representative ID #				Representative CRD #

Have you changed firm affiliation (since last purchase)?

☐  Yes    ☐  No

☐    Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members or in the account of any licensed employee of the Broker-Dealer. IF THE BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

Mailing Address
	City	State	Zip

	Phone	Email Address

B) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)
1.				2.
	Name of RIA Representative				Name of RIA Office
SEC Registered RIA ☐ Yes ☐ No
	Mailing Address				State Registered RIA ☐ Yes ☐ No
States Registered
	City	State	Zip

	Phone	Email Address			RIA IARD #
Have you changed firm affiliation (since last purchase)?
	☐ Yes ☐ No				Name of Clearing Firm

Name of Broker-Dealer

G REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved		JOINT-AGMT-04(10-12)

D-4

APPENDIX E

FOR USE WITH ALABAMA INVESTORS

COLE CREDIT PROPERTY TRUST IV, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $                  ☐ Check if amount is estimated

☐	Initial Subscription (minimum $2,500)
☐	Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Investment Subscription Agreement)

     Existing Cole Account #

2. Payment will be made with:                ☐ Enclosed check                ☐ Funds wired                                        ☐ Funds to follow

    ☐ ACH

                                                                                                                           ☐ Checking             ☐ Savings

Financial Institution

Routing/Transit #	Account #

3. For purchases without selling commissions, please designate below, as applicable:

     ☐ RIA/WRAP Account                  ☐ Cole Employee, Affiliate, or their Family Member

     IF A BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration	2. Qualified Registration (make check payable to the Custodian)
☐ Individual (one signature required)	☐ Traditional IRA
☐ Joint Tenants with Right of Survivorship (all parties must sign)	☐ Roth IRA
☐ Community Property (all parties must sign)	☐ Keogh Plan
☐ Tenants-in-Common (all parties must sign)	☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Transfer on Death (fill out TOD Form to effect designation)	☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required) State of Custodian for (minor’s name)	☐Non-custodial ☐ Custodial ☐ Other (specify) 3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform) Name
☐ Corporate (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)	Street/PO Box
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)	City State Zip
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)	Custodian Tax ID # (provided by Custodian)
Custodian or Clearing Firm/Platform Account #
Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)
Name of Trust
Date of Trust Tax ID # (if applicable)

☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	SSN or Tax ID Date of Birth

SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID
Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Custodian or Clearing Firm/Platform or Address of Record if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

    ☐ Custodian or Clearing Firm/Platform of Record

    ☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

    ☐ Mail to Address of Record

    ☐ Reinvest pursuant to Distribution Reinvestment Plan

    ☐ Direct Deposit

☐ Checking ☐ Savings
Financial Institution
Routing/Transit #	Account #

☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account #	City State Zip

By signing this agreement, I authorize Cole Credit Property Trust IV, Inc. (CCPT IV) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT IV to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURE (Investor(s) must initial each of sections 1-5)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT IV at least five business days before signing this Subscription Agreement.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. My (our) liquid net worth is at least ten (10) times my (our) investment in this and similar programs.

☐ By checking here I confirm I would like to go green and not receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCPT IV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT IV. In deciding to invest in CCPT IV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT IV and each person selling shares of CCPT IV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT IV will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date
Co-Investor’s Signature	Date

F FINANCIAL ADVISOR INFORMATION (please complete A or B)

A) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.		2.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID #		Representative CRD ID #

	Mailing Address		Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No

City State Zip

Phone Email Address

  ☐    Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members or in the account of any licensed employee of the Broker-Dealer.

        IF THE BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B) REGISTERED INVESTMENT ADVISOR REPRESENTATIVE (to be completed by selling RIA Representative)

1.		2.
	Name of Registered Representative		Name of RIA Office

SEC Registered ☐ Yes ☐ No
	Mailing Address		State Registered ☐ Yes ☐ No
States Registered

City State Zip

	Phone Email Address		RIA IARD ID #

	Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No		Name of Clearing Firm

Name of Broker-Dealer

G REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and Cole Credit Property Trust IV, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT IV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCPT IV	CCPT IV
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCPT4-AGMT-AL-02(10-12)

APPENDIX F

FOR USE WITH ALABAMA INVESTORS

COLE CREDIT PROPERTY TRUST IV, INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV), who desires to purchase additional shares of CCPT IV and who purchased their shares directly from CCPT IV. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $             (minimum $1,000)

                                                               ☐ Check if amount is estimated

2. Payment will be made with:            ☐ Enclosed check                                        ☐ Funds wired                                        ☐ Funds to follow

    ☐ ACH

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID #

Existing Cole Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-5)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT IV at least five business days before signing this Subscription Agreement.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. My (our) liquid net worth is at least ten (10) times my (our) investment in this and similar programs.

F-1

☐  By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 866.907.2653.

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCPT IV unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT IV. In deciding to invest in CCPT IV, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT IV and each person selling shares of CCPT IV common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT IV will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature	Date
Co-Investor’s Signature	Date

D REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #

E REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

Name of RIA Representative	RIA IARD ID #

F REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT IV that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT IV is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCPT IV	CCPT IV
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCPT IV-AI-AGMT-AL-02(07-12)

F-2

APPENDIX G

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE CORPORATE INCOME TRUST, INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV) and/or Cole Corporate Income Trust, Inc. (CCIT), who desires to purchase additional shares of CCPT IV and/or CCIT and who purchased their shares directly from CCPT IV and/or CCIT. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement, CCIT Initial Subscription Agreement or the CCPT IV / CCIT Joint Initial Subscription Agreement.

A INVESTMENT (A completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a.	$ COLE CREDIT PROPERTY TRUST IV, INC. (minimum $1,000)	☐	Check if amount is estimated

b.	$ COLE CORPORATE INCOME TRUST, INC. (minimum $1,000)	☐	Check if amount is estimated

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow

    ☐ ACH

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID #

Existing Cole Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in Either or Both Offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT).

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

G-1

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Corporate Income Trust, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT.

|	9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT and its affiliates.

☐  By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

G-2

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date
Co-Investor’s Signature	Date

D FINANCIAL ADVISOR INFORMATION (please complete A or B)

        A) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #

        B) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD ID #

E REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2013 Cole Capital Advisors, Inc. All rights reserved	JOINT-AI-01 (1-13)

G-3

APPENDIX H

DISTRIBUTION REINVESTMENT PLAN

COLE CREDIT PROPERTY TRUST IV, INC.

EFFECTIVE AS OF JANUARY 20, 2012

AS AMENDED EFFECTIVE JULY 16, 2012

Cole Credit Property Trust IV, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.    Any holder of shares of common stock of the Company, par value $.01 per share (the “Shares”), and, subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by an affiliate of Cole REIT Advisors IV, LLC, the Company’s advisor (an “Affiliated Program”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively, “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.    The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 9. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors (the “Board”) or the board or general partner of an Affiliated Program, as applicable. A written election to participate must be received by the Administrator prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

3. General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a) During the Company’s public offering (the “Offering”) of Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-169533 as amended or supplemented (the “Registration Statement”), and until such time as the Board determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to the most recently disclosed estimated value as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(b) After termination of the Registration Statement, the Administrator will invest Distributions in Shares that are registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”). No advance notice of pricing pursuant to this Paragraph 3(b) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.

(g) Participants may acquire fractional Shares, computed to three decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.

4. Absence of Liability.    Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. [intentionally omitted]

6. Reports to Participants.    Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s Offering of Shares pursuant to the Registration Statement, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or prior to the last day of the Distribution Period to which it relates.

(b) As the Distribution Period is presently monthly, a written election to terminate must be received by the Administrator prior to the last business day of the month, in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(d) In the event that a Participant requests a redemption of all of the Participant’s Shares, the Participant will be deemed to have given written notice to the Administrator, at the time the redemption request is submitted, that the Participant is terminating his or her participation in the Plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the Participant’s Shares are redeemed unless the Participant notifies the Administrator that he or she elects to resume participation in the Plan.

10. State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Cole Corporate Income Partnership, LP.    For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Corporate Income Operating Partnership, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.    This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Credit Property Trust IV, Inc.

Prospectus

Up to 300,000,000 Shares of Common Stock

Offered to the Public

ALPHABETICAL INDEX	Page
Cautionary Note Regarding Forward-Looking Statements	60
Conflicts of Interest	86
Description of Shares	135
Estimated Use of Proceeds	61
Experts	190
Federal Income Tax Considerations	159
How to Subscribe	189
Investment by Tax-Exempt Entities and ERISA Considerations	177
Investment Objectives and Policies	93
Legal Matters	190
Management	64
Management Compensation	79
Our Operating Partnership Agreement	155
Plan of Distribution	183
Prior Performance Summary	125
Prospectus Summary	7
Questions and Answers About This Offering	1
Risk Factors	25
Selected Financial Data	124
Suitability Standards	i
Summary of Distribution Reinvestment Plan	151
Supplemental Sales Material	190
Where You Can Find More Information	191

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

May 1, 2013

CCPT4-PRO-04

COLE CREDIT PROPERTY TRUST IV, INC.

SUPPLEMENT NO. 8 DATED JULY 10, 2013

TO THE PROSPECTUS DATED MAY 1, 2013

This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust IV, Inc. dated May 1, 2013. This Supplement No. 8 supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Credit Property Trust IV, Inc.;

(2)	the change of our sponsor’s trade name from Cole Real Estate Investments to Cole Capital;

(3)	recent real property investments and placement of debt on certain real property investments;

(4)	compensation, fees and reimbursements payable to CR IV Advisors and its affiliates as of March 31, 2013;

(5)	selected financial data as of March 31, 2013;

(6)	distributions and share redemptions as of March 31, 2013;

(7)	an update to our volume discount policy;

(8)	an update to the Experts section of the prospectus;

(9)	the incorporation of certain historical information by reference into our prospectus; and

(10)	the delivery of revised forms of our Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, as disclosed in Appendices D and G, respectively.

Status of Our Public Offering

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on January 26, 2012. Of these shares, we are offering up to 250,000,000 shares in a primary offering and up to 50,000,000 shares pursuant to our distribution reinvestment plan. As of July 8, 2013, we had accepted investors’ subscriptions for, and issued, approximately 70.8 million shares of our common stock in the offering (including shares issued pursuant to our distribution reinvestment plan), resulting in gross proceeds to us of approximately $706.4 million.

We will offer shares of our common stock pursuant to the offering until January 26, 2014, unless all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering in the offering have not been sold by January 26, 2014, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Name Change of Our Sponsor

On June 4, 2013, Cole Credit Property Trust III, Inc. (CCPT III) changed its name to Cole Real Estate Investments, Inc. (Cole). Throughout our prospectus, our sponsor is called “Cole Real Estate Investments,” a trade name used to refer to a group of affiliated entities directly or indirectly controlled by Cole. As a result of CCPT III’s name change to Cole Real Estate Investments, Inc., our sponsor’s trade name has been changed to “Cole Capital.” Therefore, all references to Cole Real Estate Investments in our prospectus now refer to Cole Capital. In addition, all references to Cole Credit Property Trust III, Inc. in our prospectus now refer to Cole Real Estate Investments, Inc.

Recent Real Property Investments

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Prospectus Summary – Description of Real Estate Investments” beginning on page 11 of the prospectus.

Description of Real Estate Investments

As of June 30, 2013, our investment portfolio consisted of 178 properties located in 32 states, consisting of approximately 5.8 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. We acquired 57 properties between April 5, 2013 and June 30, 2013, which are listed below in order of their date of acquisition.

Property Description	Type	Number of Tenants	Tenant(s)	Rentable Square Feet (1)	Purchase Price
Tractor Supply – Stuttgart, AR	Home and Garden	1	Tractor Supply Company	19,097	$2,785,715
Walgreens – Birmingham, AL	Drugstore	1	Walgreen Co.	13,076	7,113,675
Dollar General – Alliance, NE	Discount Store	1	Dolgencorp, LLC	9,026	1,008,297
Sunoco – Various (2)	Convenience Store	11	Sunoco, Inc. (R&M)	32,923	26,143,542
Waterford Park South – Clarksville, IN	Shopping Center	9	Various	91,971	13,400,000
The Plant – San Jose, CA	Shopping Center	59	Various	509,614	203,100,000
Natural Grocers – Lubbock, TX	Grocery	1	Vitamin Cottage Natural Food Markets, Inc.	15,185	5,250,000
Kum & Go – Various (3)	Convenience Store	4	Kum & Go, LC	19,947	10,996,000
LA Fitness – Mesa, AZ	Fitness	1	L.A. Fitness International, LLC	57,500	11,100,000
Academy Sports – Valdosta, GA	Sports and Hobby	1	Academy, LTD	71,680	9,790,000
Dollar General – Theodore, AL	Discount Store	1	Dolgencorp, LLC	9,026	1,233,451
Dollar General – Temple, GA	Discount Store	1	Dolgencorp, LLC	9,026	1,354,297
Home Depot – Plainwell, MI	Home and Garden	1	Home Depot U.S.A, Inc.	96,801	13,389,430
TJ Maxx/Dollar Tree – Oxford, OH	Discount Store	2	The TJX Companies, Inc./Dollar Tree Stores, Inc.	37,401	3,707,044
Hancock Village – Chesterfield, VA	Shopping Center	25	Various	163,875	27,500,000
Poplar Springs Plaza – Duncan, SC	Shopping Center	9	Various	64,038	7,900,000
Tractor Supply – Lumberton, NC	Home and Garden	1	Tractor Supply Company	19,097	3,121,429
Warrenton Highlands – Warrenton, OR	Shopping Center	6	Various	44,504	8,650,000
Fargo Plaza – Fargo, ND	Shopping Center	3	Various	90,525	6,855,219
Quick Chek – Various (4)	Convenience Store	6	Quick Chek Corporation	42,209	44,000,001
Wal-Mart – York, SC	Discount Store	1	Wal-Mart Real Estate Business Trust	151,980	12,138,500
Wal-Mart – Perry, GA	Discount Store	1	Wal-Mart Real Estate Business Trust	152,720	13,861,500
PetSmart – Taylor, MI	Pet Supply	1	PetSmart, Inc.	26,149	3,178,632
PetSmart – Pittsburgh, PA	Pet Supply	1	PetSmart, Inc.	26,049	3,458,997
Chestnut Square – Brevard, NC	Shopping Center	7	Various	34,260	6,000,000
Walgreens – Kannapolis, NC	Drugstore	1	Walgreens Co.	13,650	7,741,935
Regent Towne Center – Fort Mill, SC	Shopping Center	8	Various	52,936	7,650,000
Dollar General – Phenix City, AL	Discount Store	1	Dolgencorp, LLC	9,100	1,283,838
Dollar General – Asheville, NC	Discount Store	1	Dolgencorp, LLC	9,026	1,366,846
Dollar General – Mobile, AL	Discount Store	1	Dolgencorp, LLC	12,406	1,787,592

2

Property Description	Type	Number of Tenants	Tenant(s)	Rentable Square Feet (1)	Purchase Price
Dollar General – Leicester, NC	Discount Store	1	Dolgencorp, LLC	9,100	$1,137,897
Deltona Commons – Deltona, FL	Shopping Center	7	Various	48,797	9,700,000
Goodyear – Pooler, GA	Automotive	1	Goodyear Tire & Rubber Company	8,984	2,606,000
Tractor Supply – Monticello, FL	Home and Garden	1	Tractor Supply Company	19,097	2,821,428
LA Fitness – Bloomfield Hills, MI	Fitness	1	L.A. Fitness International, LLC	45,000	13,605,000
Tractor Supply – South Hill, VA	Home and Garden	1	Tractor Supply Company	19,097	3,130,000
Pep Boys – Clermont, FL	Automotive	1	The Pep Boys – Manny, Moe & Jack	14,360	3,300,000
Trader Joe’s – Wilmington, NC	Grocery	1	Trader Joe’s East, Inc.	13,000	5,496,324
Lowe’s – Oxford, AL	Home and Garden	1	Lowe’s Home Centers, Inc.	135,197	11,250,000
Emerald Place – Greenwood, SC	Shopping Center	6	Various	107,628	12,675,676

				2,325,057	$532,588,265

(1)	Includes square feet of buildings that are on land subject to ground leases.
(2)	The Sunoco portfolio consists of nine single-tenant properties and one multi-tenant property with two tenants, all of which are located in Florida.
(3)	The Kum & Go portfolio consists of four single-tenant properties located in Arkansas, Iowa and Missouri.
(4)	The Quick Chek portfolio consists of six single-tenant properties, all of which are located in New York.

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies – Real Property Investments” beginning on page 109 of the prospectus.

Real Property Investments

As of June 30, 2013, we, through separate wholly-owned limited liability companies and limited partnerships, owned 178 properties located in 32 states, consisting of approximately 5.8 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. The properties generally were acquired through the use of proceeds from our initial public offering and from available borrowings. We acquired 57 properties between April 5, 2013 and June 30, 2013, which are listed below in order of their date of acquisition.

Property Description	Date Acquired	Year Built	Purchase Price	Fees Paid to Sponsor (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy
Tractor Supply – Stuttgart, AR	April 5, 2013	2013	$2,785,715	$55,714	7.00%	7.73%	100%
Walgreens – Birmingham, AL	April 9, 2013	2012	7,113,675	142,274	6.15%	6.15%	100%
Dollar General – Alliance, NE	April 9, 2013	2013	1,008,297	20,166	7.40%	7.47%	100%
Sunoco – Cocoa, FL	April 12, 2013	1987	1,851,544	37,031	7.45%	8.97%	100%
Sunoco – Lake Worth, FL	April 12, 2013	2011	2,971,647	59,433	7.25%	9.97%	100%
Sunoco – Merritt Island, FL	April 12, 2013	1986	2,120,134	42,403	7.70%	9.28%	100%
Sunoco – Palm Beach Gardens, FL	April 12, 2013	2009	4,844,321	96,886	7.75%	9.64%	100%
Sunoco – Palm City, FL	April 12, 2013	2011	2,939,975	58,800	7.25%	9.90%	100%
Sunoco – Sebastian, FL	April 12, 2013	2009	3,029,487	60,590	7.35%	9.17%	100%
Sunoco – Titusville (Garden), FL	April 12, 2013	2009	3,709,652	74,193	7.35%	9.25%	100%
Sunoco – Titusville (Sisson), FL	April 12, 2013	1986	1,851,544	37,031	7.94%	9.52%	100%
Sunoco – West Palm Beach (Forest Hill), FL	April 12, 2013	1977	1,366,333	27,327	7.46%	8.98%	100%

3

Property Description	Date Acquired	Year Built	Purchase Price	Fees Paid to Sponsor (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy
Sunoco – West Palm Beach, FL	April 12, 2013	1999	$1,458,905	$29,178	7.47%	8.99%	100%
Waterford Park South – Clarksville, IN	April 12, 2013	2006	13,400,000	268,000	6.53%	8.39%	100%
The Plant – San Jose, CA	April 15, 2013	2008	203,100,000	4,062,000	7.09%	8.12%	95%
Natural Grocers – Lubbock, TX	April 22, 2013	2013	5,250,000	105,000	7.79%	7.89%	100%
Kum & Go – Urbandale, IA	May 3, 2013	2010	2,624,000	52,480	7.15%	8.10%	100%
Kum & Go – Mount Vernon, MO	May 3, 2013	2010	2,711,000	54,220	7.15%	8.11%	100%
Kum & Go – Fairfield, IA	May 3, 2013	2011	2,607,000	52,140	7.14%	8.06%	100%
Kum & Go – Bentonville, AR	May 3, 2013	2011	3,054,000	61,080	7.15%	8.09%	100%
LA Fitness – Mesa, AZ	May 8, 2013	2010	11,100,000	222,000	7.77%	7.77%	100%
Academy Sports – Valdosta, GA	May 10, 2013	2012	9,790,000	195,800	7.51%	7.93%	100%
Dollar General – Theodore, AL	May 15, 2013	2013	1,233,451	24,669	7.40%	7.40%	100%
Dollar General – Temple, GA	May 15, 2013	2013	1,354,297	27,086	7.40%	7.47%	100%
Home Depot – Plainwell, MI	May 16, 2013	N/A (4)	13,389,430	267,789	6.15%	6.96%	100%
TJ Maxx/Dollar Tree – Oxford, OH	May 20, 2013	2013	3,707,044	74,141	7.80%	7.98%	100%
Hancock Village – Chesterfield, VA	May 23, 2013	2009	27,500,000	550,000	8.71%	9.38%	100%
Poplar Springs Plaza – Duncan, SC	May 24, 2013	1995	7,900,000	158,000	7.33%	7.35%	95%
Tractor Supply – Lumberton, NC	May 24, 2013	2013	3,121,429	62,429	7.00%	7.36%	100%
Warrenton Highlands – Warrenton, OR	May 29, 2013	2011	8,650,000	173,000	7.31%	7.39%	96%
Fargo Plaza – Fargo, ND	May 30, 2013	2003	6,855,219	137,104	8.27%	8.56%	97%
Quick Chek – Middletown (Route 211), NY	May 31, 2013	2007	6,735,369	134,707	6.55%	7.20%	100%
Quick Chek – Middletown (HWY 108), NY	May 31, 2013	2009	7,826,972	156,539	6.55%	7.15%	100%
Quick Chek – Middletown (Main), NY	May 31, 2013	2009	8,040,713	160,814	6.55%	7.14%	100%
Quick Chek – Kingston, NY	May 31, 2013	2008	7,330,789	146,616	6.55%	7.20%	100%
Quick Chek – Saugerties, NY	May 31, 2013	2009	7,330,789	146,616	6.55%	7.18%	100%
Quick Chek – Lake Katrine, NY	May 31, 2013	2008	6,735,369	134,707	6.55%	7.22%	100%
Wal-Mart – York, SC	June 4, 2013	1998	12,138,500	242,770	6.06%	6.06%	100%
Wal-Mart – Perry, GA	June 4, 2013	1999	13,861,500	277,230	6.06%	6.06%	100%
PetSmart – Taylor, MI	June 7, 2013	1997	3,178,632	63,573	7.95%	8.35%	100%
PetSmart – Pittsburgh, PA	June 7, 2013	1997	3,458,997	69,180	7.95%	8.35%	100%
Chestnut Square – Brevard, NC	June 7, 2013	2008	6,000,000	120,000	8.12%	8.13%	91%
Walgreens – Kannapolis, NC	June 12, 2013	2012	7,741,935	154,839	6.20%	6.20%	100%
Regent Towne Center – Fort Mill, SC	June 13, 2013	2007	7,650,000	153,000	8.82%	9.02%	98%
Dollar General – Phenix City, AL	June 17, 2013	2013	1,283,838	25,677	7.40%	7.40%	100%
Dollar General – Asheville, NC	June 17, 2013	2013	1,366,846	27,337	7.35%	7.35%	100%
Dollar General – Mobile, AL	June 17, 2013	2013	1,787,592	35,752	7.35%	7.42%	100%
Dollar General – Leicester, NC	June 17, 2013	2013	1,137,897	22,758	7.40%	7.47%	100%
Deltona Commons – Deltona, FL	June 18, 2013	2007	9,700,000	194,000	8.01%	8.11%	100%
Goodyear – Pooler, GA	June 18, 2013	2008	2,606,000	52,120	7.50%	7.59%	100%
Tractor Supply – Monticello, FL	June 20, 2013	2013	2,821,428	56,429	7.00%	7.72%	100%
LA Fitness – Bloomfield Hills, MI	June 21, 2013	2008	13,605,000	272,100	7.11%	8.48%	100%
Tractor Supply – South Hill, VA	June 24, 2013	2011	3,130,000	62,600	7.03%	7.71%	100%
Pep Boys – Clermont, FL	June 26, 2013	2013	3,300,000	66,000	8.27%	8.41%	100%

4

Property Description	Date Acquired	Year Built	Purchase Price	Fees Paid to Sponsor (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy
Trader Joe’s – Wilmington, NC	June 27, 2013	2012	$5,496,324	$109,926	6.80%	6.80%	100%
Lowe’s – Oxford, AL	June 28, 2013	1999	11,250,000	225,000	7.78%	7.78%	100%
Emerald Place – Greenwood, SC	June 28, 2013	2012	12,675,676	253,514	6.00%	6.06%	96%

			$532,588,265	$10,651,768

(1)	Fees paid to sponsor are payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 79 of the prospectus.
(2)	Initial yield is calculated as the effective annualized rental income, adjusted for any rent concessions or abatements, if any, for the in-place leases at the respective property divided by the property purchase price, exclusive of acquisition costs and acquisition fees paid to our advisor or its affiliates. In general, our properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties will be subject to triple net leases. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent concessions or abatements, if any, for the in-place leases over the non-cancelable lease term at the respective property divided by the property purchase price, exclusive of acquisition costs and acquisition fees paid to our advisor or its affiliates. In general, our properties are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable and may reduce the yield. We expect the majority of our properties will be subject to triple net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
(4)	Subject to ground lease and therefore year built is not applicable.

The following table sets forth the principal provisions of the lease term for the major tenants at each of the properties listed above:

	Major	Total Square Feet	% of Total Rentable Square	Renewal Options	Effective Annual Base		Effective Base Rent per Square
Property	Tenants (1)	Leased	Feet	(2)	Rent (3)		Foot (3)	Lease Term (4)
Tractor Supply –	Tractor Supply	19,097	100%	4/5 yr.	$195,000		$10.21	4/5/2013	–	1/31/2018
Stuttgart, AR	Company				214,500		11.23	2/1/2018	–	1/31/2023
					235,950		12.36	2/1/2023	–	1/31/2028
Walgreens – Birmingham, AL	Walgreen Co.	13,076	100%	(5)	437,491		33.46	4/9/2013	–	9/30/2037
Dollar General –	Dolgencorp, LLC	9,026	100%	4/5 yr.	74,616		8.27	4/9/2013	–	2/28/2023
Alliance, NE					76,848		8.51	3/1/2023	–	2/29/2028
Sunoco – Cocoa, FL	Sunoco, Inc. (R&M)	4,500	100%	3/5 yr.	137,940	(6)	30.65	4/12/2013	–	3/31/2027
Sunoco – Lake Worth, FL	Sunoco, Inc. (R&M)	3,380	100%	3/5 yr.	215,444	(6)	63.74	4/12/2013	–	3/18/2031
Sunoco – Merritt Island, FL	Sunoco, Inc. (R&M)	3,341	100%	3/5 yr.	163,350	(6)	48.89	4/12/2013	–	3/31/2027
Sunoco – Palm Beach Gardens, FL	Sunoco, Inc. (R&M)	2,344	100%	3/5 yr.	375,514	(6)	160.20	4/12/2013	–	2/26/2029
Sunoco – Palm City, FL	Sunoco, Inc. (R&M)	3,511	100%	3/5 yr.	213,148	(6)	60.71	4/12/2013	–	8/4/2031
Sunoco – Sebastian, FL	Sunoco, Inc. (R&M)	3,391	100%	3/5 yr.	222,667	(6)	65.66	4/12/2013	–	4/30/2029
Sunoco – Titusville (Garden), FL	Sunoco, Inc. (R&M)	3,389	100%	3/5 yr.	272,659	(6)	80.45	4/12/2013	–	8/18/2029

5

	Major	Total Square Feet		% of Total Rentable Square	Renewal Options	Effective Annual Base		Effective Base Rent per Square
Property	Tenants (1)	Leased		Feet	(2)	Rent (3)		Foot (3)	Lease Term (4)
Sunoco – Titusville (Sisson), FL	Sunoco, Inc. (R&M)	3,663		80%	3/5 yr.	$137,940	(6)	$37.66	4/12/2013	–	3/31/2027
Sunoco – West Palm Beach (Forest Hill), FL	Sunoco, Inc. (R&M)	1,610		100%	3/5 yr.	101,942	(6)	63.32	4/12/2013	–	3/31/2027
Sunoco – West Palm Beach, FL	Sunoco, Inc. (R&M)	2,894		100%	3/5 yr.	108,900	(6)	37.63	4/12/2013	–	3/31/2027
Waterford Park	Ross Dress for	27,623		30%	4/5 yr.	255,513		9.25	6/10/2014	–	1/31/2019
South –	Less, Inc.					269,324		9.75	2/1/2019	–	1/31/2024
Clarksville, IN	Michaels Stores, Inc.	21,811		24%	4/5 yr.	208,579		9.56	4/12/2013	–	2/28/2015
						221,615		10.16	3/1/2015	–	2/29/2020
	PetSmart, Inc.	20,087		22%	6/5 yr.	271,175		13.50	4/12/2013	–	1/31/2017
						276,196		13.75	2/1/2017	–	1/31/2022
The Plant – San Jose,	Home Depot, U.S.A., Inc.	141,021		28%	1/10 yr.	3,384,504		24.00	4/15/2013	–	1/31/2014
CA					& 2/5 yr.	3,807,567		27.00	2/1/2014	–	1/31/2019
						4,284,218		30.38	2/1/2019	–	1/31/2024
						4,820,098		34.18	2/1/2024	–	1/31/2029
						5,422,257		38.45	2/1/2029	–	1/31/2034
	Toys “R” Us - Delaware, Inc.	64,850		13%	3/5 yr.	1,569,370		24.20	4/15/2013	–	1/31/2018
						1,726,307		26.62	2/1/2018	–	1/31/2023
Natural Grocers –	Vitamin Cottage	15,185		100%	4/5 yr.	409,236		26.95	4/22/2013	–	3/31/2023
Lubbock, TX	Natural Food Markets, Inc.					424,421		27.95	4/1/2023	–	7/31/2028
Kum & Go – Urbandale, IA	Kum & Go, LC	4,962		100%	4/5 yr.	187,500	(7)	37.79	5/3/2013	–	12/22/2030
Kum & Go – Mount Vernon, MO	Kum & Go, LC	4,950		100%	4/5 yr.	193,750	(7)	39.14	5/3/2013	–	12/22/2030
Kum & Go – Fairfield, IA	Kum & Go, LC	5,008		100%	4/5 yr.	186,250	(7)	37.19	5/3/2013	–	10/31/2031
Kum & Go – Bentonville, AR	Kum & Go, LC	5,027		100%	4/5 yr.	218,400	(7)	43.45	5/3/2013	–	3/31/2031
LA Fitness – Mesa, AZ	L.A. Fitness International, LLC	57,500		100%	3/5 yr.	862,500	(8)	15.00	5/8/2013	–	1/31/2026
Academy Sports –	Academy, LTD	71,680		100%	3/5 yr.	734,823		10.25	5/10/2013	–	1/31/2017
Valdosta, GA						770,560		10.75	2/1/2017	–	1/31/2022
						806,400		11.25	2/1/2022	–	1/31/2028
Dollar General – Theodore, AL	Dolgencorp, LLC	9,026		100%	5/5 yr.	91,275		10.11	5/15/2013	–	4/30/2028
Dollar General –	Dolgencorp, LLC	9,026		100%	5/5 yr.	100,218		11.10	5/15/2013	–	3/31/2023
Temple, GA						103,225		11.44	4/1/2023	–	3/31/2028
Home Depot – Plainwell, MI	Home Depot U.S.A, Inc.	—	(9)	100%	4/5 yr.	823,450	(10)	8.51	5/16/2013	–	1/31/2026

6

	Major	Total Square Feet	% of Total Rentable Square	Renewal Options	Effective Annual Base	Effective Base Rent per Square
Property	Tenants (1)	Leased	Feet	(2)	Rent (3)	Foot (3)	Lease Term (4)
TJ Maxx/Dollar Tree – Oxford, OH	The TJX Companies, Inc.	27,218	73%	4/5 yr.	$197,331	$7.25	5/20/2013	–	4/30/2018
					210,940	7.75	5/1/2018	–	4/30/2023
	Dollar Tree Stores, Inc.	10,183	27%	3/5 yr.	91,647	9.00	5/20/2013	–	8/31/2017
Hancock Village – Chesterfield, VA	Dick’s Sporting Goods, Inc.	50,029	31%	4/5 yr.	500,290 525,305	10.00 10.50	5/23/2013 2/1/2017	– –	1/31/2017 1/31/2022
	Hobby Lobby Stores, Inc.	56,050	34%	3/5 yr.	420,375	7.50	5/23/2013	–	10/31/2016
					448,400	8.00	11/1/2016	–	10/31/2021
					476,425	8.50	11/1/2021	–	10/31/2026
Poplar Springs Plaza – Duncan, SC	Publix Super Markets, Inc.	47,955	75%	6/5 yr.	395,629	8.25	5/24/2013	–	11/1/2022
Tractor Supply – Lumberton, NC	Tractor Supply Company	19,097	100%	4/5 yr.	218,500	11.44	5/24/2013	–	3/31/2018
					229,425	12.01	4/1/2018	–	3/31/2023
					240,896	12.61	4/1/2023	–	3/31/2028
Warrenton Highlands – Warrenton, OR	Staples The Office Superstore, LLC	14,389	32%	3/5 yr.	215,835	15.00	5/29/2013	–	1/31/2021
	Petco Animal Supplies Stores, Inc.	11,750	26%	4/5 yr.	146,875	12.50	5/29/2013	–	1/31/2022
	Dollar Tree Stores, Inc.	9,000	20%	3/5 yr.	126,000	14.00	5/29/2013	–	3/31/2021
Fargo Plaza – Fargo, ND	Hobby Lobby Stores, Inc.	60,000	66%	2/5 yr.	360,000	6.00	5/30/2013	–	8/31/2023
	Dollar Tree Stores, Inc.	16,175	18%	2/5 yr.	95,756	5.92	5/30/2013	–	9/30/2015
	Kirkland’s Stores, Inc.	14,350	16%	2/5 yr.	111,213	7.75	5/30/2013	–	6/30/2018
					122,406	8.53	7/1/2018	–	6/30/2023
Quick Chek –	Quick Chek	7,195	100%	4/5 yr.	441,000	61.29	5/31/2013	–	11/30/2018
Middletown	Corporation				485,100	67.42	12/1/2018	–	11/30/2023
(Route 211), NY					533,610	74.16	12/1/2023	–	11/30/2028
Quick Chek –	Quick Chek	6,345	100%	4/5 yr.	512,500	80.77	5/31/2013	–	9/21/2019
Middletown	Corporation				563,750	88.85	9/22/2019	–	9/21/2024
(HWY 108), NY					620,125	97.73	9/22/2024	–	9/21/2029
Quick Chek –	Quick Chek	7,009	100%	4/5 yr.	526,500	75.12	5/31/2013	–	8/31/2020
Middletown	Corporation				579,150	82.63	9/1/2020	–	8/31/2025
(Main), NY					637,065	90.89	9/1/2025	–	8/31/2030
Quick Chek – Kingston,	Quick Chek	7,184	100%	4/5 yr.	480,000	66.82	5/31/2013	–	12/31/2018
NY	Corporation				528,000	73.50	1/1/2019	–	12/31/2023
					580,800	80.85	1/1/2024	–	12/31/2028

7

	Major	Total Square Feet	% of Total Rentable Square	Renewal Options	Effective Annual Base		Effective Base Rent per Square
Property	Tenants (1)	Leased	Feet	(2)	Rent (3)		Foot (3)	Lease Term (4)
Quick Chek –	Quick Chek	7,216	100%	4/5 yr.	$480,000		$66.52	5/31/2013	–	5/28/2019
Saugerties, NY	Corporation				528,000		73.17	5/29/2019	–	5/28/2024
					580,800		80.49	5/29/2024	–	5/28/2029
Quick Chek – Lake	Quick Chek	7,260	100%	4/5 yr.	441,000		60.74	5/31/2013	–	5/21/2018
Katrine, NY	Corporation				485,100		66.82	5/22/2018	–	5/21/2023
					533,610		73.50	5/22/2023	–	5/21/2028
Wal–Mart – York, SC	Wal–Mart Real Estate Business Trust	151,980	100%	12/5 yr.	735,583		4.84	6/4/2013	–	10/31/2027
Wal–Mart – Perry, GA	Wal–Mart Real Estate Business Trust	152,720	100%	12/5 yr.	840,000		5.50	6/4/2013	–	7/31/2026
PetSmart – Taylor, MI	PetSmart, Inc.	26,149	100%	4/5 yr.	252,701		9.66	6/7/2013	–	6/30/2018
					277,971		10.63	7/1/2018	–	6/30/2023
PetSmart – Pittsburgh,	PetSmart, Inc.	26,049	100%	4/5 yr.	274,990		10.56	6/7/2013	–	6/30/2018
PA					302,489		11.61	7/1/2018	–	6/30/2023
Chestnut Square –	Walgreens Co.	14,550	42%	10/5 yr.	320,000		21.99	6/7/2013	–	3/31/2033
Brevard, NC	Dollar Tree Stores, Inc.	8,640	25%	2/5 yr.	62,640		7.25	6/7/2013	–	3/31/2017
Walgreens – Kannapolis, NC	Walgreens Co.	13,650	100%	11/5 yr.	480,000		35.16	6/12/2013	–	10/31/2032
Regent Towne Center	Food Lion, LLC	38,003	72%	4/5 yr.	434,374		11.43	6/13/2013	–	10/9/2027
– Fort Mill, SC	Brentwood Capital Corporation	5,149	10%	1/1 yr.	74,661	(11)	14.50	6/13/2013	–	1/31/2018
Dollar General – Phenix City, AL	Dolgencorp, LLC	9,100	100%	5/5 yr.	95,004		10.44	6/17/2013	–	5/31/2028
Dollar General – Asheville, NC	Dolgencorp, LLC	9,026	100%	5/5 yr.	100,462		11.13	6/17/2013	–	4/30/2028
Dollar General –	Dolgencorp, LLC	12,406	100%	5/5 yr.	131,388		10.59	6/17/2013	–	4/30/2023
Mobile, AL					135,329		10.91	5/1/2023	–	4/30/2028
Dollar General –	Dolgencorp, LLC	9,100	100%	5/5 yr.	84,204		9.25	6/17/2013	–	4/30/2023
Leicester, NC					86,730		9.53	5/1/2023	–	4/30/2028
Deltona Commons – Deltona, FL	Publix Super Markets, Inc.	38,997	80%	7/5 yr.	557,657		14.30	6/18/2013	–	2/28/2027
Goodyear – Pooler, GA	Goodyear Tire &	8,984	100%	5/5 yr.	195,468		21.76	6/18/2013	–	7/31/2020
	Rubber Company				201,336		22.41	8/1/2020	–	7/31/2025
Tractor Supply – Monticello, FL	Tractor Supply Company	19,097	100%	4/5 yr.	197,500	(12)	10.34	6/20/2013	–	5/31/2028
LA Fitness – Bloomfield Hills, MI	L.A. Fitness International, LLC	45,000	100%	3/5 yr.	967,500	(13)	21.50	6/21/2013	–	7/31/2023

8

	Major	Total Square Feet	% of Total Rentable Square	Renewal Options	Effective Annual Base	Effective Base Rent per Square
Property	Tenants (1)	Leased	Feet	(2)	Rent (3)	Foot (3)	Lease Term (4)
Tractor Supply – South	Tractor Supply	19,097	100%	4/5 yr.	$220,000	$11.52	6/24/2013	–	3/31/2016
Hill, VA	Company				238,000	12.46	4/1/2016	–	3/31/2021
					256,400	13.43	4/1/2021	–	3/31/2026
Pep Boys – Clermont, FL	The Pep Boys – Manny, Moe & Jack	14,360	100%	2/5 yr.	272,840 287,200	19.00 20.00	6/26/2013 6/1/2023	– –	5/31/2023 5/31/2028
Trader Joe’s – Wilmington, NC	Trader Joe’s East, Inc.	13,000	100%	4/5 yr.	373,750	28.75	6/27/2013	–	1/31/2023
Lowe’s – Oxford, AL	Lowe’s Home Center, Inc.	135,197	100%	6/5 yr.	875,000	6.47	6/28/2013	–	7/31/2024
Emerald Place – Greenwood, SC	Kohl’s Department Stores, Inc.	55,459	52%	6/5 yr.	150,000	2.70	6/28/2013	–	1/31/2023
					165,000	2.98	2/1/2023	–	1/31/2033
	Ross Dress for Less, Inc.	22,012	20%	4/5 yr.	214,500	9.74	6/28/2013	–	1/31/2023

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)	Represents number of renewal options and the term of each option.
(3)	Effective annual base rent and effective base rent per square foot includes adjustments for rent concessions or abatements, if any.
(4)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. In general, these properties are subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.
(5)	Lease continues for 50 years following the end of the non-cancelable portion of the lease term, provided that the tenant has the right to terminate the lease as of the last day of any month during such 50-year period upon 12-months’ prior notice.
(6)	The annual base rent under the lease increases every three years by 10% of the then-current annual base rent.
(7)	The annual base rent under the lease increases every five years by 7.5% of the then-current annual base rent.
(8)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five-year period or 10% of the then-current annual base rent.
(9)	Subject to a ground lease.
(10)	The annual base rent under the lease increases every year by 2% of the then-current annual base rent.
(11)	The annual base rent under the lease increases every year by $0.50 per square foot.
(12)	The annual base rent under the lease increases every five years by 9% of the then-current annual base rent.
(13)	The annual base rent under the lease increases every five years by 12.5% of the then-current annual base rent.

9

Tenant Lease Expirations

The following table sets forth the aggregate lease expirations for each of our properties acquired as of June 30, 2013 for each of the next ten years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2013	10	33,696	$605,549	1%
2014	18	41,901	1,046,563	1%
2015	22	60,397	1,038,287	1%
2016	21	40,429	968,364	1%
2017	28	126,776	3,175,134	3%
2018	28	129,690	3,964,261	4%
2019	16	137,965	2,954,979	3%
2020	21	267,427	4,404,802	5%
2021	20	83,471	2,250,698	2%
2022	27	491,949	6,420,031	7%
2023	36	793,252	11,951,820	13%
Thereafter	153	3,504,707	56,052,867	59%

	400	5,711,660	$94,833,355	100%

Depreciable Tax Basis

For federal income tax purposes, the aggregate depreciable basis in the 57 recently-acquired properties described in this prospectus supplement is approximately $419.0 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. The preliminary depreciable basis in these 57 properties is estimated, as of June 30, 2013, as follows:

Wholly-owned Property	Depreciable Tax Basis
Tractor Supply – Stuttgart, AR	$2,284,286
Walgreens – Birmingham, AL	5,833,214
Dollar General – Alliance, NE	826,804
Sunoco – Cocoa, FL	1,518,266
Sunoco – Lake Worth, FL	2,436,751
Sunoco – Merritt Island, FL	1,738,510
Sunoco – Palm Beach Gardens, FL	3,972,343
Sunoco – Palm City, FL	2,410,780
Sunoco – Sebastian, FL	2,484,179
Sunoco – Titusville (Garden), FL	3,041,915
Sunoco – Titusville (Sisson), FL	1,518,266
Sunoco – West Palm Beach (Forest Hill), FL	1,196,302
Sunoco – West Palm Beach, FL	1,120,393
Waterford Park South – Clarksville, IN	10,988,000
The Plant – San Jose, CA	166,542,000
Natural Grocers – Lubbock, TX	4,305,000
Kum & Go – Urbandale, IA	2,151,680
Kum & Go – Mount Vernon, MO	2,223,020
Kum & Go – Fairfield, IA	2,137,740

10

Wholly-owned Property	Depreciable Tax Basis
Kum & Go – Bentonville, AR	$2,504,280
LA Fitness – Mesa, AZ	9,102,000
Academy Sports – Valdosta, GA	8,027,800
Dollar General – Theodore, AL	1,011,430
Dollar General – Temple, GA	1,110,524
Home Depot – Plainwell, MI	—	(1)
TJ Maxx/Dollar Tree – Oxford, OH	3,039,776
Hancock Village – Chesterfield, VA	21,021,740	(1)
Poplar Springs Plaza – Duncan, SC	6,478,000
Tractor Supply – Lumberton, NC	2,559,572
Warrenton Highlands – Warrenton, OR	7,093,000
Fargo Plaza – Fargo, ND	5,621,280
Quick Chek – Middletown (Route 211), NY	5,523,003
Quick Chek – Middletown (HWY 108), NY	6,418,117
Quick Chek – Middletown (Main), NY	6,593,385
Quick Chek – Kingston, NY	6,011,247
Quick Chek – Saugerties, NY	5,523,003
Quick Chek – Lake Katrine, NY	6,011,247
Wal-Mart – York, SC	9,953,570
Wal-Mart – Perry, GA	11,366,430
Petsmart – Taylor, MI	2,606,478
Petsmart – Pittsburgh, PA	2,836,378
Chestnut Square – Brevard, NC	4,920,000
Walgreens – Kannapolis, NC	6,348,387
Regent Towne Center – Fort Mill, SC	6,273,000
Dollar General – Phenix City, AL	1,052,747
Dollar General – Asheville, NC	1,120,814
Dollar General – Mobile, AL	1,465,825
Dollar General – Leicester, NC	933,076
Deltona Commons – Deltona, FL	7,954,000
Goodyear – Pooler, GA	2,136,920
Tractor Supply – Monticello, FL	2,313,571
LA Fitness – Bloomfield Hills, MI	11,156,100
Tractor Supply – South Hill, VA	2,566,600
Pep Boys – Clermont, FL	2,706,000
Trader Joe’s – Wilmington, NC	4,670,986
Lowe’s – Oxford, AL	9,225,000
Emerald Place – Greenwood, SC	5,039,705

	$419,024,440

(1)	Depreciable basis excludes any ground leases.

We currently have no plan for any renovations, improvements or development of the properties listed above, and we believe all of our properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

11

Placement of Debt on Certain Real Property Investments

We obtained six mortgage notes in connection with certain property acquisitions between April 5, 2013 and June 30, 2013, which are listed below in order of their date of acquisition.

Property	Lender	Loan Amount	Interest Rate		Loan Date	Maturity Date
The Plant – San Jose, CA	Wells Fargo Bank, N.A.	$123,000,000	3.82%		4/15/2013	5/1/2023
The Marquis – Williamsburg, VA	JPMorgan Chase Bank, N.A.	8,556,000	3.90%		4/30/2013	5/1/2023
Costco – Tallahassee, FL	Aviva Life and Annuity Company	5,146,300	3.58%		4/30/2013	5/1/2022
Walmart – Tallahassee, FL	Aviva Life and Annuity Company	8,156,700	3.51%		4/30/2013	5/1/2020
Canton Marketplace – Canton, GA	Bank of America, N.A.	32,000,000	3.35%		4/30/2013	5/1/2023
Dollar General Portfolio (1)	RBS Citizens, N.A.	23,736,600	4.14	% (2)	6/24/2013	6/24/2018

		$200,595,600

(1)	The Dollar General Portfolio consists of 26 individual loan agreements, which are subject to identical terms. Each loan is secured by the respective single-tenant commercial property that we own through our subsidiaries with an aggregate purchase price of $39.2 million.
(2)	We executed a swap agreement, which had the effect of fixing the variable interest rate per annum through the maturity date of the respective loan.

The mortgage notes are generally non-recourse to us and CCPT IV OP, but both are liable for customary non-recourse carveouts. The mortgage notes may generally be prepaid subject to meeting certain requirements and payment of a prepayment premium as specified in the respective loan agreements. In the event the mortgage notes are not paid off on or before their maturity dates, the mortgage loans include default provisions. Upon the occurrence of an event of default, interest on the mortgage notes will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the then-current interest rate plus 4.00% to 8.49%.

In addition, we obtained the following revolving loan in connection with certain property acquisitions subsequent to the respective property purchase date:

Bridge Facility

As described in the prospectus, CCPT IV OP entered into a first modification and lender joinder agreement (the Modified Bridge Credit Agreement) with JPMorgan Chase and Bank of America, N.A., which modified the Bridge Credit Agreement. The Modified Bridge Credit Agreement increased the allowable borrowings up to $150.0 million and added Bank of America, N.A. as a party to the Bridge Credit Agreement.

On May 3, 2013, CCPT IV OP entered into a second modification agreement (the Second Modification Agreement) with JPMorgan Chase and Bank of America, N.A., which amended the Modified Bridge Credit Agreement by increasing the allowable borrowings up to $250.0 million and extending the maturity date to September 14, 2013.

The Second Modification Agreement contains customary representations, warranties and borrowing conditions. CCPT IV OP paid certain fees under the Second Modification Agreement, including an up-front fee. Other than the modified terms described above, the material terms of the Bridge Facility, as modified by the Modified Bridge Credit Agreement, remain unchanged. As of June 30, 2013, CCPT IV OP had approximately $169.3 million outstanding under the Bridge Facility and, based on the underlying collateral pool for qualified unencumbered properties, approximately $12.4 million available for borrowing.

12

Compensation, Fees and Reimbursements Payable to CR IV Advisors and Its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation” beginning on page 79 of the prospectus.

The following table summarizes the compensation, fees and reimbursements paid or payable to our advisor and its affiliates related to the offering stage during the following periods (in thousands):

For the Three Months Ended March 31, 2013
Offering Stage:
Selling commissions	$10,061
Selling commissions reallowed by Cole Capital Corporation	$10,061
Dealer manager fees	$2,946
Dealer manager fees reallowed by Cole Capital Corporation	$1,622
Other organization and offering expenses	$2,997
As of March 31, 2013, $13.5 million of the amounts shown above had been paid to our advisor and its affiliates and $2.5 million had been incurred, but not yet paid, for services provided by our advisor or its affiliates in connection with the offering stage and is a liability to us. As of March 31, 2013, our advisor had paid organization and offering costs in connection with our ongoing public offering, which were not included in our financial statements because such costs were not a liability to us as they exceeded 2% of gross proceeds from our ongoing public offering. As we raise additional proceeds from our ongoing public offering, those costs may become payable.

The following table summarizes any compensation, fees and reimbursements paid or payable to our advisor and its affiliates related to the acquisition and operations stage during the respective periods reflected below (in thousands):

For the Three Months Ended March 31, 2013
Acquisition and Operations Stage:
Acquisition fees and expenses	$3,985
Advisory fees and expenses	$1,189
Operating expenses	$506

As of March 31, 2013, $4.4 million of the amounts shown above had been paid to our advisor and its affiliates and $1.3 million had been incurred, but not yet paid, for services provided by our advisor or its affiliates in connection with the acquisition and operations stage and is a liability to us. During the three months ended March 31, 2013, no compensation, fees or reimbursements were incurred for services provided by our advisor and its affiliates related to the liquidity/listing stage.

Selected Financial Data

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Selected Financial Data” on page 124 of the prospectus.

The following data should be read in conjunction with our condensed consolidated unaudited financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, incorporated by reference into this prospectus.

13

The selected financial data presented below has been derived from our condensed consolidated unaudited interim financial statements as of and for the three months ended March 31, 2013 (in thousands):

March 31, 2013
Balance Sheet Data:
Total investment in real estate assets, net	$706,634
Cash and cash equivalents	$8,962
Total assets	$736,130
Borrowing facilities and note payable	$338,478
Acquired below market lease intangibles, net	$12,143
Total liabilities	$364,737
Stockholders’ equity	$366,985

Operating Data:
Total revenue	$11,405
General and administrative expenses	$995
Property operating expenses	$1,037
Advisory fees and expenses	$1,189
Acquisition related expenses	$5,639
Depreciation and amortization	$3,600
Operating loss	$(1,055)
Interest expense and other	$(2,740)
Net loss	$(3,795)

Cash Flow Data:
Net cash provided by operating activities	$1,936
Net cash used in investing activities	$(198,433)
Net cash provided by financing activities	$191,564

Per Share Data:
Net loss – basic and diluted	$(0.10)
Distributions declared per common share	$0.15
Weighted average shares outstanding – basic and diluted	37,467,360

Distributions and Share Redemptions

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares – Distribution Policy and Distributions” beginning on page 139 of the prospectus.

Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share (which equates to 6.25% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on July 1, 2013 and ending on September 30, 2013.

As of March 31, 2013, cumulative since inception, we have declared approximately $11.2 million of distributions and we have paid approximately $8.9 million, of which approximately $4.4 million was paid in cash and approximately $4.5 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was $17.5 million as of March 31, 2013, cumulative since inception.

14

The following table presents distributions and source of distributions for the periods indicated below (in thousands):

	Cumulative Paid Since Inception		Three Months Ended March 31, 2013
	Amount	Percent	Amount	Percent
Distributions paid in cash	$4,385	49%	$2,424	49%
Distributions reinvested	4,508	51%	2,544	51%

Total distributions	$8,893	100%	$4,968	100%

Source of distributions:
Net cash provided by operating activities	$—	—%	$1,936	39%
Proceeds from issuance of common stock	8,893	100%	3,032	61%

Total sources	$8,893	100%	$4,968	100%

Net cash provided by operating activities for the three months ended March 31, 2013 was $1.9 million and reflected a reduction for real estate acquisition related expenses incurred of $5.6 million, in accordance with GAAP. Net cash used by operating activities as of March 31, 2013, cumulative since inception, was $6.8 million and reflected a reduction for real estate acquisition related expenses incurred of $20.0 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition related expenses as funded by proceeds from our offering. Therefore, for consistency, proceeds from the issuance of common stock for the three months ended March 31, 2013 and as of March 31, 2013, cumulative since inception, are considered a source of our distributions to the extent that acquisition expenses have reduced net cash flows provided by operating activities. Our 2013 distributions were funded by net cash provided by operating activities of $1.9 million and proceeds from our offering of $3.1 million. As of March 31, 2013, cumulative since inception, all of our distributions were funded by proceeds from our offering.

The following information supplements, and should be read in conjunction with, the last paragraph of the section of our prospectus captioned “Description of Shares – Share Redemption Program” on page 146 of the prospectus.

During the three months ended March 31, 2013, no redemption requests were received.

Update to Our Volume Discount Policy

The following information supersedes and replaces the last paragraph of the section of our prospectus captioned “Plan of Distribution – Volume Discounts” on page 187 of the prospectus.

In addition, investors may request in writing to aggregate new or previous subscriptions in us and/or in other Cole-sponsored publicly offered programs that are not valued daily (collectively, Eligible Programs) for purposes of determining the dollar amount of shares purchased and any resulting volume discount. For example, if you previously purchased and still hold shares of our company or another Eligible Program with an aggregate purchase price of $500,000, and subsequently invest $100,000 in us and $100,000 in another Eligible Program, you may request a reduction in the selling commission on the $200,000 in new investments from 7% to 6%. Such requests may be made with respect to purchases by a single “purchaser” as defined above. Eligible Programs shall not include programs that have completed a liquidity event including, without limitation, a merger or sale of the program, a liquidation of its assets or a listing of its shares on a national securities exchange. In addition, we reserve the right to exclude other programs from the list of Eligible Programs. For purposes of this paragraph, the dollar amount of new or previous subscriptions in Eligible Programs shall be the total purchase price paid for the shares before the deduction of selling commissions or dealer manager fees. Previous subscriptions will be counted only if the purchaser still holds the shares. Shares purchased pursuant to a distribution reinvestment plan (on which selling commissions and dealer manager fees are not paid) will not be counted toward the amount of previous subscriptions. Any request for a volume discount pursuant to this paragraph must be submitted with the order for which the discount is being requested, and will be subject to verification of the purchaser’s holdings.

15

Update to Experts

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Experts” beginning on page 190 of the prospectus.

The statement of revenues and certain operating expenses of the MT San Jose CA for the year ended December 31, 2012, incorporated in the Prospectus by reference from the Current Report on Form 8-K/A of Cole Credit Property Trust IV, Inc., filed with the Securities and Exchange Commission on June 26, 2013, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose and basis of presentation of the statement). Such financial statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Incorporation by Reference

The following information supersedes and replaces the section of our prospectus captioned “Incorporation by Reference” on page 191 of the prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-169533) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 29, 2013;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed with the SEC on May 14, 2013;

(3)	Definitive Proxy Statement filed with the SEC on April 19, 2013 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2012);

(4)	Current Report on Form 8-K filed with the SEC on January 25, 2013;

(5)	Current Report on Form 8-K/A filed with the SEC on February 20, 2013;

(6)	Current Report on Form 8-K filed with the SEC on March 13, 2013;

(7)	Current Report on Form 8-K filed with the SEC on March 14, 2013;

(8)	Current Report on Form 8-K filed with the SEC on April 10, 2013;

(9)	Current Report on Form 8-K filed with the SEC on April 19, 2013;

(10)	Current Report on Form 8-K filed with the SEC on May 8, 2013;

(11)	Current Report on Form 8-K filed with the SEC on June 24, 2013; and

(12)	Current Report on Form 8-K/A filed with the SEC on June 26, 2013.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

16

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona, 85016, Attention: Investor Relations, or contact our offices at (866) 907-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Revised Forms of the Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement

The prospectus is supplemented to include revised forms of our Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, which are attached hereto as Appendices D and G, respectively.

17

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE	Appendix D

COLE CREDIT PROPERTY TRUST IV, INC.
COLE CORPORATE INCOME TRUST, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A  INVESTMENT (an Initial Subscription Agreement is required for all initial investments)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $	COLE CREDIT PROPERTY TRUST IV, INC.	☐ Initial Subscription (Minimum is $2,500)
☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number
☐ Check if amount is estimated

b. $	COLE CORPORATE INCOME TRUST, INC.	☐ Initial Subscription (Minimum is $2,500)
☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number
☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ ACH	☐ Funds to follow ☐ Checking ☐ Savings

Financial Institution	Account #

Routing/Transit #

3.	For purchases without selling commissions, please designate below, as applicable:
☐ RIA/WRAP Account ☐ Cole Employee, Affiliate, or their Family Member
IF A BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B  TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration

☐ Individual(one signature required)
☐ JointTenants with Right of Survivorship (all parties must sign)
☐ CommunityProperty (all parties must sign)
☐ Tenants-in-Common(all parties must sign)
☐ Transferon Death (fill out TOD Form to effect designation)
☐ UniformGifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)
State of
Custodian for (minor’s name)
☐ Corporate(authorized signature and Corporate Resolution or Cole Corporate Resolution Form required) ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership(authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ LimitedLiability Company (authorized signature and LLC paper-work or Cole Corporate Resolution Form required)
☐ TaxablePension or Profit Sharing Plan (authorized signature and Plan paperwork required)
☐ Trust(trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

Typeof Trust: (Specify i.e., Family, Living, Revocable, etc.)

Nameof Trust

Date of Trust Tax ID # (if applicable)
☐ Other(specify)

2. Qualified Registration (make check payable to the Custodian)
☐ TraditionalIRA
☐ RothIRA
☐ KeoghPlan
☐ SimplifiedEmployee Pension/Trust (S.E.P.)
☐ Pensionor Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial☐ Custodial
☐ Other(specify)

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/ Platform)

Name

Street/PO Box

City State Zip

Custodian Tax ID # (provided by Custodian)

Custodianor Clearing Firm/Platform Account #

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name			Co-Investor Name (if applicable)

Mailing Address			Mailing Address

City	State	Zip	City	State	Zip

Phone Business Phone			Phone Business Phone

Email Address			SSN or Tax ID Date of Birth

SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City	State	Zip

☐ By checking here I confirm I would like to go green and not receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in this section. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

Volume Discounts
I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Custodian or Clearing Firm/Platform or Address of Record if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:
☐ Custodian or Clearing Firm/Platform of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:
☐ Mail to Address of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Direct Deposit

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account #	City	State	Zip

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENT AND SIGNATURE (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in Either or Both Offerings:
INVESTOR | CO-INVESTOR

1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT).

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.
INVESTOR | CO-INVESTOR
5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent
(10%) of my (our) liquid net worth.

7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Corporate Income Trust, Inc.
INVESTOR | CO-INVESTOR
5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

6. For Iowa residents: My (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT.

9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least
$70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT and its affiliates.

12. For Ohio residents: My (our) aggregate investment in CCIT, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) liquid net worth.

E	INVESTOR(S) SIGNATURES (continued)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

F	FINANCIAL ADVISOR INFORMATION (please complete A or B)

A)	REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.
Name of Registered Representative
Representative ID #
Mailing Address
	City	State	Zip
	Phone	Email Address

2.
Name of Broker-Dealer
Representative CRD #
Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No
☐ Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members or in the account of any licensed employee of the Broker-Dealer. IF THE BOX IS CHECKED, COMMISSIONS WILL NOT BE PAID ON THE PURCHASE.

B)	REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.
Name of RIA Representative
Mailing Address
	City	State	Zip
	Phone	Email Address
Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

2.
Name of RIA Office
SEC Registered RIA ☐ Yes ☐ No
State Registered RIA ☐ Yes ☐ No
States Registered

RIA IARD #
Name of Clearing Firm
Name of Broker Dealer

G	REPRESENTATIVE SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.
Signature of Registered or RIA Representative		Signature of Broker-Dealer or Clearing Firm/Platform

☐   I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2013 Cole Capital Advisors, Inc. All rights reserved	JOINT-AGMT-06(4-13)

Appendix G

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE CORPORATE INCOME TRUST, INC.
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV) and/or Cole Corporate Income Trust, Inc. (CCIT), who desires to purchase additional shares of CCPT IV and/or CCIT and who purchased their shares directly from CCPT IV and/or CCIT. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement, CCIT Initial Subscription Agreement or the CCPT IV / CCIT Joint Initial Subscription Agreement.

A  INVESTMENT (A completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

	a. $ COLE CREDIT PROPERTY TRUST IV, INC. (minimum $1,000)	☐ Check if amount is estimated

	b. $ COLE CORPORATE INCOME TRUST, INC. (minimum $1,000)	☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired		☐ Funds to follow
☐ ACH
			☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

B  REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID #
Existing Cole Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID
Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in Either or Both Offerings:

INVESTOR | CO-INVESTOR

1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT).

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Corporate Income Trust, Inc.

INVESTOR | CO-INVESTOR

5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

6. For Iowa residents: My (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT.

9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT and its affiliates.

12. For Ohio residents: My (our) aggregate investment in CCIT, it affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) liquid net worth.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

D  FINANCIAL ADVISOR INFORMATION (please complete A or B)

A) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #
B) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD ID #

E  REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2013 Cole Capital Advisors, Inc. All rights reserved	JOINT-AI-01(1-13)

CCPT 4-SUP-08B

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$285,200
FINRA filing fee	75,500
Printing expenses	2,383,500
Legal fees and expenses	1,500,000
Accounting fees and expenses	1,500,000
Blue sky fees and expenses	805,000
Due diligence expenses	700,000
Literature	7,356,500
Advertising and sales expenses	9,486,382
Transfer agent and escrow fees	4,550,000
Miscellaneous expenses	381,150

Total expenses	$29,023,232

Item 32.	Sales to Special Parties.

Our executive officers and directors, as well as officers and employees of CR IV Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33.	Recent Sales of Unregistered Securities.

On August 11, 2010, Cole Holdings Corporation purchased 20,000 shares of our common stock for total cash consideration of $200,000 to provide our initial capitalization. The issuance and purchase of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the Securities Act).

Item 34.	Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the MGCL), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law, provided that certain conditions are met, and subject to the NASAA REIT Guidelines.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a

Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that we shall indemnify and hold harmless a director, officer, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. We may, with the approval of our board of directors or any duly authorized committee thereof, provide such indemnification to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines.

However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, our advisor or its affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the non-independent directors, our advisor or its affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, our advisor or its affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder, or if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.

The following financial statements are incorporated into this registration statement and the prospectus included herein by reference:

•	The consolidated financial statements of the registrant included in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 29, 2013;

•	The consolidated financial statements of the registrant included in the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 14, 2013;

•	The financial statements of MT Brooklyn NY contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on February 20, 2013; and

•	The financial statements of MT San Jose CA contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on June 26, 2013.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of, or incorporated by reference in, this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)

Table VI presents summary information on properties acquired in the three years ended December 31, 2012 by Prior Public Real Estate Programs with similar investment objectives. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

Program:		Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property		L.A. Fitness League City, TX Fitness & Health	Tractor Supply Lowville, NY Specialty Retail
Gross leasable square footage		45,000	19,097
Date of purchase		5/21/2010	6/3/2010
Mortgage financing at date of purchase		$—	$—
Cash down payment		7,481,700	2,246,040

Contract purchase price plus acquisition fee		7,481,700	2,246,040
Other cash expenditures expensed		63,035	31,086
Other cash expenditures capitalized		—	—

Total acquisition cost		$7,544,735	$2,277,126

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Tractor Supply Malone, NY Specialty Retail	L.A. Fitness Naperville, IL Fitness & Health	CVS Indianapolis (21st St), IN Drugstore
Gross leasable square footage	19,097	45,000	12,222
Date of purchase	6/3/2010	6/30/2010	7/21/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,292,960	9,384,000	3,282,386

Contract purchase price plus acquisition fee	2,292,960	9,384,000	3,282,386
Other cash expenditures expensed	31,723	66,148	19,675
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,324,683	$9,450,148	$3,302,061

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Tractor Supply Elletsville, IN Specialty Retail	CVS Lincoln, IL Drugstore	Ruth’s Chris Metairie, LA Restaurant
Gross leasable square footage	19,097	13,255	5,189
Date of purchase	9/13/2010	9/17/2010	9/27/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,658,182	3,243,600	3,616,364

Contract purchase price plus acquisition fee	2,658,182	3,243,600	3,616,364
Other cash expenditures expensed	46,081	20,032	24,344
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,704,263	$3,263,632	$3,640,708

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ruth’s Chris Sarasota, FL Restaurant	Columbus Fish Grandview, OH Restaurant	J. Jill Tilton, NH Distribution
Gross leasable square footage	7,725	7,766	573,000
Date of purchase	9/27/2010	9/27/2010	9/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,078,998	3,327,054	23,538,461

Contract purchase price plus acquisition fee	3,078,998	3,327,054	23,538,461
Other cash expenditures expensed	20,272	23,975	218,593
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,099,270	$3,351,029	$23,757,054

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Childtime Childcare Cuyahoga Falls, OH Childcare & Development	Childtime Childcare Arlington, TX Childcare & Development	Childtime Childcare Oklahoma City (May), OK Childcare & Development
Gross leasable square footage	5,934	10,856	6,656
Date of purchase	12/15/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	837,082	997,767	529,217

Contract purchase price plus acquisition fee	837,082	997,767	529,217
Other cash expenditures expensed	34,802	38,818	28,221
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$871,884	$1,036,585	$557,438

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Childtime Childcare Oklahoma City (Penn), OK Childcare & Development	Childtime Childcare Rochester, NY Childcare & Development	Tutor Time Pittsburgh, PA Childcare & Development
Gross leasable square footage	6,671	4,801	10,071
Date of purchase	12/15/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,645	733,724	1,222,192

Contract purchase price plus acquisition fee	913,645	733,724	1,222,192
Other cash expenditures expensed	37,707	32,349	46,330
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$951,352	$766,073	$1,268,522

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Childtime Childcare Modesto (Honey), CA Childcare & Development	CVS Azle, TX Drugstore	Logan’s Roadhouse Trussville, AL Restaurant
Gross leasable square footage	6,464	12,900	7,236
Date of purchase	12/15/2010	12/16/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	899,581	4,947,000	2,789,259

Contract purchase price plus acquisition fee	899,581	4,947,000	2,789,259
Other cash expenditures expensed	36,303	27,188	24,121
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$935,884	$4,974,188	$2,813,380

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Logan’s Roadhouse Wichita Falls, TX Restaurant	Ivex Packaging New Castle, PA Distribution	Walgreens Mt. Pleasant, TX Drugstore
Gross leasable square footage	8,026	135,303	14,820
Date of purchase	12/17/2010	12/20/2010	12/21/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,789,259	5,100,000	5,647,740

Contract purchase price plus acquisition fee	2,789,259	5,100,000	5,647,740
Other cash expenditures expensed	25,050	37,769	28,900
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,814,309	$5,137,769	$5,676,640

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Advance Auto Irvington, NJ Automotive Parts	Advance Auto Midwest City, OK Automotive Parts	Advance Auto Penns Grove, NJ Automotive Parts
Gross leasable square footage	6,684	7,000	7,000
Date of purchase	12/22/2010	12/22/2010	12/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,297,126	1,703,886	1,585,823

Contract purchase price plus acquisition fee	2,297,126	1,703,886	1,585,823
Other cash expenditures expensed	58,558	31,382	45,921
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,355,684	$1,735,268	$1,631,744

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Advance Auto St. Francis, WI Automotive Parts	Advance Auto Willingboro, NJ Automotive Parts	Advance Auto Charlotte, NC Automotive Parts
Gross leasable square footage	6,889	6,781	6,896
Date of purchase	12/22/2010	12/22/2010	12/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,653,698	1,822,973	1,656,805

Contract purchase price plus acquisition fee	1,653,698	1,822,973	1,656,805
Other cash expenditures expensed	25,830	48,799	25,629
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,679,528	$1,871,772	$1,682,434

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.		Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Advance Auto Dunellen, NJ Automotive Parts		Jo-Ann Fabrics Independence, MO Distribution	CVS Fairview Township, PA Drugstore
Gross leasable square footage	6,781		46,350	10,880
Date of purchase	12/22/2010		12/23/2010	1/27/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,753,375		4,625,700	3,177,300

Contract purchase price plus acquisition fee	2,753,375		4,625,700	3,177,300
Other cash expenditures expensed	61,645		28,086	62,289
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,815,020		$4,653,786	$3,239,589

Program:	Cole Credit Property Trust II, Inc.		Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Walgreens Richmond Hill, GA Drugstore		CVS St. Augustine, FL Drugstore	L.A. Fitness West Chester, OH Fitness & Health
Gross leasable square footage	14,820		13,220	45,000
Date of purchase	2/25/2011		4/26/2011	4/27/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	5,666,666		4,039,117	8,402,250

Contract purchase price plus acquisition fee	5,666,666		4,039,117	8,402,250
Other cash expenditures expensed	23,894		22,244	58,740
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$5,690,560		$4,061,361	$8,460,990

Program:	Cole Credit Property Trust II, Inc.		Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Burger King Durham, NC Restaurant		Office Depot Durham, NC Office Supply	Office Depot Balcones Heights, TX Office Supply
Gross leasable square footage	2,996	(2)	20,000	20,400
Date of purchase	4/29/2011		4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	854,250		2,914,140	3,863,760

Contract purchase price plus acquisition fee	854,250		2,914,140	3,863,760
Other cash expenditures expensed	9,443		26,706	29,871
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$863,693		$2,940,846	$3,893,631

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Decatur, AL Restaurant	Ryan’s Buffet Florence, AL Restaurant	Ryan’s Buffet Dothan, AL Restaurant
Gross leasable square footage	10,956	10,920	10,080
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,654,683	2,568,289	2,269,500

Contract purchase price plus acquisition fee	2,654,683	2,568,289	2,269,500
Other cash expenditures expensed	24,529	21,716	22,530
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,679,212	$2,590,005	$2,292,030

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Carrollton, GA Restaurant	Ryan’s Buffet Hiram, GA Restaurant	Ryan’s Buffet Albany, GA Restaurant
Gross leasable square footage	10,553	10,136	10,942
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,871,700	1,994,100	3,073,280

Contract purchase price plus acquisition fee	1,871,700	1,994,100	3,073,280
Other cash expenditures expensed	18,660	18,845	19,629
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,890,360	$2,012,945	$3,092,909

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Dawsonville, GA Restaurant	Ryan’s Buffet Corydon, IN Restaurant	Ryan’s Buffet Bowling Green, KY Restaurant
Gross leasable square footage	10,972	10,170	10,155
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,744,200	2,040,000	4,048,666

Contract purchase price plus acquisition fee	1,744,200	2,040,000	4,048,666
Other cash expenditures expensed	18,298	21,146	27,896
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,762,498	$2,061,146	$4,076,562

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Lake Charles, LA Restaurant	Ryan’s Buffet Johnstown, PA Restaurant	Ryan’s Buffet Picayune, MS Restaurant
Gross leasable square footage	11,874	10,116	10,349
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,931,031	1,756,440	2,736,364

Contract purchase price plus acquisition fee	2,931,031	1,756,440	2,736,364
Other cash expenditures expensed	26,141	26,741	24,452
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,957,172	$1,783,181	$2,760,816

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Tupelo, MS Restaurant	Ryan’s Buffet Charleston, SC Restaurant	Ryan’s Buffet Conroe, TX Restaurant
Gross leasable square footage	10,349	11,099	10,736
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,399,550	1,943,100	4,221,607

Contract purchase price plus acquisition fee	2,399,550	1,943,100	4,221,607
Other cash expenditures expensed	23,636	19,575	39,513
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,423,186	$1,962,675	$4,261,120

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Princeton, WV Restaurant	Best Buy Kansas City, KS Electronics Retail	Kohl’s Olathe, KS Department Store
Gross leasable square footage	10,888	46,267	80,684
Date of purchase	4/29/2011	6/10/2011	8/23/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,967,659	8,297,700	8,770,082

Contract purchase price plus acquisition fee	2,967,659	8,297,700	8,770,082
Other cash expenditures expensed	23,501	86,842	32,047
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,991,160	$8,384,542	$8,802,129

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Golden Corral Albuquerque, NM Restaurant	Tractor Supply Mt. Sterling, KY Specialty Retail	Chapel Hill Centre Douglasville, GA Shopping Center
Gross leasable square footage	14,100	19,097	66,970
Date of purchase	9/28/2011	10/27/2011	10/28/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,044,966	2,914,285	8,556,257

Contract purchase price plus acquisition fee	5,044,966	2,914,285	8,556,257
Other cash expenditures expensed	34,935	37,330	52,902
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,079,901	$2,951,615	$8,609,159

Program:	Cole Credit Property Trust II, Inc.

Name, location, type of property	Gallina Centro II Collierville, TN Shopping Center
Gross leasable square footage	48,625
Date of purchase	11/15/2012
Mortgage financing at date of purchase	$—
Cash down payment	7,229,373

Contract purchase price plus acquisition fee	7,229,373
Other cash expenditures expensed	70,688
Other cash expenditures capitalized	—

Total acquisition cost	$7,300,061

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property		Walgreens Twin Falls, ID Drugstore	Walgreens Loves Park, IL Drugstore
Gross leasable square footage		14,820	14,490
Date of purchase		1/14/2010	1/19/2010
Mortgage financing at date of purchase		$—	$—
Cash down payment		4,926,600	4,018,800

Contract purchase price plus acquisition fee		4,926,600	4,018,800
Other cash expenditures expensed		27,767	25,120
Other cash expenditures capitalized		—	—

Total acquisition cost		$4,954,367	$4,043,920

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Framingham, MA Drugstore	Carmax Garland, TX Auto Dealership	Walgreens Appleton (Meade), WI Drugstore
Gross leasable square footage	14,820	82,165	16,853
Date of purchase	1/19/2010	1/29/2010	2/3/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,082,260	14,280,000	3,843,360

Contract purchase price plus acquisition fee	6,082,260	14,280,000	3,843,360
Other cash expenditures expensed	26,355	34,240	21,591
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,108,615	$14,314,240	$3,864,951

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	L.A. Fitness Highland, CA Fitness & Health	Walgreens Cleveland (Clark), OH Drugstore	Walgreens Appleton (Northland), WI Drugstore
Gross leasable square footage	45,000	14,820	14,490
Date of purchase	2/4/2010	2/10/2010	2/18/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,399,300	5,559,000	5,407,020

Contract purchase price plus acquisition fee	9,399,300	5,559,000	5,407,020
Other cash expenditures expensed	24,631	25,467	23,603
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,423,931	$5,584,467	$5,430,623

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Greenville, NC Drugstore	Walgreens Lancaster, SC Drugstore	Walgreens Baytown, TX Drugstore
Gross leasable square footage	14,490	14,820	14,820
Date of purchase	2/19/2010	2/19/2010	2/23/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,314,935	6,015,134	4,901,100

Contract purchase price plus acquisition fee	6,314,935	6,015,134	4,901,100
Other cash expenditures expensed	33,705	39,359	27,914
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,348,640	$6,054,493	$4,929,014

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens North Platte, NE Drugstore	Cigna Pointe Plano, TX Fitness & Health	Kum & Go Story City, IA Convenience Store
Gross leasable square footage	14,820	209,089	3,414
Date of purchase	2/23/2010	2/24/2010	2/25/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,143,421	50,490,000	2,091,000

Contract purchase price plus acquisition fee	5,143,421	50,490,000	2,091,000
Other cash expenditures expensed	25,636	73,830	28,704
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,169,057	$50,563,830	$2,119,704

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Kum & Go Ottumwa, IA Convenience Store	Kum & Go West Branch, IA Convenience Store	Walgreens Omaha, NE Drugstore
Gross leasable square footage	4,177	3,164	14,550
Date of purchase	2/25/2010	2/25/2010	2/25/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,860,000	1,116,000	5,304,000

Contract purchase price plus acquisition fee	1,860,000	1,116,000	5,304,000
Other cash expenditures expensed	28,283	28,244	25,781
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,888,283	$1,144,244	$5,329,781

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Kingman, AZ Drugstore	Walgreens Augusta, ME Drugstore	O’Reilly Automotive New Roads, LA Automotive Parts
Gross leasable square footage	15,696	14,065	6,800
Date of purchase	2/25/2010	3/5/2010	3/12/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,145,500	6,552,727	837,041

Contract purchase price plus acquisition fee	6,145,500	6,552,727	837,041
Other cash expenditures expensed	23,940	43,781	22,658
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,169,440	$6,596,508	$859,699

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	O’Reilly Automotive La Place, LA Automotive Parts	O’Reilly Automotive Breaux Bridge, LA Automotive Parts	Cargill Blair, NE Distribution
Gross leasable square footage	7,000	6,800	30,000
Date of purchase	3/12/2010	3/15/2010	3/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,041,498	823,319	5,054,103

Contract purchase price plus acquisition fee	1,041,498	823,319	5,054,103
Other cash expenditures expensed	22,492	22,465	40,230
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,063,990	$845,784	$5,094,333

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens North Mankato, MN Drugstore	Kohl’s McAllen, TX Department Store	Sunset Valley Austin, TX Shopping Center
Gross leasable square footage	14,550	88,248	147,763	(2)
Date of purchase	3/18/2010	3/26/2010	3/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,171,400	7,446,000	36,210,000

Contract purchase price plus acquisition fee	5,171,400	7,446,000	36,210,000
Other cash expenditures expensed	28,975	36,265	111,611
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,200,375	$7,482,265	$36,321,611

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS New Port Richey, FL Drugstore	Walgreens Birmingham, AL Drugstore	L.A. Fitness Denton, TX Fitness & Health
Gross leasable square footage	13,813	13,905	45,000
Date of purchase	3/26/2010	3/30/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,381,300	3,188,520	7,981,500

Contract purchase price plus acquisition fee	3,381,300	3,188,520	7,981,500
Other cash expenditures expensed	21,015	24,251	40,265
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,402,315	$3,212,771	$8,021,765

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Valley, AL Specialty Retail	Aaron Rents Springdale, AR Specialty Retail	Aaron Rents Auburndale, FL Specialty Retail
Gross leasable square footage	6,950	8,000	148,922
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	804,000	1,330,000	5,283,000

Contract purchase price plus acquisition fee	804,000	1,330,000	5,283,000
Other cash expenditures expensed	33,843	47,444	125,645
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$837,843	$1,377,444	$5,408,645

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Redford, MI Specialty Retail	Aaron Rents Bowling Green, OH Specialty Retail	Aaron Rents North Olmsted, OH Specialty Retail
Gross leasable square footage	8,025	8,321	7,800
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	901,000	1,180,000	928,000

Contract purchase price plus acquisition fee	901,000	1,180,000	928,000
Other cash expenditures expensed	35,604	42,707	37,843
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$936,604	$1,222,707	$965,843

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Bloomsburg, PA Specialty Retail	Aaron Rents Mission, TX Specialty Retail	Aaron Rents Oneonta, AL Specialty Retail
Gross leasable square footage	12,000	8,000	8,000
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	825,000	1,091,000	1,170,000

Contract purchase price plus acquisition fee	825,000	1,091,000	1,170,000
Other cash expenditures expensed	45,227	39,324	41,455
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$870,227	$1,130,324	$1,211,455

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Lafayette, IN Specialty Retail	Aaron Rents Magnolia, MS Specialty Retail	Aaron Rents Kennett, MO Specialty Retail
Gross leasable square footage	5,935	125,000	7,276
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,102,000	2,945,000	641,000

Contract purchase price plus acquisition fee	1,102,000	2,945,000	641,000
Other cash expenditures expensed	40,369	79,936	29,783
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,142,369	$3,024,936	$670,783

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Charlotte, NC Specialty Retail	Aaron Rents Kent, OH Specialty Retail	Aaron Rents Marion, SC Specialty Retail
Gross leasable square footage	8,775	16,516	8,000
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,195,000	1,225,000	627,000

Contract purchase price plus acquisition fee	1,195,000	1,225,000	627,000
Other cash expenditures expensed	41,605	46,100	30,258
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,236,605	$1,271,100	$657,258

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Kingsville, TX Specialty Retail	Advance Auto Delaware, OH Automotive Parts	Advance Auto Canton, OH Automotive Parts
Gross leasable square footage	8,000	7,000	7,000
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,193,000	1,524,900	1,390,260

Contract purchase price plus acquisition fee	1,193,000	1,524,900	1,390,260
Other cash expenditures expensed	40,424	30,690	30,788
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,233,424	$1,555,590	$1,421,048

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Twinsburg, OH Automotive Parts	Advance Auto Holland, OH Automotive Parts	Applebee’s Marion, IL Restaurant
Gross leasable square footage	6,000	6,000	5,403
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,291,320	1,349,460	1,768,680

Contract purchase price plus acquisition fee	1,291,320	1,349,460	1,768,680
Other cash expenditures expensed	30,226	30,164	22,189
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,321,546	$1,379,624	$1,790,869

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Madisonville, KY Restaurant	Applebee’s Joplin, MO Restaurant	Applebee’s Farmington, MO Restaurant
Gross leasable square footage	5,393	5,386	3,894
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,922,700	2,152,200	2,161,992

Contract purchase price plus acquisition fee	1,922,700	2,152,200	2,161,992
Other cash expenditures expensed	21,874	21,858	22,065
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,944,574	$2,174,058	$2,184,057

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Elizabeth City, NC Restaurant	Applebee’s Vincenness, IN Restaurant	Applebee’s Memphis, TN Restaurant
Gross leasable square footage	4,676	5,940	4,830
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,938,000	1,882,104	2,132,820

Contract purchase price plus acquisition fee	1,938,000	1,882,104	2,132,820
Other cash expenditures expensed	18,460	20,295	20,845
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,956,460	$1,902,399	$2,153,665

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Rolla, MO Restaurant	Tractor Supply Pearsall, TX Specialty Retail	Walgreens Janesville (West Court), WI Drugstore
Gross leasable square footage	4,791	18,948	14,820
Date of purchase	3/31/2010	4/9/2010	4/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,239,920	2,485,953	4,360,500

Contract purchase price plus acquisition fee	2,239,920	2,485,953	4,360,500
Other cash expenditures expensed	21,225	25,629	24,595
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,261,145	$2,511,582	$4,385,095

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Summerdale, AL Specialty Retail	National Tire & Battery Nashville, TN Automotive Parts	Kum & Go Sloan, IA Convenience Store
Gross leasable square footage	19,097	8,074	4,794
Date of purchase	4/14/2010	4/21/2010	4/23/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,517,625	1,744,047	2,652,000

Contract purchase price plus acquisition fee	2,517,625	1,744,047	2,652,000
Other cash expenditures expensed	22,885	20,821	26,132
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,540,510	$1,764,868	$2,678,132

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	FedEx Beekmantown, NY Distribution	FedEx Lafayette, IN Distribution	Advanced Auto Sylvania, OH Automotive Parts
Gross leasable square footage	49,780	22,194	6,000
Date of purchase	4/23/2010	4/27/2010	4/28/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,431,500	4,582,860	1,265,820

Contract purchase price plus acquisition fee	5,431,500	4,582,860	1,265,820
Other cash expenditures expensed	28,890	23,630	30,508
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,460,390	$4,606,490	$1,296,328

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Durham (Hwy 54), NC Drugstore	Tractor Supply Kenedy, TX Specialty Retail	Academy Sports Killeen, TX Sporting Goods
Gross leasable square footage	14,820	18,800	96,645
Date of purchase	4/28/2010	4/29/2010	4/29/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,916,000	2,526,279	6,834,000

Contract purchase price plus acquisition fee	5,916,000	2,526,279	6,834,000
Other cash expenditures expensed	22,973	26,672	30,636
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,938,973	$2,552,951	$6,864,636

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Experian Headquarters Schaumburg, IL Professional Services	Tractor Supply Glenpool, OK Specialty Retail	Tractor Supply Stillwater, OK Specialty Retail
Gross leasable square footage	177,893	19,097	19,180
Date of purchase	4/30/2010	5/4/2010	5/4/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	30,600,000	2,413,320	2,475,540

Contract purchase price plus acquisition fee	30,600,000	2,413,320	2,475,540
Other cash expenditures expensed	60,672	25,297	25,591
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$30,660,672	$2,438,617	$2,501,131

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Gibsonia, PA Specialty Retail	Walgreens Lancaster, CA Drugstore	Northern Tool Ocala, FL Specialty Retail
Gross leasable square footage	19,097	13,650	26,054
Date of purchase	5/5/2010	5/17/2010	5/20/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,185,460	5,647,740	3,588,360

Contract purchase price plus acquisition fee	3,185,460	5,647,740	3,588,360
Other cash expenditures expensed	60,239	42,143	30,727
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,245,699	$5,689,883	$3,619,087

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Beloit, WI Drugstore	Tractor Supply Murphy, NC Specialty Retail	Tractor Supply Ballinger, TX Specialty Retail
Gross leasable square footage	14,820	19,097	19,097
Date of purchase	5/20/2010	5/21/2010	5/21/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,396,200	2,898,935	2,543,595

Contract purchase price plus acquisition fee	4,396,200	2,898,935	2,543,595
Other cash expenditures expensed	23,002	26,365	27,186
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,419,202	$2,925,300	$2,570,781

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Igloo Headquarters Katy, TX Distribution	Walgreens Rocky Mount, NC Drugstore	Kum & Go Tipton, IA Convenience Store
Gross leasable square footage	914,195	14,820	5,118
Date of purchase	5/21/2010	5/26/2010	5/28/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	38,862,000	5,980,260	2,544,000

Contract purchase price plus acquisition fee	38,862,000	5,980,260	2,544,000
Other cash expenditures expensed	99,997	19,953	33,070
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$38,961,997	$6,000,213	$2,577,070

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Whole Foods Hinsdale, IL Grocery	AT&T Dallas, TX Communications		AutoZone Hamilton, OH Automotive Parts
Gross leasable square footage	48,835	206,040		7,370
Date of purchase	5/28/2010	5/28/2010		6/9/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	11,842,200	29,988,000		1,668,720

Contract purchase price plus acquisition fee	11,842,200	29,988,000		1,668,720
Other cash expenditures expensed	28,837	86,703		26,959
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$11,871,037	$30,074,703		$1,695,679

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	AutoZone Mt. Orab, OH Automotive Parts	AutoZone Blanchester, OH Automotive Parts		AutoZone Trenton, OH Automotive Parts
Gross leasable square footage	6,816	7,370		6,816
Date of purchase	6/9/2010	6/9/2010		6/9/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,391,280	1,075,590		1,031,220

Contract purchase price plus acquisition fee	1,391,280	1,075,590		1,031,220
Other cash expenditures expensed	25,643	27,429		26,048
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,416,923	$1,103,019		$1,057,268

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	AutoZone Nashville, TN Automotive Parts	Home Depot Evans, GA Home Improvement		Evans Exchange Evans, GA Shopping Center
Gross leasable square footage	6,786	131,000	(2)	65,049
Date of purchase	6/9/2010	6/11/2010		6/11/2010
Mortgage financing at date of purchase	$—	$5,840,667		$—
Cash down payment	1,706,460	324,114		13,623,219

Contract purchase price plus acquisition fee	1,706,460	6,164,781		13,623,219
Other cash expenditures expensed	24,597	—		228,968
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,731,057	$6,164,781		$13,852,187

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Staples Houston, TX Office Supply		CVS Ft. Myers, FL Drugstore	Walgreens Fort Mill, SC Drugstore
Gross leasable square footage	20,060		12,900	14,820
Date of purchase	6/17/2010		6/18/2010	6/24/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	3,765,840		6,085,320	4,445,969

Contract purchase price plus acquisition fee	3,765,840		6,085,320	4,445,969
Other cash expenditures expensed	25,693		24,609	45,257
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$3,791,533		$6,109,929	$4,491,226

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Lowe’s Sanford, ME Home Improvement		Stripes San Benito, TX Convenience Store	Stripes Palmhurst, TX Convenience Store
Gross leasable square footage	138,134	(2)	4,847	2,925
Date of purchase	6/28/2010		6/29/2010	6/29/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	9,562,500		2,703,214	1,030,613

Contract purchase price plus acquisition fee	9,562,500		2,703,214	1,030,613
Other cash expenditures expensed	67,591		16,030	15,719
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$9,630,091		$2,719,244	$1,046,332

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Edinburg, TX Convenience Store		Stripes Eagle Pass, TX Convenience Store	Tractor Supply Belchertown, MA Specialty Retail
Gross leasable square footage	3,604		4,847	19,097
Date of purchase	6/29/2010		6/29/2010	6/29/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,473,655		2,912,567	3,712,438

Contract purchase price plus acquisition fee	2,473,655		2,912,567	3,712,438
Other cash expenditures expensed	15,719		15,719	28,218
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,489,374		$2,928,286	$3,740,656

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Southwick, MA Specialty Retail	Atascocita Commons Humble, TX Shopping Center		On The Border College Station, TX Restaurant
Gross leasable square footage	19,097	316,529	(2)	6,652
Date of purchase	6/29/2010	6/29/2010		6/30/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,487,185	57,630,000		2,978,865

Contract purchase price plus acquisition fee	4,487,185	57,630,000		2,978,865
Other cash expenditures expensed	27,528	141,889		21,830
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,514,713	$57,771,889		$3,000,695

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Columbus, OH Restaurant	On The Border Concord Mills, NC Restaurant		On The Border Denton, TX Restaurant
Gross leasable square footage	7,671	6,102		5,661
Date of purchase	6/30/2010	6/30/2010		6/30/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	2,971,056	2,979,296		2,880,412

Contract purchase price plus acquisition fee	2,971,056	2,979,296		2,880,412
Other cash expenditures expensed	19,525	15,533		21,315
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$2,990,581	$2,994,829		$2,901,727

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border DeSoto, TX Restaurant	Chili’s Flanders, NJ Restaurant		On The Border Fort Worth, TX Restaurant
Gross leasable square footage	9,231	6,046		7,127
Date of purchase	6/30/2010	6/30/2010		6/30/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	3,270,358	2,478,532		3,542,132

Contract purchase price plus acquisition fee	3,270,358	2,478,532		3,542,132
Other cash expenditures expensed	22,314	32,252		23,145
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$3,292,672	$2,510,784		$3,565,277

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Garland, TX Restaurant	On The Border Kansas City, MO Restaurant	On The Border Lee’s Summit, MO Restaurant
Gross leasable square footage	5,948	6,760	5,780
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,221,582	2,564,167	2,407,823

Contract purchase price plus acquisition fee	2,221,582	2,564,167	2,407,823
Other cash expenditures expensed	18,643	15,131	15,185
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,240,225	$2,579,298	$2,423,008

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Alpharetta, GA Restaurant	On The Border Auburn Hills, MI Restaurant	On The Border Buford, GA Restaurant
Gross leasable square footage	6,660	8,367	6,088
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,997,871	3,234,227	2,705,505

Contract purchase price plus acquisition fee	2,997,871	3,234,227	2,705,505
Other cash expenditures expensed	15,080	14,950	14,919
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,012,951	$3,249,177	$2,720,424

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Burleson, TX Restaurant	On The Border Lubbock, TX Restaurant	On The Border Mesa, AZ Restaurant
Gross leasable square footage	6,082	6,745	6,586
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,257,494	3,313,867	2,964,131

Contract purchase price plus acquisition fee	3,257,494	3,313,867	2,964,131
Other cash expenditures expensed	22,280	22,431	13,528
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,279,774	$3,336,298	$2,977,659

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Mt. Laurel, NJ Restaurant	On The Border Naperville, IL Restaurant	On The Border Novi, MI Restaurant
Gross leasable square footage	7,041	7,086	8,017
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,869,419	3,465,155	2,881,239

Contract purchase price plus acquisition fee	2,869,419	3,465,155	2,881,239
Other cash expenditures expensed	35,538	20,535	14,703
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,904,957	$3,485,690	$2,895,942

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Oklahoma City, OK Restaurant	On The Border Peoria, AZ Restaurant	Chili’s Ramsey, NJ Restaurant
Gross leasable square footage	7,402	6,506	6,148
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,936,070	2,601,532	1,850,337

Contract purchase price plus acquisition fee	2,936,070	2,601,532	1,850,337
Other cash expenditures expensed	18,744	13,407	35,468
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,954,814	$2,614,939	$1,885,805

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Rockwall, TX Restaurant	On The Border Rogers, AR Restaurant	On The Border Tulsa, OK Restaurant
Gross leasable square footage	6,668	5,782	7,559
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,081,477	1,939,417	3,395,252

Contract purchase price plus acquisition fee	3,081,477	1,939,417	3,395,252
Other cash expenditures expensed	21,805	19,997	19,057
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,103,282	$1,959,414	$3,414,309

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border West Springfield, MA Restaurant	On The Border West Windsor, NJ Restaurant	On The Border Woodbridge, VA Restaurant
Gross leasable square footage	8,248	7,913	7,878
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,954,279	3,579,566	3,569,830

Contract purchase price plus acquisition fee	3,954,279	3,579,566	3,569,830
Other cash expenditures expensed	17,808	55,155	29,054
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,972,087	$3,634,721	$3,598,884

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	AutoZone Pearl River, LA Automotive Parts	AutoZone Rapid City, SD Automotive Parts	Macaroni Grill Flanders, NJ Restaurant
Gross leasable square footage	7,370	7,370	6,847
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,428,000	1,186,770	1,343,414

Contract purchase price plus acquisition fee	1,428,000	1,186,770	1,343,414
Other cash expenditures expensed	39,006	27,731	35,695
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,467,006	$1,214,501	$1,379,109

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Macaroni Grill Mt. Laurel, NJ Restaurant	Macaroni Grill Ramsey, NJ Restaurant	Macaroni Grill West Windsor, NJ Restaurant
Gross leasable square footage	7,058	8,074	7,611
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,403,122	2,537,561	1,562,341

Contract purchase price plus acquisition fee	1,403,122	2,537,561	1,562,341
Other cash expenditures expensed	37,670	39,106	27,934
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,440,792	$2,576,667	$1,590,275

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Best Buy Montgomery, AL Electronics Retail	City Center Plaza Bellevue, WA Shopping Center		AutoZone Hartville, OH Automotive Parts
Gross leasable square footage	30,505	583,179		7,370
Date of purchase	7/6/2010	7/9/2010		7/14/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	6,222,000	316,200,000		1,236,240

Contract purchase price plus acquisition fee	6,222,000	316,200,000		1,236,240
Other cash expenditures expensed	30,793	727,590		24,761
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$6,252,793	$316,927,590		$1,261,001

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Leland, NC Drugstore	Walgreens Durham (Guess), NC Drugstore		Tire Kingdom Auburndale, FL Automotive Parts
Gross leasable square footage	14,820	14,606		6,922
Date of purchase	7/15/2010	7/20/2010		7/20/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,901,100	5,513,350		2,297,040

Contract purchase price plus acquisition fee	4,901,100	5,513,350		2,297,040
Other cash expenditures expensed	22,506	50,012		20,062
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,923,606	$5,563,362		$2,317,102

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply St. John, IN Specialty Retail	Home Depot Slidell, LA Home Improvement		Stop & Shop Stamford, CT Grocery
Gross leasable square footage	24,727	108,003	(2)	69,733
Date of purchase	7/28/2010	7/28/2010		7/30/2010
Mortgage financing at date of purchase	$—	$—		$15,000,000
Cash down payment	4,549,200	3,777,784		16,110,000

Contract purchase price plus acquisition fee	4,549,200	3,777,784		31,110,000
Other cash expenditures expensed	10,842	58,002		68,643
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,560,042	$3,835,786		$31,178,643

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Home Depot Tolleson, AZ Home Improvement	Advance Auto Sapulpa, OK Automotive Parts	Advance Auto Franklin, IN Automotive Parts
Gross leasable square footage	466,694	6,784	6,157
Date of purchase	7/30/2010	8/3/2010	8/12/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	31,054,152	1,441,266	1,490,279

Contract purchase price plus acquisition fee	31,054,152	1,441,266	1,490,279
Other cash expenditures expensed	99,537	20,805	22,545
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$31,153,689	$1,462,071	$1,512,824

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Grand Rapids, MI Automotive Parts	Tractor Supply Alton, IL Specialty Retail	Tractor Supply Union, MO Specialty Retail
Gross leasable square footage	6,133	19,097	19,097
Date of purchase	8/12/2010	8/13/2010	8/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,366,800	2,914,286	2,914,286

Contract purchase price plus acquisition fee	1,366,800	2,914,286	2,914,286
Other cash expenditures expensed	20,167	22,785	25,588
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,386,967	$2,937,071	$2,939,874

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Troy, MO Specialty Retail	L.A. Fitness Dallas, TX Fitness & Health	FedEx Northwood, OH Distribution
Gross leasable square footage	19,100	45,000	89,921
Date of purchase	8/13/2010	8/17/2010	8/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,671,429	9,792,000	4,970,460

Contract purchase price plus acquisition fee	2,671,429	9,792,000	4,970,460
Other cash expenditures expensed	25,499	34,141	28,367
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,696,928	$9,826,141	$4,998,827

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Carmax Austin, TX Auto Dealership		Academy Sports Austin, TX Sporting Goods		Manchester Highlands St. Louis, MO Shopping Center
Gross leasable square footage	55,888		89,807		354,073	(2)
Date of purchase	8/25/2010		8/26/2010		8/26/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	21,675,000		10,544,760		49,470,000

Contract purchase price plus acquisition fee	21,675,000		10,544,760		49,470,000
Other cash expenditures expensed	39,470		35,790		111,109
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$21,714,470		$10,580,550		$49,581,109

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Whittwood Town Center Whittier, CA Shopping Center		Lowe’s Ticonderoga, NY Home Improvement		CVS/Tres Amigos Ringgold, GA Drugstore/Restaurant
Gross leasable square footage	785,674	(2)	124,631	(2)	15,029	(2)
Date of purchase	8/27/2010		8/31/2010		8/31/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	85,170,000		8,899,329		4,069,800

Contract purchase price plus acquisition fee	85,170,000		8,899,329		4,069,800
Other cash expenditures expensed	198,046		52,880		39,661
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$85,368,046		$8,952,209		$4,109,461

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS/Noble Roman Mishawaka, IN Drugstore/Restaurant		Tractor Supply Sellersburg, IN Specialty Retail		Tractor Supply Wauseon, OH Specialty Retail
Gross leasable square footage	12,376		19,097		19,097
Date of purchase	9/8/2010		9/13/2010		9/13/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	4,702,960		2,658,182		2,548,081

Contract purchase price plus acquisition fee	4,702,960		2,658,182		2,548,081
Other cash expenditures expensed	31,896		21,251		47,079
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$4,734,856		$2,679,433		$2,595,160

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Lakeshore Crossing Gainesville, GA Shopping Center	Tractor Supply Hamilton, OH Specialty Retail	Advance Auto Bonita Springs, FL Automotive Parts
Gross leasable square footage	123,948	40,700	6,880
Date of purchase	9/15/2010	9/17/2010	9/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,180,000	1,713,600	2,894,901

Contract purchase price plus acquisition fee	9,180,000	1,713,600	2,894,901
Other cash expenditures expensed	44,775	26,369	22,717
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,224,775	$1,739,969	$2,917,618

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Nixa, MO Specialty Retail	Tractor Supply Lawrence, KS Specialty Retail	Tractor Supply Dixon, CA Specialty Retail
Gross leasable square footage	19,180	19,097	24,727
Date of purchase	9/24/2010	9/24/2010	9/24/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,395,980	2,826,420	5,117,850

Contract purchase price plus acquisition fee	2,395,980	2,826,420	5,117,850
Other cash expenditures expensed	24,716	25,414	29,290
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,420,696	$2,851,834	$5,147,140

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Phoenix, AZ Grocery	Albertson’s Mesa, AZ Grocery	Albertson’s Tucson (Silverbell), AZ, Grocery
Gross leasable square footage	56,742	51,393	60,315
Date of purchase	9/29/2010	9/29/2010	9/29/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,139,812	6,188,945	11,077,940

Contract purchase price plus acquisition fee	7,139,812	6,188,945	11,077,940
Other cash expenditures expensed	22,109	20,959	22,787
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,161,921	$6,209,904	$11,100,727

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Weaverville, NC Drugstore	L.A. Fitness Oakdale, MN Fitness & Health		Advance Auto Janesville, WI Automotive Parts
Gross leasable square footage	13,225	42,348		6,892
Date of purchase	9/30/2010	9/30/2010		9/30/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	6,260,296	8,807,700		1,726,860

Contract purchase price plus acquisition fee	6,260,296	8,807,700		1,726,860
Other cash expenditures expensed	34,653	28,524		17,218
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$6,294,949	$8,836,224		$1,744,078

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Appleton, WI Automotive Parts	WaWa Portsmouth, VA Convenience Store		Tractor Supply Augusta, ME Specialty Retail
Gross leasable square footage	6,892	5,940	(2)	19,097
Date of purchase	9/30/2010	9/30/2010		10/12/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,470,840	2,346,000		2,835,600

Contract purchase price plus acquisition fee	1,470,840	2,346,000		2,835,600
Other cash expenditures expensed	17,146	42,648		43,648
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,487,986	$2,388,648		$2,879,248

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Shoppes at Port Arthur Port Arthur, TX Shopping Center	CVS Lynchburg, VA Drugstore		CVS Gulf Breeze, FL Drugstore
Gross leasable square footage	95,877	10,125		13,225	(2)
Date of purchase	10/12/2010	10/12/2010		10/13/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	15,300,000	3,278,280		1,904,340

Contract purchase price plus acquisition fee	15,300,000	3,278,280		1,904,340
Other cash expenditures expensed	65,192	42,761		24,052
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$15,365,192	$3,321,041		$1,928,392

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Wytheville, VA Restaurant	Applebee’s West Memphis, AR Restaurant	Applebee’s Swansea, IL Restaurant
Gross leasable square footage	4,352	4,237	5,728
Date of purchase	10/13/2010	10/13/2010	10/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,676,273	1,523,786	1,888,308

Contract purchase price plus acquisition fee	1,676,273	1,523,786	1,888,308
Other cash expenditures expensed	21,826	22,810	20,885
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,698,099	$1,546,596	$1,909,193

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Owatonna, MN Restaurant	Applebee’s Norton, VA Restaurant	Applebee’s Adrian, MI Restaurant
Gross leasable square footage	5,459	3,670	5,589
Date of purchase	10/13/2010	10/13/2010	10/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,458,461	1,691,317	2,285,679

Contract purchase price plus acquisition fee	2,458,461	1,691,317	2,285,679
Other cash expenditures expensed	19,400	21,686	20,530
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,477,861	$1,713,003	$2,306,209

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Chambersburg, PA Restaurant	Applebee’s Horn Lake, MS Restaurant	Applebee’s Kalamazoo, MI Restaurant
Gross leasable square footage	5,553	5,035	5,675
Date of purchase	10/13/2010	10/13/2010	10/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,013,574	1,687,048	2,208,849

Contract purchase price plus acquisition fee	2,013,574	1,687,048	2,208,849
Other cash expenditures expensed	24,628	21,253	20,379
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,038,202	$1,708,301	$2,229,228

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Lufkin, TX Restaurant	Applebee’s Bartlett, TN Restaurant	Applebee’s Tyler, TX Restaurant
Gross leasable square footage	5,199	4,360	5,895
Date of purchase	10/13/2010	10/13/2010	10/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,013,574	1,904,733	2,772,308

Contract purchase price plus acquisition fee	2,013,574	1,904,733	2,772,308
Other cash expenditures expensed	27,927	20,714	31,597
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,041,501	$1,925,447	$2,803,905

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CompUSA Arlington, TX Electronics Retail	Big O Tires Phoenix, AZ Automotive Parts	FedEx Dublin, VA Distribution
Gross leasable square footage	25,612	4,560	32,105
Date of purchase	10/18/2010	10/20/2010	10/21/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,340,500	1,511,028	3,341,772

Contract purchase price plus acquisition fee	3,340,500	1,511,028	3,341,772
Other cash expenditures expensed	57,362	19,396	49,051
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,397,862	$1,530,424	$3,390,823

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Madison Heights, VA Drugstore	Petco & Portrait Innovations Lake Charles, LA Shopping Center	Albertson’s Lake Havasu City, AZ Grocery
Gross leasable square footage	10,125	17,678	57,471
Date of purchase	10/22/2010	10/25/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,973,300	3,978,872	7,245,285

Contract purchase price plus acquisition fee	2,973,300	3,978,872	7,245,285
Other cash expenditures expensed	41,106	45,022	17,503
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,014,406	$4,023,894	$7,262,788

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Yuma, AZ Grocery	Albertson’s Scottsdale, AZ Grocery	Albertson’s Tucson (Grant), AZ Grocery
Gross leasable square footage	57,835	62,119	49,491
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,966,372	11,570,435	5,551,817

Contract purchase price plus acquisition fee	8,966,372	11,570,435	5,551,817
Other cash expenditures expensed	17,837	18,191	16,144
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,984,209	$11,588,626	$5,567,961

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Fort Worth (Oakmont), TX Grocery	Albertson’s Fort Worth (Beach), TX Grocery	Albertson’s Fort Worth (Clifford), TX Grocery
Gross leasable square footage	64,886	52,700	61,247
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,247,564	9,669,780	6,424,391

Contract purchase price plus acquisition fee	7,247,564	9,669,780	6,424,391
Other cash expenditures expensed	22,109	24,688	21,232
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,269,673	$9,694,468	$6,445,623

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Fort Worth (Sycamore), TX Grocery	Albertson’s Lafayette, LA Grocery	Albertson’s Clovis, NM Grocery
Gross leasable square footage	58,723	74,493	43,484
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,833,635	10,974,484	8,010,855

Contract purchase price plus acquisition fee	7,833,635	10,974,484	8,010,855
Other cash expenditures expensed	22,733	25,432	25,986
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,856,368	$10,999,916	$8,036,841

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Bossier City, LA Grocery	Albertson’s Baton Rouge (George), LA Grocery	Albertson’s Baton Rouge (College), LA Grocery
Gross leasable square footage	59,777	66,057	61,741
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,341,428	9,652,184	8,019,573

Contract purchase price plus acquisition fee	7,341,428	9,652,184	8,019,573
Other cash expenditures expensed	21,820	24,286	22,774
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,363,248	$9,676,470	$8,042,347

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Baton Rouge (Airline), LA Grocery	Albertson’s Albuquerque (Academy), NM Grocery	Albertson’s Albuquerque (Lomas), NM Grocery
Gross leasable square footage	66,430	65,413	65,145
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	11,066,478	9,180,554	8,996,059

Contract purchase price plus acquisition fee	11,066,478	9,180,554	8,996,059
Other cash expenditures expensed	25,857	27,705	27,159
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$11,092,335	$9,208,259	$9,023,218

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Abilene, TX Grocery	Albertson’s Arlington, TX Grocery	Albertson’s Alexandria, LA Grocery
Gross leasable square footage	67,270	63,124	62,117
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,122,046	8,580,788	8,384,352

Contract purchase price plus acquisition fee	8,122,046	8,580,788	8,384,352
Other cash expenditures expensed	22,715	23,528	22,436
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,144,761	$8,604,316	$8,406,788

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Fort Collins, CO Grocery	Albertson’s El Paso, TX Grocery	Albertson’s Farmington, NM Grocery
Gross leasable square footage	51,230	55,143	57,100
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,828,668	9,054,216	5,233,715

Contract purchase price plus acquisition fee	8,828,668	9,054,216	5,233,715
Other cash expenditures expensed	21,976	23,707	23,005
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,850,644	$9,077,923	$5,256,720

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Durango, CO Grocery	Albertson’s Denver, CO Grocery	Albertson’s Los Lunas, NM Grocery
Gross leasable square footage	47,481	53,208	54,349
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,690,091	7,834,467	8,329,111

Contract purchase price plus acquisition fee	7,690,091	7,834,467	8,329,111
Other cash expenditures expensed	21,551	21,571	26,691
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,711,642	$7,856,038	$8,355,802

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Midland, TX Grocery	Albertson’s Odessa, TX Grocery	Albertson’s Silver City, NM Grocery
Gross leasable square footage	66,068	61,955	39,385
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	11,505,417	10,363,093	7,261,509

Contract purchase price plus acquisition fee	11,505,417	10,363,093	7,261,509
Other cash expenditures expensed	26,316	25,776	25,096
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$11,531,733	$10,388,869	$7,286,605

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Weatherford, TX Grocery	Kohl’s Salina, KS Department Store	Giant Eagle Lancaster, OH Grocery
Gross leasable square footage	57,671	64,239	92,490	(2)
Date of purchase	10/26/2010	10/29/2010	10/29/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,024,559	4,941,900	15,874,161

Contract purchase price plus acquisition fee	8,024,559	4,941,900	15,874,161
Other cash expenditures expensed	22,261	46,752	44,800
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,046,820	$4,988,652	$15,918,961

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	FedEx Bossier City, LA Distribution	CVS Lake Wales, FL Drugstore	CVS Auburndale, FL Drugstore
Gross leasable square footage	64,402	11,220	13,086
Date of purchase	11/1/2010	11/1/2010	11/1/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,386,020	3,244,445	2,984,744

Contract purchase price plus acquisition fee	5,386,020	3,244,445	2,984,744
Other cash expenditures expensed	47,210	34,582	34,357
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,433,230	$3,279,027	$3,019,101

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ulta Salon Jackson, TN Specialty Retail	Tractor Supply Little Rock, AR Specialty Retail	Tractor Supply Jefferson City, MO Specialty Retail
Gross leasable square footage	9,991	19,097	19,500
Date of purchase	11/5/2010	11/9/2010	11/9/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,733,600	2,507,160	1,941,060

Contract purchase price plus acquisition fee	2,733,600	2,507,160	1,941,060
Other cash expenditures expensed	37,312	24,595	22,700
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,770,912	$2,531,755	$1,963,760

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Tucson (River), AZ Drugstore	Wal-Mart Pueblo, CO Discount Retail	Volusia Square Daytona Beach, FL Shopping Center
Gross leasable square footage	15,120	202,847	231,996	(2)
Date of purchase	11/12/2010	11/12/2010	11/12/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,559,000	15,300,000	31,620,000

Contract purchase price plus acquisition fee	5,559,000	15,300,000	31,620,000
Other cash expenditures expensed	44,712	39,285	66,822
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,603,712	$15,339,285	$31,686,822

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CSAA Oklahoma City, OK Professional Services	Dell Perot Lincoln, NE IT Services	Breakfast Pointe Panama Beach City, FL Shopping Center
Gross leasable square footage	147,107	150,000	97,931
Date of purchase	11/15/2010	11/15/2010	11/18/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	29,937,000	22,542,000	16,320,000

Contract purchase price plus acquisition fee	29,937,000	22,542,000	16,320,000
Other cash expenditures expensed	48,037	36,058	90,888
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$29,985,037	$22,578,058	$16,410,888

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Carrizo Springs, TX Convenience Store	Stripes Haskell, TX Convenience Store	Stripes Laredo (La Pita Mangana), TX Convenience Store
Gross leasable square footage	6,838	6,309	4,679
Date of purchase	11/22/2010	11/22/2010	11/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,910,904	2,538,604	2,881,609

Contract purchase price plus acquisition fee	2,910,904	2,538,604	2,881,609
Other cash expenditures expensed	14,456	14,606	14,706
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,925,360	$2,553,210	$2,896,315

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Franklin, NC Specialty Retail		Walgreens Matteson, IL Drugstore	Walgreens New Albany, OH Drugstore
Gross leasable square footage	19,097		14,550	14,820
Date of purchase	11/30/2010		11/30/2010	12/2/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,927,400		4,182,000	4,182,000

Contract purchase price plus acquisition fee	2,927,400		4,182,000	4,182,000
Other cash expenditures expensed	25,532		21,975	28,267
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,952,932		$4,203,975	$4,210,267

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Prairie Market Oswego, IL Shopping Center		Walgreens Grayson, GA Drugstore	Walgreens Tucson (Harrison), AZ Drugstore
Gross leasable square footage	113,002	(2)	14,560	14,490
Date of purchase	12/3/2010		12/7/2010	12/7/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	25,602,000		4,712,400	5,197,920

Contract purchase price plus acquisition fee	25,602,000		4,712,400	5,197,920
Other cash expenditures expensed	171,389		23,463	23,999
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$25,773,389		$4,735,863	$5,221,919

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Pueblo, CO Drugstore		Wells Fargo / Tetronix Hillsboro, Professional Services	Stearns Crossing Bartlett, IL Shopping Center
Gross leasable square footage	13,813		212,363	96,613
Date of purchase	12/7/2010		12/8/2010	12/9/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	3,564,900		27,540,000	12,622,500

Contract purchase price plus acquisition fee	3,564,900		27,540,000	12,622,500
Other cash expenditures expensed	27,576		270,111	56,321
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$3,592,476		$27,810,111	$12,678,821

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Sedalia, MO Specialty Retail	Sherwin Williams Muskegon, MI Specialty Retail	Kohl’s Onalaska, WI Department Store
Gross leasable square footage	19,028	8,000	86,432
Date of purchase	12/10/2010	12/10/2010	12/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,174,640	1,453,500	7,395,000

Contract purchase price plus acquisition fee	2,174,640	1,453,500	7,395,000
Other cash expenditures expensed	22,604	27,086	27,010
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,197,244	$1,480,586	$7,422,010

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Athens, GA Drugstore	CVS Boca Raton, FL Drugstore	CVS Brownsville, TX Drugstore
Gross leasable square footage	14,781	14,422	13,000
Date of purchase	12/14/2010	12/14/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,375,450	3,850,039	5,947,965

Contract purchase price plus acquisition fee	6,375,450	3,850,039	5,947,965
Other cash expenditures expensed	28,951	25,654	51,891
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,404,401	$3,875,693	$5,999,856

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Cayce, SC Drugstore	CVS City of Industry, CA Drugstore	CVS Jacksonville, FL Drugstore
Gross leasable square footage	11,982	12,837	13,204
Date of purchase	12/14/2010	12/14/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,082,330	3,614,892	6,838,403

Contract purchase price plus acquisition fee	5,082,330	3,614,892	6,838,403
Other cash expenditures expensed	31,954	22,818	27,771
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,114,284	$3,637,710	$6,866,174

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Minneapolis, MN Drugstore	CVS Naples, FL Drugstore	CVS Southaven (Goodman), MS Drugstore
Gross leasable square footage	13,000	12,944	13,938
Date of purchase	12/14/2010	12/14/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,356,245	3,862,522	6,916,177

Contract purchase price plus acquisition fee	4,356,245	3,862,522	6,916,177
Other cash expenditures expensed	25,177	25,591	38,429
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,381,422	$3,888,113	$6,954,606

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS The Village, OK Drugstore	CVS Lawrence, KS Drugstore	CVS Lawrenceville, NJ Drugstore
Gross leasable square footage	12,939	12,900	15,260
Date of purchase	12/14/2010	12/14/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,544,256	5,519,185	9,243,493

Contract purchase price plus acquisition fee	5,544,256	5,519,185	9,243,493
Other cash expenditures expensed	36,407	26,400	137,775
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,580,663	$5,545,585	$9,381,268

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Mineola, NY Drugstore	Childtime Childcare Modesto (Floyd), CA Childcare & Development	Tutor Time Downington, PA Childcare & Development
Gross leasable square footage	12,838	6,310	11,757
Date of purchase	12/14/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,317,320	1,224,999	2,026,353

Contract purchase price plus acquisition fee	4,317,320	1,224,999	2,026,353
Other cash expenditures expensed	37,204	44,399	66,344
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,354,524	$1,269,398	$2,092,697

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tutor Time Austin, TX Childcare & Development	Children’s Courtyard Grand Prairie, TX Childcare & Development	Childtime Childcare Oklahoma City (Western), OK Childcare & Development
Gross leasable square footage	10,994	8,409	6,597
Date of purchase	12/15/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,752,110	949,683	767,359

Contract purchase price plus acquisition fee	1,752,110	949,683	767,359
Other cash expenditures expensed	57,986	37,663	33,761
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,810,096	$987,346	$801,120

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Childtime Childcare Oklahoma City (Rockwell), OK Childcare & Development	Childtime Childcare Bedford, OH Childcare & Development	Folsum Gateway II Folsum, CA Shopping Center
Gross leasable square footage	6,594	5,500	115,291
Date of purchase	12/15/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	714,582	796,250	36,720,000

Contract purchase price plus acquisition fee	714,582	796,250	36,720,000
Other cash expenditures expensed	32,409	35,640	139,876
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$746,991	$831,890	$36,859,876

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	HealthNow Buffalo, NY Fitness & Health	Thorntons Clarksville, IN Convenience Store	Thorntons Jeffersonville, IN Convenience Store
Gross leasable square footage	430,458	4,889	3,080
Date of purchase	12/16/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	86,190,000	2,029,800	3,011,040

Contract purchase price plus acquisition fee	86,190,000	2,029,800	3,011,040
Other cash expenditures expensed	366,612	10,399	9,824
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$86,556,612	$2,040,199	$3,020,864

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Franklin Park, IL Convenience Store	Thorntons Westmont, IL Convenience Store	Thorntons Springfield, IL Convenience Store
Gross leasable square footage	3,321	3,840	3,034
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,302,760	3,818,880	4,016,760

Contract purchase price plus acquisition fee	3,302,760	3,818,880	4,016,760
Other cash expenditures expensed	9,765	9,765	9,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,312,525	$3,828,645	$4,026,525

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Ottawa, IL Convenience Store	Thorntons Bloomington, IL Convenience Store	Thorntons Joliet, IL Convenience Store
Gross leasable square footage	4,901	2,971	3,840
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,728,500	1,993,080	3,573,060

Contract purchase price plus acquisition fee	2,728,500	1,993,080	3,573,060
Other cash expenditures expensed	9,765	9,765	9,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,738,265	$2,002,845	$3,582,825

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Summit, IL Convenience Store	Thorntons Waukegan, IL Convenience Store	Thorntons Roselle, IL Convenience Store
Gross leasable square footage	3,840	3,840	3,080
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,123,640	2,277,660	2,837,640

Contract purchase price plus acquisition fee	2,123,640	2,277,660	2,837,640
Other cash expenditures expensed	9,765	9,765	9,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,133,405	$2,287,425	$2,847,405

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Plainfield, IL Convenience Store	Thorntons South Elgin, IL Convenience Store	Thorntons Galloway, OH Convenience Store
Gross leasable square footage	3,080	3,080	3,758
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,306,220	3,194,640	1,999,200

Contract purchase price plus acquisition fee	2,306,220	3,194,640	1,999,200
Other cash expenditures expensed	9,765	9,765	9,824
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,315,985	$3,204,405	$2,009,024

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Terre Haute, IN Convenience Store	Thorntons Henderson, KY Convenience Store	Thorntons Evansville, IN Convenience Store
Gross leasable square footage	3,080	3,846	2,939
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,825,400	4,136,100	2,121,600

Contract purchase price plus acquisition fee	2,825,400	4,136,100	2,121,600
Other cash expenditures expensed	9,824	9,824	9,824
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,835,224	$4,145,924	$2,131,424

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Evansville (Rosenberger), IN Convenience Store	Thorntons Henderson (Green), KY Convenience Store	Thorntons Shelbyville, KY Convenience Store
Gross leasable square footage	2,800	3,434	3,150
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,097,120	2,041,020	2,341,920

Contract purchase price plus acquisition fee	2,097,120	2,041,020	2,341,920
Other cash expenditures expensed	9,824	9,824	9,824
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,106,944	$2,050,844	$2,351,744

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Louisville, KY Convenience Store	Thorntons Edinburg, IN Convenience Store	Thorntons Oaklawn, IL Convenience Store
Gross leasable square footage	4,390	3,080	2,210
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,094,060	2,261,340	2,179,740

Contract purchase price plus acquisition fee	2,094,060	2,261,340	2,179,740
Other cash expenditures expensed	9,824	9,824	9,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,103,884	$2,271,164	$2,189,505

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Howell, MI Automotive Parts	Advance Auto Salem, OH Automotive Parts	Waterside Marketplace Chesterfield, MI Shopping Center
Gross leasable square footage	6,782	6,141	243,934
Date of purchase	12/20/2010	12/20/2010	12/20/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,652,301	1,298,182	27,030,000

Contract purchase price plus acquisition fee	1,652,301	1,298,182	27,030,000
Other cash expenditures expensed	29,723	28,006	429,126
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,682,024	$1,326,188	$27,459,126

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Lehigh Acres, FL Automotive Parts	Advance Auto Bethel, OH Automotive Parts	Advance Auto Crestwood, KY Automotive Parts
Gross leasable square footage	6,913	6,786	6,124
Date of purchase	12/21/2010	12/22/2010	12/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,391,894	1,417,399	1,759,152

Contract purchase price plus acquisition fee	2,391,894	1,417,399	1,759,152
Other cash expenditures expensed	21,498	25,501	26,321
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,413,392	$1,442,900	$1,785,473

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Hillview, KY Automotive Parts	CVS Gainesville, TX Drugstore	O’Reilly Automotive Christiansburg, VA Automotive Parts
Gross leasable square footage	6,128	13,813	7,200
Date of purchase	12/22/2010	12/23/2010	12/23/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,441,142	3,188,334	1,187,739

Contract purchase price plus acquisition fee	1,441,142	3,188,334	1,187,739
Other cash expenditures expensed	26,338	21,266	39,077
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,467,480	$3,209,600	$1,226,816

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	O’Reilly Automotive San Antonio, TX Automotive Parts	O’Reilly Automotive Highlands, TX Automotive Parts	Red Oak Village San Marcos, TX Shopping Center
Gross leasable square footage	6,800	6,000	176,528	(2)
Date of purchase	12/23/2010	12/23/2010	12/23/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,331,100	955,485	22,440,000

Contract purchase price plus acquisition fee	1,331,100	955,485	22,440,000
Other cash expenditures expensed	35,022	30,321	90,950
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,366,122	$985,806	$22,530,950

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Falcon Valley Lenexa, KS Shopping Center	Best Buy Pineville, NC Electronics Retail	Walgreens Fayetteville, NC Drugstore
Gross leasable square footage	76,784	50,548	14,820
Date of purchase	12/23/2010	12/28/2010	12/30/2010
Mortgage financing at date of purchase	$—	$5,528,999	$—
Cash down payment	12,750,000	3,202,201	6,287,672

Contract purchase price plus acquisition fee	12,750,000	8,731,200	6,287,672
Other cash expenditures expensed	62,787	47,509	26,432
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$12,812,787	$8,778,709	$6,314,104

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Fort Stockton, TX Convenience Store	Stripes Portales, NM Convenience Store		Advance Auto Bedford, IN Automotive Parts
Gross leasable square footage	9,950	4,833		6,783
Date of purchase	12/30/2010	12/30/2010		1/4/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,963,934	2,629,378		1,317,555

Contract purchase price plus acquisition fee	4,963,934	2,629,378		1,317,555
Other cash expenditures expensed	20,642	20,033		23,327
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,984,576	$2,649,411		$1,340,882

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Staples Pensacola, FL Office Supply	CVS Dover, DE Drugstore		Hanesbrands Rural Hall, NC Distribution
Gross leasable square footage	20,388	13,225	(2)	930,451
Date of purchase	1/6/2011	1/7/2011		1/10/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,293,318	3,868,965		32,334,000

Contract purchase price plus acquisition fee	4,293,318	3,868,965		32,334,000
Other cash expenditures expensed	16,353	14,367		379,861
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,309,671	$3,883,332		$32,713,861

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	O’Reilly Automotive Houston, TX Automotive Parts	O’Reilly Automotive Ravenna, OH Automotive Parts		Albertson’s Las Cruces, NM Grocery
Gross leasable square footage	6,800	6,750		51,922
Date of purchase	1/13/2011	1/25/2011		1/28/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,067,175	1,121,949		11,036,400

Contract purchase price plus acquisition fee	1,067,175	1,121,949		11,036,400
Other cash expenditures expensed	10,726	10,310		41,312
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,077,901	$1,132,259		$11,077,712

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Pinehurst Square Bismarck, ND Shopping Center		Family Fare Battle Creek, MI Grocery	Lowe’s Denver, CO Home Improvement
Gross leasable square footage	69,119		46,625	122,132	(2)
Date of purchase	1/28/2011		1/31/2011	2/2/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	10,455,000		8,693,650	13,260,000

Contract purchase price plus acquisition fee	10,455,000		8,693,650	13,260,000
Other cash expenditures expensed	59,826		26,217	33,777
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$10,514,826		$8,719,867	$13,293,777

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Lowe’s Columbia, SC Home Improvement		Best Buy Marquette, MI Electronics Retail	Petco Dardenne Prairie, MO Specialty Retail
Gross leasable square footage	138,491	(2)	30,040	14,995
Date of purchase	2/10/2011		2/16/2011	2/22/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	7,542,900		5,051,196	2,832,540

Contract purchase price plus acquisition fee	7,542,900		5,051,196	2,832,540
Other cash expenditures expensed	42,574		27,706	28,459
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$7,585,474		$5,078,902	$2,860,999

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Dick’s Sporting Goods Jackson, TN Sporting Goods		Walgreens Country Club Hills, MO Drugstore	Kohl’s Palm Coast, FL Department Store
Gross leasable square footage	45,000		14,820	89,089	(2)
Date of purchase	2/25/2011		3/9/2011	3/10/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	6,146,520		4,947,000	12,246,120

Contract purchase price plus acquisition fee	6,146,520		4,947,000	12,246,120
Other cash expenditures expensed	37,966		28,094	57,257
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$6,184,486		$4,975,094	$12,303,377

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Kohl’s Saginaw, MI Department Store	Apollo Group Phoenix, AZ Education		Best Buy Norton Shores, MI Electronics Retail
Gross leasable square footage	80,684	599,664		30,056
Date of purchase	3/10/2011	3/24/2011		3/30/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	7,789,740	173,400,000		5,397,840

Contract purchase price plus acquisition fee	7,789,740	173,400,000		5,397,840
Other cash expenditures expensed	31,906	111,459		26,395
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$7,821,646	$173,511,459		$5,424,235

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Brownwood, TX Drugstore	L.A. Fitness Indianapolis, IN Fitness & Health		Walgreens Liberty Township, OH Drugstore
Gross leasable square footage	14,820	42,148		14,490
Date of purchase	3/30/2011	3/31/2011		3/31/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	5,712,464	8,313,000		5,525,000

Contract purchase price plus acquisition fee	5,712,464	8,313,000		5,525,000
Other cash expenditures expensed	28,788	42,128		19,535
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$5,741,252	$8,355,128		$5,544,535

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Lafayette, IN Drugstore	CVS Edison, NJ Drugstore		Northpoint Shopping Center Cape Coral, FL Shopping Center
Gross leasable square footage	14,820	13,052	(2)	115,840	(2)
Date of purchase	3/31/2011	4/13/2011		4/13/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,299,300	3,311,883		10,200,000

Contract purchase price plus acquisition fee	4,299,300	3,311,883		10,200,000
Other cash expenditures expensed	29,535	28,804		48,780
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,328,835	$3,340,687		$10,248,780

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property		Oxford Exchange Oxford, AL Shopping Center	Davita Dialysis Grand Rapids, MI Fitness & Health
Gross leasable square footage		333,866	8,500
Date of purchase		4/18/2011	4/19/2011
Mortgage financing at date of purchase		$—	$—
Cash down payment		46,410,000	1,708,500

Contract purchase price plus acquisition fee		46,410,000	1,708,500
Other cash expenditures expensed		131,336	28,673
Other cash expenditures capitalized		—	—

Total acquisition cost		$46,541,336	$1,737,173

Program:	Cole Credit Property Trust III, Inc	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Wilmington, NC Drugstore	Walgreens Roanoke, VA Drugstore	CVS St. Augustine (Tuscan), FL Drugstore
Gross leasable square footage	14,820	14,820	13,053
Date of purchase	4/21/2011	4/26/2011	4/26/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,090,857	5,464,286	5,072,009

Contract purchase price plus acquisition fee	6,090,857	5,464,286	5,072,009
Other cash expenditures expensed	46,688	42,933	22,460
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,137,545	$5,507,219	$5,094,469

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Charlotte, NC Drugstore	Walgreens Chicago (N Canfield), IL Drugstore	Office Depot Corsicana, TX Office Supply
Gross leasable square footage	12,203	19,332	20,931
Date of purchase	4/26/2011	4/28/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,238,670	4,747,080	2,517,360

Contract purchase price plus acquisition fee	3,238,670	4,747,080	2,517,360
Other cash expenditures expensed	22,748	31,039	25,541
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,261,418	$4,778,119	$2,542,901

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Office Depot Houston, TX Office Supply	Office Depot Mobile, AL Office Supply	Ryan’s Buffet Jasper, AL Restaurant
Gross leasable square footage	20,898	20,898	10,665
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,085,100	2,873,340	2,692,088

Contract purchase price plus acquisition fee	4,085,100	2,873,340	2,692,088
Other cash expenditures expensed	30,270	28,533	24,503
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,115,370	$2,901,873	$2,716,591

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Prattville, AL Restaurant	Fire Mountain Buffet Cullman, AL Restaurant	Ryan’s Buffet Columbus, GA Restaurant
Gross leasable square footage	10,571	11,003	10,919
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,472,855	2,575,634	3,368,664

Contract purchase price plus acquisition fee	2,472,855	2,575,634	3,368,664
Other cash expenditures expensed	23,740	23,698	20,907
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,496,595	$2,599,332	$3,389,571

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Commerce, GA Restaurant	Ryan’s Buffet Rome, GA Restaurant	Ryan’s Buffet Paducah, KY Restaurant
Gross leasable square footage	10,418	9,745	10,167
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,142,000	2,193,000	2,222,267

Contract purchase price plus acquisition fee	2,142,000	2,193,000	2,222,267
Other cash expenditures expensed	19,063	19,133	24,642
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,161,063	$2,212,133	$2,246,909

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Owensboro, KY Restaurant	Fire Mountain Buffet Bossier City, LA Restaurant	Fire Mountain Buffet Horn Lake, MS Restaurant
Gross leasable square footage	10,382	11,101	10,948
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,504,077	3,194,411	2,744,390

Contract purchase price plus acquisition fee	2,504,077	3,194,411	2,744,390
Other cash expenditures expensed	27,415	27,060	24,221
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,531,492	$3,221,471	$2,768,611

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Pearl, MS Restaurant	Ryan’s Buffet Asheville, NC Restaurant	Ryan’s Buffet Coon Rapids, MN Restaurant
Gross leasable square footage	10,867	10,624	9,097
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,474,374	3,043,924	2,984,010

Contract purchase price plus acquisition fee	2,474,374	3,043,924	2,984,010
Other cash expenditures expensed	23,894	19,094	20,795
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,498,268	$3,063,018	$3,004,805

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Sevierville, TN Restaurant	Ryan’s Buffet Texas City, TX Restaurant	Ryan’s Buffet Beckley, WV Restaurant
Gross leasable square footage	10,982	11,042	10,790
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,550,400	2,898,805	3,024,090

Contract purchase price plus acquisition fee	1,550,400	2,898,805	3,024,090
Other cash expenditures expensed	19,746	33,573	24,322
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,570,146	$2,932,378	$3,048,412

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Bi-Lo Greenwood, SC Grocery	Bi-Lo Mt. Pleasant, SC Grocery	Kohl’s Rice Lake, WI Department Store
Gross leasable square footage	41,417	64,368	64,080
Date of purchase	5/3/2011	5/3/2011	5/5/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,013,700	9,393,119	6,060,926

Contract purchase price plus acquisition fee	4,013,700	9,393,119	6,060,926
Other cash expenditures expensed	30,485	39,966	15,934
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,044,185	$9,433,085	$6,076,860

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Medina, OH Drugstore	Walgreens Chicago (79th St.), IL Drugstore	Walgreens Decatur, GA Drugstore
Gross leasable square footage	14,490	11,228	14,440
Date of purchase	5/5/2011	5/5/2011	5/5/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,536,000	3,540,000	4,241,424

Contract purchase price plus acquisition fee	4,536,000	3,540,000	4,241,424
Other cash expenditures expensed	28,396	50,506	30,296
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,564,396	$3,590,506	$4,271,720

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Muscatine, IA Drugstore	Walgreens Independence, MO Drugstore	FedEx McComb, MS Distribution
Gross leasable square footage	15,120	15,120	26,878
Date of purchase	5/5/2011	5/5/2011	5/5/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,300,000	4,287,000	3,424,140

Contract purchase price plus acquisition fee	3,300,000	4,287,000	3,424,140
Other cash expenditures expensed	25,081	29,004	25,541
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,325,081	$4,316,004	$3,449,681

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens LaCrosse, WI Drugstore	Advance Auto Charlotte (Albemarle), NC Automotive Parts	Advance Auto Rock Hill, SC Automotive Parts
Gross leasable square footage	14,550	6,874	8,049
Date of purchase	5/6/2011	5/12/2011	5/12/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,479,440	1,323,629	1,156,394

Contract purchase price plus acquisition fee	5,479,440	1,323,629	1,156,394
Other cash expenditures expensed	24,680	22,120	25,186
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,504,120	$1,345,749	$1,181,580

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Camp Creek Marketplace East Point, GA Shopping Center	L.A. Fitness Broadview, IL Fitness & Health	Glen’s Market Manistee, MI Grocery
Gross leasable square footage	424,640	50,040	38,392
Date of purchase	5/13/2011	5/18/2011	5/19/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	77,877,000	10,235,700	5,875,853

Contract purchase price plus acquisition fee	77,877,000	10,235,700	5,875,853
Other cash expenditures expensed	207,611	37,850	27,987
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$78,084,611	$10,273,550	$5,903,840

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	St. Luke’s Urgent Care Creve Coeur, MO Fitness & Health	Banner Life Insurance Urbana, MD Insurance	Riverside Centre St. Augustine, FL Shopping Center
Gross leasable square footage	14,862	115,758	62,000
Date of purchase	5/20/2011	6/1/2011	6/8/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,559,000	38,964,000	4,819,500

Contract purchase price plus acquisition fee	5,559,000	38,964,000	4,819,500
Other cash expenditures expensed	44,542	525,603	38,274
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,603,542	$39,489,603	$4,857,774

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Century Town Center Vero Beach, FL Shopping Center		O’Reilly Automotive Central, LA Automotive Parts	Advance Auto Milwaukee, WI Automotive Parts
Gross leasable square footage	107,049	(2)	6,800	6,790
Date of purchase	6/9/2011		6/10/2011	6/10/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	15,070,500		945,540	1,842,324

Contract purchase price plus acquisition fee	15,070,500		945,540	1,842,324
Other cash expenditures expensed	97,410		24,327	40,405
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$15,167,910		$969,867	$1,882,729

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Sherman, TX Drugstore		ConAgra Milton, PA Food Production	Associated Wholesaler Grocers Johnston, IA Grocery
Gross leasable square footage	10,908		718,910	67,820
Date of purchase	6/10/2011		6/14/2011	6/15/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	4,242,079		29,070,000	8,568,000

Contract purchase price plus acquisition fee	4,242,079		29,070,000	8,568,000
Other cash expenditures expensed	36,689		350,445	31,581
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$4,278,768		$29,420,445	$8,599,581

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Associated Wholesaler Grocers Des Moines (Ingersoll), IA Grocery		Associated Wholesaler Grocers Des Moines (Beaver), IA Grocery	Associated Wholesaler Grocers Des Moines (Fleur), IA Grocery
Gross leasable square footage	74,412		26,425	53,600
Date of purchase	6/15/2011		6/15/2011	6/15/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	13,260,000		4,284,000	2,346,000

Contract purchase price plus acquisition fee	13,260,000		4,284,000	2,346,000
Other cash expenditures expensed	35,081		27,642	25,945
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$13,295,081		$4,311,642	$2,371,945

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Hobby Lobby Avon, IN Specialty Retail	Advance Auto Vermillon, OH Automotive Parts	Advance Auto Massillon, OH Automotive Parts
Gross leasable square footage	56,100	6,783	6,846
Date of purchase	6/17/2011	6/21/2011	6/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,865,000	1,174,167	1,870,083

Contract purchase price plus acquisition fee	5,865,000	1,174,167	1,870,083
Other cash expenditures expensed	43,545	21,144	58,204
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,908,545	$1,195,311	$1,928,287

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Monroe, MI Automotive Parts	Advance Auto South Lyon, MI Automotive Parts	Nature Coast Commons Spring Hill, FL Shopping Center
Gross leasable square footage	6,786	6,765	229,501	(2)
Date of purchase	6/21/2011	6/21/2011	6/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,636,173	1,649,066	29,580,000

Contract purchase price plus acquisition fee	1,636,173	1,649,066	29,580,000
Other cash expenditures expensed	17,586	17,589	240,669
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,653,759	$1,666,655	$29,820,669

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Clarkston, MI Drugstore	Walgreens Madisonville, KY Drugstore	Walgreens Springdale, AR Drugstore
Gross leasable square footage	13,905	14,820	14,550
Date of purchase	6/24/2011	6/28/2011	6/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,134,680	4,286,380	5,602,860

Contract purchase price plus acquisition fee	5,134,680	4,286,380	5,602,860
Other cash expenditures expensed	36,074	33,946	43,486
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,170,754	$4,320,326	$5,646,346

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Odessa, TX Convenience Store	Kohl’s Monroe, MI Department Store	Santa Rosa Commons Pace, FL Shopping Center
Gross leasable square footage	4,731	68,727	138,850	(2)
Date of purchase	6/30/2011	6/30/2011	6/30/2011
Mortgage financing at date of purchase	$—	$5,300,748	$—
Cash down payment	2,574,304	676,154	25,959,000

Contract purchase price plus acquisition fee	2,574,304	5,976,902	25,959,000
Other cash expenditures expensed	19,734	16,092	68,300
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,594,038	$5,992,994	$26,027,300

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Grayson, KY Specialty Retail	Telegraph Plaza Monroe, MI Shopping Center	California Pizza Kitchen Alpharetta, GA Restaurant
Gross leasable square footage	19,097	73,186	6,496
Date of purchase	6/30/2011	6/30/2011	7/7/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,870,280	7,181,098	4,106,976

Contract purchase price plus acquisition fee	2,870,280	7,181,098	4,106,976
Other cash expenditures expensed	31,315	49,437	17,520
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,901,595	$7,230,535	$4,124,496

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	California Pizza Kitchen Atlanta, GA Restaurant	California Pizza Kitchen Grapevine, TX Restaurant	California Pizza Kitchen Scottsdale, AZ Restaurant
Gross leasable square footage	5,996	6,150	6,182
Date of purchase	7/7/2011	7/7/2011	7/7/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,764,316	3,437,892	3,427,884

Contract purchase price plus acquisition fee	3,764,316	3,437,892	3,427,884
Other cash expenditures expensed	17,085	24,075	15,730
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,781,401	$3,461,967	$3,443,614

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	California Pizza Kitchen Schaumburg, IL Restaurant	Shelby Corners Utica, MI Shopping Center	Owens Corning Newark, OH Distribution
Gross leasable square footage	6,964	77,088	480,545
Date of purchase	7/7/2011	7/8/2011	7/8/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,877,932	4,340,100	12,138,000

Contract purchase price plus acquisition fee	3,877,932	4,340,100	12,138,000
Other cash expenditures expensed	17,587	47,927	60,248
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,895,519	$4,388,027	$12,198,248

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Dolton, IL Drugstore	CVS Lawrenceville, GA Drugstore	CVS Evansville, IN Drugstore
Gross leasable square footage	13,050	13,279	10,125
Date of purchase	7/8/2011	7/8/2011	7/11/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,749,555	5,452,920	3,475,034

Contract purchase price plus acquisition fee	5,749,555	5,452,920	3,475,034
Other cash expenditures expensed	58,917	32,131	25,151
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,808,472	$5,485,051	$3,500,185

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Best Buy Kenosha, WI Electronics Retail	The Crossing Killeen, TX Shopping Center	Best Buy Indianapolis, IN Electronics Retail
Gross leasable square footage	30,085	60,438	30,067
Date of purchase	7/12/2011	7/15/2011	7/20/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,732,000	9,180,000	4,845,000

Contract purchase price plus acquisition fee	6,732,000	9,180,000	4,845,000
Other cash expenditures expensed	51,986	48,573	53,335
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,783,986	$9,228,573	$4,898,335

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart Westlake Village, CA Specialty Retail	Petsmart Boca Raton, FL Specialty Retail	Petsmart Lake Mary, FL Specialty Retail
Gross leasable square footage	25,895	28,389	26,118
Date of purchase	7/21/2011	7/21/2011	7/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,144,292	9,140,628	4,989,228

Contract purchase price plus acquisition fee	8,144,292	9,140,628	4,989,228
Other cash expenditures expensed	22,079	52,003	37,792
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,166,371	$9,192,631	$5,027,020

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart Plantation, FL Specialty Retail	Petsmart Tallahassee, FL Specialty Retail	Petsmart Evanston, IL Specialty Retail
Gross leasable square footage	26,017	26,738	26,432
Date of purchase	7/21/2011	7/21/2011	7/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,981,900	2,664,444	7,155,504

Contract purchase price plus acquisition fee	6,981,900	2,664,444	7,155,504
Other cash expenditures expensed	44,105	30,216	23,730
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,026,005	$2,694,660	$7,179,234

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart Braintree, MA Specialty Retail	Petsmart Oxon Hill, MD Specialty Retail	Petsmart Flint, MI Specialty Retail
Gross leasable square footage	26,000	26,956	26,054
Date of purchase	7/21/2011	7/21/2011	7/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,808,736	5,985,564	4,823,172

Contract purchase price plus acquisition fee	10,808,736	5,985,564	4,823,172
Other cash expenditures expensed	20,430	22,162	92,245
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,829,166	$6,007,726	$4,915,417

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart Dallas, TX Specialty Retail	Petsmart Southlake, TX Specialty Retail	Food Lion Moyock, NC Grocery
Gross leasable square footage	26,329	34,325	38,118
Date of purchase	7/21/2011	7/21/2011	7/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,476,184	8,310,348	3,527,160

Contract purchase price plus acquisition fee	6,476,184	8,310,348	3,527,160
Other cash expenditures expensed	26,653	29,380	41,007
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,502,837	$8,339,728	$3,568,167

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Denver West Plaza Lakewood, CO Shopping Center	The Forum Fort Myers, FL Shopping Center		Hobby Lobby Center Greenville, SC Shopping Center
Gross leasable square footage	71,249	189,642	(2)	68,912
Date of purchase	7/22/2011	7/22/2011		7/22/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	14,280,000	34,935,000		6,426,000

Contract purchase price plus acquisition fee	14,280,000	34,935,000		6,426,000
Other cash expenditures expensed	50,922	90,247		48,224
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$14,330,922	$35,025,247		$6,474,224

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Davita Dialysis Douglasville, GA Fitness & Health	Wal-Mart Riverside, CA Distribution Center	Walgreens Watertown, NY Drugstore
Gross leasable square footage	7,350	496,064	14,490
Date of purchase	7/22/2011	7/25/2011	7/26/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,597,320	93,330,000	5,816,040

Contract purchase price plus acquisition fee	1,597,320	93,330,000	5,816,040
Other cash expenditures expensed	23,860	71,117	44,845
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,621,180	$93,401,117	$5,860,885

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Best Buy Richmond, IN Electronics Retail	Davita Dialysis Augusta, GA Fitness & Health	Sam’s Club Douglasville, GA Warehouse Club
Gross leasable square footage	30,983	7,200	129,562
Date of purchase	7/27/2011	7/28/2011	7/28/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,870,500	1,564,680	12,590,236

Contract purchase price plus acquisition fee	4,870,500	1,564,680	12,590,236
Other cash expenditures expensed	39,817	23,854	30,989
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,910,317	$1,588,534	$12,621,225

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wal-Mart Douglasville, GA Discount Retail	Walgreens Wichita, KS Drugstore	Walgreens Bartlett, TN Drugstore
Gross leasable square footage	222,511	15,120	14,490
Date of purchase	7/28/2011	8/1/2011	8/1/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	20,865,764	4,080,000	3,843,360

Contract purchase price plus acquisition fee	20,865,764	4,080,000	3,843,360
Other cash expenditures expensed	28,116	32,097	45,259
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$20,893,880	$4,112,097	$3,888,619

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Laredo, TX Convenience Store	Petsmart Parma, OH Specialty Retail	Stop & Shop Cranston, RI Grocery
Gross leasable square footage	4,730	26,931	52,137	(2)
Date of purchase	8/3/2011	8/4/2011	8/5/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,884,980	4,296,750	13,791,897

Contract purchase price plus acquisition fee	2,884,980	4,296,750	13,791,897
Other cash expenditures expensed	18,953	36,353	63,279
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,903,933	$4,333,103	$13,855,176

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Dubuque, IA Drugstore	The Plaza Queen Creek, AZ Shopping Center		Walgreens Cape Carteret, NC Drugstore
Gross leasable square footage	14,568	70,973	(2)	14,820
Date of purchase	8/12/2011	8/12/2011		8/15/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,712,400	13,515,000		4,258,500

Contract purchase price plus acquisition fee	4,712,400	13,515,000		4,258,500
Other cash expenditures expensed	31,725	52,911		40,887
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,744,125	$13,567,911		$4,299,387

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Kohl’s Brownsville, TX Department Store		Highlands Ranch Highland Ranch, CO Shopping Center	Kingman Gateway Kingman, AZ Shopping Center
Gross leasable square footage	89,915	(2)	50,511	49,208
Date of purchase	8/16/2011		8/16/2011	8/16/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	6,701,400		6,472,920	4,851,120

Contract purchase price plus acquisition fee	6,701,400		6,472,920	4,851,120
Other cash expenditures expensed	39,114		39,722	25,823
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$6,740,514		$6,512,642	$4,876,943

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS & Huntington Bank Northville, MI Shopping Center		PLS Check Cashers Tucson, AZ Professional Services	PLS Check Cashers Calumet Park, IL Professional Services
Gross leasable square footage	15,816	(2)	2,550	4,135
Date of purchase	8/17/2011		8/18/2011	8/18/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	3,873,168		1,374,570	1,554,247

Contract purchase price plus acquisition fee	3,873,168		1,374,570	1,554,247
Other cash expenditures expensed	53,353		24,343	24,343
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$3,926,521		$1,398,913	$1,578,590

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	PLS Check Cashers Chicago (Diversey), IL Professional Services	PLS Check Cashers Dallas (Camp Wisdom), TX Professional Services	PLS Check Cashers Dallas (Davis), TX Professional Services
Gross leasable square footage	1,267	1,653	2,234
Date of purchase	8/18/2011	8/18/2011	8/18/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,234,986	1,419,582	1,246,279

Contract purchase price plus acquisition fee	1,234,986	1,419,582	1,246,279
Other cash expenditures expensed	24,343	24,343	24,343
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,259,329	$1,443,925	$1,270,622

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	PLS Check Cashers Fort Worth, TX Professional Services	PLS Check Cashers Grand Prairie, TX Professional Services	PLS Check Cashers Houston, TX Professional Services
Gross leasable square footage	2,492	2,400	1,681
Date of purchase	8/18/2011	8/18/2011	8/18/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,429,271	1,273,168	1,160,348

Contract purchase price plus acquisition fee	1,429,271	1,273,168	1,160,348
Other cash expenditures expensed	24,343	24,343	24,343
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,453,614	$1,297,511	$1,184,691

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	PLS Check Cashers Kenosha, WI Professional Services	PLS Check Cashers Mesa (Broadway), AZ Professional Services	PLS Check Cashers Mesquite, TX Professional Services
Gross leasable square footage	4,023	1,960	1,734
Date of purchase	8/18/2011	8/18/2011	8/18/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	884,132	1,198,432	1,679,517

Contract purchase price plus acquisition fee	884,132	1,198,432	1,679,517
Other cash expenditures expensed	24,343	24,343	24,343
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$908,475	$1,222,775	$1,703,860

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Rincon, GA Specialty Retail	Petsmart Phoenix, AZ Specialty Retail	Kohl’s Plaza Napa, CA Shopping Center
Gross leasable square footage	19,097	365,672	77,280
Date of purchase	8/23/2011	8/23/2011	8/23/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,652,000	104,550,000	20,221,500

Contract purchase price plus acquisition fee	2,652,000	104,550,000	20,221,500
Other cash expenditures expensed	32,476	103,358	49,746
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,684,476	$104,653,358	$20,271,246

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Anthony, TX Drugstore	Dick’s Sporting Goods Charleston, SC Sporting Goods	L.A. Fitness Avondale, AZ Fitness & Health
Gross leasable square footage	14,820	47,082	45,000
Date of purchase	8/29/2011	8/31/2011	8/31/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,947,000	7,650,000	8,251,263

Contract purchase price plus acquisition fee	4,947,000	7,650,000	8,251,263
Other cash expenditures expensed	34,013	83,400	49,382
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,981,013	$7,733,400	$8,300,645

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Union City, GA Drugstore	Lowe’s Miamisburg, OH Home Improvement	CVS Chicago (103rd St), IL Drugstore
Gross leasable square footage	14,550	125,357	10,880
Date of purchase	9/9/2011	9/9/2011	9/16/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,921,679	11,883,000	7,788,006

Contract purchase price plus acquisition fee	4,921,679	11,883,000	7,788,006
Other cash expenditures expensed	39,105	84,785	88,662
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,960,784	$11,967,785	$7,876,668

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Lake Havasu, AZ Drugstore	CVS Phoenix, AZ Drugstore	Carmax Henderson, NV Auto Dealership
Gross leasable square footage	14,512	13,013	59,792
Date of purchase	9/16/2011	9/16/2011	9/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,204,368	8,616,027	18,780,240

Contract purchase price plus acquisition fee	6,204,368	8,616,027	18,780,240
Other cash expenditures expensed	28,581	29,256	108,170
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,232,949	$8,645,283	$18,888,410

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Brownstown, MI Automotive Parts	Advance Auto Romulus, MI Automotive Parts	Advance Auto Washington Township, MI Automotive Parts
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	9/23/2011	9/23/2011	9/23/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,940,040	1,810,500	2,078,760

Contract purchase price plus acquisition fee	1,940,040	1,810,500	2,078,760
Other cash expenditures expensed	36,981	36,073	37,687
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,977,021	$1,846,573	$2,116,447

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	L.A. Fitness Duncanville, TX Fitness & Health	Best Buy Southaven, MS Electronics Retail	Dimond Crossing Anchorage, AK Shopping Center
Gross leasable square footage	45,000	30,000	85,356	(2)
Date of purchase	9/26/2011	9/26/2011	9/27/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,344,000	5,049,000	14,663,010

Contract purchase price plus acquisition fee	7,344,000	5,049,000	14,663,010
Other cash expenditures expensed	50,719	47,776	75,278
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,394,719	$5,096,776	$14,738,288

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Independence, MO Restaurant	Glynn Isles Brunswick, GA Shopping Center	Emdeon Nashville, TN Professional Services
Gross leasable square footage	12,767	193,064	54,558
Date of purchase	9/28/2011	9/29/2011	9/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,490,721	38,760,000	9,792,000

Contract purchase price plus acquisition fee	3,490,721	38,760,000	9,792,000
Other cash expenditures expensed	27,720	155,188	82,700
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,518,441	$38,915,188	$9,874,700

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Winchester Station Winchester, VA Shopping Center		BJ’s Wholesale Club Deptford, NJ Warehouse Club	BJ’s Wholesale Club Westminster, MD Warehouse Club
Gross leasable square footage	182,851	(2)	116,386	109,310
Date of purchase	9/29/2011		9/30/2011	9/30/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	27,418,652		17,045,187	21,413,419

Contract purchase price plus acquisition fee	27,418,652		17,045,187	21,413,419
Other cash expenditures expensed	204,845		40,243	40,243
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$27,623,497		$17,085,430	$21,453,662

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	BJ’s Wholesale Club Pembroke Pines, FL Warehouse Club	BJ’s Wholesale Club Lancaster, PA Warehouse Club	BJ’s Wholesale Club Greenfield, MA Warehouse Club
Gross leasable square footage	108,625	108,447	69,060
Date of purchase	9/30/2011	9/30/2011	9/30/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	14,015,195	21,058,920	13,387,138

Contract purchase price plus acquisition fee	14,015,195	21,058,920	13,387,138
Other cash expenditures expensed	40,243	40,243	40,243
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$14,055,438	$21,099,163	$13,427,381

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	BJ’s Wholesale Club Uxbridge, MA Warehouse Club	BJ’s Wholesale Club Leominster, MA Warehouse Club	BJ’s Wholesale Club Lexington Park, MD Warehouse Club
Gross leasable square footage	617,676	109,544	91,937
Date of purchase	9/30/2011	9/30/2011	9/30/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	28,874,555	20,579,915	17,727,601

Contract purchase price plus acquisition fee	28,874,555	20,579,915	17,727,601
Other cash expenditures expensed	40,743	33,447	33,447
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$28,915,298	$20,613,362	$17,761,048

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	BJ’s Wholesale Club Auburn, ME Warehouse Club	BJ’s Wholesale Club Boynton Beach, FL Warehouse Club	BJ’s Wholesale Club Portsmouth, NH Warehouse Club
Gross leasable square footage	77,046	108,758	118,850
Date of purchase	9/30/2011	9/30/2011	9/30/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	14,793,291	17,895,143	23,008,567

Contract purchase price plus acquisition fee	14,793,291	17,895,143	23,008,567
Other cash expenditures expensed	33,447	33,447	33,447
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$14,826,738	$17,928,590	$23,042,014

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	BJ’s Wholesale Club Jacksonville, FL Warehouse Club	Walgreens Xenia, OH Drugstore	Giant/Eagle Columbus, OH Grocery
Gross leasable square footage	478,898	14,550	116,238
Date of purchase	9/30/2011	10/4/2011	10/5/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	20,493,215	5,686,749	19,900,200

Contract purchase price plus acquisition fee	20,493,215	5,686,749	19,900,200
Other cash expenditures expensed	33,447	63,637	79,625
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$20,526,662	$5,750,386	$19,979,825

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Cherry Hill, NJ Drugstore		HH Gregg North Fayette, PA Electronics Retail	Hobby Lobby Logan, UT Specialty Retail
Gross leasable square footage	15,225	(2)	27,689	55,137
Date of purchase	10/13/2011		10/14/2011	10/20/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	6,636,492		4,004,385	4,998,000

Contract purchase price plus acquisition fee	6,636,492		4,004,385	4,998,000
Other cash expenditures expensed	124,627		89,197	42,736
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$6,761,119		$4,093,582	$5,040,736

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	PLS Check Cashers Compton, CA Professional Services	Davita Dialysis Willow Grove, PA Fitness & Health	Del Monte Plaza Reno, NV Shopping Center
Gross leasable square footage	1,461	10,600	82,758
Date of purchase	10/26/2011	10/28/2011	11/2/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,683,000	3,310,136	18,666,000

Contract purchase price plus acquisition fee	1,683,000	3,310,136	18,666,000
Other cash expenditures expensed	35,550	86,012	58,860
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,718,550	$3,396,148	$18,724,860

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Caremark Towers Glenview, IL Drugstore	PLS Check Cashers Phoenix, AZ Professional Services	Office Depot Alvin, TX Office Supply
Gross leasable square footage	195,116	2,234	21,000
Date of purchase	11/3/2011	11/4/2011	11/4/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	45,135,000	1,053,235	2,922,300

Contract purchase price plus acquisition fee	45,135,000	1,053,235	2,922,300
Other cash expenditures expensed	81,666	18,362	61,792
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$45,216,666	$1,071,597	$2,984,092

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Bellevue, OH Drugstore	CVS Warren, OH Drugstore	CVS Titusville, PA Drugstore
Gross leasable square footage	10,165	10,127	10,104
Date of purchase	11/4/2011	11/4/2011	11/4/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,041,020	1,726,860	2,761,140

Contract purchase price plus acquisition fee	2,041,020	1,726,860	2,761,140
Other cash expenditures expensed	31,409	31,336	48,105
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,072,429	$1,758,196	$2,809,245

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Home Depot Kennesaw, GA Home Improvement	Tractor Supply Bainbridge, GA Specialty Retail	Walgreens Albuquerque, NM Drugstore
Gross leasable square footage	79,992	19,097	15,930
Date of purchase	11/4/2011	11/16/2011	11/17/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,640,000	2,745,840	3,439,440

Contract purchase price plus acquisition fee	1,640,000	2,745,840	3,439,440
Other cash expenditures expensed	—	23,563	32,752
Other cash expenditures capitalized	19,159	—	—

Total acquisition cost	$1,659,159	$2,769,403	$3,472,192

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Mishawaka, IN Specialty Retail	MedAssets Plano, TX Fitness & Health		United Technologies Bradenton, FL Specialty Retail
Gross leasable square footage	19,097	—	(3)	106,790
Date of purchase	11/18/2011	11/22/2011		12/8/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	2,808,311	6,589,060		20,502,000

Contract purchase price plus acquisition fee	2,808,311	6,589,060		20,502,000
Other cash expenditures expensed	29,921	—		80,410
Other cash expenditures capitalized	—	8,115		—

Total acquisition cost	$2,838,232	$6,597,175		$20,582,410

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Davita Dialysis Casselberry, FL Fitness & Health	Hobby Lobby Concord, NC Specialty Retail	Shoppes at Sugarmill Woods Homosassa, FL Shopping Center
Gross leasable square footage	6,232	60,000	53,162
Date of purchase	12/9/2011	12/12/2011	12/13/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,346,000	5,916,000	8,262,000

Contract purchase price plus acquisition fee	2,346,000	5,916,000	8,262,000
Other cash expenditures expensed	22,387	41,235	58,242
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,368,387	$5,957,235	$8,320,242

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Bellview Plaza Pensacola, FL Shopping Center	Kohl’s Fort Dodge, IA Department Store	Davita Dialysis Sanford, FL Fitness & Health
Gross leasable square footage	82,910	55,858	8,586
Date of purchase	12/13/2011	12/14/2011	12/19/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,364,000	4,794,000	2,924,340

Contract purchase price plus acquisition fee	8,364,000	4,794,000	2,924,340
Other cash expenditures expensed	41,157	30,675	17,347
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,405,157	$4,824,675	$2,941,687

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Crossroads Marketplace Warner Robbins, GA Shopping Center		Midtowne Park Anderson, SC Shopping Center	Cleveland Towne Center Cleveland, TN Shopping Center
Gross leasable square footage	77,667	(2)	167,341	153,118
Date of purchase	12/20/2011		12/20/2011	12/20/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	11,475,000		26,112,000	18,003,000

Contract purchase price plus acquisition fee	11,475,000		26,112,000	18,003,000
Other cash expenditures expensed	100,746		68,670	107,564
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$11,575,746		$26,180,670	$18,110,564

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	RaceTrac Atlanta, GA Convenience Store	RaceTrac Belleview, FL Convenience Store	RaceTrac Bessermer, AL Convenience Store
Gross leasable square footage	2,243	5,001	3,974
Date of purchase	12/21/2011	12/21/2011	12/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,550,000	4,590,000	3,315,000

Contract purchase price plus acquisition fee	2,550,000	4,590,000	3,315,000
Other cash expenditures expensed	18,971	19,682	21,274
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,568,971	$4,609,682	$3,336,274

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	RaceTrac Denton, TX Convenience Store	RaceTrac Houston (Hwy 6N), TX Convenience Store	RaceTrac Houston (Kuykendahl), TX Convenience Store
Gross leasable square footage	4,030	2,988	2,976
Date of purchase	12/21/2011	12/21/2011	12/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,315,000	2,244,000	2,550,000

Contract purchase price plus acquisition fee	3,315,000	2,244,000	2,550,000
Other cash expenditures expensed	29,164	28,446	26,705
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,344,164	$2,272,446	$2,576,705

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	RaceTrac Jacksonville, FL Convenience Store	RaceTrac Leesburg, FL Convenience Store	RaceTrac Mobile, AL Convenience Store
Gross leasable square footage	5,138	5,079	2,884
Date of purchase	12/21/2011	12/21/2011	12/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,335,000	4,335,000	1,836,000

Contract purchase price plus acquisition fee	4,335,000	4,335,000	1,836,000
Other cash expenditures expensed	19,792	19,792	19,562
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,354,792	$4,354,792	$1,855,562

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	AGCO Corporation Duluth, GA Food Production	Wal-Mart Lancaster, SC Discount Retail	VA Oceanside Clinic Oceanside, CA Fitness & Health
Gross leasable square footage	125,800	208,470	65,536
Date of purchase	12/22/2011	12/22/2011	12/22/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	18,283,500	14,943,000	55,590,000

Contract purchase price plus acquisition fee	18,283,500	14,943,000	55,590,000
Other cash expenditures expensed	84,947	75,790	47,187
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$18,368,447	$15,018,790	$55,637,187

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Silverado Plaza Tucson, AZ Shopping Center	Irving Oil Belfast, ME Convenience Store	Irving Oil Bethel, ME Convenience Store
Gross leasable square footage	77,691	4,017	5,517
Date of purchase	12/22/2011	12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,435,000	1,007,407	505,630

Contract purchase price plus acquisition fee	9,435,000	1,007,407	505,630
Other cash expenditures expensed	71,170	12,564	12,564
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,506,170	$1,019,971	$518,194

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Boothbay Harbor, ME Convenience Store	Irving Oil Caribou, ME Convenience Store	Irving Oil Conway, ME Convenience Store
Gross leasable square footage	3,355	2,918	1,599
Date of purchase	12/29/2011	12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	907,011	580,191	680,000

Contract purchase price plus acquisition fee	907,011	580,191	680,000
Other cash expenditures expensed	12,564	12,564	18,306
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$919,575	$592,755	$698,306

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Dover, NH Convenience Store	Irving Oil Fort Kent, ME Convenience Store	Irving Oil Kennebunk, ME Convenience Store
Gross leasable square footage	2,411	2,938	3,617
Date of purchase	12/29/2011	12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,058,735	695,678	1,091,614

Contract purchase price plus acquisition fee	1,058,735	695,678	1,091,614
Other cash expenditures expensed	18,306	12,564	12,564
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,077,041	$708,242	$1,104,178

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Lincoln, ME Convenience Store	Irving Oil Orono, ME Convenience Store	Irving Oil Rochester, NH Convenience Store
Gross leasable square footage	3,615	2,478	3,391
Date of purchase	12/29/2011	12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	701,189	495,393	1,007,407

Contract purchase price plus acquisition fee	701,189	495,393	1,007,407
Other cash expenditures expensed	12,564	12,564	18,306
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$713,753	$507,957	$1,025,713

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Rutland, VT Convenience Store	Irving Oil Saco, ME Convenience Store	Irving Oil Skowhegan, ME Convenience Store
Gross leasable square footage	2,478	1,500	2,999
Date of purchase	12/29/2011	12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	433,185	890,535	1,007,407

Contract purchase price plus acquisition fee	433,185	890,535	1,007,407
Other cash expenditures expensed	14,443	12,564	12,564
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$447,628	$903,099	$1,019,971

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil West Dummerston, VT Convenience Store	Irving Oil Westminister, VT Convenience Store	Kyle Marketplace Kyle, TX Shopping Center
Gross leasable square footage	2,237	3,307	219,111	(2)
Date of purchase	12/29/2011	12/29/2011	12/30/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	528,889	543,597	45,900,000

Contract purchase price plus acquisition fee	528,889	543,597	45,900,000
Other cash expenditures expensed	14,443	14,443	103,751
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$543,332	$558,040	$46,003,751

Program:			Cole Credit Property Trust III, Inc.
Name, location, type of property			Sam’s Club Colorado Springs, CO Warehouse Club
Gross leasable square footage			128,065
Date of purchase			1/20/2012
Mortgage financing at date of purchase			$—
Cash down payment			17,646,000

Contract purchase price plus acquisition fee			17,646,000
Other cash expenditures expensed			58,335
Other cash expenditures capitalized			—

Total acquisition cost			$17,704,335

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Indian Lakes Crossing Virginia Beach, VA Shopping Center		PetSmart/Hallmark Cincinnati, OH Shopping Center	Davita Dialysis Ft. Wayne, IN Fitness and Health
Gross leasable square footage	71,020	(2)	33,579	7,930
Date of purchase	1/31/2012		2/14/2012	2/16/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	14,484,000		5,142,432	2,844,780

Contract purchase price plus acquisition fee	14,484,000		5,142,432	2,844,780
Other cash expenditures expensed	100,013		52,677	29,725
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$14,584,013		$5,195,109	$2,874,505

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	HH Gregg Joliet, IL Specialty Retail		HH Gregg Merrillville, IN Specialty Retail	Fairlane Green Allen Park, MI Shopping Center
Gross leasable square footage	22,541		32,691	269,598	(2)
Date of purchase	2/17/2012		2/17/2012	2/22/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,883,350		4,788,324	47,940,000

Contract purchase price plus acquisition fee	2,883,350		4,788,324	47,940,000
Other cash expenditures expensed	41,099		31,468	222,809
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,924,449		$4,819,791	$48,162,809

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	The Medicines Company Parsippany, NJ Office	Michael’s Lafayette, LA Specialty Retail	Outback Steakhouse Fort Smith, AR Restaurant
Gross leasable square footage	178,978	34,458	6,188
Date of purchase	2/27/2012	3/9/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	54,023,377	4,528,800	3,064,807

Contract purchase price plus acquisition fee	54,023,377	4,528,800	3,064,807
Other cash expenditures expensed	745,572	60,906	8,942
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$54,768,949	$4,589,706	$3,073,750

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Centennial, CO Restaurant	Outback Steakhouse Jacksonville, FL Restaurant	Outback Steakhouse Sebring, FL Restaurant
Gross leasable square footage	6,713	6,100	6,947
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,762,446	2,884,586	2,797,918

Contract purchase price plus acquisition fee	2,762,446	2,884,586	2,797,918
Other cash expenditures expensed	4,601	13,436	13,168
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,767,047	$2,898,021	$2,811,086

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Fort Wayne, IN Restaurant	Outback Steakhouse Lexington, KY Restaurant	Outback Steakhouse Baton Rouge, LA Restaurant
Gross leasable square footage	6,300	6,174	5,885
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,062,599	3,248,407	1,994,522

Contract purchase price plus acquisition fee	3,062,599	3,248,407	1,994,522
Other cash expenditures expensed	5,618	6,412	5,378
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,068,217	$3,254,819	$1,999,900

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Southgate, MI Restaurant	Outback Steakhouse Lees Summit, MO Restaurant	Outback Steakhouse Las Cruces, NM Restaurant
Gross leasable square footage	6,536	6,246	6,192
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,391,338	1,578,077	2,063,129

Contract purchase price plus acquisition fee	3,391,338	1,578,077	2,063,129
Other cash expenditures expensed	17,851	4,820	4,481
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,409,189	$1,582,897	$2,067,609

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Garner, NC Restaurant	Outback Steakhouse Boardman Township, OH Restaurant	Outback Steakhouse Pittsburg, PA Restaurant
Gross leasable square footage	6,205	6,161	7,035
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,910,573	3,326,369	2,988,976

Contract purchase price plus acquisition fee	2,910,573	3,326,369	2,988,976
Other cash expenditures expensed	7,414	10,246	37,675
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,917,987	$3,336,614	$3,026,652

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Conroe, TX Restaurant	Outback Steakhouse Houston, TX Restaurant	Outback Steakhouse McAllen, TX Restaurant
Gross leasable square footage	6,186	6,173	6,195
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,716,059	2,989,705	1,188,917

Contract purchase price plus acquisition fee	2,716,059	2,989,705	1,188,917
Other cash expenditures expensed	3,141	4,641	4,641
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,719,200	$2,994,345	$1,193,558

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Colonial Heights, VA Restaurant	Outback Steakhouse Newport News, VA Restaurant	Outback Steakhouse Winchester, VA Restaurant
Gross leasable square footage	6,285	6,039	6,145
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,968,905	3,677,198	4,025,427

Contract purchase price plus acquisition fee	3,968,905	3,677,198	4,025,427
Other cash expenditures expensed	12,013	11,454	12,121
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,980,917	$3,688,652	$4,037,548

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Flemings Englewood, CO Restaurant	Bonefish Grill Lakeland, FL Restaurant	Bonefish Grill Independence, OH Restaurant
Gross leasable square footage	6,718	5,601	5,811
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,235,923	2,656,418	3,313,376

Contract purchase price plus acquisition fee	4,235,923	2,656,418	3,313,376
Other cash expenditures expensed	6,316	12,699	10,192
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,242,239	$2,669,117	$3,323,568

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Independence, OH Restaurant	Bonefish Grill Gainesville, VA Restaurant	Carrabba’s Scottsdale, AZ Restaurant
Gross leasable square footage	6,186	5,444	6,790
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,364,840	3,274,395	2,168,637

Contract purchase price plus acquisition fee	2,364,840	3,274,395	2,168,637
Other cash expenditures expensed	8,514	10,651	4,936
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,373,355	$3,285,046	$2,173,573

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Carrabba’s Louisville, CO Restaurant	Carrabba’s Tampa, FL Restaurant	Carrabba’s Duluth, GA Restaurant
Gross leasable square footage	6,971	6,849	6,330
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,277,004	3,729,172	3,807,134

Contract purchase price plus acquisition fee	2,277,004	3,729,172	3,807,134
Other cash expenditures expensed	4,945	16,416	7,084
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,281,949	$3,745,588	$3,814,218

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Carrabba’s Bowie, MD Restaurant	Carrabba’s Brooklyn, OH Restaurant	Carrabba’s Washington Township, OH Restaurant
Gross leasable square footage	6,500	6,404	6,858
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,885,095	3,118,472	2,825,855

Contract purchase price plus acquisition fee	3,885,095	3,118,472	2,825,855
Other cash expenditures expensed	46,999	10,243	8,476
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,932,094	$3,128,715	$2,834,331

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Carrabba’s Columbia, SC Restaurant	Carrabba’s Johnson City, TN Restaurant	West Marine Fort Lauderdale, FL Sporting Goods
Gross leasable square footage	6,838	6,316	50,000
Date of purchase	3/14/2012	3/14/2012	3/15/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,209,427	3,670,701	13,005,000

Contract purchase price plus acquisition fee	3,209,427	3,670,701	13,005,000
Other cash expenditures expensed	10,312	11,079	58,856
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,219,738	$3,681,779	$13,063,856

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart/Travis Credit Union Mercad, CA Shopping Center	Petsmart/Bevmo Redding, CA Shopping Center	Golden Corral Bakersfield, CA Restaurant
Gross leasable square footage	30,849	44,948	14,503
Date of purchase	3/21/2012	3/21/2012	3/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,476,576	5,903,824	4,611,285

Contract purchase price plus acquisition fee	5,476,576	5,903,824	4,611,285
Other cash expenditures expensed	34,266	33,598	25,986
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,510,842	$5,937,422	$4,637,271

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral San Angelo, TX Restaurant	L.A. Fitness Oswego, IL Fitness and Health	Davita Dialysis Lawrenceville, NJ Fitness and Health
Gross leasable square footage	7,852	45,000	7,930
Date of purchase	3/21/2012	3/23/2012	3/23/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,146,080	9,389,100	2,989,620

Contract purchase price plus acquisition fee	2,146,080	9,389,100	2,989,620
Other cash expenditures expensed	21,374	65,834	42,802
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,167,454	$9,454,934	$3,032,422

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Greenway Commons Houston, TX Shopping Center		San Tan Marketplace Gilbert, AZ Shopping Center		Tractor Supply Columbia, SC Specialty Retail
Gross leasable square footage	252,999	(2)	285,486	(2)	19,097
Date of purchase	3/23/2012		3/30/2012		3/30/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	69,615,000		55,875,600		3,156,054

Contract purchase price plus acquisition fee	69,615,000		55,875,600		3,156,054
Other cash expenditures expensed	173,579		440,068		38,307
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$69,788,579		$56,315,668		$3,194,361

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	MotoMart Saint Charles, MO Convenience Store		Golden Corral Spring, TX Restaurant		Toys “R” Us / Mr. Hero Parma, OH Shopping Center
Gross leasable square footage	4,116		14,232		48,320	(2)
Date of purchase	3/30/2012		4/5/2012		4/11/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	2,988,600		4,335,872		3,823,560

Contract purchase price plus acquisition fee	2,988,600		4,335,872		3,823,560
Other cash expenditures expensed	31,673		32,312		48,354
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$3,020,273		$4,368,184		$3,871,914

Program:	Cole Credit PropertyTrust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Alamogordo, NM Specialty Retail		CVS Anderson, SC Drugstore		CVS Eden, NC Drugstore
Gross leasable square footage	19,097		10,125		10,125
Date of purchase	4/20/2012		4/26/2012		4/26/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	3,073,546		2,147,289		2,556,000

Contract purchase price plus acquisition fee	3,073,546		2,147,289		2,556,000
Other cash expenditures expensed	39,491		29,909		28,826
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$3,113,037		$2,177,198		$2,584,826

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Greenville, SC Drugstore	CVS Kernersville, NC Drugstore	CVS Madison, NC Drugstore
Gross leasable square footage	10,125	10,125	10,125
Date of purchase	4/26/2012	4/26/2012	4/26/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,389,422	2,553,834	2,458,500

Contract purchase price plus acquisition fee	3,389,422	2,553,834	2,458,500
Other cash expenditures expensed	34,590	29,655	28,770
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,424,012	$2,583,489	$2,487,270

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Moonville, SC Drugstore	Goodyear Corpus Christi, TX Automotive Parts & Service	L.A. Fitness Easton, PA Fitness and Health
Gross leasable square footage	10,125	6,594	37,923
Date of purchase	4/26/2012	4/27/2012	4/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,141,244	2,236,401	8,595,880

Contract purchase price plus acquisition fee	2,141,244	2,236,401	8,595,880
Other cash expenditures expensed	29,757	27,621	151,193
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,171,001	$2,264,022	$8,747,072

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Lowe’s Burlington, IA Home Improvement	Shoppes at Sherbrooke Lake Worth, FL Shopping Center	Amazon Chattanooga, TN Distribution
Gross leasable square footage	131,644	57,913	1,016,148
Date of purchase	4/27/2012	4/27/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,064,740	10,710,000	64,036,674

Contract purchase price plus acquisition fee	9,064,740	10,710,000	64,036,674
Other cash expenditures expensed	46,173	66,227	73,249
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,110,913	$10,776,227	$64,109,923

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Amazon West Columbia, SC Distribution	Amazon Charleston, TN Distribution	Family Dollar Alexandria, LA Discount Retail
Gross leasable square footage	1,016,148	1,016,148	9,216
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	65,820,609	60,490,679	779,369

Contract purchase price plus acquisition fee	65,820,609	60,490,679	779,369
Other cash expenditures expensed	68,394	77,530	7,379
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$65,889,003	$60,568,208	$786,748

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Apopka, FL Discount Retail	Family Dollar Beaver, UT Discount Retail	Family Dollar Berkeley, MO Discount Retail
Gross leasable square footage	8,232	8,069	7,887
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,916,737	1,098,443	1,646,635

Contract purchase price plus acquisition fee	1,916,737	1,098,443	1,646,635
Other cash expenditures expensed	6,197	12,276	7,217
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,922,934	$1,110,719	$1,653,852

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Bristol, FL Discount Retail	Family Dollar El Dorado, AR Discount Retail	Family Dollar Gainesville, FL Discount Retail
Gross leasable square footage	8,006	8,160	8,336
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,073,483	1,126,365	1,703,491

Contract purchase price plus acquisition fee	1,073,483	1,126,365	1,703,491
Other cash expenditures expensed	5,784	5,829	6,145
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,079,267	$1,132,194	$1,709,636

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Homedale, ID Discount Retail	Family Dollar Houston, TX Discount Retail	Family Dollar Jacksonville, AR Discount Retail
Gross leasable square footage	9,236	7,848	7,936
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,654,456	1,505,479	970,494

Contract purchase price plus acquisition fee	1,654,456	1,505,479	970,494
Other cash expenditures expensed	12,593	7,002	5,829
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,667,049	$1,512,481	$976,323

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Jemison, AL Discount Retail	Family Dollar Kentwood, LA Discount Retail	Family Dollar Las Vegas, NV Discount Retail
Gross leasable square footage	8,043	7,842	9,995
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,286,187	1,161,581	1,488,928

Contract purchase price plus acquisition fee	1,286,187	1,161,581	1,488,928
Other cash expenditures expensed	6,983	8,004	11,292
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,293,171	$1,169,585	$1,500,220

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Lufkin, TX Discount Retail	Family Dollar Lynn, MA Discount Retail	Family Dollar Macon, GA Discount Retail
Gross leasable square footage	9,327	10,240	9,180
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,959,287	2,077,474	1,144,408

Contract purchase price plus acquisition fee	1,959,287	2,077,474	1,144,408
Other cash expenditures expensed	7,490	6,954	6,079
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,966,777	$2,084,428	$1,150,487

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar McAllen, TX Discount Retail	Family Dollar Milwaukee, WI Discount Retail	Family Dollar Montgomery, AL Discount Retail
Gross leasable square footage	9,207	7,830	9,180
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,456,453	1,649,517	1,630,891

Contract purchase price plus acquisition fee	1,456,453	1,649,517	1,630,891
Other cash expenditures expensed	6,949	6,079	7,119
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,463,402	$1,655,597	$1,638,010

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Okeechobee, FL Discount Retail	Family Dollar Penn Yan, NY Discount Retail	Family Dollar Pensacola, FL Discount Retail
Gross leasable square footage	8,043	7,908	7,833
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,519,416	892,716	950,824

Contract purchase price plus acquisition fee	1,519,416	892,716	950,824
Other cash expenditures expensed	6,100	5,929	5,943
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,525,516	$898,645	$956,767

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Petersburg, VA Discount Retail	Family Dollar Robstown, TX Discount Retail	Family Dollar Royse City, TX Discount Retail
Gross leasable square footage	7,755	7,848	7,979
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,611,112	934,410	1,652,400

Contract purchase price plus acquisition fee	1,611,112	934,410	1,652,400
Other cash expenditures expensed	6,079	6,367	7,160
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,617,192	$940,777	$1,659,560

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar San Angelo, TX Discount Retail	Family Dollar San Antonio (Culebra), TX Discount Retail	Family Dollar San Antonio (Marbach), TX Discount Retail
Gross leasable square footage	9,209	9,238	9,289
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,514,036	1,469,246	1,017,098

Contract purchase price plus acquisition fee	1,514,036	1,469,246	1,017,098
Other cash expenditures expensed	7,011	6,963	6,475
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,521,047	$1,476,208	$1,023,573

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar San Antonio (Valley Hi), TX Discount Retail	Family Dollar St. Louis, MO Discount Retail	Family Dollar Tampa (22nd St.), FL Discount Retail
Gross leasable square footage	7,942	7,885	9,235
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,359,519	1,652,621	1,708,626

Contract purchase price plus acquisition fee	1,359,519	1,652,621	1,708,626
Other cash expenditures expensed	6,844	7,219	5,916
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,366,364	$1,659,840	$1,714,543

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Tyler, TX Discount Retail	Family Dollar Waco, TX Discount Retail	Family Dollar Altha, FL Discount Retail
Gross leasable square footage	7,914	7,902	8,006
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	706,799	747,672	990,296

Contract purchase price plus acquisition fee	706,799	747,672	990,296
Other cash expenditures expensed	6,069	6,123	5,767
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$712,868	$753,795	$996,063

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Baton Rouge, LA Discount Retail	Family Dollar Battle Mountain, NV Discount Retail	Family Dollar Beaumont (College), TX Discount Retail
Gross leasable square footage	8,268	8,072	7,838
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,232,115	1,773,913	1,142,164

Contract purchase price plus acquisition fee	1,232,115	1,773,913	1,142,164
Other cash expenditures expensed	8,107	9,756	6,611
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,240,222	$1,783,668	$1,148,775

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Beaumont (Washington), TX Discount Retail	Family Dollar Brazoria, TX Discount Retail	Family Dollar Brooklyn, MI Discount Retail
Gross leasable square footage	9,825	7,837	8,050
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,650,404	1,287,553	897,404

Contract purchase price plus acquisition fee	1,650,404	1,287,553	897,404
Other cash expenditures expensed	7,157	6,767	7,201
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,657,561	$1,294,320	$904,605

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Casa Grande, AZ Discount Retail	Family Dollar Fort Mohave, AZ Discount Retail	Family Dollar Gallup, NM Discount Retail
Gross leasable square footage	8,050	9,810	9,000
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	867,441	987,577	1,949,530

Contract purchase price plus acquisition fee	867,441	987,577	1,949,530
Other cash expenditures expensed	7,538	7,526	8,291
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$874,978	$995,104	$1,957,821

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Green Bay, WI Discount Retail	Family Dollar Greenville, MS Discount Retail	Family Dollar Guadalupe, AZ Discount Retail
Gross leasable square footage	8,019	8,054	9,274
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,515,715	1,102,705	1,100,138

Contract purchase price plus acquisition fee	1,515,715	1,102,705	1,100,138
Other cash expenditures expensed	6,079	6,579	7,519
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,521,794	$1,109,284	$1,107,657

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Gulfport, MS Discount Retail	Family Dollar Hot Springs, AR Discount Retail	Family Dollar Houston (Mount), TX Discount Retail
Gross leasable square footage	9,214	8,320	7,854
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,740,132	1,197,022	1,303,196

Contract purchase price plus acquisition fee	1,740,132	1,197,022	1,303,196
Other cash expenditures expensed	6,579	5,829	6,784
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,746,711	$1,202,851	$1,309,980

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Houston (Jester), TX Discount Retail	Family Dollar Houston (Kuykendahl), TX Discount Retail	Family Dollar Kingston, OK Discount Retail
Gross leasable square footage	7,812	9,112	7,970
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	864,224	1,953,300	702,970

Contract purchase price plus acquisition fee	864,224	1,953,300	702,970
Other cash expenditures expensed	6,275	7,483	6,079
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$870,499	$1,960,783	$709,049

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Marshall, TX Discount Retail	Family Dollar Memphis (Austin), TN Discount Retail	Family Dollar Mexia, TX Discount Retail
Gross leasable square footage	7,912	7,800	7,891
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	841,044	1,400,105	674,962

Contract purchase price plus acquisition fee	841,044	1,400,105	674,962
Other cash expenditures expensed	6,245	6,079	6,028
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$847,289	$1,406,184	$680,989

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Mohave Valley, AZ Discount Retail	Family Dollar Ocala (28th St.), FL Discount Retail	Family Dollar Ormond Beach, FL Discount Retail
Gross leasable square footage	7,816	9,151	8,134
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	664,002	1,578,406	1,806,119

Contract purchase price plus acquisition fee	664,002	1,578,406	1,806,119
Other cash expenditures expensed	7,456	5,912	6,170
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$671,458	$1,584,318	$1,812,289

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Phoenix (Southern), AZ Discount Retail	Family Dollar Plant City (Gordon), FL Discount Retail	Family Dollar Rio Grande, TX Discount Retail
Gross leasable square footage	10,077	8,151	7,848
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,089,670	1,310,342	1,584,105

Contract purchase price plus acquisition fee	2,089,670	1,310,342	1,584,105
Other cash expenditures expensed	7,943	6,049	7,086
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,097,613	$1,316,390	$1,591,191

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Saginaw, MI Discount Retail	Family Dollar Seymour, IN Discount Retail	Family Dollar St. Louis (Ferry), MO Discount Retail
Gross leasable square footage	10,000	7,934	7,866
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,471,334	1,171,283	1,648,187

Contract purchase price plus acquisition fee	1,471,334	1,171,283	1,648,187
Other cash expenditures expensed	7,267	6,897	7,217
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,478,601	$1,178,180	$1,655,405

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Tallahassee, FL Discount Retail	Family Dollar Topeka, KS Discount Retail	Family Dollar Victoria, TX Discount Retail
Gross leasable square footage	8,316	9,234	7,850
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,683,185	1,816,358	657,057

Contract purchase price plus acquisition fee	1,683,185	1,816,358	657,057
Other cash expenditures expensed	6,140	7,277	6,004
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,689,325	$1,823,634	$663,062

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Avondale, AZ Discount Retail	Family Dollar Beaumont (Highway 105), TX Discount Retail	Family Dollar Burton, MI Discount Retail
Gross leasable square footage	8,171	7,745	8,050
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,656,170	1,112,381	1,472,547

Contract purchase price plus acquisition fee	1,656,170	1,112,381	1,472,547
Other cash expenditures expensed	7,757	6,579	7,267
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,663,927	$1,118,960	$1,479,815

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Canton, OH Discount Retail	Family Dollar Converse, TX Discount Retail	Family Dollar Coolidge, AZ Discount Retail
Gross leasable square footage	9,278	7,899	7,857
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	781,852	695,005	1,024,973

Contract purchase price plus acquisition fee	781,852	695,005	1,024,973
Other cash expenditures expensed	7,649	6,054	7,486
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$789,501	$701,058	$1,032,459

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Dacano, CO Discount Retail	Family Dollar Deland, FL Discount Retail	Family Dollar Fort Dodge, IA Discount Retail
Gross leasable square footage	7,888	8,099	7,843
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,286,796	1,796,645	693,242

Contract purchase price plus acquisition fee	1,286,796	1,796,645	693,242
Other cash expenditures expensed	6,769	6,168	6,300
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,293,566	$1,802,813	$699,542

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Fort Lupton, CO Discount Retail	Family Dollar Fort Myers, FL Discount Retail	Family Dollar Hernandez, NM Discount Retail
Gross leasable square footage	9,283	7,798	8,000
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,556,710	1,654,617	1,959,065

Contract purchase price plus acquisition fee	1,556,710	1,654,617	1,959,065
Other cash expenditures expensed	7,075	6,133	7,886
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,563,785	$1,660,750	$1,966,951

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Houston (Veterans), TX Discount Retail	Family Dollar Hudson, MI Discount Retail	Family Dollar Jacksonville (Moncrief), FL Discount Retail
Gross leasable square footage	7,654	9,286	9,198
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,549,304	1,415,437	1,341,724

Contract purchase price plus acquisition fee	1,549,304	1,415,437	1,341,724
Other cash expenditures expensed	7,049	7,259	6,056
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,556,352	$1,422,695	$1,347,781

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Jacksonville (Lem Turner), FL Discount Retail	Family Dollar Kansas City (Blue Ridge), MO Discount Retail	Family Dollar Kansas City (State), KS Discount Retail
Gross leasable square footage	9,091	7,843	7,860
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,747,653	1,161,744	1,669,030

Contract purchase price plus acquisition fee	1,747,653	1,161,744	1,669,030
Other cash expenditures expensed	5,921	7,045	7,225
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,753,574	$1,168,790	$1,676,255

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Kentwood, MI Discount Retail	Family Dollar Lakeland, FL Discount Retail	Family Dollar Leander, TX Discount Retail
Gross leasable square footage	10,150	7,842	9,207
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,256,350	1,243,561	946,770

Contract purchase price plus acquisition fee	1,256,350	1,243,561	946,770
Other cash expenditures expensed	7,235	6,032	6,383
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,263,586	$1,249,593	$953,154

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Little Rock, AR Discount Retail	Family Dollar Memphis (Lamar), TN Discount Retail	Family Dollar Milton, FL Discount Retail
Gross leasable square footage	7,986	9,800	8,007
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	794,571	1,084,121	1,095,078

Contract purchase price plus acquisition fee	794,571	1,084,121	1,095,078
Other cash expenditures expensed	5,829	6,079	5,796
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$800,400	$1,090,200	$1,100,874

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Newaygo, MI Discount Retail	Family Dollar Noonday, TX Discount Retail	Family Dollar Ocala (Maricamp), FL Discount Retail
Gross leasable square footage	8,080	9,196	8,432
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,171,556	1,063,260	1,645,935

Contract purchase price plus acquisition fee	1,171,556	1,063,260	1,645,935
Other cash expenditures expensed	7,223	6,526	5,897
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,178,779	$1,069,786	$1,651,832

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Pembroke Park, FL Discount Retail	Family Dollar Phoenix (McDowell), AZ Discount Retail	Family Dollar Plant City (Baker), FL Discount Retail
Gross leasable square footage	8,991	10,011	9,223
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,939,774	1,768,379	1,994,147

Contract purchase price plus acquisition fee	1,939,774	1,768,379	1,994,147
Other cash expenditures expensed	6,203	7,805	6,216
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,945,977	$1,776,184	$2,000,363

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Port Arthur, TX Discount Retail	Family Dollar San Antonio (Foster), TX Discount Retail	Family Dollar San Antonio (Zarzamora), TX Discount Retail
Gross leasable square footage	7,820	9,235	9,280
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,773,913	860,661	1,236,972

Contract purchase price plus acquisition fee	1,773,913	860,661	1,236,972
Other cash expenditures expensed	7,290	6,271	6,713
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,781,203	$866,931	$1,243,685

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar St. Peter, MN Discount Retail	Family Dollar Tampa (MLK), FL Discount Retail	Family Dollar Abbeville, LA Discount Retail
Gross leasable square footage	8,365	8,390	9,140
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	694,753	1,985,526	1,257,396

Contract purchase price plus acquisition fee	694,753	1,985,526	1,257,396
Other cash expenditures expensed	7,529	5,965	8,076
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$702,282	$1,991,490	$1,265,472

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Alamogordo, NM Discount Retail	Family Dollar Bristol, VA Discount Retail	Family Dollar Cleveland (Pearl), OH Discount Retail
Gross leasable square footage	8,000	8,564	12,388
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	891,013	1,033,259	2,329,259

Contract purchase price plus acquisition fee	891,013	1,033,259	2,329,259
Other cash expenditures expensed	6,733	6,011	9,347
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$897,746	$1,039,270	$2,338,605

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Clovis, NM Discount Retail	Family Dollar Cockrell Hill, TX Discount Retail	Family Dollar Dallas, TX Discount Retail
Gross leasable square footage	8,000	7,907	9,064
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,117,667	1,649,074	1,066,374

Contract purchase price plus acquisition fee	1,117,667	1,649,074	1,066,374
Other cash expenditures expensed	7,052	7,057	6,461
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,124,719	$1,656,131	$1,072,835

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Deltona (1401), FL Discount Retail	Family Dollar Deltona (2901), FL Discount Retail	Family Dollar Des Moines, IA Discount Retail
Gross leasable square footage	9,202	8,142	9,844
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,165,754	1,770,783	1,398,142

Contract purchase price plus acquisition fee	1,165,754	1,770,783	1,398,142
Other cash expenditures expensed	5,945	6,093	6,232
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,171,699	$1,776,876	$1,404,373

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Dickinson, TX Discount Retail	Family Dollar Farmerville, LA Discount Retail	Family Dollar Fort Meade, FL Discount Retail
Gross leasable square footage	8,540	7,830	8,052
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,157,494	1,226,995	709,565

Contract purchase price plus acquisition fee	1,157,494	1,226,995	709,565
Other cash expenditures expensed	6,559	8,031	5,757
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,164,053	$1,235,026	$715,322

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Houston (Freeway), TX Discount Retail	Family Dollar Indianapolis, IN Discount Retail	Family Dollar Kansas City (Meyer), MO Discount Retail
Gross leasable square footage	9,035	7,920	8,108
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,564,732	1,042,129	1,648,187

Contract purchase price plus acquisition fee	1,564,732	1,042,129	1,648,187
Other cash expenditures expensed	6,997	6,828	7,149
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,571,729	$1,048,957	$1,655,336

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Kansas City (Prospect), MO Discount Retail	Family Dollar Kissimmee, FL Discount Retail	Family Dollar Lake City, FL Discount Retail
Gross leasable square footage	9,911	7,965	8,016
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,058,848	1,648,888	1,057,716

Contract purchase price plus acquisition fee	2,058,848	1,648,888	1,057,716
Other cash expenditures expensed	7,294	6,063	5,713
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,066,142	$1,654,951	$1,063,428

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Memphis (Millbranch), TN Discount Retail	Family Dollar Memphis (Neely), TN Discount Retail	Family Dollar Middletown, OH Discount Retail
Gross leasable square footage	10,000	8,000	7,833
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,127,365	1,653,730	1,122,505

Contract purchase price plus acquisition fee	2,127,365	1,653,730	1,122,505
Other cash expenditures expensed	6,011	6,011	7,987
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,133,376	$1,659,741	$1,130,492

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar New Orleans, LA Discount Retail	Family Dollar Palestine, TX Discount Retail	Family Dollar Pharr, TX Discount Retail
Gross leasable square footage	9,157	7,913	7,849
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,948,865	1,140,729	1,647,744

Contract purchase price plus acquisition fee	1,948,865	1,140,729	1,647,744
Other cash expenditures expensed	9,093	6,541	7,086
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,957,958	$1,147,270	$1,654,830

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Pontiac, MI Discount Retail	Family Dollar Princeton, IN Discount Retail	Family Dollar Raymondville, TX Discount Retail
Gross leasable square footage	8,140	7,931	7,840
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,635,991	894,947	921,094

Contract purchase price plus acquisition fee	1,635,991	894,947	921,094
Other cash expenditures expensed	7,264	6,828	6,281
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,643,256	$901,775	$927,375

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Roswell, NM Discount Retail	Family Dollar San Antonio (Cupples), TX Discount Retail	Family Dollar San Benito, TX Discount Retail
Gross leasable square footage	8,000	9,256	7,803
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,302,745	1,943,544	1,016,373

Contract purchase price plus acquisition fee	1,302,745	1,943,544	1,016,373
Other cash expenditures expensed	7,313	7,404	6,406
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,310,058	$1,950,948	$1,022,779

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar San Diego, TX Discount Retail	Family Dollar Shreveport, LA Discount Retail		Family Dollar St. Petersburg (34th), FL Discount Retail
Gross leasable square footage	7,858	7,851		8,433
Date of purchase	4/30/2012	4/30/2012		4/30/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,022,600	1,516,299		1,857,715

Contract purchase price plus acquisition fee	1,022,600	1,516,299		1,857,715
Other cash expenditures expensed	6,413	8,457		5,961
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,029,013	$1,524,757		$1,863,676

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Terre Haute, IN Discount Retail	Petsmart Bellingham, WA Specialty Retail		West Marine Harrison Township, MI Sporting Goods
Gross leasable square footage	8,070	25,310		15,500
Date of purchase	4/30/2012	4/30/2012		4/30/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	670,628	3,959,640		4,080,000

Contract purchase price plus acquisition fee	670,628	3,959,640		4,080,000
Other cash expenditures expensed	6,828	43,019		37,445
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$677,456	$4,002,659		$4,117,445

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Widewater Commons Uniontown, PA Shopping Center	Eastland Center West Covina, CA Shopping Center		Advanced Auto Frankfort, KY Automotive Parts
Gross leasable square footage	46,702	809,444	(2)	7,000
Date of purchase	4/30/2012	5/14/2012		5/15/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	6,732,000	148,818,000		1,768,404

Contract purchase price plus acquisition fee	6,732,000	148,818,000		1,768,404
Other cash expenditures expensed	177,491	284,499		31,501
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$6,909,491	$149,102,499		$1,799,905

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advanced Auto Georgetown, KY Automotive Parts	Golden Corral Akron, OH Restaurant	Golden Corral Canton, OH Restaurant
Gross leasable square footage	7,000	10,445	10,055
Date of purchase	5/15/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,700,157	2,201,344	2,421,979

Contract purchase price plus acquisition fee	1,700,157	2,201,344	2,421,979
Other cash expenditures expensed	35,915	21,892	23,157
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,736,073	$2,223,235	$2,445,136

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Cincinnati, OH Restaurant	Golden Corral Clarksville, IN Restaurant	Golden Corral Cleveland, OH Restaurant
Gross leasable square footage	10,073	10,024	10,441
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,349,260	2,914,366	2,635,474

Contract purchase price plus acquisition fee	2,349,260	2,914,366	2,635,474
Other cash expenditures expensed	23,101	22,570	22,937
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,372,361	$2,936,937	$2,658,411

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Dayton (Kingsridge), OH Restaurant	Golden Corral Dayton (Miller), OH Restaurant	Golden Corral Dayton, OH Restaurant
Gross leasable square footage	9,974	9,916	9,986
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,651,594	3,004,262	1,916,987

Contract purchase price plus acquisition fee	1,651,594	3,004,262	1,916,987
Other cash expenditures expensed	22,456	28,400	17,761
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,674,050	$3,032,663	$1,934,748

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Elyria, OH Restaurant	Golden Corral Fairfield, OH Restaurant	Golden Corral Grove City, OH Restaurant
Gross leasable square footage	10,583	10,076	10,647
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,121,339	1,580,507	2,140,810

Contract purchase price plus acquisition fee	2,121,339	1,580,507	2,140,810
Other cash expenditures expensed	22,360	22,457	22,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,143,699	$1,602,965	$2,163,699

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Louisville, KY Restaurant	Golden Corral Monroeville, PA Restaurant	Golden Corral Northfield, OH Restaurant
Gross leasable square footage	10,218	10,406	10,624
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,026,157	1,625,347	1,447,492

Contract purchase price plus acquisition fee	2,026,157	1,625,347	1,447,492
Other cash expenditures expensed	23,328	23,348	22,176
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,049,485	$1,648,694	$1,469,668

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Ontario, OH Restaurant	Golden Corral Richmond, IN Restaurant	Golden Corral Springfield, OH Restaurant
Gross leasable square footage	10,466	9,968	10,055
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,606,925	1,381,017	1,264,043

Contract purchase price plus acquisition fee	2,606,925	1,381,017	1,264,043
Other cash expenditures expensed	23,384	22,692	22,183
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,630,309	$1,403,709	$1,286,226

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Toledo, OH Restaurant	Goodyear Columbia, SC Automotive Parts & Service	Goodyear Cumming (Old Atlanta), GA Automotive Parts & Service
Gross leasable square footage	10,504	7,385	6,921
Date of purchase	5/16/2012	5/23/2012	5/23/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,249,147	2,708,100	3,064,080

Contract purchase price plus acquisition fee	3,249,147	2,708,100	3,064,080
Other cash expenditures expensed	22,748	24,089	22,951
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,271,895	$2,732,189	$3,087,031

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Goodyear Cumming, GA Automotive Parts & Service	CVS Oklahoma City, OK Drugstore	Sherwood Retail Center Sherwood, AR Shopping Center
Gross leasable square footage	6,870	9,889	119,002
Date of purchase	5/23/2012	6/4/2012	6/4/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,973,300	2,256,391	5,941,500

Contract purchase price plus acquisition fee	2,973,300	2,256,391	5,941,500
Other cash expenditures expensed	23,283	35,735	77,160
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,996,583	$2,292,126	$6,018,660

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	O’Reilly Automotive Willard, OH Automotive Parts	AutoZone Hernando, MS Automotive Parts & Service	Advanced Auto Dayton, OH Automotive Parts
Gross leasable square footage	6,629	5,400	7,000
Date of purchase	6/8/2012	6/11/2012	6/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,095,842	942,480	1,787,203

Contract purchase price plus acquisition fee	1,095,842	942,480	1,787,203
Other cash expenditures expensed	29,422	35,422	31,377
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,125,264	$977,902	$1,818,580

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advanced Auto Florence, KY Automotive Parts	Advanced Auto Mishawaka, IN Automotive Parts	Advanced Auto Richmond, IN Automotive Parts
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	6/21/2012	6/21/2012	6/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,854,159	1,706,582	1,898,370

Contract purchase price plus acquisition fee	1,854,159	1,706,582	1,898,370
Other cash expenditures expensed	31,820	29,440	29,635
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,885,979	$1,736,022	$1,928,005

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advanced Auto Spring, TX Automotive Parts	Tractor Supply Middletown, DE Specialty Retail	Dick’s Sporting Goods Fort Gratiot, MI Sporting Goods
Gross leasable square footage	7,000	21,842	44,255
Date of purchase	6/21/2012	6/29/2012	6/29/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,765,334	4,523,229	6,282,431

Contract purchase price plus acquisition fee	1,765,334	4,523,229	6,282,431
Other cash expenditures expensed	35,384	126,090	58,929
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,800,718	$4,649,319	$6,341,360

Program:		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property		Ulta Salon Fort Gratiot, MI Specialty Retail	Pier 1 Imports Victoria, TX Specialty Retail
Gross leasable square footage		10,570	8,914
Date of purchase		6/29/2012	7/2/2012
Mortgage financing at date of purchase		$—	$—
Cash down payment		2,033,064	2,111,400

Contract purchase price plus acquisition fee		2,033,064	2,111,400
Other cash expenditures expensed		59,563	34,784
Other cash expenditures capitalized		—	—

Total acquisition cost		$2,092,627	$2,146,184

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	O’Reilly Automotive Louisville, KY Automotive Parts	Family Dollar Bethel, OH Discount Retail	Family Dollar Cleveland, OH Discount Retail
Gross leasable square footage	6,794	9,211	9,463
Date of purchase	7/10/2012	7/11/2012	7/11/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,506,128	1,447,736	1,834,836

Contract purchase price plus acquisition fee	1,506,128	1,447,736	1,834,836
Other cash expenditures expensed	34,649	7,041	7,231
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,540,777	$1,454,777	$1,842,067

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Trader Joe’s Lexington, KY Grocery	Mattress Firm Fairview Heights, IL Furniture Retail	RSA Security Bedford, MA Other Professional Services
Gross leasable square footage	15,162	5,011	328,232
Date of purchase	7/17/2012	7/23/2012	7/25/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,481,755	1,082,220	95,370,000

Contract purchase price plus acquisition fee	6,481,755	1,082,220	95,370,000
Other cash expenditures expensed	50,779	22,934	93,069
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,532,534	$1,105,154	$95,463,069

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Gold’s Gym Broken Arrow, OK Fitness	Benihana Maple Grove, MN Restaurant	Benihana Farmington Hills, MI Restaurant
Gross leasable square footage	40,961	6,706	7,960
Date of purchase	8/15/2012	8/21/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,885,000	4,219,772	4,684,216

Contract purchase price plus acquisition fee	6,885,000	4,219,772	4,684,216
Other cash expenditures expensed	40,334	26,869	27,482
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,925,334	$4,246,640	$4,711,698

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Benihana Anchorage, AK Restaurant	Benihana Dallas, TX Restaurant	Benihana North Bay Village, FL Restaurant
Gross leasable square footage	7,288	8,922	9,981
Date of purchase	8/21/2012	8/21/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,467,102	4,500,642	4,179,379

Contract purchase price plus acquisition fee	3,467,102	4,500,642	4,179,379
Other cash expenditures expensed	29,687	26,543	30,443
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,496,790	$4,527,185	$4,209,822

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Benihana Stuart, FL Restaurant	Benihana Schaumburg, IL Restaurant	Benihana Alpharetta, GA Restaurant
Gross leasable square footage	8,257	8,636	8,795
Date of purchase	8/21/2012	8/21/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,944,357	3,560,133	1,201,180

Contract purchase price plus acquisition fee	3,944,357	3,560,133	1,201,180
Other cash expenditures expensed	30,040	27,900	25,130
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,974,397	$3,588,032	$1,226,310

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Benihana Wheeling, IL Restaurant	USAA Fayetteville, NC Insurance Services	WaWa Gap, PA Convenience Store
Gross leasable square footage	8,455	5,210	5,744
Date of purchase	8/21/2012	8/29/2012	8/29/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	923,576	2,488,800	5,818,443

Contract purchase price plus acquisition fee	923,576	2,488,800	5,818,443
Other cash expenditures expensed	24,409	44,975	115,166
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$947,986	$2,533,775	$5,933,609

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	White Oak Village Richmond, VA Shopping Center		Road Ranger Winnebago, IL Convenience Store	Stripes Brady, TX Convenience Store
Gross leasable square footage	432,956	(2)	3,824	4,675
Date of purchase	8/30/2012		8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	69,360,000		4,282,635	3,203,302

Contract purchase price plus acquisition fee	69,360,000		4,282,635	3,203,302
Other cash expenditures expensed	526,367		21,562	23,124
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$69,886,367		$4,304,198	$3,226,426

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Brownsville, TX Convenience Store		Stripes Corpus Christi (Everhart), TX Convenience Store	Stripes Corpus Christi (Padre), TX Convenience Store
Gross leasable square footage	6,303		4,749	6,318
Date of purchase	8/30/2012		8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	3,675,314		3,960,724	3,794,598

Contract purchase price plus acquisition fee	3,675,314		3,960,724	3,794,598
Other cash expenditures expensed	23,732		23,939	23,760
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$3,699,046		$3,984,663	$3,818,358

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Corpus Christi (Yorktown), TX Convenience Store		Stripes Edinburg (Hwy107), TX Convenience Store	Stripes Edinburg (Longoria), TX Convenience Store
Gross leasable square footage	4,738		4,740	4,728
Date of purchase	8/30/2012		8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,622,835		3,172,885	2,691,635

Contract purchase price plus acquisition fee	2,622,835		3,172,885	2,691,635
Other cash expenditures expensed	22,849		23,091	22,573
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,645,684		$3,195,977	$2,714,208

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Houston, TX Convenience Store	Stripes Midland (Rankin), TX Convenience Store	Stripes Mission (Hwy83), TX Convenience Store
Gross leasable square footage	3,895	7,347	9,349
Date of purchase	8/30/2012	8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,933,804	5,796,549	3,686,468

Contract purchase price plus acquisition fee	2,933,804	5,796,549	3,686,468
Other cash expenditures expensed	22,934	25,883	23,811
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,956,737	$5,822,431	$3,710,279

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Odessa (Kermit), TX Convenience Store	Stripes San Angelo (Sherwood), TX Convenience Store	Stripes San Angelo (Bryant), TX Convenience Store
Gross leasable square footage	4,166	14,734	3,727
Date of purchase	8/30/2012	8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,235,810	4,113,083	4,742,433

Contract purchase price plus acquisition fee	7,235,810	4,113,083	4,742,433
Other cash expenditures expensed	27,060	24,103	25,230
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,262,869	$4,137,185	$4,767,663

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Sysmex Lincolnshire, IL Manufacturing	JoAnn Fabrics Shakopee, MN Sports and hobby	L.A. Fitness Marana, AZ Fitness and Health
Gross leasable square footage	162,739	17,040	45,000
Date of purchase	8/31/2012	9/1/2012	9/13/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	50,728,000	2,612,934	7,875,474

Contract purchase price plus acquisition fee	50,728,000	2,612,934	7,875,474
Other cash expenditures expensed	152,325	37,275	28,128
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$50,880,325	$2,650,209	$7,903,602

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	HH Gregg Chesterfield, MO Specialty Retail	Family Dollar Loveland, OH Discount Retail	Trader Joe’s Sarasota, FL Grocery
Gross leasable square footage	25,000	7,907	17,565
Date of purchase	9/18/2012	9/24/2012	9/25/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,100,000	1,356,660	7,377,300

Contract purchase price plus acquisition fee	5,100,000	1,356,660	7,377,300
Other cash expenditures expensed	44,539	7,711	36,069
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,144,539	$1,364,371	$7,413,369

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Toys “R” Us/ Babys “R” Us Coral Springs, FL Sports and Hobby	Advanced Auto Candler, NC Automotive Parts	Hillside Town Center Chicago, IL Shopping Center
Gross leasable square footage	46,079	6,125	164,923
Date of purchase	9/27/2012	9/28/2012	9/28/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,850,540	1,642,200	27,484,337

Contract purchase price plus acquisition fee	8,850,540	1,642,200	27,484,337
Other cash expenditures expensed	51,333	31,825	306,816
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,901,873	$1,674,025	$27,791,153

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Mattress Firm Melbourne, FL Home furnishings	Kohl’s/Academy Sports Hixson, TN Shopping Center	Sprouts Centennial, CO Grocery
Gross leasable square footage	4,307	131,578	25,444
Date of purchase	10/5/2012	11/13/2012	11/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,458,600	10,984,380	9,180,000

Contract purchase price plus acquisition fee	1,458,600	10,984,380	9,180,000
Other cash expenditures expensed	28,745	102,682	56,913
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,487,345	$11,087,062	$9,236,913

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Tuscaloosa, AL Specialty Retail	Encana Oil & Gas Plano, TX Mining and Natural Resources	Dollar General Grambling, LA Retail- Discount
Gross leasable square footage	19,290	318,582	9,100
Date of purchase	11/21/2012	11/27/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,932,500	122,400,000	1,382,282

Contract purchase price plus acquisition fee	2,932,500	122,400,000	1,382,282
Other cash expenditures expensed	35,863	105,179	25,037
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,968,363	$122,505,179	$1,407,319

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Dollar General Lake Charles, LA Retail - Discount	Dollar General Orange, TX Retail - Discount	Dollar General Vidor, TX Retail -Discount
Gross leasable square footage	9,026	9,026	9,100
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,201,029	1,349,754	1,138,823

Contract purchase price plus acquisition fee	1,201,029	1,349,754	1,138,823
Other cash expenditures expensed	24,993	18,766	23,799
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,226,022	$1,368,519	$1,162,622

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Dollar General Phenix City, AL Retail - Discount	Dollar General Lyerly, GA Retail - Discount	Dollar General Lowell, OH Retail -Discount
Gross leasable square footage	9,100	9,026	9,026
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,218,648	1,259,211	1,254,531

Contract purchase price plus acquisition fee	1,218,648	1,259,211	1,254,531
Other cash expenditures expensed	23,578	23,766	25,196
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,242,226	$1,282,977	$1,279,727

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Kohl’s Spartanburg, SC Department Store		Merrill Lynch Hopewell Township, NJ Financial Services	Garden Ridge Stockbridge, GA Grocery Store
Gross leasable square footage	88,904		481,854	141,284
Date of purchase	12/6/2012		12/12/2012	12/17/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	8,721,000		137,700,000	9,537,000

Contract purchase price plus acquisition fee	8,721,000		137,700,000	9,537,000
Other cash expenditures expensed	69,969		1,530,435	45,064
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$8,790,969		$139,230,435	$9,582,064

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Jackson, CA Specialty Retail		Dollar General Lakeland, FL Retail - Discount	Dollar General Cade, LA Retail - Discount
Gross leasable square footage	19,813		12,406	9,026
Date of purchase	12/18/2012		12/18/2012	12/18/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	5,283,600		2,237,880	1,291,739

Contract purchase price plus acquisition fee	5,283,600		2,237,880	1,291,739
Other cash expenditures expensed	42,670		24,182	14,406
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$5,326,270		$2,262,062	$1,306,146

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Valley Bend Huntsville, AL Shopping Center		Cigna Phoenix, AZ Fitness and Health	Giant/Eagle Gahanna, OH Grocery
Gross leasable square footage	805,520	(2)	90,389	95,098
Date of purchase	12/19/2012		12/19/2012	12/20/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	73,980,600		24,257,172	22,132,391

Contract purchase price plus acquisition fee	73,980,600		24,257,172	22,132,391
Other cash expenditures expensed	260,519		170,856	68,958
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$74,241,119		$24,428,028	$22,201,350

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Dollar General Ponca City, OK Retail - Discount	Dollar General Tahlequah, OK Retail - Discount	Dollar General Wagoner, OK Retail - Discount
Gross leasable square footage	9,100	9,026	9,026
Date of purchase	12/20/2012	12/20/2012	12/20/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,300,500	1,206,660	1,105,680

Contract purchase price plus acquisition fee	1,300,500	1,206,660	1,105,680
Other cash expenditures expensed	24,523	23,832	23,831
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,325,023	$1,230,492	$1,129,511

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Pick ‘N Save Center Wauwatosa, WI Shopping Center	Wal-mart Cary, NC Discount store	Kirklands Wilimington, NC Home furnishings
Gross leasable square footage	69,855	54,500	7,100
Date of purchase	12/21/2012	12/21/2012	12/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	16,514,351	8,801,750	2,136,078

Contract purchase price plus acquisition fee	16,514,351	8,801,750	2,136,078
Other cash expenditures expensed	58,975	44,046	30,875
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$16,573,326	$8,845,797	$2,166,953

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Henderson (Lake Mead), NV Restaurant	Wendy’s Henderson (Green Valley), NV Restaurant	Wendy’s Henderson (Eastern), NV Restaurant
Gross leasable square footage	3,326	3,784	3,162
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,380,396	2,129,168	1,513,485

Contract purchase price plus acquisition fee	1,380,396	2,129,168	1,513,485
Other cash expenditures expensed	3,600	3,600	3,600
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,383,996	$2,132,768	$1,517,085

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Las Vegas (E. Flamingo), NV Restaurant	Wendy’s Las Vegas (Charleston), NV Restaurant	Wendy’s Carmel (116th St), IN Restaurant
Gross leasable square footage	2,651	3,210	3,146
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,031,594	1,663,868	1,202,142

Contract purchase price plus acquisition fee	1,031,594	1,663,868	1,202,142
Other cash expenditures expensed	3,600	3,600	3,617
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,035,194	$1,667,468	$1,205,759

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Carmel (Michigan Rd), IN Restaurant	Wendy’s Fishers (116th St), IN Restaurant	Wendy’s Fishers (Olivia), IN Restaurant
Gross leasable square footage	3,270	3,015	3,103
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,579,486	1,404,422	1,360,000

Contract purchase price plus acquisition fee	1,579,486	1,404,422	1,360,000
Other cash expenditures expensed	3,617	3,617	3,617
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,583,103	$1,408,039	$1,363,617

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Lebanon, IN Restaurant	Wendy’s Noblesville, IN Restaurant	Wendy’s Greenfield, IN Restaurant
Gross leasable square footage	3,857	2,750	2,356
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,836,656	673,399	942,276

Contract purchase price plus acquisition fee	1,836,656	673,399	942,276
Other cash expenditures expensed	3,617	3,617	3,625
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,840,273	$677,016	$945,901

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Indianapolis, IN Restaurant	Wendy’s Avon, IN Restaurant	Wendy’s Avon, IN Restaurant
Gross leasable square footage	2,982	3,155	3,170
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,405,071	1,408,787	1,708,165

Contract purchase price plus acquisition fee	1,405,071	1,408,787	1,708,165
Other cash expenditures expensed	3,625	3,625	3,625
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,408,697	$1,412,413	$1,711,791

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s San Antonio (Loop 410), TX Restaurant	Wendy’s San Antonio (Southcross), TX Restaurant	Wendy’s San Antonio (De Zavala), TX Restaurant
Gross leasable square footage	3,199	3,299	3,355
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,351,894	2,004,672	1,586,418

Contract purchase price plus acquisition fee	1,351,894	2,004,672	1,586,418
Other cash expenditures expensed	3,687	3,687	3,687
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,355,581	$2,008,359	$1,590,105

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s San Antonio (Stone Oak), TX Restaurant	Wendy’s Selma, TX Restaurant	Wendy’s San Antonio, TX Restaurant
Gross leasable square footage	3,061	3,277	3,064
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	781,437	874,924	869,939

Contract purchase price plus acquisition fee	781,437	874,924	869,939
Other cash expenditures expensed	3,687	3,687	3,687
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$785,124	$878,611	$873,626

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Schertz, TX Restaurant	Wendy’s San Marcos, TX Restaurant	Wendy’s Las Vegas (Nellis), NV Restaurant
Gross leasable square footage	3,353	2,810	3,710
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	868,988	1,808,051	1,316,193

Contract purchase price plus acquisition fee	868,988	1,808,051	1,316,193
Other cash expenditures expensed	3,687	3,687	3,600
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$872,675	$1,811,738	$1,319,793

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Las Vegas (W Flamingo), NV Restaurant	Wendy’s Las Vegas (Rancho), NV Restaurant	Wendy’s Las Vegas (Lake Mead), NV Restaurant
Gross leasable square footage	3,117	3,566	3,683
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,321,117	1,770,598	974,315

Contract purchase price plus acquisition fee	1,321,117	1,770,598	974,315
Other cash expenditures expensed	3,600	3,600	3,600
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,324,717	$1,774,198	$977,915

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Bellingham, WA Restaurant	Wendy’s Bothell, WA Restaurant	Wendy’s Port Angeles, WA Restaurant
Gross leasable square footage	2,966	2,987	2,600
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,043,479	797,385	1,853,668

Contract purchase price plus acquisition fee	1,043,479	797,385	1,853,668
Other cash expenditures expensed	3,622	3,622	3,622
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,047,101	$801,007	$1,857,290

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Redmond, WA Restaurant	Wendy’s Silverdale, WA Restaurant		Cost Plus La Quinta, CA Discount store
Gross leasable square footage	2,752	2,884		18,262
Date of purchase	12/27/2012	12/27/2012		12/31/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	899,052	2,847,166		6,094,500

Contract purchase price plus acquisition fee	899,052	2,847,166		6,094,500
Other cash expenditures expensed	3,622	3,622		64,941
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$902,674	$2,850,787		$6,159,441

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	East Valley Center Saginaw, MI Shopping Center	West Valley Center Saginaw, MI Shopping Center
Gross leasable square footage	121,318	283,782	(2)
Date of purchase	12/31/2012	12/31/2012
Mortgage financing at date of purchase	$—	$—
Cash down payment	4,453,320	26,642,237

Contract purchase price plus acquisition fee	4,453,320	26,642,237
Other cash expenditures expensed	33,714	72,915
Other cash expenditures capitalized	—	—

Total acquisition cost	$4,487,034	$26,715,152

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:			Cole Credit Property Trust IV, Inc.

Name, location, type of property			Advance Auto Parts North Ridgeville, OH Automotive Parts
Gross leasable square footage			6,000
Date of purchase			4/13/2012
Mortgage financing at date of purchase			$—
Cash down payment			1,706,460

Contract purchase price plus acquisition fee			1,706,460
Other cash expenditures expensed			33,026
Other cash expenditures capitalized			—

Total acquisition cost			$1,739,486

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	PetSmart Wilkesboro, NC Specialty Retail	Nordstrom Rack Tampa, FL Department Store	Walgreens Blair, NE Drugstore
Gross leasable square footage	12,259	44,925	14,820
Date of purchase	4/13/2012	4/16/2012	4/18/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,703,000	12,238,000	4,327,272

Contract purchase price plus acquisition fee	2,703,000	12,238,000	4,327,272
Other cash expenditures expensed	31,608	105,750	52,103
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,734,608	$12,343,750	$4,379,375

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	CVS Corpus Christi, TX Drugstore	CVS Charleston, SC Drugstore	CVS Asheville, NC Drugstore
Gross leasable square footage	11,306	10,125	10,125
Date of purchase	4/19/2012	4/26/2012	4/26/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,468,000	2,180,534	2,412,554

Contract purchase price plus acquisition fee	3,468,000	2,180,534	2,412,554
Other cash expenditures expensed	38,750	30,604	28,464
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,506,750	$2,211,138	$2,441,018

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	O’Reilly Auto Parts Brownfield, TX Automotive	O’Reilly Auto Parts Columbus, TX Automotive	Walgreens Suffolk, VA Drugstore
Gross leasable square footage	6,365	6,047	14,820
Date of purchase	5/8/2012	5/8/2012	5/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	984,756	1,152,817	5,023,500

Contract purchase price plus acquisition fee	984,756	1,152,817	5,023,500
Other cash expenditures expensed	25,678	25,867	32,339
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,010,434	$1,178,684	$5,055,839

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Walgreens Springfield, IL Drugstore	Walgreens Montgomery, AL Drugstore	Tractor Supply Cambridge, MN Home Improvement
Gross leasable square footage	14,820	14,820	18,000
Date of purchase	5/14/2012	5/14/2012	5/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,327,460	4,566,540	2,289,900

Contract purchase price plus acquisition fee	5,327,460	4,566,540	2,289,900
Other cash expenditures expensed	25,255	39,837	41,255
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,352,715	$4,606,377	$2,331,155

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	HEB Center Waxahachie, TX Shopping Center	CVS Bainbridge, GA Drugstore	Advance Auto Starkville, MS Automotive
Gross leasable square footage	82,458	10,125	6,129
Date of purchase	6/27/2012	6/27/2012	6/29/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	13,260,000	2,703,000	1,371,863

Contract purchase price plus acquisition fee	13,260,000	2,703,000	1,371,863
Other cash expenditures expensed	65,685	35,876	38,564
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$13,325,685	$2,738,876	$1,410,427

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	AutoZone Philipsburg, PA Automotive	Benihana Golden Valley, MN Restaurant	Benihana Lauderdale by the Sea, FL Restaurant
Gross leasable square footage	7,380	8,362	8,965
Date of purchase	7/27/2012	8/21/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,652,400	5,466,836	4,613,600

Contract purchase price plus acquisition fee	1,652,400	5,466,836	4,613,600
Other cash expenditures expensed	66,518	27,654	32,027
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,718,918	$5,494,490	$4,645,627

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Benihana Lombard, IL Restaurant	Benihana The Woodlands, TX Restaurant	Wawa Cape May, NJ Convenience Store
Gross leasable square footage	9,184	10,400	5,594
Date of purchase	8/21/2012	8/21/2012	8/29/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,520,106	2,081,930	7,792,694

Contract purchase price plus acquisition fee	5,520,106	2,081,930	7,792,694
Other cash expenditures expensed	23,848	24,639	131,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,543,954	$2,106,569	$7,924,459

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Wawa Galloway, NJ Convenience Store	Stripes Brownsville, TX Convenience Store	Stripes Brownwood, TX Convenience Store
Gross leasable square footage	5,605	4,765	3,917
Date of purchase	8/29/2012	8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,286,405	2,869,969	4,012,765

Contract purchase price plus acquisition fee	8,286,405	2,869,969	4,012,765
Other cash expenditures expensed	138,162	22,860	23,740
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,424,567	$2,892,829	$4,036,505

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Stripes McAllen, TX Convenience Store	Stripes Midland, TX Convenience Store	Stripes Mission, TX Convenience Store
Gross leasable square footage	4,715	3,912	4,728
Date of purchase	8/30/2012	8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,890,471	6,985,941	2,632,253

Contract purchase price plus acquisition fee	2,890,471	6,985,941	2,632,253
Other cash expenditures expensed	22,600	26,933	22,322
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,913,071	$7,012,874	$2,654,575

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Stripes Odessa, TX Convenience Store	Pick’n Save Sheboygan, WI Grocery	The Marquis Williamsburg, VA Shopping Center
Gross leasable square footage	3,604	70,072	134,911
Date of purchase	8/30/2012	9/6/2012	9/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,276,919	14,404,440	14,545,200

Contract purchase price plus acquisition fee	6,276,919	14,404,440	14,545,200
Other cash expenditures expensed	26,304	42,245	84,715
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,303,223	$14,446,685	$14,629,915

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Golden Corral Garland, TX Restaurant	Ross Ft. Worth, TX Discount Store	CVS Irving, TX Drugstore
Gross leasable square footage	12,763	32,400	10,908
Date of purchase	9/21/2012	10/4/2012	10/5/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,981,060	4,998,000	3,995,908

Contract purchase price plus acquisition fee	3,981,060	4,998,000	3,995,908
Other cash expenditures expensed	23,773	67,955	33,390
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,004,833	$5,065,955	$4,029,298

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Mattress Firm Jonesboro, AR Furniture Store	Petsmart Baton Rouge, LA Pet Supplies	Walgreens Lubbock (82nd), TX Drugstore
Gross leasable square footage	6,000	25,265	15,120	(2)
Date of purchase	10/5/2012	10/11/2012	10/11/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,232,780	4,182,000	4,325,310

Contract purchase price plus acquisition fee	2,232,780	4,182,000	4,325,310
Other cash expenditures expensed	36,928	55,441	34,677
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,269,708	$4,237,441	$4,359,987

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Walgreens Lubbock (Indiana), TX Drugstore	Kohl’s Hutchinson, KS Department Store	CVS Cartersville, GA Drugstore
Gross leasable square footage	13,905	55,000	13,225	(2)
Date of purchase	10/11/2012	10/19/2012	10/22/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,772,470	3,452,700	2,668,320

Contract purchase price plus acquisition fee	3,772,470	3,452,700	2,668,320
Other cash expenditures expensed	30,307	33,675	30,504
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,802,777	$3,486,375	$2,698,824

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Logan’s Roadhouse Lancaster, TX Restaurant	Logan’s Roadhouse Opelika, AL Restaurant	Logan’s Roadhouse Sanford, FL Restaurant
Gross leasable square footage	6,555	8,140	8,670
Date of purchase	10/23/2012	10/23/2012	10/23/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,228,300	3,019,009	3,698,259

Contract purchase price plus acquisition fee	3,228,300	3,019,009	3,698,259
Other cash expenditures expensed	29,407	27,028	27,028
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,257,707	$3,046,037	$3,725,287

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Logan’s Roadhouse Troy, OH Restaurant	Advance Auto Corydon, IN Automotive	Mattress Firm Pineville, NC Furniture Store
Gross leasable square footage	6,533	6,895	10,837
Date of purchase	10/23/2012	10/26/2012	10/29/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,167,100	1,543,661	3,456,780

Contract purchase price plus acquisition fee	3,167,100	1,543,661	3,456,780
Other cash expenditures expensed	29,407	37,718	37,735
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,196,507	$1,581,379	$3,494,515

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Tractor Supply Newnan, GA Home and Garden	Cost Plus Shopping Center Kansas City, MO Discount Store	Michael’s Bowling Green, KY Sports and Hobby
Gross leasable square footage	19,097	26,967	18,391
Date of purchase	11/6/2012	11/13/2012	11/20/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,021,860	3,942,300	3,172,200

Contract purchase price plus acquisition fee	4,021,860	3,942,300	3,172,200
Other cash expenditures expensed	42,075	46,721	52,410
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,063,935	$3,989,021	$3,224,610

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Tractor Supply Spencer, WV Home and Garden	Dollar General Hanceville, AL Discount Store	Dollar General Piedmont, AL Discount Store
Gross leasable square footage	19,127	20,707	20,707
Date of purchase	11/20/2012	11/21/2012	11/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,003,900	3,376,518	3,299,382

Contract purchase price plus acquisition fee	3,003,900	3,376,518	3,299,382
Other cash expenditures expensed	51,793	21,911	21,334
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,055,693	$3,398,429	$3,320,716

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Kirkland’s Jonesboro, AR Home Furnishings	Dollar General Maynardville, TN Discount Store	Dollar General Lima, OH Discount Store
Gross leasable square footage	9,000	9,026	9,002
Date of purchase	11/27/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,961,291	1,252,013	1,368,617

Contract purchase price plus acquisition fee	2,961,291	1,252,013	1,368,617
Other cash expenditures expensed	37,571	19,866	59,708
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,998,862	$1,271,879	$1,428,325

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Whitwell, TN Discount Store	Dollar General Cleveland, TX Discount Store	Dollar General Brownsville, TX Discount Store
Gross leasable square footage	12,406	9,026	9,026
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,470,141	1,153,411	1,386,711

Contract purchase price plus acquisition fee	1,470,141	1,153,411	1,386,711
Other cash expenditures expensed	35,495	34,141	23,579
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,505,636	$1,187,552	$1,410,290

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Greenwell Springs, LA Discount Store	Dollar General Breaux Bridge, LA Discount Store	Tire Kingdom Tarpon Springs, FL Automotive
Gross leasable square footage	9,026	9,100	6,100
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,465,949	1,413,636	2,129,072

Contract purchase price plus acquisition fee	1,465,949	1,413,636	2,129,072
Other cash expenditures expensed	23,830	25,252	19,547
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,489,779	$1,438,888	$2,148,619

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Tractor Supply Canon City, CO Home and Garden		Hobby Lobby Mooresville, NC Sports and Hobby	Canarsie Plaza Brooklyn, NY Shopping Center
Gross leasable square footage	21,924		55,000	273,878
Date of purchase	11/30/2012		11/30/2012	12/5/2012
Mortgage financing at date of purchase	$—		$—	$75,000,000
Cash down payment	3,791,530		5,610,000	51,480,000

Contract purchase price plus acquisition fee	3,791,530		5,610,000	126,480,000
Other cash expenditures expensed	24,274		24,719	520,414
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$3,815,804		$5,634,719	$127,000,414

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Kohl’s CedarFalls, IA Department Store		BigLots Waco, TX Discount Store	Costco Tallahassee, FL Warehouse Club
Gross leasable square footage	86,584		28,526	150,896	(2)
Date of purchase	12/7/2012		12/10/2012	12/11/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	8,211,000		2,652,000	9,904,200

Contract purchase price plus acquisition fee	8,211,000		2,652,000	9,904,200
Other cash expenditures expensed	139,921		31,754	29,284
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$8,350,921		$2,683,754	$9,933,484

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Wal-Mart Tallahassee, FL Discount Store		Golden Corral Houston, TX Restaurant	Old Navy & PetSmart Reynoldsburg, OH Apparel/Pet Supply
Gross leasable square footage	196,812	(2)	14,284	28,970
Date of purchase	12/11/2012		12/12/2012	12/14/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	15,697,800		4,022,880	6,171,292

Contract purchase price plus acquisition fee	15,697,800		4,022,880	6,171,292
Other cash expenditures expensed	30,241		20,393	46,854
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$15,728,041		$4,043,273	$6,218,146

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	National Tire & Battery Cedar Hill, TX Automotive	Hickory Flat Commons Canton, GA Various	Dollar General Independence, MO Discount Store
Gross leasable square footage	6,912	114,751	9,100
Date of purchase	12/18/2012	12/18/2012	12/18/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,676,480	19,380,000	1,395,514

Contract purchase price plus acquisition fee	2,676,480	19,380,000	1,395,514
Other cash expenditures expensed	15,665	33,544	85,930
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,692,145	$19,413,544	$1,481,444

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Rayne, LA Discount Store	Dollar General Conroe, TX Discount Store	Dollar General Houston, TX Discount Store
Gross leasable square footage	9,026	9,026	9,026
Date of purchase	12/18/2012	12/18/2012	12/18/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,180,741	1,274,972	1,632,782

Contract purchase price plus acquisition fee	1,180,741	1,274,972	1,632,782
Other cash expenditures expensed	17,521	12,503	12,871
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,198,262	$1,287,475	$1,645,653

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Lubbock, TX Discount Store	Big Lots San Angelo, TX Discount Store	Home Depot North Canton, OH Home and Garden
Gross leasable square footage	9,026	35,584	111,803
Date of purchase	12/18/2012	12/19/2012	12/20/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,254,460	3,315,000	14,739,000

Contract purchase price plus acquisition fee	1,254,460	3,315,000	14,739,000
Other cash expenditures expensed	20,870	35,693	43,368
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,275,330	$3,350,693	$14,782,368

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Walgreens Danville, VA Drugstore		Dollar General Ashville, AL Discount Store	Dollar General Geneva, AL Discount Store
Gross leasable square footage	14,820		9,026	9,026
Date of purchase	12/21/2012		12/21/2012	12/21/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	6,008,438		1,145,197	1,274,366

Contract purchase price plus acquisition fee	6,008,438		1,145,197	1,274,366
Other cash expenditures expensed	64,268		14,248	7,667
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$6,072,706		$1,159,445	$1,282,033

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Harvest, AL Discount Store		Dollar General Huntsville, AL Discount Store	Dollar General Kinston, AL Discount Store
Gross leasable square footage	9,002		9,026	9,026	(2)
Date of purchase	12/21/2012		12/21/2012	12/21/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	1,174,103		1,278,984	1,102,830

Contract purchase price plus acquisition fee	1,174,103		1,278,984	1,102,830
Other cash expenditures expensed	12,928		7,678	81,895
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$1,187,031		$1,286,662	$1,184,725

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Fairview Village Cary, NC Shopping Center		Dick’s Oklahoma City (3rd Street), OK Sports and Hobby	Wallace Commons Salisbury, NC Shopping Center
Gross leasable square footage	50,643	(2)	50,018	98,509	(2)
Date of purchase	12/21/2012		12/21/2012	12/31/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	6,758,565		9,151,752	12,240,000

Contract purchase price plus acquisition fee	6,758,565		9,151,752	12,240,000
Other cash expenditures expensed	82,757		12,918	59,295
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$6,841,322		$9,164,670	$12,299,295

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dick’s Oklahoma City, OK Sports and Hobby
Gross leasable square footage	60,500
Date of purchase	12/31/2012
Mortgage financing at date of purchase	$—
Cash down payment	12,342,000

Contract purchase price plus acquisition fee	12,342,000
Other cash expenditures expensed	96,880
Other cash expenditures capitalized	—

Total acquisition cost	$12,438,880

Program:	Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.

Name, location, type of property	Walgreens Albuquerque (3400 Coors), NM Drugstore	Tractor Supply(1) Lockhart, TX Specialty Retail	Walgreens(1) Reidsville, NC Drugstore
Gross leasable square footage	15,525	18,800	14,550
Date of purchase	12/7/2011	12/8/2011	12/8/2011
Mortgage financing at date of purchase	$1,732,500	$2,087,400	$3,570,000
Cash down payment	742,500	832,600	1,555,000

Contract purchase price plus acquisition fee	2,475,000	2,920,000	5,125,000
Other cash expenditures expensed	33,726	35,588	48,632
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,508,726	$2,955,588	$5,173,632

Program:	Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.

Name, location, type of property	CVS(1) Austin, TX Drugstore	CVS Mansfield, OH Drugstore	Tractor Supply Brunswick, GA Specialty Retail
Gross leasable square footage	10,906	10,722	19,097
Date of purchase	12/8/2011	12/9/2011	12/9/2011
Mortgage financing at date of purchase	$2,030,000	$1,522,500	$2,377,900
Cash down payment	1,024,150	776,500	1,019,100

Contract purchase price plus acquisition fee	3,054,150	2,299,000	3,397,000
Other cash expenditures expensed	47,581	52,669	23,137
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,101,731	$2,351,669	$3,420,137

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Real Estate Income Strategy (Daily NAV), Inc.		Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.

Name, location, type of property	The Parke San Antonio, TX Shopping Center		CVS Erie, PA Drugstore	Advance Auto Macomb Township, MI Automotive Parts
Gross leasable square footage	105,743	(2)	10,125	7,000
Date of purchase	12/9/2011		12/9/2011	12/20/2011
Mortgage financing at date of purchase	$5,075,000		$1,592,500	$1,452,500
Cash down payment	2,175,000		707,500	646,500

Contract purchase price plus acquisition fee	7,250,000		2,300,000	2,099,000
Other cash expenditures expensed	91,589		34,129	50,022
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$7,341,589		$2,334,129	$2,149,022

Program:	Cole Real Estate Income Strategy (Daily NAV), Inc.		Cole Corporate Income Trust, Inc.

Name, location, type of property	Dollar General Berwick, LA Discount store		Medtronic(1) San Antonio, TX Healthcare
Gross leasable square footage	12,466		145,025
Date of purchase	11/30/2012		6/30/2011
Mortgage financing at date of purchase	$—		$23,000,000
Cash down payment	1,780,767		10,507,000

Contract purchase price plus acquisition fee	1,780,767		33,507,000
Other cash expenditures expensed	20,076		61,839
Other cash expenditures capitalized	—		—

Total acquisition cost	$1,800,843		$33,568,839

Program:			Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.

Name, location, type of property			Dr. Pepper Harvey, IL Distribution	Safelite Columbus, OH Automotive
Gross leasable square footage			40,410	41,792
Date of purchase			4/5/2012	4/30/2012
Mortgage financing at date of purchase			$—	$—
Cash down payment			3,974,003	4,794,000

Contract purchase price plus acquisition fee			3,974,003	4,794,000
Other cash expenditures expensed			40,965	42,242
Other cash expenditures capitalized			—	—

Total acquisition cost			$4,014,968	$4,836,242

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.

Name, location, type of property	United Launch Alliance Centennial, CO Manufacturing	HCA, Inc. Irving , TX Healthcare	American Tire Colorado Springs, CO Automotive
Gross leasable square footage	167,917	94,137	125,060
Date of purchase	7/31/2012	9/27/2012	9/28/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	33,201,000	15,792,660	8,477,220

Contract purchase price plus acquisition fee	33,201,000	15,792,660	8,477,220
Other cash expenditures expensed	70,865	86,532	43,036
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$33,271,865	$15,879,192	$8,520,256

Program:	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.

Name, location, type of property	Elizabeth Arden Roanoke, VA Manufacturing	Honeywell Fort Mill, SC Manufacturing	Amazon Spartanburg, SC Wholesale
Gross leasable square footage	399,182	60,044	1,016,110
Date of purchase	11/9/2012	11/30/2012	12/17/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	23,970,000	10,608,000	64,518,273

Contract purchase price plus acquisition fee	23,970,000	10,608,000	64,518,273
Other cash expenditures expensed	166,363	81,800	80,425
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$24,136,363	$10,689,800	$64,598,698

Program:	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.

Name, location, type of property	Toro Ankeny, IA Wholesale	Compass Group Charlotte, NC Other Professional Services	Aon Lincolnshire, IL Other Professional Services
Gross leasable square footage	450,139	284,039	222,717
Date of purchase	12/17/2012	12/19/2012	12/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	22,919,648	43,014,420	23,023,440

Contract purchase price plus acquisition fee	22,919,648	43,014,420	23,023,440
Other cash expenditures expensed	36,224	126,503	48,138
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$22,955,871	$43,140,923	$23,071,578

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Corporate Income Trust, Inc.

Name, location, type of property	FedEx Salt Lake City, UT Logistics
Gross leasable square footage	150,300
Date of purchase	12/27/2012
Mortgage financing at date of purchase	$—
Cash down payment	13,005,000

Contract purchase price plus acquisition fee	13,005,000
Other cash expenditures expensed	52,685
Other cash expenditures capitalized	—

Total acquisition cost	$13,057,685

(1)	These properties were acquired at their original cost from an affiliate.

(2)	Includes square feet of buildings which are on land subject to ground leases.

(3)	Represents development property under construction as of December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 10th day of July, 2013.

COLE CREDIT PROPERTY TRUST IV, INC.

By:	/s/ D. Kirk McAllaster, Jr.
D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Christopher H. Cole	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	July 10, 2013

/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 10, 2013

/s/ Simon J. Misselbrook Simon J. Misselbrook	Senior Vice President of Accounting (Principal Accounting Officer)	July 10, 2013

* Lawrence S. Jones	Director	July 10, 2013

* J. Marc Myers	Director	July 10, 2013

*By:	/s/ D. Kirk McAllaster, Jr.
D. Kirk McAllaster, Jr.
Attorney-in-Fact

EXHIBIT INDEX

1.1

Dealer Manager Agreement between Cole Credit Property Trust IV, Inc. and Cole Capital

Corporation dated January 26, 2012. (Incorporated by reference to Exhibit 1.1 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed July 13, 2012.)

3.1	First Articles of Amendment and Restatement of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.4 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed January 24, 2012).

3.2	Bylaws of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.5 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed January 24, 2012).

3.3	Certificate of Correction to the First Articles of Amendment and Restatement of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.6 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed January 24, 2012).

3.4	Articles of Amendment of First Article of Amendment and Restatement of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K (File No. 333-169533), filed February 27, 2012).

3.5	First Amendment to the Bylaws of Cole Credit Property Trust IV, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 333-169533), filed June 27, 2012).

3.6	Certificate of Correction to First Articles of Amendment and Restatement, dated January 25, 2013 (Incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K (File No. 333-169533), filed March 29, 2013).

4.1*	Form of Initial Subscription Agreement (Included as Appendix B to the Prospectus).

4.2*	Form of Additional Subscription Agreement (Included as Appendix C to the Prospectus).

4.3*	Alternative Form of Initial Subscription Agreement (Included as Appendix D to the Prospectus, as supplemented to date).

4.4*	Form of Initial Subscription Agreement (Alabama Investors) (Included as Appendix E to the Prospectus).

4.5*	Form of Additional Subscription Agreement (Alabama Investors) (Included as Appendix F to the Prospectus).

4.6*	Alternative Form of Additional Subscription Agreement (Included as Appendix G to the Prospectus, as supplemented to date).

5.1	Opinion of Venable LLP as to legality of securities (Incorporated by reference to Exhibit 5.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

8.1	Opinion of Morris, Manning & Martin, LLP as to tax matters (Incorporated by reference to Exhibit 8.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

10.1	Advisory Agreement by and between Cole Credit Property Trust IV, Inc. and Cole REIT Advisors IV, LLC, dated January 20, 2012 (Incorporated by reference to Exhibit 10.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

10.2	Amended and Restated Agreement of Limited Partnership of Cole Operating Partnership IV, LP, by and between Cole Credit Property Trust IV, Inc. and the limited partners thereto (Incorporated by reference to Exhibit 10.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

10.3*	Distribution Reinvestment Plan (Included as Appendix H to the Prospectus).

10.4	Escrow Agreement by and among Cole Credit Property Trust IV, Inc., Cole Capital Corporation and UMB Bank, N.A. dated January 20, 2012 (Incorporated by reference to Exhibit 10.4 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

10.5	Purchase and Sale Agreement, dated April 13, 2012, between Cole Operating Partnership IV, LP and Series C, LLC to purchase 100% of the membership interests in Cole AA North Ridgeville OH, LLC (Incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.6	Purchase and Sale Agreement, dated April 13, 2012, between Cole Operating Partnership IV, LP and Series C, LLC to purchase 100% of the membership interests in Cole PM Wilkesboro NC, LLC (Incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.7	Borrowing Base Revolving Line of Credit Agreement dated April 13, 2012 by and among Cole Operating Partnership IV, LP as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders referenced therein, and J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner (Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.8	Subordinate Promissory Note, dated April 13, 2012, by Cole Credit Property Trust IV, Inc. payable to Series C, LLC (Incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.9	Purchase and Sale Agreement by and between Cole NR Tampa FL, LLC, and VNO TRU Dale Mabry LLC, pursuant to an Assignment of Purchase and Sale Agreement dated April 16, 2012 (Incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.10	Purchase Agreement and Escrow Instructions by and between Cole WG Blair NE, LLC, and Village Development — Blair, LLC, pursuant to an Assignment of Purchase and Sale Agreement dated April 18, 2012 (Incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.11	Purchase Agreement and Escrow Instructions by and between Cole CV Corpus Christi TX, LLC, and Deborah May-Buffum, Trustee of the Betty Upham Gouraud Trust, pursuant to an Assignment of Purchase and Sale Agreement dated April 19, 2012 (Incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.12	Master Purchase Agreement and Escrow Instructions between Cole CV Charleston SC, LLC, Cole CV Asheville NC, LLC, SC Charleston Investors I, LLC, and NC Asheville Investors I, LLC, pursuant to an Assignment of Purchase and Sale Agreement dated April 26, 2012 (Incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.13	First Amendment of Advisory Agreement by and between Cole Credit Property Trust IV, Inc. and Cole REIT Advisors IV, LLC, dated February 23, 2012 (Incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.14	Amended and Restated Escrow Agreement by and among Cole Credit Property Trust IV, Inc., Cole Capital Corporation and UMB Bank N.A., dated February 2, 2012 (Incorporated by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed effective May 15, 2012).

10.15	Master Purchase Agreement and Escrow Instructions by and between Cole WG Montgomery AL, LLC, Cole WG Springfield IL, LLC, Cole WG Suffolk VA, LLC, and MGH ACQ LLC, pursuant to an Assignment of Purchase and Sale Agreement dated May 11, 2012 (Incorporated by reference to Exhibit 10.15 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed July 13, 2012).

10.16	Purchase and Sale Agreement by and between Cole MT Waxahachie TX, LLC and Lincoln Waxahachie, Ltd., pursuant to an Assignment of Purchase and Sale Agreement dated June 27, 2012 (Incorporated by reference to Exhibit 10.16 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed July 13, 2012).

10.17	Amended and Restated Borrowing Base Revolving Line of Credit Agreement dated as of July 13, 2012 by and among Cole Operating Partnership IV, LP and JPMorgan Chase Bank, N.A. as administrative agent and any lenders that may become a party to the Amended and Restated Credit Agreement pursuant to its terms, and Bank of America, N.A. as syndication agent and U.S. National Bank Association, as documentation agent, and J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith, Incorporated as joint bookrunners and joint lead arrangers (Incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed August 13, 2012).

10.18	Agreement for Sale and Purchase by and between Cole BN Golden Valley MN, LLC, Cole BN Lauderdale FL, LLC, Cole BN Lombard IL, LLC, Cole BN Woodlands TX, LLC, The Samurai, Inc., Benihana National of Florida Corp., Benihana Lombard Corp. and Benihana Woodlands Corp., dated August 3, 2012 (Incorporated by reference to Exhibit 10.18 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed October 10, 2012).

10.19	Master Purchase Agreement and Escrow Instructions by and between Cole WW Cape May NJ, LLC, Cole WW Galloway NJ, LLC, Cape May CS Associates, LLC and Galloway CS Associates, LLC, pursuant to two separate Partial Assignment of Master Agreement and Escrow Instructions each dated August 29, 2012 (Incorporated by reference to Exhibit 10.19 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed October 10, 2012).

10.20	Master Purchase Agreement and Escrow Instructions by and between Cole VS Brownsville TX, LLC, Cole VS Mission TX, LLC, Cole VS McAllen TX, LLC, Cole VS Odessa (42nd) TX, LLC, Cole VS Midland TX, LLC, Cole VS Brownwood TX, LLC, NNN Retail Properties Fund Sub I LLC and NNN Retail Properties Fund Sub II LLC, pursuant to six separate Partial Assignment of Master Agreement and Escrow Instructions each dated August 30, 2012 (Incorporated by reference to Exhibit 10.20 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed October 10, 2012).

10.21	Purchase and Sale Agreement by and between Cole MT Brooklyn NY, LLC and Canarsie Plaza, LLC, pursuant to an Assignment of Purchase and Sale Agreement dated November 26, 2012 (Incorporated by reference to Exhibit 10.21 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on January 10, 2013).

10.22	Loan Agreement by and between Cole MT Brooklyn NY, LLC, as borrower and PNC Bank, National Association, as lender dated December 5, 2012 (Incorporated by reference to Exhibit 10.22 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on January 10, 2013).

10.23	Credit Agreement dated as of December 14, 2012 by and among Cole Operating Partnership IV, LP, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, any other lenders that may become a party to the Credit Agreement pursuant to its terms and J.P. Morgan Securities LLC, as lead arranger and book manager (Incorporated by reference to Exhibit 10.23 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on January 10, 2013).

10.24	Purchase Agreement by and between Cole CCPT IV Acquisitions, LLC and WPV San Jose, LLC, dated January 18, 2013. (Incorporated by reference to Exhibit 10.24 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

10.25	Fourth Amendment to Purchase Agreement by and between Cole CCPT IV Acquisitions, LLC and WPV San Jose, LLC, dated February 12, 2013. (Incorporated by reference to Exhibit 10.25 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

10.26	First Modification and Lender Joinder Agreement, dated March 8, 2013 by and among Cole Operating Partnership IV, LP, JPMorgan Chase Bank N.A. and Bank of America, N.A. (Incorporated by reference to Exhibit 10.26 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

10.27	Loan Agreement dated April 15, 2013 between Cole MT San Jose CA, LP as Borrower and Wells Fargo Bank, National Association as Lender (Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 333-169533), filed on May 14, 2013).

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed on April 10, 2013).

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

23.3	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1).

23.4*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.5*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney for Christopher H. Cole, D. Kirk McAllaster, Jr. and Simon J. Misselbrook (Incorporated by reference to Exhibit 24.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on May 26, 2011).

24.2	Power of Attorney for J. Marc Myers (Incorporated by reference to Exhibit 24.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-169533), filed on January 24, 2012).

24.3	Power of Attorney for Lawrence S. Jones (Incorporated by reference to Exhibit 24.4 to the Company’s post-effective amendment to Form S-11 (File No. 333-169533), filed July 13, 2012).

*	Filed herewith